                                                                Exhibit 10.5.3

                          ENGINEERING, PROCUREMENT AND
                              CONSTRUCTION CONTRACT

                              DATED OCTOBER 3, 2003

                                 BY AND BETWEEN

                             CONTACT ENERGY LIMITED

                                     "OWNER"

                                       AND

                               ORMAT PACIFIC INC.

                                  "CONTRACTOR"

                                     PAGE 1

                                       i

                                       ii

                                LIST OF SCHEDULES

         Schedule A                         Owner's Technical Requirements

         Schedule B                         Contractor's Technical Proposal

         Schedule C                         Milestone Payment Schedule

         Schedule D                         Performance Tests

         Schedule E                         Project Schedule

         Schedule F                         Warranty Procedures

         Schedule G                         ORMAT Industries Ltd. Guaranty

         Schedule H                         Form of Performance Bond

         Schedule I                         Cancellation Fee

         Schedule J                         Drawings

                                      iii

         This ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT is made and entered into this _____ the day of ____________, 2003 by and between Contact
Energy Limited, a New Zealand limited liability company with offices at
Wellington, New Zealand ("Owner") and ORMAT Pacific Inc., a Delaware corporation acting through its New Zealand branch with offices at Taupo, New Zealand
("Contractor").

                                    RECITALS

         A. Owner holds or will hold rights to use land at Wairakei, New
Zealand, and to use certain of the geothermal resource underlying the land, resource consents and certain other associated rights, consents, commitments and facilities necessary for the construction, testing, generation and maintenance of an 14.38 MW (net) geothermal power plant.

         B. Owner desires Contractor to design, engineer, procure, construct, fabricate, install, commission, start-up and test a new 14.38 MW (net)
geothermal power plant at Owner's site located in Wairakei, New Zealand.

         C. ORMAT Industries Ltd. has agreed to design, manufacture and supply certain equipment necessary for the construction of the geothermal power plant under the terms and conditions of the Supply Contract (as defined below) with
Owner entered into contemporaneously with this agreement.

         D. Contractor is willing to supply certain other equipment and perform the services set forth herein, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, the parties hereby agree as follows:

ARTICLE 1 - DEFINITIONS

         Unless the context otherwise requires, the following terms when used herein or in any Schedule hereof shall have the meanings set forth below:

         "APPLICATION SOFTWARE" means all application programs, whether in electronic read only devices or otherwise, including data and utilities designed, developed or created by or on behalf of Contractor to be installed and/or supplied as part of the Works and its associated documentation.

         "BANK BILL BID RATE" means the average New Zealand dollar 90 day bank bill bid rate (rounded upwards to the nearest second decimal place) as appearing at 11.00 am or as soon as practicable thereafter on the relevant day in
Wellington on page BKBM of the Reuters screen.

         "BASE DATE" means June 23, 2003.

         "BEST ENDEAVOURS" means that the party shall promptly and diligently use all the resources and take all steps available to it which a prudent, determined and reasonable person, acting in its own interests and with a genuine desire to achieve the intended outcome, would take.

         "BRINE RETURN TEMPERATURE" means the half-hourly arithmetic average of the temperature of the Geothermal Fluid measured every minute over a half hour period downstream of the Binary Plant at the Terminal Point where it is returned to the reinjection system.

         "BINARY PLANT" means the binary power plant and all related and ancillary work to be provided by Contractor and the Supplier, and taken over by
Owner under this EPC Contract as part of the Permanent Works.

         "CHANGE" means any change to the requirements or obligations of this
EPC Contract.

         "CHANGE IN LAW" means the enactment, adoption, promulgation, modification or repeal after the Base Date of any Law (except regarding taxation) or to the Designation or any Standard that establishes requirements adversely affecting Contractor's costs or schedule for performing the Work.

         "COMMENCEMENT DATE" means the date of this EPC Contract.

         "CONSENT" means any consent, permit, licence, approval or the like, including the Owner's Consents.

         "CONTRACTOR'S CHANGE" means a Change requested by the Contractor and agreed by Owner in terms of ARTICLE 8 (Changes).

         "CONTRACTOR'S EQUIPMENT" means all equipment, apparatus, machinery, vehicles and other things required for the execution and completion of the Works and the remedying of any defects, but excludes Temporary Works, Plant and
Permanent Works.

         "CONTRACTOR'S REPRESENTATIVE" means the person designated by Contractor pursuant to SECTION 19A.2 (Contractor's Representative) to act as its
representative.

         "CONTRACTOR'S TECHNICAL PROPOSAL" means Contractor's proposal for meeting the Owner's Technical Requirements, and comprises the Contractor's preliminary design and specification for the Binary Plant and Contractor's proposals generally for carrying out the Works as set forth in SCHEDULE B.

         "CORRECTED NET POWER OUTPUT" means the lowest of the Measured Net Power
Output results, as corrected for deviations from the Guarantee Conditions using the Correction Curves, of the six tests comprising a single Net Power Output
Performance Test as described in section 1.5.9 of EXHIBIT D (Performance Tests).

         "CORRECTED PRESSURE DROP" means the highest of the Measured Pressure
Drop results, as corrected for deviations from the Guarantee Conditions using the Correction Curves, of the six tests comprising a single Net Power Output
Performance Test as described in section 1.5.9 of EXHIBIT D (Performance Tests).

         "CORRECTION CURVES" means the curves and mathematical formulae set forth in SCHEDULE D (Tests) and used for the purposes of calculating the
Corrected Net Power Output and the Corrected Pressure Drop.

         "COST" means all expenditure necessarily, reasonably, properly and actually incurred (or to be incurred) by Contractor, whether on or off the Site, excluding any allowance for overhead, margin, profit and similar charges.
Overhead for these purposes

means expenses required for the general overall running of Contractor's business, including administrative, financial and office expenses and supervision.

         "DAY" means a calendar day.

         "DEFAULT RATE" means, in any month, the Bank Bill Bid Rate appearing on the first business day of the month (namely the first day of the month in which banks in Wellington are ordinarily open for business) plus three percent per annum, calculated daily and capitalised monthly.

         "DEFECTS CORRECTION PERIOD" means the period referred to in SUBSECTION
11.2.1.

         "DESIGN RANGE" means the design range of operating conditions for the
Binary Plant as set forth in section 1.3.1 of SCHEDULE A (Owner's Technical
Requirements).

         "DESIGN AND OTHER INFORMATION" means the documents specified in
SUBSECTION 9.4.1.

         "DESIGNATION" means the Taupo District Council's designation for road under the Resource Management Act 1991 and relevant accompanying conditions relating to the ETA, as described section 1.3.2(v) and Exhibit B9 of SCHEDULE A
(Owner's Technical Requirements).

         "DISPUTE" means any dispute or difference of any kind whatsoever which shall arise between Owner and Contractor in connection with or arising out of this EPC Contract (including without limitation any disputes or differences concerning the terms of the Supply Contract) or the carrying out of the Works, including any dispute or difference as to any instruction, order, direction, certificate or valuation by the Owner's Representative, whether during the progress of the Works or after its completion and whether before or after the termination, abandonment or breach of this EPC Contract.

         "DOCUMENT" means:(a) any writing on any material; (b) any information recorded or stored by whatever means including electronically or on tape; and
(c) sound recordings and visual recordings (including photographs and films).

         "DRAFT AS-BUILT DRAWINGS" means markups (through hand interlineations or other similar means) of Contractor's major construction drawings for the
Binary Plant marked to show as-built details of control and electrical systems and approximate locations of other material components of the Binary Plant that are reasonably relevant to the operation and maintenance of the Binary Plant.

         "DRAWINGS" means the drawings in SCHEDULE A (Owner's Technical
Requirements), SCHEDULE B (Contractor's Technical Proposal), SCHEDULE J
(Drawings) and such other major drawings related to the Works provided by
Contractor to Owner under this EPC Contract.

         "FAIL SAFE" means a feature which ensures that the absence of any critical control or safety component, system, signal or function will not result in any unsafe condition.

         "EPC CONTRACT" means this Engineering, Procurement and Construction
Contract together with the Schedules attached hereto, which shall, taken as a whole, define the rights and obligations of the parties hereunder.

         "EPC CONTRACT PRICE" means the total firm fixed lump sum price, payable to Contractor by Owner as set forth in SECTION 6.1 hereof and as adjusted pursuant to the provisions of this EPC Contract.

         "EQUIPMENT" means the equipment that is to be provided by Supplier to
Owner pursuant to the Supply Contract.

         "ETA" means the Eastern Taupo Arterial Highway to be constructed by the
Taupo District Council and Transit New Zealand, part of which is to run through the Wairakei Station and close to and/or through parts of Site 3 and Site 4.

         "FINAL ACCEPTANCE" means satisfaction by Contractor or waiver by Owner of the conditions set forth in SUBSECTION 11.2.6, which will occur on the date specified in the Final Acceptance Certificate.

         "FINAL ACCEPTANCE CERTIFICATE" means the certificate issued under
SUBSECTION 11.2.6.

         "FORCE MAJEURE" shall have the meaning assigned to that term in ARTICLE
22.

         "GEOTHERMAL FLUID" means the geothermal brine to be supplied at the
Geothermal Fluid Terminal Point in accordance with the interface data set forth in section 1.3.1 of SCHEDULE A (Owner's Technical Requirements).

         "GEOTHERMAL FLUID TERMINAL POINT" means the Geothermal Fluid interface point defined in section 1.2.3 and Exhibit A2 of SCHEDULE A (Owner's Technical
Requirements).

         "GEOTHERMAL GROUP CONTROL ROOM" or "GGC" means Owner's existing control room which forms part of the Wairakei Station and which contains control facilities and personnel for operation and management of Owner's geothermal power stations and associated facilities.

         "GRID" means the transmission network including related substations currently owned and operated by Transpower.

         "GST" means Zealand Goods and Services Tax pursuant to the Goods and
Services Tax Act 1985.

         "GUARANTEE CONDITIONS" means the conditions and parameters in section
1.3.4 of SCHEDULE A (Owner's Technical Requirements).

         "GUARANTEED NET POWER OUTPUT" means 14,380 kW being the minimum net amount of power measured in kW produced by the Binary Plant at Guarantee
Conditions measured at the plant's revenue meters when all the Binary Plant's auxiliaries are operating as normal with no supplementary power supply.

         "GUARANTEED PRESSURE DROP" means 2.2 barg being the maximum brine system pressure drop across the Binary Plant as measured at the applicable
Terminal Points for Geothermal Fluid supply and return at Guarantee Conditions.

         "HAZOP REVIEW" (otherwise known as a hazard and operating review) means a formal, systematic examination of the design for the Binary Plant and interconnected

systems to identify matters which could lead to hazards, operability problems, nuisances or environmental harm in respect of the Binary Plant, Wairakei Station or their surroundings.

         "INDUSTRY ARRANGEMENTS" means the applicable electricity industry arrangements and includes:

         (a)  the New Zealand Electricity Market rules, the Metering and
              Reconciliation Information Agreement, and the Multilateral
              Agreement on Common Quality Standards; or

         (b)  the electricity rulebook governed by an electricity governance board established by electricity industry participants (to the extent such rulebook supersedes the arrangements in paragraph
              (a)); or

         (c)  industry rules made by an Electricity Governance Board established under the Electricity Act 1992 (to the extent such rules supersede the arrangements in paragraph (a)).

         "INTELLECTUAL PROPERTY RIGHTS" means any right to, and any interest in, any patent, design, trade mark, copyright, trade secret and any other proprietary right or form of intellectual property (protectable by registration or not) in respect of any know-how, technology, concept, idea, data, program or other software (including in source and object codes), specification, formula, drawing, programme, design, system, process, logo, mark, style or other thing, conceived, used, developed or produced by any person.

         "KW" means kilowatts.

         "LAW" means statutes, regulations, codes, consents, ordinances, district and regional plan requirements, grid operator standards and codes, permits, rules, orders, judicial and administrative decisions and interpretations to the extent they have jurisdiction on performance of the Works under this EPC Contract, including Transpower's "Connection Policy" or substitute or equivalent document from time to time, the "Asset Owner
Performance Obligations" (AOPO), Transpower's requirements as owner and operator of the Grid and the Industry Arrangements.

         "LOCAL CONTROL ROOM" means the HMI control room for the operation of the Binary Plant which is to be designed and constructed by Contractor and to be located adjacent to the Binary Plant.

         "MEASURED NET POWER OUTPUT" means net amount of power in kW produced by the Binary Plant measured at the Binary Plant's revenue meters when all the
Binary Plant's auxiliaries are operating as normal with no supplementary power supply.

         "MEASURED PRESSURE DROP" means the brine system pressure drop across the Binary Plant measured at the Terminal Points for supply and return of
Geothermal Fluid.

         "MILESTONE" means the completion of a discrete part of the Works or the occurrence of an event identified as such in the Milestone Payment Schedule.

         "MILESTONE PAYMENT SCHEDULE" means the milestone payment schedule for payment of the EPC Contract Price, as set forth in SCHEDULE C.

         "MW" means megawatts.

         "OPERATING CONSUMABLES" means electric power, working fluid, water, chemicals, lubricants, filters, lamps, light bulbs and other consumable materials used to construct, commission, test and operate the Binary Plant.

         "OPERATING PERSONNEL" means the Owner's Personnel hired by Owner to operate the Binary Plant and to be trained by Contractor under SECTION 3.1(O).

         "OWNER'S CHANGE" means a Change requested by Owner and agreed by
Contractor in terms of ARTICLE 8 (Changes) or other Change or event designated as an Owner's Change in this EPC Contract.

         "OWNER'S CONSENTS" means the Consents obtained or to be obtained by
Owner for the Works identified in SCHEDULE A (Owner's Technical Requirements).

         "OWNER'S PERSONNEL" means the staff, labour and other employees of
Owner, including the Owner's Representative, and any other personnel notified to
Contractor by Owner from time to time.

         "OWNER'S PLANNED OUTAGE SCHEDULE" means Owner's schedule of planned outages of the Wairakei Station, as updated and provided by the Owner to the
Contractor from time to time.

         "OWNER'S REPRESENTATIVE" means the person designated by Owner to act as its representative in all respects to this EPC Contract under SECTION 4.1(H) and having the powers contained in SECTION 4.2.

         "OWNER'S TECHNICAL REQUIREMENTS" means the purpose, scope, design, performance expectations and other technical criteria for the Works specified in
SCHEDULE A.

         "PERFORMANCE GUARANTEES" means Guaranteed Net Power Output, Guaranteed
Pressure Drop and the performance guarantees for reliability for the Binary
Plant set forth in SCHEDULE D (Performance Tests).

         "PERFORMANCE TESTS" means the handling trials, Net Power Output and
Pressure Drop tests, and Reliability Run set out in SCHEDULE D (Performance
Tests) to demonstrate that the Binary Plant meets the Performance Guarantees.

         "PLANT" means all materials, supplies, apparatus, machinery, parts, tools, components, spares, appliances, vehicles and appurtenances intended to form or forming part of the Permanent Works.

         "PERMANENT WORKS" means the permanent works to be designed, specified, procured, manufactured, assembled, installed, tested, completed, commissioned and repaired by Contractor in accordance with this EPC Contract, and includes the Binary Plant and all related and ancillary work identified in or to be reasonably inferred as being within the work required of the Contractor under this EPC Contract.

         "POST-TAKE OVER WORKS" means the Works described in SECTION 7.9
(Post-Take Over Works).

         "PROJECT SCHEDULE" means the completion schedule for the Plant set forth in SCHEDULE F and as it may be amended from time to time as set forth in
SECTION 3.8 (Project Schedule).

         "PROPRIETARY SOFTWARE" means all computer programs, whether in electronic read only devices or otherwise, including operating systems, data and utilities, supplied without modification by a third party software publishing house (not employed in any capacity to develop application software for the
Works) as standard proprietary software available on standard licence terms and conditions, to be installed and/or supplied as part of the Works and its associated documentation.

         "PUNCHLIST" means a list of minor incomplete or defective items which remain to be completed, prepared in accordance with SECTION 7.1 (Readiness for commissioning) and SECTION 7.2(A)(C) (Take Over).

         "RELIABILITY RUN" means the reliability run test described in paragraph
1.5.12 of SCHEDULE D (Performance Tests) to establish that the Binary Plant can run reliability for a minimum period of 21 consecutive days.

         "SCHEDULED TAKE OVER DATE" means the date by which the Binary Plant is required to achieve Take Over, which shall be the later of (a) June 20, 2005 and
(b) such later date as may be established in accordance with SECTION 5.1.

         "SITE" means the site on which the Permanent Works will be located, which is on land more specifically described in section 1.1.3 and 1.1.5 of
SCHEDULE A (Owner's Technical Requirements).

         "SITE 3" means:

         (a)  the cross hatched area labelled "Site 3" as shown on Site Drawing
              WRK0262 in exhibit A3 of SCHEDULE A (Owner's Technical
              Requirements) and

         (b)  the hatched areas labelled "Construction/Laydown Area" shown on
              Site Drawing WRK0262 in exhibit A3 of SCHEDULE A (Owner's
              Technical

                                       10

              Requirements) together with such additional areas as may, from time to time, be designated by Owner by notice to Contractor for
              Contractor's use.

         "SITE 4" means the hatched area labelled "Site 4" shown on Site Drawing
WRK 0262 in exhibit A3 of SCHEDULE A (Owner's Technical Requirements)) together with such additional areas as may, from time to time, be designated by Owner by notice to Contractor for Contractor's use. The hatched area labelled "Site 4"
includes the construction/laydown area allocation for Site 4.

         "SOFTWARE" means all computer programs, whether in electronic read only devices or otherwise, including Application Software, Proprietary Software, operating systems, data and utilities and any other software which is not included in Application Software or Proprietary Software installed and/or supplied as part of the Works, and its associated documentation (including user manuals).

         "STANDARD" means any technical standard, code of practice, specification, rule, industry certification requirement, the Industry
Arrangements or the like relevant to the Works, including those specified in the
Schedules.

         "STATION CONTROLLER" means the individual whom is controller of the
Wairakei Station from time to time or his or her authorised representative notified by Owner to Contractor from time to time.

         "SUBCONTRACTOR" means any party (other than Contractor's employees)
engaged by Contractor to perform any of the services or supply any item of goods or material pursuant to this EPC Contract.

         "SUPPLIER" means ORMAT Industries Ltd., an Israeli corporation.

         "SUPPLY CONTRACT" means the Supply Contract of even date herewith, together with the Schedules attached thereto, by and between Supplier and Owner, as the same may be amended from time to time, under which, among other things,
Supplier is providing the Equipment and services to Owner for use in connection with the development, construction, start-up, testing, commissioning and completion of the Permanent Works.

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         "TAKE OVER" means satisfaction by Contractor or waiver by Owner of the conditions set forth in SECTION 7.2 (Take Over) and the taking over by Owner of the Binary Plant, which will occur on the date specified in the Take Over
Certificate or the deemed Take Over pursuant to SECTION 7.5 (Delayed Tests).

         "TAKE OVER CERTIFICATE" means the certificate issued under SECTION 7.3
(Request for Take Over Certificate).

         "TEMPORARY WORKS" means all temporary works of every kind required for the carrying out of the Works but not forming part of the Permanent Works.

         "TERMINAL POINT" means a location where Contractor connects certain elements of the Permanent Works provided under this EPC Contract to Owner's existing plant and equipment forming part of Wairakei Station. All Terminal
Points are defined in paragraph 1.2.3 and Exhibit A2 of SCHEDULE A (Owner's
Technical Requirements).

         "THIRD PARTY" means any neighbour, statutory or regulatory authority, or other individual, and/or body which is either provided with goods or services by Owner or is affected or influenced by Owner's activities. Third Parties include but are not limited to Taupo District Council, Transit New Zealand, Her
Majesty the Queen acting by and through the Commissioner of Crown Lands,
Transpower, Hawke's Bay Network Limited, the Prawn Farm, Huka Jet, NETCOR and
the Wairakei Tourist Hotel.

         "TRANSPOWER" means Transpower New Zealand Limited, or such other owner/s and/or body/bodies appointed to operate or control the Grid.

         "WAIRAKEI STATION" means Owner's land and improvements in the vicinity of the Site, including the existing geothermal power station, the GGC, the steamfield and all associated facilities (including services provided to Third
Parties).

         "WORKS" means all work which Contractor is required to carry out under this EPC Contract including the provision of all material, goods, things and services which are the responsibility of Contractor under this EPC Contract, including all things of a permanent or temporary nature necessary for the works and whether stated or reasonably implied as being within the work required of the Contractor under this EPC Contract including,

                                       12

without limitation, the design, engineering, and procurement construction of a
14.38 MW (net) binary power plant on the Site in accordance with this EPC
Contract and the administration of the Supply Contract and dealing with the
Equipment to be supplied under the Supply Contract as provided herein.

         "YEAR" means 365 days.

ARTICLE 2 - EPC CONTRACT DOCUMENTS

         2.1      DOCUMENTS INCLUDED

         This EPC Contract shall include the documents listed below, which are hereby incorporated herein by reference and which, in the event of conflict, are to be interpreted in accordance with the priority listed below.

         o   These Terms and Conditions

         o   the Owner's Technical Requirements

         o   the other Schedules

         o   any other documents forming part of this EPC Contract.

ARTICLE 3 - CONTRACTOR RESPONSIBILITIES

         3.1      GENERAL RESPONSIBILITIES

         Except as provided elsewhere in this EPC Contract, Contractor shall:

                  (a) Perform, or cause to be performed the Works, including providing all labour, materials, tools, supplies, Temporary Works, Contractor's
Equipment, documents, Operating Consumables, equipment, transportation, engineering, insurance, technical services and all other things and services necessary and required to satisfactorily design, engineer, procure, construct, install, commission, start up and test the Binary Plant, including verification of the adequacy of the specification of the Equipment, and rectify any defects in the Binary Plant all in accordance with the requirements of this EPC
Contract.

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                  (b) Provide personnel necessary for commissioning, start-up and performance testing of the Permanent Works as described herein.

                  (c) Prosecute the Works continuously and diligently in
accordance with the Project Schedule (including achievement of Take Over as provided in SECTION 7.2 (Take Over) by the Scheduled Take Over Date), using qualified and competent personnel, and complete the Works in accordance with good design and engineering practice and prudent electrical and mechanical engineering and in accordance with the provisions of this EPC Contract.

                  (d) Ensure that when completed, the Works (and the Equipment)
are fit for the purposes for which the Works (and the Equipment) are intended namely the provision to Owner of a 14.38 MW (net, at Guarantee Conditions)
binary plant capable to operate safely and lawfully on the Site using
Owner-supplied Geothermal Fluid meeting the Design Range and capable of dispatching electricity to the Grid interface with the Wairakei Station all in accordance with the requirements set out in SCHEDULE A (Owner's Technical
Requirements).

                  (e) Rectify defects in the Works as soon as practicable during the Defects  Correction  Period in accordance with SUBSECTION 11.12.3 (Defects
Warranty); and

                  (f) Monitor on behalf of Owner as authorized in the Supply
Contract the manufacture and delivery of the Equipment by Supplier, arrange for complete handling of all goods and material supplied under this EPC Contract and for the Equipment after delivery under the Supply Contract including, but not limited to inspection, expediting, shipping, unloading, receiving, customs clearance and customs claims. In connection herewith, Owner hereby grants to
Contractor the authority to administer the Supply Contract and Contractor agrees to administer the Supply Contract and to enforce on behalf of Owner the
Supplier's obligations there under, and Contractor shall administer the Supply
Contract in the same way as if the Supplier was a Subcontractor under this EPC
Contract. As between Owner and Contractor, Contractor shall be responsible for its acts or omissions in relation to its administration of the Supply

                                       14

Contract, and shall be responsible for enforcing and obtaining performance by the Supplier of Supplier's obligations under the Supply Contract.

                  (g) Commission, start-up and performance test the Permanent
Works in  accordance  with the Performance Tests.

                  (h) Comply in all material respects with all applicable
Standards (including those described in SCHEDULE A (Owner's Technical
Requirements) and SCHEDULE B (Contractor's Technical Proposal) and with all applicable Laws and Consents, relating to the Plant and the performance of the
Works and be responsible for the adequacy and safety of all Site operations and of all methods of construction.

                  (i) Procure all Consents required for the Works, other than the Owner's Consents, and comply in all material respects with all Consents.
Contractor shall not, without Owner's approval, seek to vary or modify any of the Owner's Consents or any of the conditions attaching to them, or to obtain any Consent which is inconsistent in any respect with any of the Owner's
Consents or communicate with consent authorities in relation to the Owner's
Consents. If it appears that any Consent that Contractor is in the process of obtaining may be issued subject to conditions that will affect the ability of
Contractor to comply with any of its obligations under this EPC Contract including on Owner's ability to lawfully and conveniently use the Binary Plant and/or the Wairakei Station, Contractor must notify Owner as soon as reasonably practicable to enable Owner, if Owner elects, to confer with the authorities regarding such possible conditions. Such action by Owner shall not relieve
Contractor of any of its obligations under this EPC Contract.

                  (j) complete the Works so the Binary Plant:

                           (i)      is capable of being  operated in all modes
within the Design  Range in  compliance with the Consents; and

                           (ii)     will not hinder or interfere  with the
ability of the Wairakei  Station to operate in accordance with the resource
Consents or other statutory or regulatory Consents applicable to the Wairakei
Station and in force at the Base Date.

                                       15

                  (k) If Contractor becomes aware that an act or omission of
Contractor related to the Works is, or is likely to breach any applicable Law, or result in any fine, sanction or enforcement action (whether under the
Resource Management Act 1991 or any other law), then Contractor shall immediately notify Owner and Owner may, in its reasonable discretion and without relieving the Contractor of any responsibility in respect of that event issue instructions to Contractor as it reasonably considers appropriate to mitigate the risk identified and Contractor shall comply with such instructions issued by
Owner at the expense in all respects of Contractor.

                  (l) Provide all temporary and permanent construction
materials, equipment and supplies necessary for commissioning and testing of the
Permanent Works until Take Over.

                  (m) Pay for construction utilities (electricity only) required to achieve Take Over except for any initial connection and disconnection costs.

                  (n) Train up to 25 operating and maintenance personnel, of whom up to 5 are senior personnel, designated by Owner at the Site over the time periods identified in SECTION 4.1(I) and during the commissioning and start-up phase of the Binary Plant construction. Such training shall be in conjunction with the normal commissioning and start-up activities employed by Contractor.
Each person designated for training by Owner shall be a qualified for their role at the site and shall not be deemed employees or Subcontractors of Contractor.
Training shall be conducted as described in section 1.12 of SCHEDULE A (Owner's
Technical Requirements).

                  (o) Have a quality system/s that meets the requirements of the
ISO9000 series of standards or equivalent in relation to the Works, provide copies and details of that system/s to Owner upon request from time to time and for review and acceptability prior to Take Over, ensure compliance by all
Subcontractors with the quality system/s, and implement a system/s that ensures traceability of all critical parts and components of the supplied Plant and equipment and the associated quality records.

                                       16

                  (p) Prepare detailed monthly progress reports on progress of the Works for the period ended on the last day of the previous month to Owner as reasonably required by Owner. Such reports shall include without limitation:

                           (i) all work achieved during the preceding month
including Milestones achieved;

                           (ii) any significant events or achievements in the
Works including the results of any tests;

                           (iii) significant events planned for the following
month;

                           (iv) progress of the Works against programme,
identifying any actual or potential slips in progress against programme and the likelihood that Take Over will be achieved by the Scheduled Take Over Date;

                           (v) means of rectifying any delay;

                           (vi) any notices of non-conformance and the extent to
which there is any outstanding non-conformance.

                  (q) Provide special tools, and operating and commissioning supplies which are required for commissioning, start-up, and performance testing of the Permanent Works until Take Over.

                  (r) Not less than six (6) months prior to the Scheduled Take
Over Date, provide to Owner draft operation and maintenance manuals (which shall incorporate the manuals of the Equipment) and prior to Take Over, provide at least two (2) copies of job books, operation and maintenance manuals (which shall incorporate manuals of the Equipment), operating data and Draft As-Built
Drawings to Owner in a sufficient state of completion and containing sufficient detail to enable Owner to operate and maintain the Binary Plant properly, safely, lawfully and without hindrance and without reliance in any way on
Contractor and not later than six (6) months after Take Over, provide to Owner four copies of the final operation and maintenance manuals (which shall incorporate

                                       17

manuals of the Equipment), operating data and detailed as-built Drawings and specifications.

                  (s) Exercise, in the design and specification of the Works and the verification of the adequacy of the specifications of the Equipment, and generally in connection with Contractor's responsibilities under this EPC
Contract the skill and care to be expected of a qualified and competent designer, engineer and contractor experienced in work of similar nature and scope as the Binary Plant.

                  (t) Design, install, construct, commission, test and complete the Binary Plant using proven up to date good practices and which are consistent with the provisions of the Supply Contract and this EPC Contract.

                  (v) At Owner's request, at any reasonable time up to Take
Over, Contractor shall participate in the conceptual design review and in the subsequent Site located dedicated design review with Owner's Personnel regarding the design of the means of integrating the Binary Plant with Owner's existing
Wairakei Station HMI system, and provide at the Site one control engineer for a period of up to one week in the 12 months following Take Over to assist and advise Owner regarding Owner's coordination and integration of the Binary Plant with the existing Wairakei Station HMI system.

         3.2      EMERGENCIES

         In emergencies affecting the safety or protection of persons or the
Work, Contractor, without special instruction or authorization from Owner, may take all reasonable actions to prevent such threatened damage, injury, or loss.
This provision is not intended to limit Contractor's rights under any other provisions hereof, including, without limitation, ARTICLE 8 (Changes).

         3.3      HEALTH AND SAFETY IN EMPLOYMENT ACT ("HSEA")

                  3.3.1 Contractor warrants to Owner that during Contractor's activity on the Site, up to and including Take Over of the Binary Plant,
Contractor shall ensure that no act or omission by Contractor:

                                       18

                           (a) in contravention of the HSEA causes a significant
hazard, harm or serious harm to any employee of Contractor or any person at or in the immediate vicinity of the Site; or

                           (b) is a breach of any duty or obligation of
Contractor under the HSEA; or

                           (c) does or is likely to give rise to the issue of an
improvement or prohibition notice, enforcement proceedings or a prosecution under the HSEA against Owner, Contractor, or the Subcontractor.

The words and phrases used in this clause shall have the same meaning as is ascribed to them in the HSEA.

                  3.3.2 Contractor undertakes that before a Subcontractor
commences work on the Site Contractor shall obtain similar warranties as those stated in SUBSECTION 3.3.1 from that Subcontractor in relation to the subcontracted Work.

                  3.3.3 Contractor shall indemnify and keep indemnified Owner from all costs, damages, fines, penalties and expense incurred or suffered by
Owner in respect of any breach of the HSEA and/or conviction or proceedings instigated against Owner pursuant to the HSEA directly or indirectly related to a breach by Contractor of any of the warranties set out in SUBSECTION 3.3.1.

                  3.3.4 If Contractor becomes aware that it is or may be in
breach, or is likely to be in breach of any of the warranties in SUBSECTION
3.3.1 or any Subcontractor is or may be in breach of or is likely to breach the matters set out in the agreement between Contractor and Subcontractors pursuant to SUBSECTION 3.3.2, then Contractor shall immediately notify Owner of such a breach or anticipated breach and, in relation to any breach or anticipated breach in relation to any of the Work or subcontracted Work, Contractor shall consult with the Owner's Representative to avoid, remedy or mitigate such breach or anticipated breach.

                  3.3.5 Contractor, pursuant to the warranties given in
SUBSECTION 3.3.1, shall have regard to the contents of the safety programme agreed

                                       19

between Owner and Contractor in accordance with SCHEDULE A (Owner's Technical
Requirements). The safety plan submitted shall meet the requirements of HSEA and any other applicable Laws, be suitable for the conditions of the Site, the
Works, the Wairakei Station and be consistent with Owner's site and safety rules. A copy of the agreed safety programme shall be kept at the office of
Contractor.

                  3.3.6 Contractor shall nominate a safety officer who shall be approved by Owner, which approval shall not be unreasonably withheld, to be responsible for the safety at the Site and in respect of Contractor's operations in the Wairakei Station, and such officer shall be available or be represented by a designee on the Site during business hours after the commencement of the
Works at the Site and on call after hours.

                  3.3.7 If Contractor fails to comply with the obligations set out in this clause, Owner may require Contractor to suspend the Works until the failure is rectified. In the event of such suspension Contractor shall comply with its obligations under ARTICLE 20 (Suspension) but Contractor shall not be entitled to any extension of time under SECTION 5.1 (Extension of Time) or otherwise, payment of any costs (including Cost) or any adjustment of the EPC
Contract Price as a result of such suspension.

                  3.3.8 Contractor shall ensure that all its employees and
Subcontractors that will be working in the Wairakei Station:

                  (i)  attend the local induction course and receive training on Owner's safety procedures;

                  (ii) are advised of any revision to Owner's safety
                       procedures that are provided to Contractor;

                 (iii) comply at all times with Owner's safety procedures;
                       and

                  (iv) request clarification of any of Owner's safety
                       procedures, including all access authorisations, that
                       they do not understand.

                                       20

If Owner reasonably considers any person employed by Contractor or any
Subcontractor is not complying with Owner's site safety procedures, Owner may, or may require Contractor to, remove that person from the Wairakei Station.

         3.4      PROJECT REPRESENTATION

         Contractor has reviewed the provisions of the Supply Contract and warrants that the combination of the Works and the Equipment are adequate so that the Permanent Works, when completed in accordance with this EPC Contract, will meet the Owner's Technical Requirements.

         3.5      ACCESS CONDITIONS

         (a) Contractor shall have investigated and satisfied itself as to the suitability and availability of access routes to the Site and the Wairakei
Station.

         (b) Where Contractor wishes to have other access or intrusion onto or over land adjoining either the Site or the Wairakei Station, then arrangements must be made by Contractor and such access or intrusion will be entirely at
Contractor's risk and cost. Contractor shall keep Owner informed in respect of negotiations for any such arrangements and Owner's consent shall be required for any such arrangements (which consent shall not be unreasonably withheld).

         3.6      CONDITIONS AFFECTING THE CARRYING OUT OF THE WORKS

         (a)      Contractor shall be deemed to have:

                  (i)      inspected the Site and surrounding locations,
                           including surface conditions to the extent a
                           qualified and competent designer, engineer, and
                           contractor experienced in works in similar nature and
                           scope as the Binary Plant would have; and

                  (ii)     familiarised and satisfied itself with respect to:

                           (1)      the nature of the Works and the areas where
                                    the Works is to be carried out;

                                       21

                           (2)      the Designation and the effect that it will
                                    have on the Wairakei Station, the Site and
                                    the Works;

                           (3)      the general and local conditions with
                                    respect to weather, environment,
                                    transportation, access, waste disposal, lay
                                    down areas, handling and storage of
                                    materials and residue, availability and
                                    conditions of roads, climatic conditions and
                                    seasons, surface physical conditions at the
                                    Site, the Wairakei Station and the
                                    surrounding area;

                           (4)      the location of all pipes, cables, utilities
                                    works and similar  hazards on or about the
                                    Site, the Wairakei Station and the
                                    surrounding area; and

                           (5)      hydrological and geotechnical matters as
                                    identified in Site hydrological and
                                    geotechnical  studies which may affect the
                                    carrying out of the Works,

                  in existence at or before the Commencement Date and to have taken all such matters into account in the EPC Contract Price such as qualified and competent designer, engineer, and
                  contractor experienced in works in similar nature and scope as the Binary Plant would have.

         (b) Except as otherwise expressly provided for in clause (c) below and elsewhere in this EPC Contract, Contractor shall not be entitled to an extension of time under SECTION 5.1 (Extension of Time) or otherwise, payment of any costs
(including Cost) or to any adjustment of the EPC Contract Price as a result of any unforeseen difficulties or costs.

         (c) Notwithstanding clauses (a) and (b), Contractor shall have no responsibility for, and shall be entitled to an Owner's Change under ARTICLE 8
(Changes) for, any material delays or costs resulting from the discovery of subsurface conditions being materially different from that ordinarily and reasonably expected at the Site, including load bearing of the subsoil being materially less than one would ordinarily and reasonably expect in the locality of the Site, or for unforeseen obstructions, or for the

                                       22

presence of any hazardous materials, or from any material inaccuracy in any material designs, drawings or other information provided by Owner; provided, however, that if such event would also constitutes an event of Force Majeure then Owner may elect to not proceed with the Owner's Change in having Contractor remedy the consequences of such event and instead deal with impact of such event in accordance with the provisions of ARTICLE 22 (Force Majeure). For the avoidance of doubt, based upon the September 26, 2003 geotech study of the Site provided by Owner, Supplier and Owner acknowledge that Site ground stabilization work (e.g., pilings) is required to remedy the soil and subsurface conditions identified in that report and that such Works will be performed by Contractor as an Owner's Change to be implemented pursuant to ARTICLE 8 (Changes) (except that
Contractor notes that there will be no change to the Scheduled Take Over Date)
on an open book basis (both as to Costs and scope of work) with Owner paying
Contractor its Costs for such Works plus 10% plus GST in accordance with SECTION
8.5 (Adjustments), which amounts shall be in addition to the EPC Contract Price specified in SECTION 6.1 (EPC Contract Price).

         3.7      [INTENTIONALLY OMITTED]

         3.8      PROJECT SCHEDULE

         (a) Contractor shall maintain the relationship between progress and payment established by Contractor's draft Project Schedule contained in SCHEDULE
E (Project Schedule) and the Milestone Payment Schedule contained in SCHEDULE C
(Milestone Payment Schedule).

         (b) At the end of the first month after the date of this EPC Contract and monthly after that, Contractor shall submit to Owner in terms of SECTION 9.4
(Design and other Information Review) a three month rolling Project Schedule detailing the work to be carried out during the following three months. The initial updated Project Schedule shall reflect the Scheduled Take Over Date and other dates specified in this EPC Contract. In addition, all Project Schedule updates shall, without limitation, show significant events for the following three months, reflect the timing of Contractor's planned interfaces with the various interface points identified in SCHEDULE A (Owner's Technical
Requirements), demonstrate how any delay is to be recovered and show activities for rectifying any

                                       23

defects and addressing any relevant matters raised in Contractor's monthly progress report under SECTION 3.1(P).

         (c)      In the event that:

                  (i)   the Scheduled Take Over Date is extended in terms of
                  SECTION 5.1 (Extension of Time) or

                  (ii)  Owner instructs an Owner's Change in terms of ARTICLE 8
                  (Changes); or

                  (iii) Contractor or Owner considers for any reason that there is or will be a significant deviation between the actual or anticipated progress of the Works and the Project Schedule,

Contractor shall submit a further Project Schedule to Owner (subject, with respect to schedule issues arising out of clause (iii) above, to review by Owner pursuant to SECTION 9.4 (Design and Other Information)) revised to take account of such circumstance. Such revised Project Schedule shall identify the likely dates upon which the Project Works will be completed, Milestones achieved and how Contractor proposes to achieve Take Over in terms of Section 7.2 (Take Over)
by the Scheduled Take Over Date.

         3.9      HAZOP REVIEW

         (a)      Contractor shall:

                  (i)      conduct a Hazop Review after the conceptual design
                           and layout stage, and before the issue of process and
                           instrumentation diagrams and single line drawings for
                           construction;

                  (ii)     engage appropriately qualified third parties to:

                           (1)      train  personnel  participating  in the
                                    Hazop Review in the methodology of a Hazop
                                    Review; and

                           (2)      facilitate the Hazop Review;

                                       24

         (b) Owner will make available, at its cost and in good time as required to permit Contractor to proceed with the Hazop Review in accordance with the
Project Schedule, appropriate Owner's Personnel to participate in the training in the Hazop Review methodology and in the Hazop Review. Contractor shall bear all other costs of the Hazop Review and shall make any changes in design identified by the Hazop Review as being required.

         (c) The participation of the Owner's Personnel in terms of this SECTION
3.9 shall under no circumstances give rise to an entitlement to Cost, an adjustment to the EPC Contract Price or the extension of time under ARTICLE 5
(Extension of Time) or otherwise, nor shall it give rise to any entitlement to a
Change.

         3.10     INFORMATION TO BE SUPPLIED BY CONTRACTOR

         (a) Contractor shall keep Owner informed, as reasonably required by
Owner, on matters relating to the Works.

         (b) Until issue of the Take Over Certificate, Contractor shall promptly answer all enquiries reasonably made by and received from Owner, and thereafter through Final Acceptance use reasonable endeavors to assist Owner in any matter which may affect the operation and maintenance of the Binary Plant, if requested to do so by Owner, and at the reasonable cost of Owner unless such matter is part of the Works.

         3.11     RETENTION OF DOCUMENTS AND INSPECTION

         (a) Contractor shall ensure that adequate records are kept to verify that the Works are being carried out in accordance with this EPC Contract, including in accordance with all applicable Laws, Consents and Standards.

         (b) Contractor shall maintain on the Site until Take Over all material documents in relation to the carrying out of the Works. In addition, Contractor shall retain all such documents for a period of 10 years following Take Over.

         (c) Contractor acknowledges Owner's right, at Owner's expense and upon reasonable coordination with Contractor, to inspect and take copies of any of the

                                       25

documents referred to in paragraph (b) for any reason in connection with this
EPC Contract, and shall assist Owner, its representatives and any authorised public officers to inspect such documents and shall answer queries or supply information that is reasonably requested by such persons.

         (d) To the extent that any documents referred to in this SECTION 3.11 are maintained on computer or other electronic storage device, then Contractor shall agree with Owner and adhere to a procedure for backup and off the Site storage of copies of such documents, in an electronic format accessible by
Owner.

         3.12     INSTRUCTIONS

         Contractor shall comply with Owner's instructions, directions and notices reasonably in relation to the Works. If Contractor forms the view that any such instruction, direction or notice comprises an Owner's Change under this
EPC Contract or a change under the Supply Contract then Contractor shall notify
Owner promptly in terms of ARTICLE 8 (Changes) and in any event before giving effect to such instructions. To avoid doubt, no instruction, direction or notice by Owner that is not an Owner's Change shall give rise to an entitlement to any costs (including Cost), an adjustment to the EPC Contract Price or an extension of time under ARTICLE 5 (Extension of Time) or otherwise.

         3.13     ATTENDANCE AT MEETINGS

         Contractor shall attend or be represented (by such on-Site personnel reasonably requested by Owner) at all meetings described in the Schedules (if any) and at all other meetings prior to Take Over reasonably convened by Owner to which Contractor may be summoned. Such meetings will be held as reasonably requested by Owner and coordinated with Contractor to avoid unreasonably interference in the performance of the Works, but not less frequently than once a month. At such meetings Contractor shall advise Owner on all material matters relating to the Works.

         3.14     CONSENT OF TAUPO DISTRICT COUNCIL & TRANSIT NEW ZEALAND

         (a) Contractor acknowledges that one of the Owner's Consents required is the approval of the Taupo District Council to Contractor's proposal setting out the exact

                                       26

location, design and construction methods expected to be required for Geothermal
Fluid pipelines to cross the area of the ETA in order to connect the Binary
Plant to the existing reinjection system. This approval will also be required for any other Works that may be proposed upon the ETA.

         (b) Provided that Contractor has fulfilled in all material respects its obligations in the Schedules to assist Owner in gaining the required approval for Contractor's proposal and Owner has failed to secure that approval from the
Taupo District Council by the deadline specified for such item in the Project
Schedule, such matter shall be treated as an Owner's Change pursuant to SECTION
8.4 (Owner's Change).

         3.15     COMMUNICATION

         Contractor shall direct all of the following communications (whether written or oral) through Owner:

         (a)  communications with Waikato Regional Council and Taupo District
              Council or other Third Parties relating to the Owner's Consents and where the Works may affect or be affected by the proposed
              ETA;

         (b)  communications with Transpower relating to the Works, the Site and/or the Binary Plant (including in relation to dispatch of electricity from the Binary Plant);

         (c)  communications with Transit New Zealand relating to the Works,
              (except for matters or permits associated with the transportation of equipment to the Site).

         (d)  communications relating to the Works, the Site and/or the Binary
              Plant with any other person or entity reasonably designated by the Owner from time to time where the Owner (acting reasonably)
              considers that such communications may affect the Owner's
              interests.

         Owner shall use its Best Endeavors to promptly and diligently conduct such communications with such Third Parties in good time as required to permit Contractor to proceed with the Works in accordance with the
         Project Schedule.

                                       27

         3.16     EMERGENCY ACTION

         (a) If any emergency arises in relation to the Works and Contractor cannot be contacted or is unable or unwilling to take appropriate and timely remedial action, Owner may take any emergency action it considers necessary.

         (b) Where Contractor was obliged, under this EPC Contract or otherwise, to take emergency action and Owner takes such action on Contractor's behalf as a result of Contractor's failure to take such action as described in paragraph
(a), such action by Owner shall not relieve Contractor of any such obligations and the cost of taking such action shall be recoverable by Owner as a debt due from Contractor.

         3.17     CO-EXISTING USE OF THE WAIRAKEI STATION

         (a)      Contractor acknowledges that:

                  (i)    Contractor is required to carry out part of the Works
                         in the vicinity of the Site and in the Wairakei
                         Station; and

                  (ii)   the Wairakei Station and Owner's power stations at
                         Wairakei, Ohaaki and Poihipi, which are controlled from
                         the GGC, are in use by Owner for the generation and
                         dispatch of electricity onto the Grid, disruption to
                         which has the potential to cause loss to Owner and
                         impose material financial and social costs on others;
                         and

                  (iii)  Third Parties rely on Wairakei Station and its environs to provide goods and services including prawn farming
                         and tourism, disruption to which has the potential to
                         have adverse implications for Owner and/or those Third
                         Parties.

         (b) Contractor shall not interfere with or disrupt Owner's, or the
Third Parties' (referred to above), use of the Wairakei Station, which includes an obligation not to interfere with or disrupt the Owner's use of its power stations at Wairakei, Ohaaki and Poihipi, given that the GGC is used to operate those power stations remotely. Without limitation, where any work under this EPC
Contract may reasonably interfere with or

                                       28

disrupt Owner's use of the Wairakei Station, Contractor shall only carry out such work during a planned outage in terms of the Owner's Planned Outage
Schedule; provided, however, that Owner shall develop the Owner's Planned Outage
Schedule in a manner so as to reasonably permit Contractor to proceed with such
Works in accordance with the Project Schedule. If Owner makes any changes to
Owner's Planned Outage Schedule and Contractor suffers delay or incurs Cost as a result, Contractor shall be entitled to an Owner's Change therefor pursuant to
ARTICLE 8 (Changes):

         (c)      Contractor shall give Owner 7 days notice of Contractor's
intention to undertake any activities in the Wairakei Station or to undertake any activities which may reasonably impact on the use or operation of the
Wairakei Station, including details of such intended activities.

         (d)      Contractor shall keep Owner updated on a daily basis as to:

                  (i)    any changes to Contractor's intentions notified under
                         paragraph (c) (any material changes shall require a
                         further 5 days notice under paragraph (c)); and

                  (ii)   once Contractor commences such activities, the progress
                         of such activities.

         (e)      Owner shall be entitled to have an observer present during the carrying out of activities  required to be notified by Contractor under paragraph (c);

         (f)      if Owner reasonably considers that there is a real risk that an act or omission by Contractor may disrupt or interfere with Owner's use of the Wairakei Station, and/or Owner's use of its power stations at Wairakei,
Ohaaki or Poihipi, given that the GGC is used to operate those power stations remotely, or the dispatch of electricity into the Grid:

                  (i)    Owner may instruct Contractor to do or omit anything
                         that Owner, acting reasonably, considers is required in
                         order to overcome such potential disruption or
                         interference. Such instruction may include an

                                       29

                         instruction to cease all work, to remove any part of
                         the Works and/or to undertake any work;

                  (ii)   Contractor shall immediately comply with any such
                         instruction; and

                  (iii)  such instruction shall, if appropriate in the
                         circumstances, be treated as an Owner's Change for the
                         purposes of ARTICLE 8 (Changes).

         3.18     CO-EXISTING USE OF THE GGC

         Without limiting SECTION 3.17 (Co-existing use of the Wairakei
Station), Contractor:

         (a) acknowledges that the Owner will be integrating and connecting the
Binary Plant to the GGC, and that eventually the Binary Plant will be controlled from the GGC;

         (b) acknowledges that the GGC is also used to control Owner's power stations at Wairakei, Ohaaki, and Poihipi so that disruption of the GGC has the potential to cause material financial loss to, and have other adverse implications on, Owner;

         (c) will avoid any interference with or disruption to Owner's remote control of the Wairakei, Ohaaki and Poihipi power stations from the GGC;

         (d) will co-operate with Owner and comply with the Schedules in relation to any activities it carries out at or in relation to, the GGC;

         (e) use competent employees, contractors and Subcontractors who are experienced in work of a similar nature and scope in carrying out all activities at, or in relation to, the GGC. Without limitation to ARTICLE 19
(Subcontractors), Owner will have the right to reasonably approve all such employees, contractors and subcontractors at any time.

         3.19     CO-OPERATION

         (a) Contractor acknowledges that during the carrying out of the Works
Owner or a Third Party may wish to carry out work on or adjacent to the Site and/or the Wairakei Station. Contractor shall co-operate and co-ordinate with
Owner and any such Third

                                       30

Party to allow them the reasonable opportunity to carry out any such work with the approval of Owner, provided, however, that Contractor shall not be obligated under this clause to undertake any activity that will unreasonably interfere with Contractor's performance and completion of the Works in accordance with the
Project Schedule.

         (b)      Contractor acknowledges that:

                  (i)    Taupo District Council and/or Transit New Zealand may
                         wish to construct the ETA in future adjacent to the
                         Site as shown on Site Drawing number WRK 0262 in
                         exhibit A3 of SCHEDULE A (Owner's Technical
                         Requirements) and as described in the Designation. The
                         designating authority or its contractors or agents may
                         therefore wish to undertake investigations, design or
                         construction works for the proposed road at the same
                         time as Contractor is carrying out the Works;

                  (ii)   concessionaires and others may from time to time
                         undertake improvements to their facilities on
                         neighbouring lands including neighbouring Wairakei
                         Tourist Park land at the same time as Contractor is
                         carrying out the Works;

                  (iii)  and in all cases Contractor shall co-operate with and co-ordinate its activities with Owner and with Third
                         Parties as appropriate and take such actions as are set
                         out in the Schedules or as are reasonable to
                         accommodate these requirements with the approval of
                         Owner.

         (c)      Any Change required by Contractor as a result of complying with its obligations under paragraphs (a) or (b) shall be treated as an Owner's
Change pursuant to ARTICLE 8 (Changes).

         (d)      If the Binary Plant is capable of producing electricity prior to Take Over then:

                  (i)    Contractor shall either (at Owner's option) allow Owner
                         to generate and dispatch electricity from the Binary
                         Plant onto the Grid, or shall

                                       31

                         comply with Owner's instructions in relation to
                         generation and dispatch of electricity from the Binary
                         Plant; and

                  (ii)   if Contractor suffers delay or incurs Cost as a result,
                         Contractor shall be entitled to an Owner's Change
                         therefor pursuant ARTICLE 8 (Changes).

         3.20     SECURITY

         Contractor shall be responsible for security of the Site prior to Take
Over. This obligation includes keeping unauthorised persons off the Site.

         3.21     CONTRACTOR'S OPERATIONS ON THE SITE AND WAIRAKEI STATION

         (a)      Contractor shall confine all of its operations (including
Contractor's Equipment and all its personnel) to the Site and, only to the extent necessary for carrying out the Works, the Wairakei Station.

         (b)      Contractor shall comply with all reasonable security
requirements of Owner in relation to the Wairakei Station.

         (c)      During the carrying out of the Works Contractor shall keep the
Site and the Wairakei Station free from all wreckage, rubbish, unnecessary obstruction, and shall store or remove from the Site and the Wairakei Station any Contractor's Equipment, surplus materials and Temporary Works which are no longer required.

         (d)      Upon the issue of the Take Over Certificate and as part of the
Post-Take Over Works, Contractor shall:

                  (i)    clear away and remove all Contractor's Equipment,
                         surplus materials, wreckage, rubbish and Temporary
                         Works relating to the Works;

                  (ii)   leave the Site and the Binary Plant, and with respect
                         to the Works, the Wairakei Station, in a clean and safe
                         condition; and

                  (iii)  reinstate all construction/laydown areas relating to the Works.

                                       32

However, Contractor may retain on the Site, in a tidy and orderly manner in a place designated by Owner for the duration of the Defects Correction Period, such Contractor's Equipment as is required for Contractor to fulfill its obligations under this EPC Contract.

ARTICLE 4 - OWNER RESPONSIBILITIES

         4.1      GENERAL RESPONSIBILITIES

         Owner shall, at Owner's cost and expense and not as part of the EPC
Contract Price payable to Contractor:

                  (a) Be responsible for making any and all arrangements for any sale and purchase of electricity to be generated by the Binary Plant, and for ensuring that Transpower enters into agreements allowing for the connection of the Binary Plant and the delivery of electricity generated by the Binary Plant at the high voltage interface point specified in SCHEDULE A (Owner's Technical
Requirements) in good time to permit commissioning, start-up, testing and operation of the Binary Plant in accordance with the Project Schedule.

                  (b) Arrange for and obtain all Owner's Consents in good time as required by Contractor to permit Contractor to proceed with the Work in accordance with the Project Schedule, on terms acceptable to Owner, and in accordance with the terms of this EPC Contract, and to pay for all fees associated therewith. Without derogating from the aforesaid, Contractor, upon
Owner's specific request, will provide all necessary technical information to
Owner regarding the Works to aid Owner in its efforts to obtain such consents and permits.

                  (c) Provide the Site, including space for all construction facilities, lay-down, storage and disposal areas, roads and other means of access to Contractor in good time to permit Contractor to proceed with the Work in accordance with the Project Schedule, subject to ARTICLE 3 (Contractor
Responsibilities) and in particular SECTION 3.5 (Access Conditions) and SECTION
3.6 (Condition affecting the carrying out of the Works).

                  (d) Obtain and provide the supply of Geothermal Fluid in
accordance with the Design Range to the Geothermal Fluid Terminal Point after being given the

                                       33

requisite 3 day prior notice of testing under SECTION 10.2 (Notice of Testing)
and in good time to permit commissioning, start-up, testing and operation of the
Binary Plant in accordance with the Project Schedule. If Contractor notified
Owner in its Commissioning and Performance Testing PLAN provided pursuant to paragraph 1.2.1 of SCHEDULE D (Performance Tests) that it requires Geothermal
Fluid in addition to the volume per hour specified in the Design Range and Owner has confirmed to Contractor the technical feasibility and cost of making the additional supply if any, Owner shall on demand of Contractor supply up to the agreed additional volume of Geothermal Fluid and Contractor shall pay Owner the agreed cost of providing it. Owner shall be entitled to interrupt the supply of
Geothermal Fluid but such interruption shall be treated as an Owner's Change pursuant to ARTICLE 8 (Changes).

                  (e) Accept the Geothermal Fluid for return to the reinjection system or other disposition following its use by Contractor at the Terminal
Point, provided the temperature exceeds the minimum Brine Return Temperature of
85(Degree) C.

                  (f) Perform the obligations of Owner under the Supply Contract so that Supplier can make available the Equipment furnished by Supplier in accordance with the Supply Agreement to Contractor (on behalf of Owner), for incorporation in the Works.

                  (g) Provide access to electricity, water and communications at the Terminal Points specified in SCHEDULE A (Owner's Technical Requirements) in good time to permit construction, commissioning, start-up, testing and operation of the Binary Plant in accordance with the Project Schedule.

                  (h) Designate an Owner's Representative who shall act as a single point of contact with Contractor in all matters on behalf of Owner.
Contractor may require replacement of Owner's Representative on reasonable grounds, which shall be described to Owner. Owner may from time to time appoint alternative or additional persons to act in place of the Owner's Representative and shall give Contractor written notice of such appointment. Contractor shall act on the instructions of the following people, and no others:

                                       34

                           (i)   the Owner's Representative (or any alternate or
                                 additional  persons  notified by Owner to
                                 Contractor under this clause); and

                           (ii)  in relation to any matter which may affect the
                                 Wairakei Station, the Station Controller or the
                                 Owner's Representative (or any alternate or
                                 additional persons notified by Owner to
                                 Contractor under this clause).

       (i) At least four (4) months prior to commencement of Contractor's commissioning activities, provide up to 5 senior operating and maintenance personnel and at least two (2) months prior to commencement of Contractor's commissioning activities, provide up to 25 regular operating and maintenance personnel, all for training by Contractor as provided pursuant to SECTION
3.1(N), and for commissioning, start-up, performance testing, and operation through Take Over. Owner and Owner's operation and maintenance personnel shall provide reasonable cooperation with Contractor in allowing Contractor to conduct all testing activities, including the Performance Tests, to complete the Work and to perform all of Contractor's warranty obligations in a timely and cost efficient manner.

         (j) Promptly (but not later than ten (10) days from delivery) approve, or provide written comments to the extent necessary to, all Design and Other
Information submitted to Owner for approval or comment pursuant to ARTICLE 9
(Access and Review by Owner).

         (k) Owner shall be the importer of record and consignee for all goods and materials supplied under this EPC Contract and the Equipment and shall be responsible for all New Zealand taxes, duties and levies associated therewith.
Owner hereby grants to Contractor the right to act as Owner's agent, including executing documentation on Owner's behalf, for purposes of accomplishing the importation of all goods and materials for the Binary Plant into New Zealand under this EPC Contract and the Supply Contract, including the Equipment, and the processing of such goods and materials through customs.

                                       35

         4.2      RESPONSIBILITIES OF OWNER'S REPRESENTATIVE

         The Owner's Representative is authorized to:

                  (a)      give a decision, opinion or consent; or

                  (b)      express satisfaction or disapproval; or

                  (c)      determine value; or

                  (d)      otherwise take action which may affect the rights and
obligations of Owner or Contractor.

The Owner's Representative shall consult with Contractor in an endeavour to reach an agreement before exercising such authority. If agreement is not achieved, the Owner's Representative shall exercise such authority reasonably.

         If Contractor has a Dispute with the determination made by the Owner's
Representative, such Dispute shall be resolved as provided in ARTICLE 16
(Dispute Resolution). Until any contrary determination is made pursuant to
ARTICLE 16 (Dispute Resolution), Contractor shall proceed with the decisions and instructions given by the Owner's Representative.

         Owner shall be entitled to replace the Owner's Representative from time to time upon giving prior written notice to Contractor.

ARTICLE 5 - EXTENSION OF TIME

         5.1      EXTENSION OF TIME

                  5.1.1 In addition to any of its rights to recover additional
Costs it incurs upon the occurrence of the following events as provided in other provisions of this EPC Contract, Contractor shall be entitled to an extension to the Scheduled Take Over Date and other dates in this EPC Contract to the extent that Contractor is or will be delayed either before or after such dates by any of the following causes:

                  (a)     an Owner's Change;

                                       36

                  (b)     a Change in Law;

                  (c)     a Force Majeure event;

                  (d)     subject to ARTICLE 3 (Contractor Responsibilities),
                          physical conditions or circumstances at the Site,
                          which are materially adverse and would not be
                          reasonably foreseeable by an experienced contractor;

                  (e)     delay to any tests required for Take Over as a result
                          of:

                           (i)      the failure of Owner to provide the
                                    Geothermal Fluid that meets the Design Range
                                    or to accept Geothermal Fluid not less than
                                    85(Degree) C after it has been run through
                                    the Binary Plant for reinjection or other
                                    disposal; or

                           (ii)     the failure by Transpower (arising other
                                    than as a result of a breach or failure by
                                    Contractor or Supplier to comply with their
                                    respective obligations under this EPC
                                    Contract and Supply Contract, as
                                    appropriate) to transport and/or take the
                                    electrical power generated by the Binary
                                    Plant as a result of carrying out such tests
                                    or Binary Plant commissioning;

                  (f)     any unreasonable delay, impediment or prevention by
                          Owner other than the exercise of Owner's rights under
                          this EPC Contract or the Supply Contract;

                  (h)     a delay to Supplier for which Supplier is entitled to
                          an extension of its Delivery  Schedule pursuant to
                          Section 5.1 of the Supply Contract,

                  provided that:

                  (i)     the delay does not arise as a result of a default or
                          failure by Contractor or Supplier;

                                       37

                  (ii)    the ability of Contractor to achieve Take Over by the
                          Scheduled Take Over Date is actually affected by the
                          delay. Contractor will only be entitled to an
                          extension of the Scheduled Take Over Date to the
                          extent of such effect;

                  (iii)   the delay could not have been prevented or overcome by
                          the exercise of foresight, care and diligence of a
                          professionally qualified and competent contractor
                          experienced in work of a similar nature and scope as
                          the Works;

                  (iv)    Contractor and/or Supplier as the case may be has used
                          its Best Endeavours to mitigate the delay, including
                          making such reasonable changes to the timing, method,
                          and sequence of the Project as Owner may propose and
                          finding alternative suppliers, and offering them
                          assistance; and

                  (v)     Contractor and/or Supplier as the case may be has
                          advised Owner of the potential for delay as soon as
                          the potential became apparent, or would have become
                          apparent to a qualified and competent contractor
                          experienced in work of a similar nature and scope to
                          the particular work in question.

                  Notwithstanding that Contractor has not claimed an extension of time, Owner may at any time and from time to time by notice to Contractor as an Owner's Change pursuant to ARTICLE 8
                  (Changes) extend the Scheduled Take Over Date.

                  5.1.2 If Contractor believes that it is entitled to an
extension of time under this SECTION 5.1, Contractor shall give notice to the
Owner's Representative of the same as soon as reasonably practicable and in any event within 5 days of the day when Contractor learns of the delay. Contractor shall keep such contemporary records as may be reasonably necessary and feasible to substantiate such delay, either at the Site or at another location reasonably acceptable to the Owner's Representative and shall provide such information to the Owner's Representative as he or she shall reasonably require.

                                       38

Contractor shall permit the Owner's Representative to inspect such records during Contractor's normal business hours, and shall (if requested) provide the
Owner's Representative with a copy of such records

                  5.1.3 Within 14 days of such notice (or such other period as may be agreed by the Owner's Representative), Contractor shall submit supporting details of the delay. Except that, if Contractor cannot submit all relevant details within such period because the cause of delay is continuing or such details are not yet reasonably available, Contractor shall submit interim details at intervals of not more than 14 days (from the first day of such delay)
and final supporting details of its application within 14 days of the last day of delay. If Contractor fails to meet any such time periods, Contractor shall notify Owner as soon as reasonably practicable. Contractor's failure to meet the time periods specified in this SECTION 5.1 shall not affect Contractor's right to the extension of time unless such failure has materially prejudiced the ability of Owner to rectify or mitigate the causes or consequences of the delay in which case the extension of time granted to Contractor shall not include any periods of delay that could reasonably have been avoided if not for such failure to give notice.

                  5.1.4 The Owner's Representative shall proceed to agree upon or determine such extension of time as may be due. The Owner's Representative shall promptly notify Contractor accordingly.

ARTICLE 6 - COMPENSATION AND PAYMENT

         6.1      EPC CONTRACT PRICE

                  6.1.1 For the performance of the Work, Owner shall pay
Contractor, in the manner and at the times hereinafter specified, the EPC
Contract Price in the amount of Eight Hundred Thirty Thousand United States
Dollars (U.S. $830,000) and Seven Million Five Hundred Twenty-Two Thousand Four
Hundred Forty-Seven New Zealand Dollars (NZ$7,522,447). The EPC Contract Price
is net of all applicable New Zealand taxes (other than the New Zealand income taxes of Contractor, and New Zealand employee-related taxes of Contractor, all of which the Contractor shall be responsible to pay), duties and levies including without limitation any New Zealand property taxes such as rates

                                       39

assessed against the Works or the Plant and the payment of any such taxes, duties and levies (other than the New Zealand income taxes, and New Zealand employee-related taxes, of Contractor) shall be the responsibility of Owner.
Contractor shall provide reasonable cooperation to Owner to reduce Owner's exposure to any tax, duty or levy.

                  6.1.2 The EPC Contract Price (plus any GST, and less any
withholding required by law) shall be full payment for performance of all of
Contractor's obligations under and in connection with this EPC Contract, and
Contractor shall be deemed to have satisfied himself as to the correctness and sufficiency of the EPC Contract Price. The EPC Contract Price includes
Contractor's income taxes and employee-related taxes of the Contractor and withholding taxes that Owner may be required by law to withhold from any payment due to Contractor.

                  6.1.3 The EPC Contract Price shall be adjusted only as
expressly provided for in this EPC Contract and shall not be adjusted for other changes in the cost of equipment, materials, labour or other inputs or currency exchange rates.

                  6.1.4    The parties agree:

                  (a) That they are independent parties dealing at arm's length with each other in relation to the matters contemplated by this Contract.

                  (b) For the purposes of Division 2 of Subpart EH of the Income
Tax Act 1994, the parties confirm that the EPC Contract Price does not include any capitalised interest and it is the consideration the parties would have agreed, on the Commencement Date, if payment was required in full at the time the first right in the contracted property was transferred or the services were provided.

                  6.1.5 For the avoidance of doubt, the parties acknowledge and agree that:

                  (a) any interest on overdue payments is separate from and does not form part of the EPC Contract Price; and

                                       40

                  (b) the gross EPC Contract Price includes any early completion payment under SECTION 6.5 (Early Completion Payment), taxes, levies or duties paid by the Owner under this Contract.

         6.2      PAYMENT

                  6.2.1 Schedule C hereto sets forth the Milestone Payment
Schedule, which is intended to cause payments to approximate the value of Works performed by Contractor. Contractor shall invoice Owner on achievement of
Milestones in accordance with the Milestone Payment Schedule. Each payment shall be allocated pro rata between the United States Dollar and the New Zealand
Dollar portions of the EPC Contract Price (and paid in such currency).

                  6.2.2 Upon the execution of this EPC Contract by the parties,
Contractor may issue its first invoice for payment of the first milestone under the Milestone Payment Schedule. Thereafter on or before the tenth (10th) day of each month, Contractor shall furnish Owner's Representative a detailed progress invoice for payment based on Milestones achieved or due under SECTION 6.5 (Early
Completion Payment), during the period ending on the last day of the previous month accompanied by the documents described under the Milestone Payment
Schedule for which payment is demanded and any other documents as required under
SECTION 6.4 (Preconditions to Milestone payments) (such invoice, and each invoice under this contract, is to include Contractor's New Zealand registration number for GST purposes, and other information to comply with the requirements for a "tax invoice" in section 24 of the Goods and Services Tax Act 1985).

                  6.2.3 Upon accomplishment of the Milestone entitled "Delivery of Final Documentation" in the Milestone Payment Schedule, Contractor shall submit an invoice to Owner's Representative, summarizing and reconciling all previous invoices and payments in the amount of the EPC Contract Price less payments to date. Owner shall pay the amount of the EPC Contract Price outstanding in full within ten (10) days of receipt of such invoice, subject to
SUBSECTIONS 6.2.4 and 6.2.5 below.

                  6.2.4 Owner's Representative shall verify that the invoices submitted under SUBSECTION 6.2.2 OR 6.2.3 and the documents submitted pursuant to

                                       41

SUBSECTION 6.2.2 in support of the claim for payment, and shall, within ten (10)
days of their receipt, either approve said invoice or give written notice within such period of errors or disputes with said documentation. Contractor shall be entitled to payment of an instalment only when it has met the applicable pre-conditions, if any, in SECTION 6.4 (Preconditions to Milestone Payments) and
achieved all of the requirements of the relevant Milestone in conformity with the requirements of this EPC Contract. If Owner's Representative fails to approve the invoice for release of the Milestone payment or to provide the notice regarding errors or Disputes in the documentation within such period, in the absence of the invoice and the documents being patently false or inaccurate, the invoice and the accompanying documentation shall be deemed conclusive evidence sufficient for the release of such Milestone payment. In the case
Owner's Representative provides written notice of errors or Disputes in said documentation within the period described herein Contractor shall resubmit the corrected progress invoice and/or documentation, and the above described approval process shall reapply.

                  6.2.5 Subject to meeting the requirements of SECTION 6.4(A)
and (B), Owner shall pay Contractor the first payment due under the Milestone
Payment Schedule within ten (10) days of the receipt of Contractor's invoice.
With respect to all invoices thereafter, Owner shall pay Contractor on or before the 5th business day following Owner's approval or deemed approval of the invoice or any undisputed portion thereof pursuant to SUBSECTION 6.2.4 plus the
GST, less any set-off for amounts which are due and owing to Owner from
Contractor under this EPC Contract. When a set-off sum is in Dispute the parties shall promptly refer the matter for determination under the Disputes resolution procedure set forth in ARTICLE 16 (Dispute Resolution) and any moneys set-off and subsequently determined to be payable shall thereupon be paid together with interest for late payment.

                  6.2.6 If any Punchlist items remain to be completed upon Take
Over, Owner's Representative may determine to withhold an amount from the remaining Milestone payments equal to up to one and a half times the reasonably estimated value of all Punchlist items remaining on an agreed upon punch list, with each such withheld amount to be paid to Contractor upon satisfactory completion of each such Punchlist item,

                                       42

Contractor to accumulate claims and send invoices to Owner therefor no more frequently than on a monthly basis.

                  6.2.7 If there is any Dispute about amounts invoiced and not paid, and the Dispute is not resolved within ten (10) days of notice by
Contractor of such Dispute, the parties shall promptly refer the matter for determination under the disputes procedure in this EPC Contract and any moneys set-off and subsequently determined to be payable shall thereupon be paid together with interest for late payment from the date payment was originally due to the date of payment at the Default Rate.

         6.3      INTEREST

         All monies not paid under this EPC Contract (including liquidated damages) by the due date for payment shall bear a late payment charge from the date payment was due to the date of payment at the Default Rate, unless such payment has been disputed and the Dispute has been resolved in favour of the paying party.

         6.4      PRECONDITIONS TO MILESTONE PAYMENTS

         The preconditions referred to in SUBSECTION 6.2.4 are:

         (a)      Contractor must have provided to Owner prior to the first
                  Milestone payment the NZ$ Denominated L/C and the US$
                  Denominated L/C and the parent company guaranty to Owner as provided in ARTICLE 13 (Securities);

         (b)      Contractor must have produced to Owner evidence confirming that Contractor has in place the insurances required in
                  SECTION 15.1(A) (Contractor's Insurances) prior to the
                  payment of the first Milestone payment, evidence that
                  Contractor has in place the insurance required in SECTION
                  15.1(B) prior to the payment of Milestone payments occurring immediately prior to the date that Supplier is scheduled to first deliver Equipment to Owner FOB (Incoterms 2000)
                  pursuant to the Supply Contract and evidence that Contractor has in place the insurance required in SECTION 15.1(C) and
                  (D) prior to the payment of Milestone payments

                                       43

                  occurring after Contractor has commenced performance of the
                  Works at the Site; and

         (c)      Contractor is current in providing the monthly progress
                  reports pursuant to SECTION 3.1(Q), provided, however, that any issues regarding the adequacy of the contents of such
                  reports shall be resolved pursuant to ARTICLE 16 (Dispute
                  Resolution) or other provisions of this EPC Contract and shall not be a basis for withholding or delaying payment of any
                  Milestone.

         6.5      EARLY COMPLETION PAYMENT

         In addition to the EPC Contract Price, Owner shall pay to Contractor upon the successful completion of the Reliability Run the sum of One Hundred
Eighty Nine Thousand New Zealand Dollars (NZ$189,000) (plus GST if any and less any withholding required by law)if Contractor commences a Reliability Run prior to May 1, 2005 (as that date may be extended pursuant to ARTICLE 5 (Extension of
Time) or ARTICLE 8 (Changes)) and successfully completes that Reliability Run.
For purposes of this SECTION 6.5, Contractor may commence the Reliability Run when it has successfully accomplished the handling trials, satisfied the
Performance Guarantees for the net power output and brine pressure drop output performance tests described in SUBSECTION 1.5.9 of SCHEDULE D (Performance
Tests), and the Binary Plant can be operated lawfully, provided, however, that the noise test set forth in SECTION 1.5.13 of SCHEDULE D (Performance Tests)
does not need to be completed prior to the commencement of the Reliability Run.

ARTICLE 7 - COMMISSIONING AND TAKE OVER

         7.1      COMMISSIONING

                  7.1.1       READINESS FOR COMMISSIONING

                  Not earlier than 7 days (but not later than 4 days) before
Contractor considers the Binary Plant will be ready for commissioning,
Contractor shall give notice to Owner indicating the date on which Contractor believes the Binary Plant will be ready for commissioning. The Binary Plant is ready for commissioning when:

                                       44

                  (a) Contractor has completed the Works up to commissioning in accordance with this EPC Contract, apart from completion of insulation, painting, final grading and gravel, drainage or any other incomplete or defective items which do not affect the mechanical, electrical or structural integrity, or the safe and lawful operation, of the Binary Plant. Contractor shall participate in an inspection of the Works with Owner in order to jointly identify such incomplete or defective items;

                  (b) Contractor has included the incomplete or defective items referred to in paragraph (a) in an initial Punchlist and Owner has approved (in its reasonable discretion) the initial Punchlist (the same time period and procedure set forth in SECTION 9.4 shall apply to Owner's review, approval or objections to the initial Punchlist proposed by Contractor);

                  (c) the Binary Plant may be operated in accordance with all applicable Laws, Consents and Standards, and without damage to the Works generally (including the Binary Plant itself), the Grid, the Wairakei Station, or anything else on or off the Site, and without injury to any person;

                  (d) Contractor has complied with its obligations under
SCHEDULE A (Owner's Technical Requirements) in relation to commissioning;

                  (e) the Binary Plant is ready for initial operation,
adjustment and testing;

                  (f) Contractor has submitted, in accordance with SECTION 9.4
(Design and Other Information Review), a detailed Commissioning and Performance
Testing Plan pursuant to paragraph 1.2.1 of SCHEDULE D (Performance Tests), including Contractor's requirements regarding the volume of Geothermal Fluid to be supplied by Owner at specified times, and Owner has issued or pursuant to
SECTION 9.4.3 is deemed to have issued a notice of no objection in respect of it; and

                  (g) Contractor has provided to Owner all test certificates, approvals and the like required from statutory or regulatory authorities before the Binary Plant may be commissioned.

                                       45

                  7.1.2       NOTICE BY OWNER

                  Within 7 days after receipt of notice pursuant to SUBSECTION
7.1.1 (Readiness for commissioning), Owner shall give notice to Contractor advising either that Owner:

                  (a) has no objection to Contractor commissioning the Binary
Plant (with or without conditions); or

                  (b) objects to Contractor commissioning the Binary Plant
because any of the conditions in SUBSECTION 7.1.1 (Readiness for commissioning)
have not been satisfied and specifying the conditions objected to and the basis for such objection.

If Owner fails to provide such notice within such 7 day period, Owner shall be deemed to have no objection to Contractor commissioning the Binary Plant (with or without conditions).

                  7.1.3       COMMISSIONING/CORRECTIVE MEASURES

                  (a) If Owner gives or is deemed pursuant to SUBSECTION 7.1.2
(Notice by Owner) to have given notice that it has no objection to Contractor commissioning the Binary Plant, Contractor shall proceed to commission the
Binary Plant in accordance with any conditions attaching to the notice and the
Commissioning and Performance Testing Plan.

                  (b) If Owner gives notice that it objects to Contractor
commissioning the Binary Plant, Contractor shall undertake corrective measures and/or perform any work required to comply with the conditions of SUBSECTION
7.1.1 (Readiness for commissioning), then give notice to Owner again under
SUBSECTION 7.1.1 (Readiness for commissioning).

         7.2      TAKE OVER

         The Binary Plant shall be ready for Take Over when:

                                       46

         (a)      Contractor has completed all Performance Tests and the results are within or better than the thresholds for performance
                  identified in SECTION 10.5 (Failure to pass the Performance
                  Tests);

         (b)      Contractor has completed the Binary Plant, except for (i) the
                  Post-Take Over Works, (ii) completion of the final as-built drawings and operation and maintenance manuals; and (iii) any construction that cannot reasonably be completed due to the occurrence of any of the events described in SUBSECTION
                  5.1.1(E) OR (F) (Extension of Time);

         (c)      the Binary Plant can be used for its intended purposes and operated properly and conveniently by Owner, without further reliance on Contractor and in accordance with all applicable
                  Laws, Consents and Standards;

         (d)      Contractor has furnished Owner with or has obtained such
                  Consents or waivers from governmental authorities having
                  jurisdiction that permit Owner under applicable Law, Consents, and Standards to operate the Binary Plant

         (e)      Contractor has paid all delay and performance related
                  liquidated damages to Owner due in terms of ARTICLE 12
                  (Remedies) save only those subject to a Dispute then submitted for resolution pursuant to ARTICLE 16 (Dispute Resolution)
                  and, if the Binary Plant has been accepted under SECTION
                  10.5(A)(3) (Failure to pass the Performance Tests), Contractor has paid to Owner any amount due to Owner to reflect the
                  adjustment to the EPC Contract Price under SECTION 10.5(B)
                  (Failure to pass the Performance Tests);

         (f)      Contractor has trained all operation and maintenance personnel as required under SECTION 3.1(N);

         (g)      Contractor has given Owner the following documents and
                  information:

                  (i)      draft operating and maintenance manuals;

                                       47

                  (ii)     training manuals;

                  (iii)    software end user licences, passwords, codes and
                           other similar items necessary for the operation and
                           maintenance of the Binary Plant;

                  (iv)     Draft As-Built Drawings; and

                  (v)      documents required to satisfy all applicable
                           regulatory approvals necessary for Owner's operation
                           of the Binary Plant;

         (h)      The Hazop Review has been carried out and any issues
                  identified have been rectified.

         7.3      REQUEST FOR TAKE OVER CERTIFICATE

                  7.3.1 Not earlier than 7 days before Contractor considers the provisions of SECTION 7.2 (Take Over) will be met, Contractor shall give notice to Owner requesting a Take Over Certificate. Such request shall contain all such documentary evidence and other information in sufficient detail to enable Owner to determine whether the provisions of SECTION 7.2 (Take Over) have or will be
(as applicable) met.

                  7.3.2 Owner shall within 7 days after receiving Contractor's request:

                  (a)      if Contractor has met all of the requirements of
                           SECTION 7.2 (Take Over), issue a Take Over
                           Certificate to Contractor stating the date on which
                           Contractor met the requirements of SECTION 7.2 (Take
                           Over);

                  (b)      if Contractor has not met one or more of the
                           requirements of SECTION 7.2 (Take Over), reject the
                           request, giving reasons and identifying the work
                           required to be done by Contractor to enable the Take
                           Over Certificate to be issued. Contractor shall then
                           complete this work before issuing a further notice
                           under SECTION 7.3 (Request for Take Over
                           Certificate); or

                                       48

                  (c)      if Contractor has not met all of the requirements of
                           SECTION 7.2 (Take Over) but Owner wishes to take over
                           the Permanent Works notwithstanding such failure,
                           Owner may issue a Take Over Certificate stating the
                           date on which the Owner took over the Permanent Works
                           identifying those requirements of SECTION 7.2 (Take
                           Over) which remain outstanding. In the event of Take
                           Over in these circumstances, Contractor shall not be
                           relieved of the obligation to meet all of the
                           requirements of SECTION 7.2 (Take Over) and shall
                           meet such requirements as soon as practicable
                           following Take Over.

         7.4      RESPONSIBILITY FOR THE PERMANENT WORKS

         Owner shall take complete possession and control of the Permanent Works and assume responsibility for the daily operation of the Binary Plant upon Take
Over. Owner and Contractor shall reasonably coordinate and cooperate with each other to provide Contractor access to the Site at reasonable times to avoid unreasonable interference with Owner's operation and maintenance of the Binary
Plant for the purpose of completing Punchlist items, remedying any defects, fulfilling any other outstanding obligations of Contractor under this EPC
Contract or performing the corrective work described in SECTION 12.8 (Make Right
Obligation).

         7.5      DELAYED TESTS

         (a) If the Performance Tests are not satisfactorily completed by the
Scheduled Take Over Date due to the occurrence of any of the events described in
SUBSECTION 5.1.1(D) OR (E) (Extension of Time) (solely for purposes of this
Section, the term "Scheduled Take Over Date" shall not be extended due to the occurrence of such SUBSECTION 5.1.1(D) OR (E) events, but shall reflect any other extensions thereof made pursuant to the other provisions of this EPC
Contract) then Contractor shall be entitled to issue a notice to Owner under
SECTION 8.5 as if the failure to complete the tests was an Owner's Change.

                                       49

         (b) In the event that SUBSECTION 5.1.1(E) or (F) applies and the Owner fails or refuses to remedy the relevant SUBSECTION 5.1.1(E) or (F) event within
30 days of such Scheduled Take Over Date then Contractor shall be entitled to payment of the relevant Milestone(s) as if the Performance Tests had been successfully completed and Take Over had occurred. If Owner is able to remedy the relevant event within 90 days of such Scheduled Take Over Date, Contractor shall, subject to SECTION 7.6 (Binary Plant Degradation) and upon Owner's request, conduct the delayed Performance Tests and otherwise comply with the provisions of SECTION 7.2 (Take Over) and ARTICLE 10 (Testing). If Contractor is
required to incur additional Costs as a result of maintaining personnel and equipment on standby to do so it shall be entitled to claim for reasonable reimbursement of those Costs as an Owner's Change pursuant to ARTICLE 8
(Changes). In the event that Owner is unable to remedy the relevant event within
90 days of the Scheduled Take Over Date then Take Over and the successful full completion of all of the Performance Tests shall be deemed to have occurred and
Contractor shall be entitled to payment of the relevant Milestone(s) for Take
Over, the accomplishment of such Performance Tests and related matters.

         7.6      BINARY PLANT DEGRADATION

         (a) If geothermal fluid has been run through any part of the Binary
Plant due to a request by Owner to operate the Binary Plant under SECTION
3.19(D) resulting in a cumulative operating period of more than six (6) weeks,
Contractor may require that the parties jointly open and inspect the Binary
Plant prior to the Performance Tests being carried out.

       Subsequent to the inspection:

                  (i)      if the Binary Plant is in good, clean and reasonably
                           as-installed condition, Contractor will proceed
                           within a reasonable period of time to conduct the
                           Performance Tests not previously completed; or

                  (ii)     if the Binary Plant is not in good, clean and
                           reasonably as-installed condition, prior to the
                           conduct of the Performance Tests,

                                       50

                           Contractor will notify Owner accordingly and with the
                           agreement of Owner (not to be unreasonably withheld)
                           within a reasonable period of time clean and repair
                           the Binary Plant (as Contractor reasonably deems
                           appropriate) at Owner's expense and then conduct such
                           tests; and

                  (iii)    if the Parties agree that the Binary Plant can not be
                           cleaned and/or repaired to a standard to enable the
                           Performance Tests to be carried out, the testing
                           protocols and requirements shall be revised
                           accordingly to adjust for the constraints which
                           prevent such tests from being performed as originally
                           defined and within a reasonable period of time
                           Contractor shall conduct such revised tests.

         7.7      REPLACEMENT PERFORMANCE BOND

                  Upon Take Over Contractor may submit to Owner a replacement performance bond issued by the same bank, provided that it has the same or better credit rating, or other financial institution meeting the criteria specified in SECTION 13.1 (Security Provided on Behalf of Contractor) and in the
same form as the performance bonds issued under SECTIONS 13.1(A) and 13.1(B) but for an amount representing 5% of the sum of the EPC Contract Price and the
Supply Contract Price at Take Over. Upon receipt of such bond, Owner shall release the NZ$ Denominated L/C and the US$ Denominated L/C issued under
SECTIONS 13.1(A) and 13.1(B).

         7.8      INDUSTRY AND GRID REQUIREMENTS

                  If the Binary Plant upon Take Over does not satisfy the
technical requirements of all Industry Arrangements Contractor shall, if requested by Owner, provide all information necessary for Owner to seek an equivalence arrangement or dispensation. Contractor shall also reimburse all
Owner's reasonable out-of-pocket costs associated with both any application for an equivalence arrangement or dispensation and any charges imposed thereafter.
Owner shall not be obliged to apply for an equivalence arrangement or dispensation and any application, or decision not to apply for an equivalence arrangement or dispensation shall not limit Owner's rights or remedies.

                                       51

         7.9      POST-TAKE OVER WORKS

         After Take Over, Contractor shall promptly and diligently perform the following Works to completion:

         (a)      Upon Take Over, Contractor shall prepare a final Punchlist that identifies all incomplete or defective items of the
                  Works and present the same for approval by Owner (acting
                  reasonably) applying the same time period and approval
                  procedure set forth in SUBSECTION 7.1.2 to the final
                  Punchlist proposed by Contractor and the parties referring any Dispute over the composition of the final Punchlist for resolution pursuant to ARTICLE 16 (Dispute Resolution)
                  without delaying Take Over. Approval by Owner of the
                  Punchlist shall not relieve Contractor of any of its
                  obligations under this EPC Contract and Contractor shall
                  promptly and diligently complete all items of the Works
                  included in the final Punchlist approved by Owner as
                  provided above.

         (b)      Contractor shall transfer all applicable Consents related to the Works and Binary Plant to Owner in a form which enables the benefit of them to be used by Owner, including:

                  (i)      Building Act 1991 code compliance certificate(s);

                  (ii)     all certification under the Electricity Act 1992 and
                           Hazardous Substances and New Organisms Act 1996;

                  (iii)    all certification of pressure equipment and cranes;
                           and

                  (iv)     all other certificates required for operation or
                           maintenance of the Works which are within
                           Contractor's obligations;

         (h)      Contractor shall give Owner all documents and information
                  required to be provided under this EPC Contract, including:

                  (i)      all documents required by the Schedules; and

                                       52

                  (ii)     Plant specifications and descriptions.

         (i)      Contractor shall provide to Owner all special tools identified in the Contractor's Technical Proposal;

         (j)      Contractor shall remove all Contractor's and Subcontractor's personnel, supplies, equipment, waste materials, rubbish and temporary facilities, except those reasonably required for performance of correction work during the Defects Correction
                  Period, from the Site and the Wairakei Station;

         (k)      Contractor shall give Owner all information required as
                  specified in SCHEDULE A (Owner's Technical Requirements) for
                  Owner's final fixed asset register with respect to the Binary
                  Plant;

         7.10     FINAL DOCUMENTATION

         Not later than six (6) months after Take Over, Contractor shall provide to Owner four copies of the final operation and maintenance manuals (which shall incorporate manuals of the Equipment) and detailed as-built Drawings and specifications for the Binary Plant.

ARTICLE 8 - CHANGES

         8.1      CHANGE

         All Changes shall be recorded in a written instrument signed by the
Owner's Representative and Contractor and shall not be implemented by Contractor without such written instrument.

         8.2      EFFECT OF CHANGE

         No Change shall in any way vitiate or invalidate this EPC Contract.

                                       53

         8.3      REQUEST

         Either party may request a Change under this ARTICLE 8 (Changes) by written request to the other party, provided however, that neither party may request or require changes or deletions which, in the aggregate, reduce the combined EPC and Supply Contract Prices by more than fifteen percent (15%).

         8.4      OWNER'S CHANGES

         (a)      At any time prior to issuing the Take Over Certificate, Owner may instruct Owner's Changes. Contractor shall promptly implement any such
Owner's Change.

         (b)      If Owner requests a proposal in respect of a contemplated
Owner's Change, or if Contractor is of the view that an instruction given by
Owner comprises an Owner's Change, the following provisions shall apply:

                  (i)      within 14 days after Owner's request, or such longer
                           period as Owner allows, Contractor shall prepare and
                           submit to Owner a detailed proposal relating to the
                           contemplated Owner's Change, including:

                           (1)      a description of how the Change would be
                                    implemented, including (where relevant)
                                    the proposed design and/or work to be
                                    performed;

                           (2)      any additional Cost or Cost saving and
                                    Contractor's proposal for any adjustment to
                                    the EPC Contract Price for such Cost (and if
                                    relevant Supplier's proposal for any
                                    adjustment in the Supply Contact Price under
                                    the Supply Contract) as a result;

                           (3)      any additional time that would be involved
                                    or any time saving and Contractor's proposal
                                    for any adjustment to the Scheduled Take
                                    Over Date as a result;

                                       54

                           (4)      Contractor's proposal for any consequential
                                    adjustment to the programme, construction
                                    method statement and the Milestone Payment
                                    Schedule; and

                           (5)      advice as to the effect of the Owner's
                                    Change on the ability of Contractor to
                                    perform its obligations under this EPC
                                    Contract;

                           (6)      advice as to the effect of the Owner's
                                    Change on the Supply Contract and/or the
                                    Equipment;

                  (ii)     Contractor and Owner shall then take reasonable steps
                           to reach agreement on the Owner's Change. Upon
                           agreement being reached Owner may then issue an
                           instruction to Contractor to implement the Owner's
                           Change. Any such agreement shall be conditional upon
                           Owner being able to reach an agreement with the
                           Supplier for any related change under the Supply
                           Agreement and upon terms acceptable to Owner (acting
                           reasonably);

                  (iii)    no agreement between Owner and Contractor as to the
                           terms upon which an Owner's Change may be implemented
                           shall have any contractual or other legal effect
                           unless it is in writing and a written instruction to
                           implement the Owner's Change has been issued pursuant
                           to this clause;

                  (iv)     any such written agreement shall be binding upon
                           Contractor and Owner according to its terms and
                           Contractor will have no further or other entitlement
                           under this EPC Contract in respect of such Owner's
                           Change;

                  (v)      if the parties fail to reach agreement within 7 days
                           Owner may either:

                           (1)      instruct Contractor under paragraph (a) to
                                    implement the Owner's Change in which case
                                    the parties shall resolve any

                                       55

                                    Dispute regarding the extension of time,
                                    compensation or other issues regarding such
                                    Change in accordance with ARTICLE 16
                                    (Dispute Resolution); or

                           (2)      choose not to proceed with the Owner's
                                    Change, in which event Contractor shall have
                                    no claim of any kind whatsoever arising out
                                    of or in connection with the request for the
                                    proposal. If Owner elects to not proceed
                                    with the Owner's Change, Owner reserves the
                                    right, subject to the terms of this EPC
                                    Contract, to proceed with the work behind
                                    the proposed Change directly or through a
                                    third party.

         8.5      ADJUSTMENTS

         Should any Owner's Change or the occurrence of an event described in
SUBSECTION 5.1.1 (other than where the occurrence of such event is due to an event of Force Majeure and Owner elects to address such failure pursuant to the terms of ARTICLE 22 (Force Majeure)) cause a material increase or decrease in the Cost of or time required for Contractor's performance of this EPC Contract or otherwise affect any provision of this EPC Contract, then after Contractor has given to Owner the required information under SECTION 8.4 of the likely effect of the Change and corresponding proposed adjustments, and Owner elects to continue with the proposed Change then the Scheduled Take Over Date and other dates in this EPC Contract shall be adjusted as provided in ARTICLE 5 (Extension of Time) and an adjustment that is reasonable in the circumstances will be made to the EPC Contract Price for the Costs of such Change plus a ten percent allowance thereon for overhead and profit (with regard to SUBSECTION 5.1.1 events, Contractor's rights under this SECTION 8.5 with regard to recovery of
Costs shall be subject to the conditions set forth in SUBSECTION 5.1.1(I),
(III), (IV) and (V) which provisions shall be read as if references to "delay"
refer to "Costs"), and to performance warranties (where performance of the Works is attested and subject to SECTION 8.7 (Effect of Changes on Warranties and
Safety) and any other provision of this EPC Contract which is thereby affected.
Any increase in the EPC Contract Price due to such Change

                                       56

shall be payable subject to a progress payment schedule to be submitted by
Contractor as part of the proposed written Change order. Any Dispute relating to any such Change shall be determined in terms of ARTICLE 16 (Dispute Resolution), but Contractor shall continue to implement any Owner's Change notwithstanding the Dispute.

         8.6      CONTRACTOR CHANGES

                  8.6.1 Notwithstanding the foregoing, or anything expressed or implied in this EPC Contract, if Contractor requests a Change so as to make the
Binary Plant meet the Performance Guarantees, or to otherwise comply with its obligations under this EPC Contract and such request does not involve any other cause or event that would otherwise entitle Contractor to such Change under this
EPC Contract, such Change shall be at Contractor's own cost and expense and shall be subject to the consent of the Owner's Representative (which consent shall not be unreasonably withheld). If the Owner's Representative withholds its consent to such Change, and Contractor remains of the view that it is necessary for the completion of the Work in accordance with this EPC Contract, then the matter shall be referred for resolution under ARTICLE 16 (Dispute Resolution).
Provided always in no event shall Owner be obliged to accept a Contractor's
Change that Owner considers to be detrimental to Owner's overall interests in relation to the Plant.

                  8.6.2 The requirements of SECTION 8.4(B) shall apply to every request made by Contractor for a Change under this SECTION 8.6, and the provisions of SECTION 8.4(B) shall be read as if references to "Owner's Change"
are to "Contractor's Change" and SECTION 8.4(B)(V) shall be read so that if the parties fail to reach agreement within 7 days the Dispute shall be determined in terms of ARTICLE 16 (Dispute Resolution).

         8.7      EFFECT OF CHANGES ON WARRANTIES AND SAFETY

                  8.7.1 If Contractor reasonably believes that a proposed
Owner's Change will result in Contractor not being able to comply with any express or implied warranty of the Works, Contractor shall serve Owner notice within fourteen (14) days of the receipt of such proposal of its belief and the believed effect together with such supporting technical data and other information as is reasonably required to confirm to Owner (acting reasonably)
the predicted effect of the proposed change in the Works. If the parties are

                                       57

unable to agree upon the Owner's Change and its predictive effect and Owner wishes to proceed with the Owner's Change then the matter shall be referred for immediate resolution by a suitably qualified expert either agreed by the parties or appointed by the President or nominee of the Institute of Professional
Engineers of New Zealand within 7 days of being requested to do so under this
EPC Contract. The expert shall be required to make the determination within 7 days of appointment. If Owner insists, despite the expert determination to require the execution of such proposal in circumstances where the expert determines the change will result in Contractor not being able to comply with any express or implied warranty of the Works, Contractor shall comply with
Owner's requirement to execute the proposal, but Contractor shall not be responsible for the resulting non compliance with affected warranties or performance guarantees, but only to the extent related to or derived from
Owner's proposal.

                  8.7.2 If a proposed Owner's Change will cause or result in an unlawful activity or may negatively affect safety of the Binary Plant or persons in its vicinity, Contractor shall serve Owner notice within fourteen (14) days of such proposal of its belief and the believed effect, and Contractor shall not be required by Owner to unlawfully execute such proposal.

         8.8      OTHER PROVISIONS UNAFFECTED

         Except to the extent a Change specifically amends one or more provisions hereof, all provisions hereof shall apply to all Changes, and no
Change shall be implied as a result of any other Change.

ARTICLE 9 - ACCESS AND REVIEW BY OWNER

         9.1      RESPONSIBILITY FOR DESIGN

         Contractor shall be responsible for the development of all technical data, design and other documentation required for the performance of the Works
(including the verification of the design specification of the Equipment) and its suitability or otherwise to achieve Contractor's obligations in SECTION 3.1
(General Responsibilities), particularly relating to fitness for purpose as described in SECTION 3.1(D).

                                       58

         9.2      INSPECTION OF WORK

         (a) In addition to inspection and testing required elsewhere under this
EPC Contract (including those noted in section 1.7 of SCHEDULE A (Owner's
Technical Requirements)), Owner shall have the right at all reasonable times to inspect and test, on the Site, any item of equipment, material, engineering, service or workmanship to be provided as part of the Works and to inspect and test any such major items that are being specially fabricated for Contractor in
New Zealand. Alternatively, Owner shall have the right to require Contractor to demonstrate to Owner, by testing or otherwise, that any such work complies with this EPC Contract or the Supply Contract as the case may be. Contractor shall, at the request of Owner, arrange for any such inspection, testing or demonstration at the relevant location. Owner shall coordinate such requested inspections and tests with Contractor to avoid unnecessary duplication of inspections and testing and interference with the performance of the Works.
Where any such matter inspected, tested or the subject of a demonstration under this clause:

                  (i)      does not conform with this EPC Contract or the Supply
                           Contract, Contractor shall be responsible for all
                           costs in respect of such inspection, testing or
                           demonstration and the Contractor shall not be
                           relieved of its obligations to carry out the Works in
                           accordance with the requirements of this EPC
                           Contract;

                  (ii)     conforms with this EPC Contract or the Supply
                           Contract, such inspection, testing or demonstration
                           shall be treated as an Owner's Change pursuant to
                           ARTICLE 8 (Changes).

         (b) Contractor shall be responsible for all costs in respect of any inspection, testing or demonstration required by any authority, other statutory or regulatory body or other authorised third party in relation to the Works and/or the Site.

         (c) Contractor shall give notice to Owner whenever any work is ready for inspection or testing and before it is materially covered up, put out of sight, or packaged for storage or transport. If Contractor fails to give notice then notwithstanding

                                       59

SECTION 9.2(A) (Inspection of Work) Contractor shall, if and when required by
Owner, uncover the work and thereafter reinstate and make good, all at
Contractor's cost.

         9.3      ACCESS TO THE SITE

         Owner shall have the right to access the Site at all times, shall have the right, at Owner's expense, to be present during all on-site and off-site test procedures and shall have the right to receive, upon request, a single hard copy and electronic copy of inspection and test procedures, quality control reports, and test reports and data. Contractor shall notify Owner at least ten
(10) days prior to the testing of major equipment items and systems at the Site.
While at the Site, Owner and its representatives shall comply with all of
Contractor's safety rules and other job site rules and regulations.

         9.4      DESIGN AND OTHER INFORMATION REVIEW

                  9.4.1 Contractor shall submit to Owner for review 4 hard
copies or 1 electronic copy of the documents listed in Exhibit A01 of SCHEDULE A
(Owner's Technical Requirements) and any other information reasonably requested by the Owner's Representative for the purposes of enabling commissioning and
Take Over of the Permanent Works.

                  9.4.2 Contractor shall submit to Owner's Representative one
(4) hard or one (1) electronic copy of the Design and Other Information in sufficient time to enable Owner's Representative to review such Design and Other
Information in accordance with this SECTION 9.4. In the event that a re-submission of Design and Other Information is required as provided in this
SECTION 9.4, such re-submission shall be made as soon as reasonably practicable after Contractor's receipt of the relevant statement of objections.

                  9.4.3 Following receipt of a submission of Design and Other
Information in accordance with SUBSECTION 9.4.2, the Owner's Representative shall within ten (10) days from receipt return to the Contractor either:

         (a)      a notice stating that he/she has no objections to the Design and Other Information as submitted (for the purposes of this
                  ARTICLE 9, a "notice of no objection"); or

                                       60

         (b)      a statement of objections which shall identify with due
                  particularity the aspects of the Design and Other Information which do not materially comply with the provisions of this EPC
                  Contract and/or accord in any material respect with any Design and Other Information previously submitted by Contractor.

If the Owner's Representative fails to respond within the ten (10) day period, then he/she will be deemed to have issued a notice of no objection.

                  9.4.4 If the Owner's Representative returns any Design and
Other Information under SUBSECTION 9.4.3(A) or is deemed to have issued a notice of no objection under SUBSECTION 9.4.3, Contractor may, subject to SUBSECTION
9.4.5, proceed with the Works in accordance with this EPC Contract.

                  9.4.5 If the Owner's Representative considers that revisions to a submission of Design and Other Information are appropriate, but that such revisions are of minor design significance, the Owner's Representative may issue a notice of no objection subject to an appended schedule of comments identifying the relevant revisions. Subject to the restrictions set forth in SUBSECTION
9.4.6, Contractor shall cause such Design and Other Information to be revised in accordance with such comments, but shall not be obliged to re-submit such Design and Other Information solely on account of such revisions.

                  9.4.6 If the Owner's Representative returns any statement
under SUBSECTION 9.4.3(B), Contractor shall cause the Design and Other
Information to be revised so as to take account of the properly stated
objections and as soon as reasonably practicable shall re-submit such Design and
Other Information to Owner's Representative, provided, however, that Contractor shall not be required to make any modifications or changes which are not in accordance with this EPC Contract.

                  9.4.7 Submission of a document under SUBSECTION 9.4.1, and the issue of notice of objection or the issue of a notice of no objection by Owner:

                  (a)      does not in any way place responsibility for the
                           document or the matters to which the document relates
                           upon Owner or restrict any

                                       61

                           remedy Owner would have otherwise have had with
                           respect to the relevant Works, or any other related
                           submission of a document by Contractor; and

                  (b)      shall not relieve Contractor from any of its
                           obligations under this EPC Contract or any liability
                           arising from the document.

         In particular, without limitation, Owner shall not be obliged to review a document submitted under SUBSECTION 9.4.1 and a notice of objection does not imply that Owner has undertaken such a review.

                  9.4.8 Neither a proper objection raised under SUBSECTION
9.4.3(B) nor a comment made under SUBSECTION 9.4.5 shall constitute a Change.

                  9.4.9 Except in the case of an Owner's Change or agreed
Contractor's Change, approved Design and Other Information shall not be departed from.

                  9.4.10 Owner and/or Owner's Representative shall have the
right to inspect all of the Design and Other Information at Contractor's
premises, for any part of the Works, includes as contemplated in section 1.5.1 of SCHEDULE A (Owner's Technical Requirements). Owner shall coordinate such requested inspections with Contractor to avoid unnecessary duplication of inspections and interference with the performance of the Works.

         9.5      DRAWINGS NOT TO BE PROVIDED

         Notwithstanding any other provisions of this EPC Contract, Contractor shall not be required to provide shop drawings nor any of Contractor's or
Supplier's confidential manufacturing drawings, designs or know-how nor the confidential details of manufacturing practices, processes or operations.

         9.6      USE OF DRAWINGS

         Documents, drawings and information supplied by Contractor may be used by Owner, its representatives, assignees and transferees, only for the purposes of completing, operating, maintaining, adjusting and repairing the Binary Plant.
No license is granted to

                                       62

copy or use documents, drawings or information so supplied in order to make or have made spare parts. Documents, drawings or information so supplied by
Contractor shall be subject to the confidentiality clause contained herein in
ARTICLE 23 (Confidentiality) and shall not be used, copied or communicated by
Owner to a third party otherwise than as strictly necessary and permitted under this EPC Contract.

ARTICLE 10 - TESTING

         10.1     TEST PROCEDURES

         Once Contractor has achieved commissioning of the Plant as provided in
SECTION 7.1 (Commissioning), Contractor shall conduct the Performance Tests described in SCHEDULE D (Performance Tests) hereto as described therein, and test results shall be adjusted in accordance with the Correction Curves as applied in accordance with SCHEDULE D (Performance Tests). Contractor shall provide everything necessary to conduct the Performance Tests apart from the obligations of Owner under this EPC Contract (e.g., supplying the Geothermal
Fluid).

         10.2     NOTICE OF TESTING

         Contractor shall give Owner's Representative at least three (3) days'
notice prior to the date(s) on which Contractor will be ready to perform the initial Performance Tests under SCHEDULE D (Performance Tests); provided that for any repeated test the notice period shall be at least twenty-four (24) hours before the time established by Contractor for such test. Owner's Representative shall be entitled to have, at its own cost, a suitably qualified independent party present during all such tests. If Owner's Representative and/or such independent party fails to attend at the time and place appointed for the tests,
Contractor shall be entitled to proceed with the tests in the Owner's
Representative's and/or such party's absence. The tests shall then be deemed to have been made in the presence of the Owner's Representative and such party and the results of the tests shall except for manifest error be accepted as accurate. Reporting the results of the tests shall be in accordance with the requirements of SCHEDULE D (Performance Tests).

                                       63

         If any aspect of the Works fails to pass any test, the Owner's
Representative may require such test to be repeated on the same terms and conditions and such testing shall be executed by Contractor.

         10.3     CONDUCT AND REPETITION OF TESTS

         Contractor may at any time prior to Take Over repeat at its cost, one or more times, any of the tests described in SCHEDULE D (Performance Tests)
where Contractor, in its sole discretion, believes that the results of the prior tests are unsatisfactory. Further, Contractor may undertake remedial actions at its cost in connection with such repeated tests, provided that such remedial action does not depart from previously approved Design and Other Information without the Owner's Representative's prior consent, which shall not be unreasonably withheld and the response shall be given promptly but not later than forty-eight (48) hours after Contractor's request.

         10.4     POST PERFORMANCE TESTS ALTERATIONS

         (a) If Contractor alters the setting, configuration or the like of the
Binary Plant during or after the successful completion of a Performance Test in a manner that would materially affect the integrity of such Performance Test, save where such alteration is part of the normal operating practice of the
Binary Plant or is approved/waived by Owner in its reasonable discretion, then the results of such affected successful Performance Test shall, at the option of
Owner, be invalidated.

         (b) Contractor shall notify Owner of any defects in the Binary Plant discovered during the conduct of any Performance Test.

         10.5     FAILURE TO PASS THE PERFORMANCE TESTS

         (a)      If:

                  (i)      the Corrected Net Power Output in respect of the
                           final Performance Test for net power output set forth
                           in section 1.5.9 of SCHEDULE D (Performance Tests) is
                           less than 90% of the Guaranteed Net Power Output; or

                                       64

                  (ii)     the Corrected Pressure Drop in respect of the final
                           Performance Test for pressure drop set forth in
                           SCHEDULE D (Performance Tests) is greater than the
                           2.7 barg; or

                  (iii)    the Binary Plant fails to pass the Reliability Run
                           (following any rescheduled run/s of the Reliability
                           Run permitted by SCHEDULE D (Performance Tests) or
                           this EPC Contract),

                  Owner shall be entitled to:

                  (1)      order Contractor to carry out corrective work and a
                           repetition of the relevant Performance Test(s);

                  (2)      reject the Binary Plant, in which event Owner shall,
                           without prejudice to any other rights or remedies
                           under this EPC Contract or otherwise have the same
                           remedies as are provided in SECTION 21.1 (Termination
                           for Cause), SUBSECTION 21.1.3 (Consequences of
                           Termination), and SUBSECTION 21.1.4 (Payment After
                           Termination); or

                  (3)      accept the Binary Plant at the reduced performance
                           level, subject to reduction of the EPC Contract Price
                           in terms of paragraph (b) below.

         (b) In the event Owner accepts the Binary Plant in terms of SECTION
10.5(A)(3) then the EPC Contract Price shall be reduced by the amount appropriate to cover the reduced value of the Binary Plant to Owner (and SECTION
8.3 (Request) shall not apply) having regard to:

                  (i)      an acceptable return to Owner on the revised EPC
                           Contract Price, having regard to the electricity that
                           can be generated from the Binary Plant and the cost
                           of its operation; and

                  (ii)     any other matter which would be reasonably relevant
                           to Owner's consideration of the price it would be
                           prepared to pay for the

                                       65

                           Binary Plant given its performance, economic life and
                           its whole of life cost,

                           provided always that if Owner accepts the Binary
                           Plant in terms of SECTION 10.5(A)(3) without having
                           agreed upon a revised EPC Contract Price with
                           Contractor, the EPC Contract Price shall be
                           determined in accordance with ARTICLE 16 (Dispute
                           Resolution). Upon the determination of the reduction
                           in the EPC Contract Price in accordance with ARTICLE
                           16 (Dispute Resolution), Owner shall be entitled to a
                           further opportunity to exercise either of the options
                           in SECTION 10.5(A)(1) or 10.5(A)(2) and not take over
                           the Binary Plant for the reduced price so determined.

         (c) In the event Owner has already paid Contractor more than the reduced EPC Contract Price, Owner may recover the amount of the overpayment as a debt due from Contractor. The acceptance of the Binary Plant by Owner, and the reduction of the EPC Contract Price shall not otherwise relieve Contractor of its obligations under this EPC Contract, save in relation to those consequences which necessarily arise as a result of the failure which gave rise to the reduction in the EPC Contract Price; provided, however, that if Owner receives any amount from Supplier for a similar claim under the Supply Contract, the liability of Contractor under this clause shall be reduced accordingly .

         (d) If the final applicable Performance Tests (which to avoid doubt must be carried out prior to the Reliability Run that is the basis for Take
Over) establish that:

                  (i)      the Corrected Net Power Output is less than 100% (but
                           not less than 90%) of the Guaranteed Net Power
                           Output; or

                  (ii)     the Corrected Pressure Drop is more than the
                           Guaranteed Pressure Drop (but not more than the 2.7
                           barg),

         Contractor shall pay liquidated damages in accordance with SECTION 12.2
         (Liquidated Damages for Performance Deficiency).

                                       66

ARTICLE 11 - WARRANTIES

         11.1     GENERAL WARRANTY

         Contractor warrants that:

                  (a)      the Works and the Equipment shall conform in all
                           material respects to Laws, Owner's Consents, and the
                           other applicable descriptions, specifications and
                           criteria set forth in this EPC Contract and the
                           Supply Contract;

                  (b)      the Works shall be performed in a workmanlike and
                           skilful manner;

                  (c)      the Works and the Equipment shall be of good quality
                           and will, on Take Over, be free from defects in
                           workmanship, material, design and title and, as
                           specified in SECTION 3.1(D) (General
                           Responsibilities), fit for the purposes for which the
                           Works are intended, each in accordance with this EPC
                           Contract.

                  (d)      All materials and other items when incorporated in
                           the Works and the Equipment shall be new and of a
                           suitable grade of its respective kind for its
                           intended use;

                  (e)      it is a corporation duly organised, validly existing
                           and in good standing under the laws of its home
                           country, and has full power to engage in the business
                           it presently conducts and contemplates conducting,
                           and is and will be duly licensed or qualified and in
                           good standing under the laws of each jurisdiction in
                           which it transacts business;

                  (f)      there are no actions, suits, proceedings or
                           investigations pending or, to Contractor's knowledge,
                           threatened against it, which individually or in the
                           aggregate could result in any materially adverse
                           effect on

                                       67

                           Contractor or in any impairment of its ability to
                           perform its obligations under this EPC Contract;

                  (g)      it has no knowledge of any violation or default with
                           respect to any order, writ, injunction or any decree
                           of any court or any governmental department
                           commission, board, agency or instrumentality which
                           may result in any such materially adverse effect or
                           such impairment;

                  (h)      it owns or has the right to use all Intellectual
                           Property Rights necessary to perform this EPC
                           Contract and to carry on its business as presently
                           conducted and presently planned to be conducted
                           without conflict with the rights of others;

                  (i)      it has knowledge of all of the legal requirements,
                           business practices and other matters specific to New
                           Zealand that must be followed or complied with in
                           performing this EPC Contract and this EPC Contract
                           will be performed in conformity with such
                           requirements and practices.

                  (j)      it will employ, or contract with, suitably expert and
                           experienced employees and Subcontractors to strictly
                           discharge Contractor's obligations under this EPC
                           Contract;

                  (k)      it has audited the Owner's Technical Requirements and
                           any design provided by Owner and is unaware of any
                           inaccuracy or defect in the same that should have
                           been apparent to a qualified and competent contractor
                           experienced in work of similar nature and scope as
                           the Works;

                  (l)      it has exercised and will continue to exercise in the
                           design of the Works all the skill and care to be
                           expected of a professionally qualified and competent
                           designer experienced in work of similar nature and
                           scope as the Works;

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                  (m)      it understands the Owner's Technical Requirements and
                           the Works will, when completed, comply in all
                           respects with the Owner's Technical Requirements;

                  (n)      the Binary Plant has been or will be designed and
                           constructed using proven up-to-date good practice and
                           to standards appropriate to the development which are
                           consistent with the Owner's Technical Requirements
                           and with the intended use of the Binary Plant;

                  (o)      no goods or materials generally known to be
                           deleterious or otherwise not in accordance with good
                           engineering practice have been or will be specified
                           or selected by Contractor or any one acting on its
                           behalf and no goods or materials which, after their
                           specification or selection by or on behalf of
                           Contractor but before being incorporated into the
                           Binary Plant, become generally known to be
                           deleterious or otherwise not in accordance with good
                           engineering practice, will be incorporated into the
                           Works; and

                  (p)      the design of the Permanent Works has taken or will
                           take full account of the effects of the intended
                           construction methods, Temporary Works and
                           Contractor's Equipment.

         11.2     DEFECTS CORRECTION WARRANTY PERIOD

                  11.2.1      DURATION

                  The warranties set forth in SECTION 11.1 (General Warranty)
shall inure for the benefit of Owner and its successors and assigns and, except as expressly provided below in this SECTION 11.2, the warranties set forth in
SECTION 11.1 (other than the warranties set forth in SECTION 11.1(D)-(I) and (K)
and (N) which are made and in effect as of the Commencement Date) shall be in effect from Take Over for the duration of:

                  (a)      twenty four (24) months; and

                                       69

                  (b)      thirty six (36) months for any defect in the Binary
                           Plant of the kind described in SECTION 11.1 (General
                           Warranty) that was caused by the gross misconduct of
                           Contractor and which would not have been disclosed by
                           a reasonable examination prior to the expiry of the
                           above described applicable warranty period (for
                           purposes of this paragraph, "gross misconduct" does
                           not comprise each and every lack of care or skill but
                           means an act or omission on the part of Contractor
                           which implies either a failure to pay due regard to
                           the serious consequences which a conscientious and
                           responsible contractor would normally foresee as
                           likely to ensue or a willful disregard of any
                           consequences of such act or omission);

the time periods specified in paragraphs (a) and (b) being the Defects
Correction Period.

The Defects Correction Period set forth in paragraph (a) above with respect to any item of the Works that is repaired, replaced, modified, or otherwise altered after Take Over by Contractor shall extend for a period of twenty four (24)
months from the date of completion of such alteration, provided, however, that in no case shall the warranty extended hereunder exceed the maximum period of thirty-six (36) months from Take Over.

                  11.2.2      PUNCHLIST AND DEFECTS

                  In order that the Permanent Works, including the Binary Plant, and the documents to be provided by Contractor under this EPC Contract are in the condition required by this EPC Contract by the expiry date of the Defects
Correction Period Contractor shall, as soon as practicable after the issue of the Take Over Certificate and at its own risk and cost:

                  (a)      complete all items on the Punchlist and any other
                           Works that is  outstanding  at Take Over; and

                  (b)      execute all work required to remedy defects or damage
                           or other non-conformance in the Permanent Works,
                           provided that where such defect, damage or
                           non-conformance arises as a result of a

                                       70

                           failure by Owner to comply with the operation and
                           maintenance manuals issued by Contractor under this
                           EPC Contract, in which event Owner shall reimburse
                           Contractor the Cost of such work plus a ten percent
                           allowance for overhead and profit.

                  11.2.3      DEFECTS WARRANTY

                  (a) If within the Defects Correction Period a defect in the
Works occurs and Owner notifies Contractor of the defect, Contractor will promptly reperform, repair or replace, as Contractor (acting reasonably)
determines is appropriate under the circumstances, the portion of the Works that has been determined to be defective. This warranty will not cover repairs or alterations (not being normal maintenance work required to be carried out by
Owner under the operating and/or maintenance manuals provided by Contractor under this EPC Contract) made by Owner or a third party without Contractor's written consent. Owner shall cooperate to provide reasonable access thereto and working and workshop spaces in order to enable the Contractor to perform the repair. Further, if special rigging, cranes or heavy equipment or any labour required in connection with operating such equipment is available at the Site and necessary for the performance of such repairs, Owner shall provide
Contractor with access to such equipment and labour and Contractor shall pay reasonable compensation therefor.

                  (b) The warranties in this EPC Contract do not extend or apply to damage, deterioration or failure resulting after Take Over from:

                              (i)  normal wear and tear but excluding any wear
                              and tear  attributable  to a defect in the Works;

                              (ii) abnormal environment over and above that
                              which would ordinarily be expected for the site in
                              which the Binary Plant is operated;

                              (iii) failure of Owner to store, operate and
                              maintain the Works in accordance with the Design
                              Range or the operation and maintenance manuals
                              furnished by Contractor in accordance

                                       71

                              with SCHEDULE A (Owner's Technical Requirements)
                              including, but not limited to, the fuel, lube oil
                              and water specifications; or

                              (iv)  an event of Force Majeure.

                  11.2.4      FAILURE TO REMEDY DEFECTS

                  (a) If Contractor fails to remedy any defect and directly
resulting damage as soon as reasonably practicable, Owner may give written notice to Contractor requiring Contractor to remedy the defect or damage within a specified reasonable time.

                  (b) If Contractor fails to remedy the defect and directly
resulting damage by this notified date, the failure shall constitute a fundamental breach of Contractor's obligations under this EPC Contract and Owner may:

                           (i)      carry out the work  itself or by others and
                                    the Contractor  shall pay to the Owner the
                                    costs reasonably incurred by the Owner in
                                    remedying the defect or damage, or

                           (ii)     if the defect and directly resulting damage
                                    deprives the Owner of substantially the
                                    whole benefit of the Works or any major part
                                    of the Works, exercise the Owner's rights
                                    under ARTICLE 21 (Termination).

                  (c) In connection with the warranty provisions set forth in this ARTICLE 11 (Warranties), the parties shall comply with the provisions of
SCHEDULE F (Warranty Procedures).

                  11.2.5      REMOVAL OF DEFECTIVE WORK

                  If the defect or damage cannot be remedied expeditiously on the Site and Owner gives consent, Contractor may remove from the Site for the purposes of repair such items of the Works as are defective or damaged. As a condition of such consent Owner may require Contractor to provide a performance bond or other appropriate security.

                                       72

                  11.2.6      FURTHER TESTS

                  As part of the work of remedying of any defect or damage after
Take Over, Owner (acting reasonably) may require Contractor to test the replaced component or, where reasonably appropriate, related system or subsystem to substantiate that such defect or damage has been properly remedied. The requirement shall be made by notice within 28 days after the defect or damage is remedied. The parties shall use reasonable endeavours to agree upon the nature and extent of the testing reasonably required in the circumstances and in the event that they are unable to agree either party may request the nature and extent of the testing reasonably required in the circumstances be fixed by an expert appointed by the President or nominee of the Institute of Professional
Engineers New Zealand and the determination of that expert shall be final and binding upon the parties

                  The agreed or expert determined repeat tests shall be carried out in accordance with the terms applicable to the previous tests at the risk and cost of Contractor with due allowance for degradation as is appropriate. For the avoidance of doubt ARTICLE 12 (Liquidated Damages) shall not apply.

                  11.2.7      FINAL ACCEPTANCE CERTIFICATE

                  (a) Owner shall issue the Final Acceptance Certificate within
10 days after the end of the Defects Correction Period (not taking into account the period specified in SUBSECTION 11.2.1(B) but including any extension of the period specified in SUBSECTION 11.2.1(A) as provided in SUBSECTION 11.2.1), or within 10 days of Contractor completing all items on the Punchlist, remedying any defects or damage and otherwise completing all of the Works required by this
EPC Contract, whichever is the later.

                  (b) On the issuance of the Final Acceptance Certificate Owner shall release the replacement performance bond provided under SECTION 7.4
(Replacement Performance Bond) and the parent company guaranty provided under
SECTION 13.1(D) (Security Provided by Contractor). Further, upon the end of the twenty-four month period after Take Over, the replacement performance bond shall be reduced to the amount mutually agreed upon by the parties that reasonably reflects the value of the Works that

                                       73

were replaced or corrected by Contractor during the Defects Correction Period prior to such date. If the parties are unable to agree upon such values, then the parties shall promptly refer the matter for determination under the Disputes resolution procedure set forth in ARTICLE 16 (Dispute Resolution).

                  11.2.8      REMEDIES

                  The guarantees and warranties provided in this EPC Contract are exclusive and are given and accepted in lieu of:

                  (a)  any and all other warranties and/or guarantees,
                       statutory, or implied (including, without limitation,
                       the implied warranties of merchantability and fitness
                       for a particular purpose, and all warranties arising
                       from course of dealing or usage of trade);

                  (b)  any warranties or conditions implied by the Sale of
                       Goods Act 1908 relating to quality and suitability.

The remedies of Owner for any breach of guarantees and warranties shall be limited to those permitted in this EPC Contract, to the exclusion of any and all other remedies. No agreement varying or extending the foregoing guarantees, warranties, remedies or limitations will be binding upon Contractor unless in writing and signed by a duly authorized representative of Contractor.

                  11.2.9      CLEARANCE OF SITE

                  Within two weeks of receiving the Final Acceptance
Certificate, Contractor shall have removed any remaining Contractor's Equipment, surplus material, wreckage, rubbish and Temporary Works from the Site.

         11.3     DISCLAIMER AND RELEASE

                  11.3.1   EXCEPT FOR GROSS NEGLIGENCE OR FRAUD ON THE PART OF
CONTRACTOR:

                                       74

                  (A) THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF CONTRACTOR,

                  (B) AND RIGHTS AND REMEDIES OF OWNER,

SET FORTH OR PERMITTED IN THIS EPC CONTRACT WITH RESPECT TO ANY NON-CONFORMANCE
OR DEFECT IN ANY WORKS OR EQUIPMENT ARE EXCLUSIVE.

                  11.3.2 OWNER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER
WARRANTIES, OBLIGATIONS, AND LIABILITIES ON THE PART OF CONTRACTOR, TOGETHER
WITH ALL OTHER RIGHTS, AND REMEDIES OF OWNER AGAINST CONTRACTOR, EXPRESS OR
IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY:

                  (A) WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR
PURPOSE;

                  (B) WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF
DEALING OR USAGE OF TRADE;

                  (C) OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT,
WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF CONTRACTOR, ACTUAL, PASSIVE OR
IMPUTED;

                  (D) OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF
OR DAMAGE TO ANY PRODUCT OR PART OF THE WORKS;

                  (E) LIABILITY OF OWNER TO ANY THIRD PARTY; AND

                  (F) INCIDENTAL OR CONSEQUENTIAL DAMAGES.

                  11.3.3 CONTRACTOR'S WARRANTY UNDER THIS EPC CONTRACT DOES NOT
APPLY TO ANY NON-CONFORMANCE OR DEFECT IN ANY PRODUCT, EQUIPMENT OR PART OF THE
PLANT, TO THE EXTENT SUCH

                                       75

NON-CONFORMANCE OR DEFECT HAS BEEN DIRECTLY OR INDIRECTLY CAUSED BY ANY OTHER
NEGLIGENT ACT OR OMISSION OF OWNER.

ARTICLE 12 - REMEDIES

         12.1     LIQUIDATED DAMAGES FOR DELAY IN TAKE OVER

                  12.1.1 After the Scheduled Take Over Date, Contractor shall pay to Owner as liquidated damages, and not as a penalty, for each day or part of a day which shall elapse between the Scheduled Take Over Date and the date of the Take Over a sum equal to NZ$18,000 (plus GST if any) per day; provided, however, that if Take Over does not occur by the Scheduled Take Over Date, but nevertheless the Binary Plant is generating electricity, then the liquidated damages payable by Contractor under this SUBSECTION 12.1.1 shall be reduced (but not to less than zero) by the amount of the net revenue (including payments under any hedge agreement, to the extent such hedge agreement is applicable to the Binary Plant) received by Owner until the date Take Over occurs.

                  12.1.2 Owner may, without prejudice to any other method of recovery, deduct the amount of such liquidated damages from any monies due, or to become due, to Contractor under this EPC Contract. The payment or deduction of such damages shall not relieve Contractor from its obligation to complete the
Works, or from any other of its duties, obligations or responsibilities under this EPC Contract.

                  12.1.3 If at any time after the Scheduled Take Over Date,
Contractor is delayed in carrying out the Works as a result of any event identified in SUBSECTION 5.1.1 (Extension of Time) which would have entitled
Contractor to an extension of time had it occurred prior to the Scheduled Take
Over Date, Contractor's obligation to pay liquidated damages under SUBSECTION
12.1.1 shall be suspended for such period as represents the extension of time to which Contractor would have been entitled had SUBSECTION 5.1.1 (Extension of
Time) applied.

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         12.2     LIQUIDATED DAMAGES FOR PERFORMANCE DEFICIENCY

                  If:

                  (a) the Corrected Net Power Output in respect of the Net Power
Output Performance Test described in SCHEDULE D (Performance Tests) upon which
Take Over is based is less than 100% (but not less than 90%) of the Guaranteed
Net Power Output then Contractor shall pay Owner liquidated damages of NZ$4,575
(plus GST if any) per kilowatt for each kilowatt that the Corrected Net Power
Output is below 100% of the Guaranteed Net Power Output; and

                  (b) the Corrected Pressure Drop in respect of the Pressure
Drop Performance Tests described in SCHEDULE D (Performance Tests) upon which
Take Over is based is more than the Guaranteed Pressure Drop (but not more than the 2.7 barg), then Contractor shall pay Owner liquidated damages of NZ$145,200
(plus GST if any) for each 0.1 barg that the Corrected Pressure Drop exceeds the
Guaranteed Pressure Drop.

         12.3     MAXIMUM LIQUIDATED DAMAGES

         In no event shall the aggregate amount of liquidated damages payable by
Contractor pursuant to SECTION 12.1 (Liquidated Damages for Delay in Take Over)
and SECTION 12.2 (Liquidated Damages for Performance Deficiency) exceed twenty-five percent of the sum of the EPC Contract Price and the Supply Contract
Price (as that term is defined in the Supply Contract) provided however that if
Owner shall receive any liquidated damages from Supplier under the Supply
Contract, the aggregate amount of liquidated damages payable by Contractor as specified above shall be reduced accordingly.

         12.4     EVENT CHARGES

         If at any time before Take Over, Owner incurs an instantaneous reserve event charge (or like charge) under its Grid operator services arrangement with
Transpower (or equivalent arrangement from time to time) due to any act or omission of Contractor or defect in the Works or the Equipment, Contractor shall pay liquidated damages calculated in accordance with the calculation for such instantaneous reserve event charge (net of any

                                       77

rebates) in Transpower's posted terms for Grid operator services (or equivalent document) from time to time.

         12.5     PAYMENT

         Owner shall be entitled to demand payment of any liquidated damages which accrue under this ARTICLE 12 (Remedies) at any time after they have accrued. Contractor shall pay the amount so demanded (plus GST if any) within 21 days after receipt of such notice.

         12.6     GENUINE ESTIMATE

         Contractor acknowledges that the liquidated damages under this ARTICLE
12 reflect genuine estimates of the losses Owner is likely to suffer in the event of a default by Contractor of a type referred to in this ARTICLE 12.

         12.7     EXCLUSIVE REMEDY

         (a) Subject to paragraph (b) and to Owner's right to reject under
SECTION 10.5 (Failure to Pass the Performance Tests) and to recover losses during retesting under SECTION 12.8 (Make Right Obligation]

                  (i)      liquidated damages net of any net generation revenue
                           received from Owner under Section 12.1 (Liquidated
                           Damages for Delay in Take Over) shall be the only
                           damages payable by Contractor for failing to achieve
                           Take Over in terms of SECTION 7.2 (Take Over) by the
                           Scheduled Take Over Date, but shall not otherwise
                           limit the Owner's rights and remedies under this EPC
                           Contract for claims other than for delays, and

                  (ii)     liquidated damages under SECTION 12.2 (Liquidated
                           Damages for Performance Deficiency) shall be Owner's
                           sole and exclusive remedy for failure by Contractor
                           to achieve the Guaranteed Net Power Output and the
                           Guaranteed Pressure Drop or other Binary Plant output
                           or operating performance.

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         (b) In the event the EPC Contract is terminated by Owner pursuant to
ARTICLE 21 (Termination), liquidated damages shall apply up to the date of such termination and general damages shall apply from the date of such termination.

         12.8     MAKE RIGHT OBLIGATION

         Notwithstanding that Contractor may have paid liquidated damages for the performance deficiency pursuant to SECTION 12.2 (Liquidated Damages for
Performance Deficiency):

                  (a) Contractor may carry out such remedial Work and repeat the
Net Power Output and/or Pressure Drop Performance Test, in accordance with
ARTICLE 10 (Testing), within 120 days following Take Over;

                  (b) if the results of the last such repeated Performance Test show that such performance deficiency has been reduced or rectified or that the liquidated damages payable thereon have been reduced, Owner shall refund ninety percent of the difference between the amount of liquidated damages previously paid by Contractor for such performance deficiency and the amount of liquidated damages, if any, payable by Contractor under SECTION 12.2 (Liquidated Damages for Performance Deficiency) based upon the results of such last repeated
Performance Test; and

                  (c) All such remedial Work and repeat tests shall be
coordinated with Owner and conducted by Contractor in such a way and at such times as to minimize so far as reasonably possible interference or disruption to the normal operation of the Binary Plant. To the extent that such remedial work requires power generation from the Binary Plant to be reduced to effect the remedial work, Contractor shall reimburse Owner for this lost generation on a pro rata basis of NZ$18,000 per day /14.38 MW (plus GST if any) for each MW lost.

         12.9     GENERAL LIMITATION OF LIABILITY

                  (a) Without prejudice to the Contractor's liquidated damages obligations in this Contract or its obligations in SECTION 12.9(C), Contractor shall in no event be liable to Owner, by way of indemnity or by reason of any breach of this EPC

                                       79

Contract or in tort, including negligence and strict liability, or otherwise, for loss of profit or revenues or similar, claims of the Owner's customers or other damages or losses not being direct damages for losses.

                  (b) The total liability of Contractor to Owner on all claims of any kind (other than under SECTION 17.3) shall in no case exceed the aggregate of the EPC Contract Price and the Supply Contract Price (as that term is defined in the Supply Contract) provided however that if Owner shall receive any amount from Supplier directly for any claims under the Supply Contract, the maximum liability of Contractor shall be reduced accordingly.

                  (c) Nothing in this SECTION 12.9 shall limit the liability of
Contractor for general damages in any case of fraud or gross misconduct.

ARTICLE 13 - SECURITIES

         13.1     SECURITY PROVIDED ON BEHALF OF CONTRACTOR

                  (a) Contractor's obligations under this EPC Contract shall as an essential term of this EPC Contract be secured by a performance bond in the form of a standby letter of credit provided or confirmed by a reputable investment grade surety company or financial institution as assessed by Moody's
Investors Service from time to time (reasonably acceptable in all respects to
Owner) substantially in the form attached hereto as SCHEDULE H-1 (any material changes in such form shall be subject to the approval of Owner (acting reasonably)) in the maximum amount equal to ten percent of the New Zealand dollar portion of the EPC Contract Price (initially, Seven Hundred Fifty-Two
Thousand Two Hundred Forty-Five New Zealand Dollars (NZ$752,245)) (the "NZ$
Denominated L/C). The NZ$ Denominated L/C shall be provided prior to receipt of the first NZ$ payment under the Milestone Payment Schedule, shall become effective upon Contractor's receipt of the first NZ$ payment under the Milestone
Payment Schedule and shall be increased from time to time by the New Zealand dollar amounts received by Contractor from Owner under the Milestone Payment
Schedule up to the foregoing maximum amount.

                                       80

                  (b) Contractor's obligations under this EPC Contract and
Supplier's obligations to deliver Equipment under the Supply Contract shall as an essential term of this EPC Contract be secured by a performance bond in the form of a standby letter of credit provided or confirmed by a reputable investment grade surety company or financial institution as assessed by Moody's
Investors Services from time to time (reasonably acceptable in all respects to
Owner) substantially in the form attached hereto as SCHEDULE H-2 (the "US$
Denominated L/C") (any material changes in such form shall be subject to the approval of Owner (acting reasonably)) . The US$ Denominated L/C shall be provided prior to receipt of the first US$ payment under either the Milestone
Payment Schedule of this EPC Contract or the Supply Contract, shall become effective upon the earlier of Contractor's receipt of the first US$ payment under this EPC Contract or Supplier's receipt of the first payment under the
Milestone Payment Schedule of the Supply Contract and shall be increased from time to time by (i) the United States dollar amounts received by Contractor from
Owner under this EPC Contract up to a maximum of Eighty-Three Thousand United
States Dollars (US$83,000) plus (ii) the amounts received by Supplier from Owner under the Supply Contract Milestone Payment Schedule for payment Milestones nos.
1-18. The US$ Denominated L/C shall be reduced from time to time upon Supplier's delivery to the Site of Equipment or parts thereof under the Supply Contract as evidenced by a delivery acknowledgment document (either a packing slip or other delivery document from the carrier delivering such item to the Site) that is countersigned by Owner's Representative or his designee (or if such individual fails to countersign within 24 hours of Contractor's request, countersigned by
SGS New Zealand Limited or such other independent third party mutually agreed upon by Owner and Supplier, with Contractor paying the expenses of such third party) after such third party's confirmation of delivery by the applicable
Supply Contract Milestone Payment Schedule amounts for such delivered items;
provided, however, that the US$ Denominated L/C shall not be reduced below the sum equal to ten percent of the sum of the U.S. Dollar portion of the EPC
Contract Price and the Supply Contract Price (initially, One Million Seven
Hundred Twenty-Nine Thousand Four Hundred Ninety United States Dollars
(US$1,729,490)). Contractor shall provide contemporaneous written notice to
Owner of each request that Contractor submits to the financial institution issuing the US$ Denominated L/C for a reduction in the amount of the same as provided above.

                                       81

                  (c) Both the NZ$ Denominated L/C and the US$ Denominated L/C
shall remain valid until the earlier of (i) issue of the Take Over Certificate or (ii) the termination of this EPC Contract; provided, however, that if at such termination Owner has a Dispute with Contractor that is in the process of being resolved in accordance with ARTICLE 16 (Dispute Resolution), then the release of the NZ$ Denominated L/C and the US$ Denominated L/C shall be subject to
Contractor posting a replacement bond, letter of credit or other security acceptable to Owner (acting reasonably) in an amount mutually agreed upon by the parties that reasonably reflects the value of claim(s) of Owner that are the subject of such Dispute. If the parties are unable to agree upon such amount, then the parties shall promptly refer the matter for determination under the
Disputes resolution procedure set forth in ARTICLE 16 (Dispute Resolution) with such replacement security being released upon resolution or satisfaction of such
Dispute. If the NZ$ Denominated L/C or the US$ Denominated L/C by its terms will expire before the issue of the Take Over Certificate, then Contractor shall provide to Owner evidence of the renewal or replacement of said performance bond at least ten (10) business days before such expiration date.

                  (d) Contractor shall as an essential term of this EPC
Contract, procure that ORMAT Industries Ltd. shall provide a parent company guaranty in the form in SCHEDULE G (ORMAT Industries Ltd. Guaranty) hereto upon execution of this EPC Contract, to guarantee Contractor's obligations to perform hereunder.

         13.2     EPC CONTRACT AND SUPPLY CONTRACT

         The Supply Contract shall be collateral to this EPC Contract to the intent that:

                  (a) any default by Supplier under the Supply Contract shall be a default by Contractor under this EPC Contract and the Owner may exercise its rights on such default in respect of either or both of the Supply Contract and this EPC Contract as Owner (acting reasonably) deems appropriate,

                  (b) any default by Owner under the Supply Contract shall be a default by Owner under this EPC Contract and on such default Contractor may exercise its rights under this EPC Contract, as Contractor (acting reasonably)
deems appropriate;

                                       82

                  (c) any termination of the Supply Contract, whether for cause, convenience, extended suspension or force majeure, shall unless otherwise agreed upon by the parties be a similar termination of this EPC Contract; and

                  (d) Contractor shall cooperate and coordinate with Supplier so that pursuant to the terms of this EPC Contract and the Supply Contract Owner is provided at Take Over 14.38 MW (net, at Guarantee Conditions) binary plant capable to operate safely and lawfully on the Site using Owner-supplied
Geothermal Fluid meeting the Design Range and capable of dispatching electricity to the Grid interface with the Wairakei Station all in accordance with the requirements set out in SCHEDULE A (Owner's Technical Requirements).

ARTICLE 14 - CARE OF THE WORK; TITLE

         14.1     RISK OF LOSS

         Contractor shall bear the risk of physical loss or destruction of or damage to the Equipment from the point in time such items are delivered FOB
(Incoterms 2000) until Take Over Certificate is issued. Contractor shall bear the risk of physical loss or destruction of or damage to the Works (excluding
Equipment) and shall retain care of the Works until the issue of the Take Over
Certificate.

         14.2     CONTRACTOR'S CARE OF THE BINARY PLANT

         (a) Contractor shall take full responsibility for the care of the
Binary Plant until the Take Over Certificate is issued when, subject to paragraph (b), responsibility for the care of the Binary Plant shall pass to
Owner.

         (b) Notwithstanding that responsibility may have passed to Owner under paragraph (a), Contractor shall remain responsible for the repair of any aspect of the Binary Plant which is defective or outstanding on the date stated in the
Take Over Certificate, until this defective or outstanding work has been completed in accordance with this EPC Contract.

                                       83

         (c) If any loss or damage happens to the Binary Plant prior to the issue of the Take Over Certificate, or if loss or damage happens to any aspect of the Binary Plant for which Contractor remains responsible for the repair of under paragraph (b), Contractor shall rectify the loss or damage at Contractor's risk and cost, so that the Binary Plant is provided to Owner in accordance with this EPC Contract.

         (d) Contractor shall be liable for any loss or damage to the Works caused by any act or omission of Contractor after the Take Over Certificate has been issued until the later of Final Acceptance or the completion of
Contractor's performance of Works at the Site, except to the extent that the same was caused by Owner. Contractor shall also be liable for any loss or damage to the Works which occurs after the Take Over Certificate has been issued and which arose from a previous event for which Contractor was liable, except to the extent that such loss or damage was caused by Owner.

         14.3     DELIVERY

         Contractor shall be responsible to assure safe delivery of all materials, equipment, tools, supplies and other items to the Site related to the
Works including all of the Equipment.

         14.4     TITLE

         Contractor warrants that it has good title to the Works and shall procure that title to the Works shall pass to Owner free of all liens, claims, charges, security interests (including security interests under the Personal
Property Securities Act 1999) and encumbrances upon the earlier of delivery to the Site or payment to Contractor or Supplier as the case may be under this EPC
Contract or the Supply Contract for the applicable Works or Equipment.

         14.5     TITLE TO ELECTRICITY

         Owner has title to and is entitled to the commercial benefit of all electricity produced from the Binary Plant, including electricity produced during commissioning and testing.

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ARTICLE 15 - INSURANCE

         15.1     CONTRACTOR PROVIDED INSURANCE

         Contractor shall provide the following insurance no later than the times specified in SECTION 6.4(B) (Preconditions to Milestone payments) with the indicated limits, with its insurance carriers, naming Owner as an additional insured and shall maintain such insurance in full force and effect until Take
Over. In the event this insurance or any portion of it becomes commercially unavailable on commercially reasonable rates and terms Owner and Contractor shall cooperate in their efforts to obtain such replacement insurance as may be available and this EPC Contract shall be modified accordingly:

                  (a) Comprehensive General Liability - with combined single limits of NZ$10,000,000 per occurrence and in the aggregate;

                  (b) Equipment and Contractor's plant, goods and materials loss in transit to the Site, including ocean marine shipment (replacement value);

                  (c) New Zealand Statutory Liability Insurance - NZ$1,000,000,
and

                  (d) Contract Works Insurance for the full value of the Works including earthquake. Cover for earthquake, fire, collapse, flood and any other catastrophic perils shall be in such sub-limits that are commercially available at reasonable rates in the commercial insurance market.

         15.2     POLICIES

         All policies of insurance maintained pursuant to this ARTICLE 15 shall:

                  (a) require forty-five (45) days' prior notice to the
additional insured parties of cancellation, non-renewal or material change in coverage;

                  (b) provide that such insurance is primary without right of contribution from any other insurance which might otherwise be available to the insured party;

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                  (c) provide that, in the event of any loss payment under a policy, the insurer shall waive any rights of subrogation against the insured party and shall waive any setoff or counterclaim or any other deduction whether by attachment or otherwise; and

                  (d) include a cross-liability endorsement providing that
inasmuch as the policies are written to cover more than one insured, all terms and conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

         15.3     EVIDENCE OF INSURANCE

         Upon request by Owner, Contractor shall furnish Owner with the policy wording and a Certificate of Insurance, issued by the Insurer, as evidence that
Contractor provided insurance is being maintained..

ARTICLE 16 - DISPUTE RESOLUTION

         16.1     RESOLUTION BY PARTIES

         Owner and Contractor desire that this EPC Contract operate between them fairly and reasonably. If during the term of this EPC Contract, a Dispute arises between Owner and Contractor, or one party perceives the other as acting unfairly or unreasonably, or a question of interpretation arises hereunder, then either party identifying the Dispute shall serve notice on the other (a "Notice of Dispute") stating the nature of the Dispute, together with brief particulars of the facts and circumstances relied on by the party serving the Notice of
Dispute and the Owner's Representative and Contractor's Representative shall then promptly confer and exert their best efforts in good faith to reach a reasonable and equitable resolution of the Dispute. If the Owner's
Representative and the Contractor's Representative are unable to resolve the
Dispute (whether because of a disagreement between them or because they did not communicate or respond) within five (5) business days after the Notice of
Dispute, the matter shall be referred after notice by either party to the other within two (2) business days of the lapse of the aforementioned five (5)
business days to the parties' responsible corporate officers for resolution.
Neither party shall seek resolution by arbitration of any Dispute arising in connection with this EPC Contract until at least ten (10) business days after the above-referenced referral to the

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parties' responsible corporate officers, who shall be identified by each party from time to time, to provide them an opportunity during such period to resolve the Dispute.

         16.2     RESOLUTION BY ARBITRATION

         If the Dispute is not resolved within the above described period for resolution by the responsible corporate officers, then at the request of either party Owner and Contractor shall enter into binding arbitration as set forth herein. Notice of the demand for arbitration shall be delivered to the other party and the Dispute shall be referred to three arbitrators, one each appointed the parties and the third appointed by the parties' appointees by agreement between the parties' appointees or if they are not able to agree within ten (10)
business days of service of notice referring the dispute to arbitration, then by the President of the New Zealand District Law Society on request of either party.

         The parties shall proceed with the arbitration expeditiously and shall conclude all proceedings there under in order that a decision may be rendered within forty (40) days from service of the demand for arbitration.

         Each party shall bear its own expenses in connection with any arbitration, including but not limited to counsel fees, and all joint expenses shall be apportioned in the award of the arbitrators.

         Any arbitration shall be conducted in Wellington, New Zealand in accordance with the provisions of the Arbitration Act 1996 (as amended or substituted from time to time).

         16.3     URGENT RELIEF

         Nothing in this ARTICLE 16 shall preclude either party from bringing court proceedings seeking urgent interlocutory relief.

         16.4     CONDITIONS PRECEDENT

         Each step in the Dispute resolution process in this ARTICLE 16 shall be a condition precedent to proceeding to the next step. In particular, a party may not commence arbitration in respect of a Dispute unless that Dispute has first been negotiated, mediated

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and discussed by the parties' responsible corporate officer in accordance with
SECTION 16.1 (Resolution by Parties). The parties may, however, agree otherwise in relation to any particular Dispute.

         16.5     CONTINUED PERFORMANCE

         The parties shall continue to perform their obligations under this EPC
Contract pending the final settlement or determination of any dispute.

ARTICLE 17 - INDEMNIFICATION

         17.1     CONTRACTOR'S INDEMNITY

         Contractor shall defend, indemnify and hold harmless Owner and its directors, officers, agents, employees, shareholders and affiliates from any and all third party claims, suits, actions and proceedings and all costs, expenses and other liabilities (including reasonable attorney fees) related thereto arising out of any actual or alleged injury or death of persons or damage to property arising out of (i) the negligence, willful misconduct or default of
Contractor, its Subcontractors or their employees (except only to the extent that the same have been caused by the negligence or default of Owner or its employees) or (ii) the violation of any Law, Consents or Standards by
Contractor, its Subcontractors or their employees.

         17.2     OWNER'S INDEMNITY

         Owner shall defend, indemnify and hold harmless Contractor and its
Subcontractors and their respective joint venture partners, directors, officers, agents, employees, shareholders and affiliates from any and all third party claims, suits, actions and proceedings and all costs, expenses and other liabilities (including reasonable attorney fees) related thereto arising out of
(i) any actual or alleged injury or death of persons or damage to property arising out of the negligence, willful misconduct or default of Owner (except only to the extent that the same have been caused by the negligence or default of Contractor, its Subcontractors or their employees); (ii) the violation of any
Law, Consents or Standards by Owner or its employees; or (iii) the use of the
Site or the use or disposal of the Geothermal Fluid as contemplated in this EPC
Contract (except only to the extent

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that the same has been caused by the failure of Contractor, its Subcontractors or their employees to comply with the applicable Consents with regard to such disposal).

         17.3     PATENT INDEMNITY

         Contractor shall indemnify Owner from and against all third party claims and proceedings for or on account of infringement of any Intellectual
Property Rights in respect of the Works and from and against all claims, demands, proceedings, damages, costs, charges and expenses whatsoever in respect of or in relating to such rights, except for any use of the Works other than for the original purpose for which it is intended or any infringement which is due to the use of the Works in association or combination with any other plant or item not supplied by Contractor or Supplier.

         17.4     NOTICE AND SETTLEMENT OF CLAIMS

                  17.4.1 A party seeking the benefit of an indemnity shall give the other party prompt notice of any claim giving rise to the indemnity. The indemnifying party may at its own cost conduct negotiations for the settlement of such claim and any litigation that may arise there from. The party claiming the benefit of the indemnity shall not make any admission (other than appropriate admissions in strict liability actions) which might be prejudicial to the indemnifying party unless the indemnifying party fails to take over the conduct of the negotiations or litigation within a reasonable time after having been so requested. The party claiming the benefit of the indemnity shall have the right to have its own counsel, at its expense, participate in the defense and negotiation of the claim or action.

                  17.4.2 The party claiming the benefit of the indemnity shall, at the request of the indemnifying party, provide reasonable assistance for the purpose of contesting any such claim or action, and shall be paid all reasonable costs incurred in doing so.

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ARTICLE 18 - ASSIGNMENT

         18.1     ASSIGNMENT BY OWNER

                  (a) Owner may assign any or all of Owners rights, obligations or interests under this EPC Contract. Owner will nevertheless be responsible to discharge Owner's obligations under this EPC Contract in the event that the assignee fails to do so.

                  (b) Where default of the Supply Contract has occurred or a remedy or obligation been triggered so as to entitle Owner to claim under the
Supply Contract, and Contractor has at Owner's request remedied the default or provided the remedies or performed the obligation in question under this EPC
Contract such that further remedies or performance of such obligation under the
Supply Contract would comprise an unreasonable duplication, Owner unconditionally and irrevocably assign all of its rights and obligations to the additional Supply Contract obligation or remedies in relation to the claim in question to Contractor. Owner further agrees that all its rights and obligations with respect therewith shall inure to the benefit of Contractor as if Contractor were a party to the Supply Contract, and that this assignment shall inure to the benefit of and shall be binding upon the parties' respective successors and assigns.

         18.2     NO ASSIGNMENT BY CONTRACTOR

                  (a) Contractor may assign all of its right, title and interest in and to or arising out of or in connection with this EPC Contract as security for the benefit of its lender(s) or to a related company (as defined in clause
(b) below) for which ORMAT Industries Ltd. is the ultimate parent provided that such related company signs a document assuming and agreeing to perform all of
Contractor's obligations under this EPC Contract. No such assignment shall relieve Contractor of any obligation hereunder.

                  (b) Contractor shall not assign any of Contractor's rights, interests or obligations under this EPC Contract. For the purposes of this
SECTION 18.2, assignment shall include the transfer of shares in any related company (within the meaning of section 2(3) of the Companies Act 1993) of the
Contractor that directly or indirectly results in a change of control of the
Contractor such that ORMAT Industries Ltd. is no longer its ultimate parent.

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         18.3     SUCCESSION

         This EPC Contract shall inure to the benefit of and be binding upon the successor and permitted assigns (as provided for by SECTION 18.1 (Assignment by
Owner) or SECTION 18.2 (Assignment by Contractor)) of the parties hereto. Owner shall cause any assignees or transferees of its interest or any portion thereof in this EPC Contract or in the Works, including any lien holder or party holding a security interest with respect thereto, to be bound by the releases and limitations of liability set forth herein.

ARTICLE 19 - SUBCONTRACTORS

         19.1     SUBCONTRACTS

         Contractor may enter into subcontracts for the performance of parts of the Work and shall be solely responsible for the management and satisfactory performance of all its Subcontractors in their performance of the Work.
Contractor shall not subcontract any major components of Work (other than for the purchase of proprietary goods and materials or for the provision of labour on a piecework basis) except to Subcontractors appearing on the Approved Major
Subcontractors List (as described below). Contractor shall be responsible for the acts, defaults and neglects of any Subcontractor, its agents or employees in their performance of the Work as if they were the acts, defaults or neglects of
Contractor, its agents or employees. The issuance of any subcontract shall not relieve Contractor of any of its obligations under this EPC Contract.

         19.2     SUBCONTRACTING

         (a) Contractor shall provide all such information (other than price and other proprietary information) relating to its Subcontractors as Owner may reasonably require.

         (b) No subcontract or purchase order shall bind or purport to bind
Owner.

         19.3     CONTRACTOR'S RESPONSIBILITY

         Contractor shall be responsible for performance by all Subcontractors under their respective subcontracts and for the acts or defaults of its
Subcontractors and its

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Subcontractors' personnel, agents and employees, and any other entity employed by any of them in connection with the Works, as if they were the acts or defaults of Contractor.

         19.4     APPROVED MAJOR SUBCONTRACTOR LIST

         The Approved Major Subcontractors List in SCHEDULE B (Contractor's
Technical Proposal) is preliminary, and may be amended in the following manner.
In the case the need arises to add a Subcontractor to the Approved Major
Subcontractors List, in Contractor's opinion, Contractor shall propose such addition to Owner's Representative in writing identifying the type of Work that could be subcontracted to such Subcontractor and details of the Subcontractor, including relevant experience. Within ten (10) days after receipt of
Contractor's proposal, Owner's Representative shall have the right to advise
Contractor of any such potential Subcontractors to which it reasonably objects, together with the reasons for objection and may propose additional
Subcontractors based on his or her experience concerning such potential
Subcontractor. Contractor shall not add any potential Subcontractor to the list to which Owner's Representative so reasonably objects and shall give due consideration to adding to the list any Subcontractors proposed by the Owner's
Representative. If Owner's Representative fails to respond within such ten (10)
day period, Contractor shall have the right to add said potential Subcontractor to the list.

       19.5       SUBCONTRACT TERMS

         (a) Contractor shall cause each subcontract entered into by Contractor with a value of NZ$500,000 or more to contain terms that entitle Contractor to disclose the subcontract (excluding price and other proprietary information) to
Owner, that acknowledge that the subcontract works are being carried out by the
Subcontractor for the benefit of Owner in terms of the Contracts (Privity) Act
1982 and to agree that upon termination of this EPC Contract for due to
Contractor's default:

                  (i)      Owner may upon the default of Contractor and
                           termination of this EPC Contract pursuant to SECTION
                           21.1.2 (Termination for Cause) take an assignment or
                           novation of the benefit of the subcontract (together
                           with a term that the Subcontractor acknowledges that
                           it by signing the subcontract it has agreed to such
                           novation); and

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                  (ii)     upon assignment or novation under paragraph (i):

                           (1)      Owner shall not become responsible for any
                                    outstanding obligations or liabilities of
                                    Contractor to the Subcontractor under the
                                    subcontract relating to the period prior to
                                    the such assignment or novation, including
                                    payments due to the Subcontractor for work
                                    carried out; and

                           (2)      Owner will be responsible to pay the
                                    Subcontractor only for all action taken by
                                    the Subcontractor at the written instruction
                                    of Owner at the prices in the subcontract.

         (b)      Contractor acknowledges that:

                  (i)      it will, if requested by Owner, disclose the
                           existence of any subcontract with a value of
                           NZ$500,000 to Owner;

                  (ii)     it consents to an assignment or novation to Owner
                           under SECTION 19.5(A)(I);

                  (iii)    upon such assignment or novation Owner may exercise
                           all of the rights of Contractor under or in relation
                           to the subcontract as if it were Contractor;

                  (iv)     upon such assignment or novation Contractor shall not
                           be relieved of, and subject to the agreement of such
                           Subcontractor, Owner shall not become liable for, the
                           obligations or liabilities of Contractor relating to
                           the period prior to such assignment or novation. If
                           Subcontractor's agreement as referred to in this
                           SECTION 19.5(B)(IV) is not forthcoming, Contractor
                           agrees and acknowledges that it shall promptly
                           reimburse Owner for any amounts Owner is required to
                           pay to Subcontractor for any obligations or
                           liabilities of Contractor relating to the period
                           prior to such assignment or novation.

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         19.6     PAYMENT OF SUBCONTRACTORS

         (a) Contractor shall pay all sums due to Subcontractors by the due date for payment and nothing in this EPC Contract shall require Contractor to pay any sums to a Subcontractor that are being disputed in good faith by Contractor in accordance with applicable Law.

         (b) Contractor shall, at its option, either provide confirmation from
Subcontractors that such Subcontractors have been paid or other reasonable evidence of payment of Subcontractors if requested by Owner.

         19.7     ASSIGNMENT OF SUBCONTRACTOR WARRANTIES

         Upon Final Acceptance, Contractor shall assign to Owner all warranties or guarantees which Contractor has received from Subcontractors in respect of the Works.

         19.8     COMPLIANCE WITH CONSTRUCTION CONTRACTS ACT 2002 (CCA)

         (a) Contractor shall ensure that compliance with the requirements of
CCA are not breached but if any notice of suspension of any part of the Works is received by Contractor from any Subcontractor Contractor shall immediately notify the Owner's Representative including the amount that Contractor allegedly owes to any Subcontractor who exercises any lawful right to suspend work in accordance with section 72 of the CCA (the subcontractor's debt).

         (b) Owner shall be entitled but not obliged to pay the subcontractor debt when due directly to the Subcontractor in order to avert any lawful suspension of work by that Subcontractor under the CCA. If payments are made by
Owner direct to any Subcontractor under this clause such payment shall be deemed to be in satisfaction of the Owner's obligation to pay Contractor such amounts due under this EPC Contract. The value of payments made direct to any
Subcontractor under this clause shall be deducted from future progress payments made to Contractor.

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         (c) Contractor shall indemnify Owner against any cost, losses, liabilities or damages suffered by Owner which may arise out of or in consequence of any lawful suspension of all or any part of the Works by any
Subcontractor under the CCA.

ARTICLE 19A - PERSONNEL

         19A.1    CONTRACTOR'S RESPONSIBILITY

         Contractor shall be responsible for the acts and defaults of its employees and agents as if they were the acts or defaults of Contractor.

         19A.2    CONTRACTOR'S REPRESENTATIVE

         (a) Contractor shall designate a Contractor's Representative who shall act as a single point of contact with Owner in all matters (including administration of the Supply Agreement) on behalf of Contractor. The
Contractor's Representative shall be available or be represented on the Site during business hours after the commencement of the Works at the Site, and on call after hours, to receive all instructions from Owner and shall be authorised by Contractor to act on its behalf in relation to all matters arising under this
EPC Contract. Owner shall not be obliged to issue instructions to any other person.

         (b) Contractor shall not remove the Contractor's Representative without first consulting with Owner about such removal unless such persons (or any replacements as aforesaid) become incapacitated or no longer in the employment of Contractor. Contractor shall give the Owner notice forthwith on becoming aware of any such event.

         (c) Any replacement Contractor's Representative shall have appropriate qualifications, experience and expertise and shall be subject to Owner's approval (which shall not be unreasonably withheld).

         19A.3    REMOVAL OF PERSONNEL

         (a) Owner shall be entitled, after consultation with Contractor, to require the removal from the carrying out of the Works of any person employed by
Contractor or any Subcontractor whose performance or conduct, in the reasonable opinion of Owner, is unsatisfactory.

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         (b) In the event that any personnel is removed under SECTION 19A.3(A),
Contractor shall at no cost to Owner replace such person with a person with appropriate qualifications, experience and expertise.

       19A.4      LABOUR ISSUES

         Contractor shall immediately notify Owner of any and all events and circumstances giving rise to claims, disputes, grievances, bans, disruptions, work stoppages and other labour issues which affect or have the potential to affect Contractor's workforce, the workforce of any Subcontractor, or the workforce of any other contractors, or which constitutes a project wide concern.

ARTICLE 20 - SUSPENSION

         20.1     RIGHT OF OWNER TO SUSPEND THE WORKS

         Owner's Representative may suspend performance of the Works by
Contractor hereunder, in whole or in part, by written notice of such suspension to Contractor. If Owner elects to suspend Supplier's performance of the Supply
Contract, Owner shall notify Contractor and, unless Contractor otherwise agrees,
Owner shall be deemed to suspend performance of the Works by Contractor hereunder. During such suspension, Contractor shall protect, store and secure the Works or such part of the Works, including any affected Equipment, against any deterioration, loss or damage. Upon receipt of permission, instruction or notice to resume the Works in accordance with this EPC Contract, the parties shall jointly examine the Equipment and the Works affected by the suspension and determine an orderly, reasonable and safe plan for implementing such suspension.
Such suspension shall continue for the period specified in the suspension notice.

         20.2     CONSEQUENCES OF SUSPENSION

         (a) If Contractor suffers delay as a result of complying with Owner's instructions under SECTION 20.1 (Right of Owner to Suspend Work), Contractor
shall be entitled, subject to ARTICLE 5 (Extension of Time), to an extension of time for any such delay.

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         (b) If as a result of complying with Owner's instructions under SECTION
20.1 (Right of Owner to Suspend the Works) Contractor incurs or will incur Cost:

                  (i)      in protecting, storing and securing the Works, or any
                           part of the Works, against any deterioration, loss or
                           damage;

                  (ii)     for personnel, Subcontractors or rented Contractor's
                           Equipment, the payments of which, with Owner's prior
                           written agreement, is continued during the suspension
                           period; and/or

                  (iii)    for demobilisation and re-mobilisation,

Contractor shall be entitled to payment of such Cost plus an allowance of ten percent thereon for overhead and profit.

         (c) Contractor shall not be entitled to an extension of time, payment of any costs (including Cost) or an adjustment of the EPC Contract Price for making good the consequences of Contractor's faulty design, workmanship or materials, or of Contractor's failure to protect, store or secure in accordance with SECTION 19.1 (Right of Owner to Suspend the Works).

         20.3     EXTENDED SUSPENSION

         In the event suspensions by Owner exceed one hundred and twenty (120)
days in the aggregate and provided that such suspensions do not arise as a result of default on the part of Contractor under this EPC Contract or on the part of Supplier under the Supply Contract or an event of Force Majeure (in which case SECTION 22.5 (Extended Force Majeure) shall apply), then Contractor may give notice to the Owner's Representative requesting permission to proceed within twenty-eight (28) days. If permission is not granted within that time,
Contractor may by giving notice to Owner and treat the suspension as an Owner's
Change omitting the affected part of the Works. The provisions of SECTION 8.3
(Requests) relating to reduction of the EPC Contract Price shall not apply to the suspension. If the suspension affects the whole of the Works, Contractor may terminate its obligations under this EPC Contract by so notifying Owner in writing

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and Contractor shall be entitled to be paid as provided in SUBSECTION 21.1.5
(Termination for convenience) or, if applicable, SECTION 22.5 (Extended Force
Majeure).

         20.4     RIGHT OF CONTRACTOR TO SUSPEND

         Contractor may suspend performance of the Work hereunder, in whole or in part, upon 10 days' prior written notice of such suspension where Owner has not paid by the due date any amount invoiced by Contractor unless Owner places any unpaid or disputed amount in an interest bearing escrow account for the benefit of and immediate payment to the party in whose favour the Dispute is ultimately resolved. Any interest carried on any monies held in escrow shall be paid to the party in whose favour the Dispute is resolved. Such suspension shall continue until the money is put into escrow.

ARTICLE 21 - TERMINATION

         21.1     TERMINATION BY OWNER

                  21.1.1            NOTICE TO CORRECT

                  Within 10 days from the issue of a notice of any breach of this EPC Contract from the Owner's Representative, Contractor shall either remedy such breach or provide to Owner a plan acceptable to Owner (acting reasonably) for the remedy of the breach complained of. Such plan shall address both the actions that Contractor is proposing to undertake and the timeframe for such actions, which timeframe shall be that period reasonably necessary and practicable for remedying such breach. Contractor must promptly and diligently commence and continue to effect the remediation measures specified in the agreed upon plan in accordance with the timeframe or particular programme agreed. To avoid doubt, Owner shall be under no obligation under this SUBSECTION 21.1.1 to agree to an extension of the Scheduled Take Over Date.

                  21.1.2            TERMINATION FOR CAUSE

                  Owner shall be entitled to terminate this EPC Contract
immediately by notice to Contractor, if the Supply Contract is terminated other than as a result of default by Owner, or if Contractor:

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                   (a)     fails, within the 10 day period specified in
                           SUBSECTION 21.1.1, to either (i) remedy the breach or
                           (ii) provide the plan for remediation that is
                           acceptable to Owner (acting reasonably) as required
                           under SUBSECTION 21.1.1;

                  (b)      fails to diligently commence and continue to effect
                           the cure of a breach of this EPC Contract in
                           accordance with the agreed upon plan of remediation
                           as described in SUBSECTION 21.1.1 or Owner does not
                           accept the remediation plan provided by Contractor
                           pursuant to SUBSECTION 21.1.1 and in each case does
                           not rectify such failure within 2 days of receipt of
                           notice of such failure from Owner; or

                  (c)      becomes bankrupt or insolvent, goes into liquidation,
                           has a receivership or administration order made
                           against it, compounds with its creditors, or carries
                           on business under a receiver, trustee or manager for
                           the benefit of its creditors, or if any act is done
                           or event occurs which under any Law has a similar
                           effect to any of these acts or events.

                  Each of (a) to (c) of this SUBSECTION 21.1.2 is a "Default".
                  The Owner's election to terminate this EPC Contract under this
                  SUBSECTION 21.1.2 shall not prejudice any other rights or
                  remedies of the Owner, under this EPC Contract or otherwise.

                  21.1.3            CONSEQUENCES OF TERMINATION

                  Upon termination under SECTION 21.1.2 (Termination for cause):

                  (a)      Contractor shall immediately comply with any
                           instructions included in the notice of termination
                           for the protection of life or property or for the
                           safety of the Plant;

                  (b)      Contractor shall then leave the Site and:

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                           (i)      deliver to Owner all Contractor's Equipment
                                    then at the Site (only if Owner elects to
                                    complete the Binary Plant as provided in
                                    clause (c) below, Equipment (including
                                    Equipment off site) and Temporary Works;

                           (ii)     deliver to Owner all documents (in whatever
                                    state of completion) and information created
                                    by or on behalf of Contractor that
                                    Contractor would have been required to
                                    submit or provide to Owner under this EPC
                                    Contract but for the termination and for
                                    avoidance of doubt excluding all documents
                                    which Contractor was not otherwise obligated
                                    to provide under this EPC Contract; and

                           (iii)    comply with any instructions included in the
                                    notice of termination for the novation of
                                    any subcontract with any Subcontractor;

                  (c)      Owner may (but shall not be obliged to) complete the
                           Binary Plant and/or arrange for any other entities to
                           do so. Owner and these entities may use for this
                           purpose any Contractor's Equipment, Plant, Temporary
                           Works, documents and information made by or on behalf
                           of Contractor; and

                  (d)      on completion of the Binary Plant Owner shall give
                           notice that the Contractor's Equipment and Temporary
                           Works will be released to Contractor at or near the
                           Site. Contractor shall promptly arrange their
                           removal, at the risk and cost of Contractor.

                  21.1.4            PAYMENT AFTER TERMINATION

                  After termination under SECTION 21.1.2 (Termination for
cause):

                  (a)      Owner may withhold any further payments to Contractor
                           until any costs of design, execution, completion of
                           the Works and remedying of any defects, losses and
                           general damages arising from

                                      100

                           Contractor's breach (including for delay in
                           completion), and all other costs incurred by Owner,
                           have been established; and

                  (b)      Owner shall be entitled to recover from Contractor
                           Owner's costs and general damages arising from
                           Contractor's breach (including for delay in
                           completion and costs of completing the Works (subject
                           to the limitations of this EPC Contract).

                  21.1.5            TERMINATION FOR CONVENIENCE

                  (a)      In addition to Owner's rights to terminate under
                           SUBSECTION 21.1.2 (Termination for cause), Owner
                           shall be entitled to terminate this EPC Contract at
                           any time, by giving notice of such termination to
                           Contractor. The termination shall take effect on the
                           date on which Contractor receives notice.

                  (b)      Upon termination under SUBSECTION 21.1.5(A):

                           (i)      the provisions of SUBSECTION 21.1.3(A) TO
                                    (D) (Consequences of termination) shall
                                    apply except that Contractor shall be
                                    entitled to remove the Contractor's
                                    Equipment upon leaving the Site;

                           (ii)     the parties shall co-operate to achieve an
                                    equitable wash-up of debits and credits
                                    between them in relation to this EPC
                                    Contract and Contractor shall be entitled to
                                    payment of the following:

                                    (1)     such proportion of the EPC Contract
                                            Price that is equivalent to the
                                            proportion of the Works completed in
                                            accordance with this EPC Contract by
                                            Contractor (including on account of
                                            Milestones achieved by reference to
                                            the Milestone Payment Schedule or if
                                            equitable in the circumstances a
                                            fair and just pro rata payment on
                                            account of Milestones partly
                                            achieved),

                                      101

                                            less any amounts previously paid to
                                            Contractor for such work, any
                                            liquidated damages due under ARTICLE
                                            12 (Remedies) and any other
                                            undisputed amount then due to Owner
                                            from Contractor in connection with
                                            any breaches of this EPC Contract by
                                            Contractor;

                                    (2)     actual cancellation charges due to
                                            Subcontractors as a result of the
                                            termination;

                                    (3)     reasonable costs incurred by
                                            Contractor for its own efforts to
                                            implement termination and
                                            demobilisation (subject to
                                            Contractor using reasonable
                                            endeavours to minimise such costs),
                                            and

                                    (4)     a cancellation fee calculated in
                                            accordance with SCHEDULE I,

                           but shall not be entitled to payment for any other
                           consequential costs of any kind or to payment on
                           account of its overhead or anticipated profit in
                           respect of the unfinished work.

                  (c)      Prior to exercising the right of termination under
                           SUBSECTION 21.1.5(a), Owner shall be entitled to
                           require Contractor to advise of the Subcontractor
                           cancellation charges Contractor would incur in the
                           event of such termination. Contractor shall use its
                           Best Endeavors to provide such information within 7
                           days or as soon thereafter as reasonably practicable.
                           Provided Owner exercises the right of cancellation
                           within 14 days after receipt of such information, the
                           amount due under SUBSECTION 21.1.5(b)(ii)(2) shall
                           not exceed the figure advised by Contractor under
                           this SUBSECTION 21.1.5(c).

                                      102

                  (d)      Owner's election to terminate this EPC Contract under
                           SUBSECTION 21.1.5(A) shall not prejudice any other
                           rights of Owner or Contractor under this EPC Contract
                           or otherwise.

         21.2     TERMINATION BY CONTRACTOR

         In addition to its other rights and remedies under law or otherwise,
Contractor shall be entitled to terminate this EPC Contract on 5 days notice only if one of the following defaults occur and continue for 30 days (20 days in the event of payment default) following a notice by Contractor to cure such default or (except in the case of a default in any payment obligation) if cure cannot be effected within such period, without promptly commencing and diligently pursuing a cure thereof:

                  (a)      Contractor does not receive a payment when such
                           payment was due (except for any amount disputed in
                           good faith by Owner);

                  (b)      an extended suspension affects the whole of the Works
                           as described in SECTION 20.3 (Extended suspension);

                  (c)      Owner becomes bankrupt or insolvent, goes into
                           liquidation, has a receivership or administration
                           order made against it, compounds with its creditors,
                           or carries on business under a receiver, trustee or
                           manager for the benefit of its creditors, or if any
                           act is done or event occurs which under any Law has a
                           similar effect to any of these acts or events.

Each of (a) to (c) of this SUBSECTION 21.2 is a "Default". Contractor's election to terminate this EPC Contract under this SUBSECTION 21.2 shall not prejudice any other rights or remedies of the Contractor, under this EPC Contract or otherwise.

         21.3     PAYMENT ON TERMINATION

         After termination under SECTION 21.2 (Termination by Contractor)
Contractor's remedy shall be an entitlement to payment in accordance with
SECTION 21.1.5

                                      103

(Termination for convenience) and to termination, without draw, of the performance bonds and parent company guaranty furnished by Contractor under this
EPC Contract.

ARTICLE 22 - FORCE MAJEURE

         22.1     FORCE MAJEURE

                  (a) Force Majeure as used in this EPC Contract shall be an exceptional event or circumstance which is beyond the control of Owner,
Contractor or Supplier, such party could not reasonably have provided against before entering into this EPC Contract or the Supply Contract as appropriate, and which having arisen, either Owner or Contractor (for purposes of this
SECTION 22.1, the "affected party") could not reasonably have avoided or overcome and which materially affects the affected party's performance of its obligations under this EPC Contract, and shall include, but not be limited to, the following events:

         war, declared or not, or hostilities, or belligerence, blockade, revolution, insurrection, riot, expropriation, requisition, confiscation, or nationalization, export or import restrictions by any authorities, closing of harbours, docks, canals, or other assistances to or adjuncts of the shipping or navigation of or within any place, rationing or allocation, whether imposed by law, decree or regulation by, or by compliance of industry at the insistence of any governmental authority, or fire, unusual flood, earthquake, hydrothermal eruption, volcanic eruption, storm, lightning, tidal wave, perils of the sea, accidents of navigation or breakdown or injury of vessels, accidents to harbours, docks, canals or other assistance to or adjuncts of the shipping or navigation, epidemic, quarantine, strikes or combination of workmen, lockouts or other labour disturbances (except for strike or other labour disturbances by Contractor's employees), or governmental acts and decrees that in fact delay the Work or increase the cost of the Works but excluding failures of plant and equipment,
         non-availability of labour, goods, materials, equipment or other resources, strikes or other employee disputes, adverse weather not identified above, or lack of financial resources.

                                      104

                  (b) To the extent that the affected party is prevented from or delayed in complying with any of its obligations under this EPC Contract by reason of an event of Force Majeure, such obligation shall be suspended for the duration of the impact of such event upon the affected party. The burden of proving the Force Majeure event shall be on the party claiming Force Majeure.

                  (c) Non-performance of a Subcontractor is a Force Majeure
event, provided the Subcontractor's non-performance is due to an exceptional event or circumstance in terms of paragraph (a) and the Subcontractor uses its best endeavours to continue to perform its obligations under the subcontract, to minimise any delay, to correct or cure the circumstances preventing performance and otherwise to remedy its inability to perform.

         22.2         NOTICE

         If either party's ability to perform its obligations under this EPC
Contract is or is likely to be affected by Force Majeure, such party shall promptly give notice to the other party stating the nature of the circumstances or anticipated circumstances, their effect or anticipated effect upon the performance of such party's obligations, the anticipated duration of the circumstances and any action being taken to avoid or minimise the effect of the circumstances.

         22.3         CONTINUED PERFORMANCE

         The suspension or delay of performance due to Force Majeure shall be of no greater scope and no longer duration than is required. The excused party shall use its Best Endeavours to continue to perform its obligations under this
EPC Contract, to minimise any delay, to correct or cure the circumstance preventing performance and otherwise to remedy its inability to perform.

         22.4         ACCRUED OBLIGATIONS

         No obligations of either party which arose before the occurrence of
Force Majeure shall be excused as a result of such occurrence.

                                      105

         22.5         EXTENDED FORCE MAJEURE

         If circumstances of Force Majeure have occurred and shall continue for a period of 180 days then, notwithstanding that Contractor may by reason thereof have been granted an extension of time for completion of the Work, either party shall be entitled to serve upon the other party 28 days written notice to terminate this EPC Contract. If at the expiry of the period of 28 days the Force
Majeure event shall still continue then this EPC Contract shall terminate and
Contractor shall be entitled to the payments contained in SUBSECTION 21.1.5 except for the cancellation fee.

ARTICLE 23 - CONFIDENTIALITY

         The contents of this EPC Contract and the Supply Contract and any other information that is in or comes into the possession of either party ("the
Transferee"), its employees, Subcontractors or other third parties for which it is responsible relating to the other party is disclosed in confidence and the
Transferee shall restrict its use of such information solely to uses:

                  (a)      required for the purpose of giving effect to
                           performance of this EPC Contract;

                  (b)      required for the purpose of giving effect to or the
                           conditions of any Consent;

                  (c)      required by law or any stock exchange listing rules
                           (provided that prior to disclosure the Transferee
                           must advise the other party and must only disclose
                           such information as the Transferee's legal advisors
                           reasonably believe is necessary to disclose by law);
                           or

                  (d)      in relation to information that is in the public
                           domain (other than as a result of a breach of this
                           ARTICLE 23).

Contractor and Owner shall treat all such information as private and confidential and neither of them shall transfer, copy, list or disclose the same or any particulars thereof without the previous written consent of the other, provided that nothing in this Article

                                      106

shall prevent the publication or disclosure of any such information that has come within the public domain otherwise than by breach of this Article.

ARTICLE 24 - NOTICES

         All notices and other communications required or permitted by this EPC
Contract shall be in writing and shall become effective (a) if by hand delivery, upon receipt thereof, (b) if by official government mail, three (3) days after deposit in the mail, postage prepaid, certified or registered mail, return receipt requested or (c) if by next day delivery service, upon such delivery, at the addresses set forth below or at such other addresses as the party receiving notice shall subsequently designate by written notice to the other party.
Notwithstanding the foregoing, the parties may communicate via email at such email addresses designated by each party in the manner provided above with regard to communications other than notices of breach, default, termination or other similar material matters. Without obviating the obligation to timely provide such notice to both Owner or Contractor addressees set forth below, a notice or communication to Owner or Contractor hereunder shall become effective upon the first date of delivery to or receipt of such notice by either Owner or
Contractor addressee set forth below.

         If to Owner:

                              Contact Energy Limited
                              PO Box 10742
                              Wellington, New Zealand

                              Attention:  Tom Zink

         with a copy to:

         :                    Contact Energy Limited
                              PO Box 2001
                              Taupo, New Zealand

                              Attention: Wayne Christie

                                      107

         If to Contractor:

                              ORMAT Pacific Inc.
                              New Zealand Branch
                              P. O. Box 1717
                              Taupo
                              New Zealand

         with a copy of notices of
         breach or termination to:

                              Robert E. Giles
                              Perkins Coie LLP
                              1201 Third Avenue
                              48th Floor
                              Seattle, WA 98101-3099

ARTICLE 25 - MISCELLANEOUS

         25.1     APPLICABLE LAW

         Throughout the course of performance of this EPC Contract, the parties shall comply with all applicable Laws relating to this EPC Contract and its performance. This EPC Contract shall be interpreted under and governed by the laws of New Zealand.

         25.2     SEVERABILITY

         In the event that any of the provisions or portions, or applications thereof, of this EPC Contract are held to be unenforceable or invalid by any court of competent jurisdiction, Owner and Contractor shall negotiate an equitable adjustment in the provisions of this EPC Contract with a view toward effecting the purpose of this EPC Contract, and the validity and enforceability of the remaining provisions or portions, or applications thereof, shall not be affected thereby.

         25.3     AMENDMENTS AND WAIVERS

         This EPC Contract may not be changed or amended orally, and no waiver hereunder may be oral, but any change or amendment hereto or any waiver hereunder must be in writing and signed by the party or parties against whom such change, amendment, or waiver is sought to be enforced.

                                      108

         25.4     COUNTERPARTS

         This EPC Contract may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         25.5     ENTIRE CONTRACT

         This EPC Contract constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes any previous agreements or understandings between the parties.

         25.6     EFFECT OF WAIVERS

         Either party's waiver of any breach or failure to enforce any of the terms, covenants, conditions or other provisions of this EPC Contract at any time shall not in any way affect, limit, modify or waive that party's right thereafter to enforce or compel strict compliance with every term, covenant, condition or other provision hereof, any course of dealing or custom of the trade notwithstanding. The waiver by Supplier or Owner of any breach or failure to enforce any of the terms, covenants, conditions or other provisions of the
Supply Contract at any time shall not in any way affect, limit, modify or waive
Owner's or Contractor's right thereafter to enforce or compel strict compliance with every term, covenant, condition or other provision of this EPC Contract, any course of dealing or custom of the trade notwithstanding.

         25.7     REPRESENTATIONS

         By their execution hereof, the parties warrant that they are authorized to enter into this EPC Contract, that it does not conflict with any agreement, lease, instrument or other obligation to which either is a party or by which either is bound, and that it represents their valid and binding obligation, enforceable in accordance with its terms.

         25.8     HEADINGS

         The headings contained herein are not part of this Contract and are included solely for the convenience of the parties.

                                      109

         25.9     PUBLICITY

         Without limiting ARTICLE 23 (Confidentiality), Contractor shall not release public or media statements or publish material related to this EPC
Contract, the Works or Owner's business activities or interests without Owner's approval, which approval will not be unreasonably withheld or delayed. Owner shall as and when it considers it appropriate to do so give consideration to acknowledging the role of Contractor as the contractor of the Binary Plant and the use of the ORMAT equipment in the Binary Plant in the press releases and other publications issued by Owner about the Binary Plant.

         25.10    COUNTERPARTS; TRANSMITTED COPIES

         This EPC Contract may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. To expedite the process of entering into this EPC Contract, the parties acknowledge that Transmitted Copies of this EPC
Contract will be equivalent to original documents until such time (if any) as original documents are completely executed and delivered. "TRANSMITTED COPIES"
mean copies that are reproduced or transmitted via facsimile or another process of complete and accurate reproduction and transmission.

         25.11    FURTHER ASSURANCES

         Owner and Contractor will use reasonable endeavours to implement the provisions of this EPC Contract, and for such purpose each, at the request and expense of the other, will, without further consideration, promptly execute and deliver or cause to be executed and delivered to the other such, consents, documents or other instruments in addition to those required by this EPC
Contract as the other may reasonably require to implement any provision of this
EPC Contract.

[The rest of this page is intentionally left blank. The next page is the signature page.]

                                      110

         IN WITNESS WHEREOF, the parties have caused this EPC Contract to be executed as of the date first above written.

Contractor:                     ORMAT Pacific Inc., New Zealand branch

                                By: /s/ Connie Stechman
                                   -----------------------------------------

                                Name: Connie Stechman
                                     ---------------------------------------

                                Title: Assistant Secretary
                                      --------------------------------------

Owner:                          Contact Energy Limited

                                By: /s/ Stephen P. Barrett
                                   -----------------------------------------

                                Name: Stephen P. Barrett
                                     ---------------------------------------

                                Title: Managing Director and Chief Executive
                                      --------------------------------------

                                      111

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                                                         EPC Contract - Wairakei
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SCHEDULE A

OWNER'S TECHNICAL REQUIREMENTS

EPC Schedule A                       (A-i)                       09 October 2003

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                                                         EPC Contract - Wairakei
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CONTENTS

1.   GENERAL...............................................................................................1

1.1       PROJECT DESCRIPTION AND SITE CONDITIONS                                                          1
    1.1.1     Definitions                                                                                  1
    1.1.2     General                                                                                      1
    1.1.3     Site Location                                                                                1
    1.1.4     Meteorology                                                                                  1
    1.1.5     Geotechnical                                                                                 2
    1.1.6     Electrical                                                                                   2

1.2       SUMMARY OF WORK                                                                                  3
    1.2.1     Scope of Work                                                                                3
    1.2.2     Work Not Included                                                                            7
    1.2.3     Terminal Points and Interfaces                                                               8

1.3       PERFORMANCE AND OPERATING REQUIREMENTS                                                           8
    1.3.1     Design Range                                                                                 8
    1.3.2     Process Outputs                                                                              9
    1.3.3     Plant Operation                                                                             11
    1.3.4     Guarantee Conditions                                                                        12

1.4       CORROSION                                                                                       12
    1.4.1     General                                                                                     12
    1.4.2     Corrosion Protection                                                                        12

1.5       DRAWINGS AND DATA                                                                               13
    1.5.1     Drawings and Data to be Provided                                                            13
    1.5.2     Revision of Contractor's Drawings at Site                                                   14
    1.5.3     As-Built Drawings                                                                           14
    1.5.4     Contract Drawings                                                                           14
    1.5.5     Erection Drawings                                                                           14
    1.5.6     Owner's Drawings                                                                            14

1.6       CODES AND STANDARDS                                                                             14
    1.6.1     General                                                                                     14
    1.6.2     Referenced Codes and Standards                                                              14
    1.6.3     Referenced Legislation and Regulations                                                      15
    1.6.4     Mechanical Plant                                                                            15
    1.6.5     Owner's Standards and Instructions                                                          15

1.7       INSPECTION AND TESTING                                                                          16
    1.7.1     General Requirements                                                                        16
    1.7.2     Inspection and Testing During Manufacture                                                   17
    1.7.3     Functional Tests in Manufacturer's Works                                                    17
    1.7.4     Erection Testing                                                                            17

1.8       PLANT IDENTIFICATION                                                                            17
    1.8.1     General                                                                                     17
    1.8.2     Nameplates and Labels                                                                       17

1.9       MANUALS                                                                                         18
    1.9.1     General                                                                                     18

EPC Schedule A                       (A-ii)                      09 October 2003

                                     Page iii
                                                         EPC Contract - Wairakei
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1.10      SPARE PARTS, TOOLS, TEST EQUIPMENT AND CONSUMABLES                                              18
    1.10.1    Spare Parts and Consumables                                                                 18
    1.10.2    Tools and Test Equipment                                                                    18

1.11      PACKAGING AND STORAGE                                                                           18

1.12      TRAINING                                                                                        19

1.13      STATUTORY REGULATIONS AND APPROVALS FOR PRESSURE EQUIPMENT                                      19

1.14      MARCO CRITERIA                                                                                  20
    1.14.1    Maintainability                                                                             21
    1.14.2    Availability/Reliability                                                                    22
    1.14.3    Constructability                                                                            22
    1.14.4    Operability                                                                                 23

2.   MECHANICAL PLANT.....................................................................................24

2.1       GENERAL                                                                                         24

2.2       PLANT ARRANGEMENT                                                                               24

2.3       DESIGN AND OPERATING CONDITIONS                                                                 24

2.4       TURBINE                                                                                         24
    2.4.1     General                                                                                     24
    2.4.2     Governor and Control System                                                                 25
    2.4.3     Lube Oil Systems                                                                            25

2.5       PUMPS                                                                                           25

2.6       HEAT EXCHANGERS - GEOTHERMAL FLUID/WORKING FLUID (VAPORISORS AND PRE-HEATERS)                   25
    2.6.1     General                                                                                     25
    2.6.2     Basic Design                                                                                26

2.7       CONDENSER                                                                                       26
    2.7.1     General                                                                                     26
    2.7.2     Basic Design                                                                                26

2.8       PIPING                                                                                          26
    2.8.1     General                                                                                     27
    2.8.2     Basic Design                                                                                27
    2.8.3     Fittings                                                                                    27
    2.8.4     Thermal Insulation                                                                          27
    2.8.5     Pipe Specifications                                                                         28
    2.8.6     Valves and Accessories                                                                      28

2.9       WORKING FLUID STORAGE AND HANDLING                                                              29
    2.9.1     General                                                                                     29
    2.9.2     Basic Design                                                                                29

2.10      LUBRICATION                                                                                     30

3.   GEOTHERMAL FLUID SYSTEM..............................................................................31

EPC Schedule A                       (A-iii)                     09 October 2003

                                     Page iv
                                                         EPC Contract - Wairakei
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3.1       GENERAL                                                                                         31

3.2       GEOTHERMAL FLUID SYSTEM OPERATION                                                               31
    3.2.1     System Pressurisation                                                                       31
    3.2.2     Geothermal Fluid Discharge to the Wairakei Stream                                           31
    3.2.3     Geothermal Fluid Supply to the Prawn Farm                                                   32
    3.2.4     Binary Plant Bypass                                                                         32
    3.2.5     Pressure/Vacuum Surges                                                                      32

3.3       SYSTEM DESIGN REQUIREMENTS                                                                      33

3.4       FLOW MEASUREMENT                                                                                33

4.   GENERATOR............................................................................................34

4.1       GENERAL                                                                                         34

4.2       SCOPE OF SUPPLY                                                                                 34

4.3       DESIGN CHARACTERISTICS                                                                          34
    4.3.1     Design Parameters                                                                           34
    4.3.2     Insulation and Temperature Rise                                                             34
    4.3.3     Abnormal Operating Conditions                                                               34

4.4       GENERATOR COOLING                                                                               35

4.5       GENERATOR STATOR                                                                                35
    4.5.1     General                                                                                     35
    4.5.2     Terminals                                                                                   35
    4.5.3     Anti-Condensation Heaters                                                                   35
    4.5.4     Temperature Indication                                                                      35

4.6       GENERATOR ROTOR                                                                                 36
    4.6.1     Bearings                                                                                    36

4.7       EXCITATION SYSTEM                                                                               36
    4.7.1     Scope                                                                                       36
    4.7.2     General Requirements                                                                        36
    4.7.3     Excitation Power                                                                            36
    4.7.4     Main Exciter and Rotating Rectifier                                                         36
    4.7.5     General Control System Requirements                                                         36
    4.7.6     Voltage Regulation                                                                          36

4.8       GENERATOR CT, VT AND SURGE PROTECTION                                                           37

4.9       GENERATOR NEUTRAL EARTHING TRANSFORMER                                                          37

4.10      CONTROL SYSTEM INTERFACING                                                                      37

5.   TRANSFORMERS.........................................................................................38

5.1       GENERAL                                                                                         38

5.2       SERVICE                                                                                         38

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                                     Page v
                                                         EPC Contract - Wairakei
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5.3       GENERATOR TRANSFORMER AND LOCAL SERVICES TRANSFORMER                                            39
    5.3.1     General                                                                                     39
    5.3.2     Voltage Response and Control                                                                39
    5.3.3     Painting                                                                                    39
    5.3.4     Transformer Testing                                                                         40
    5.3.5     Earthquake Withstand                                                                        40

5.4       HV SURGE ARRESTORS                                                                              40

5.5       EARTHING TRANSFORMER (IF REQUIRED)                                                              40

6.   SWITCHGEAR...........................................................................................41

6.1       GENERAL                                                                                         41

6.2       SCOPE OF WORK                                                                                   41

6.3       SERVICE                                                                                         41

6.4       GENERAL DESIGN REQUIREMENTS                                                                     41
    6.4.1     Switchboard Busbars                                                                         41
    6.4.2     Switchboard Circuit Breakers                                                                41
    6.4.3     Switchboard Auxiliary Switches                                                              42
    6.4.4     Switchboard Circuit Breaker Isolation                                                       42
    6.4.5     Instrument Transformers                                                                     42
    6.4.6     Anti-Condensation Heaters                                                                   42
    6.4.7     Starters and Contactors                                                                     42

6.5       11 kV SWITCHBOARD                                                                               43
    6.5.1     Switchboard                                                                                 43
    6.5.2     Busbars                                                                                     43
    6.5.3     Safety Shutter Devices                                                                      43
    6.5.4     Circuit Breakers                                                                            43
    6.5.5     Earthing                                                                                    43
    6.5.6     Cabling Compartment                                                                         43
    6.5.7     Power Monitoring Unit                                                                       44

6.6       11kV LOCAL SUPPLY                                                                               44

6.7       415 V SWITCHGEAR                                                                                44
    6.7.1     Switchboards                                                                                44
    6.7.2     Circuit Breakers                                                                            44
    6.7.3     Switched Fuses                                                                              44
    6.7.4     Contactor Isolation / No Fuse Circuit Breakers                                              44
    6.7.5     Cable Compartments                                                                          44
    6.7.6     Local Indication                                                                            44
    6.7.7     Spare Capacity                                                                              44

6.8       220kV OUTDOOR CIRCUIT BREAKERS                                                                  45

6.9       220kV DISCONNECTOR                                                                              45

7.   DC SYSTEM AND UPS....................................................................................46

7.1       SCOPE OF WORK                                                                                   46

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                                     Page vi
                                                         EPC Contract - Wairakei
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7.2       UNINTERRUPTIBLE POWER SUPPLY                                                                    46

7.3       24V POWER SUPPLIES                                                                              46

7.4       125V POWER SUPPLIES                                                                             46

7.5       BATTERIES                                                                                       47

7.6       BATTERY CHARGER                                                                                 47

7.7       125 V DC SWITCHBOARD                                                                            47

8.   CABLING, EARTHING, and MOTORS........................................................................48

8.1       GENERAL                                                                                         48
    8.1.1     Particulars of Low Voltage System                                                           48
    8.1.2     Power Supplies                                                                              48
    8.1.3     Environmental Considerations                                                                48
    8.1.4     Electrical Equipment In Hazardous Areas                                                     49
    8.1.5     Locks                                                                                       50
    8.1.6     Anti-Condensation Heaters                                                                   50
    8.1.7     Miniature Circuit Breakers                                                                  50
    8.1.8     Indicating Lamps                                                                            50
    8.1.9     Control Switches, Push Buttons                                                              50
    8.1.10    Cubicles                                                                                    50
    8.1.11    Small Wiring                                                                                51
    8.1.12    Radio Interference                                                                          51
    8.1.13    Cabling Design Information                                                                  51

8.2       POWER CABLES                                                                                    52
    8.2.1     Applications and Rating                                                                     52
    8.2.2     11 kV Power Cables                                                                          52
    8.2.3     415 Volt Power Cables                                                                       52

8.3       CONTROL CABLES                                                                                  52

8.4       CABLE INSTALLATION                                                                              52
    8.4.1     General                                                                                     52

8.5       CABLE TERMINATION                                                                               53
    8.5.1     General                                                                                     53

8.6       EARTHING                                                                                        53
    8.6.1     General                                                                                     53
    8.6.2     Cable Ladder Earthing                                                                       54
    8.6.3     Equipment Earthing                                                                          54
    8.6.4     Earthing of Reinforcing Steel                                                               54

8.7       LIGHTNING PROTECTION SYSTEM                                                                     54

8.8       ELECTRIC MOTORS                                                                                 55

8.9       VARIABLE SPEED DRIVES                                                                           55

9.   CONTROL AND INSTRUMENTATION..........................................................................56

EPC Schedule A                       (A-vi)                      09 October 2003

                                     Page vii
                                                         EPC Contract - Wairakei
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9.1       GENERAL                                                                                         56

9.2       CONTROL SYSTEM                                                                                  56
    9.2.1     Existing Arrangement                                                                        56
    9.2.2     Control System Architecture                                                                 56
    9.2.3     GGC Integration                                                                             57
    9.2.4     Control Programming                                                                         57
    9.2.5     Engineering Software                                                                        57
    9.2.6     Licenses                                                                                    57
    9.2.7     Upgrades                                                                                    57
    9.2.8     Post Take Over Modification                                                                 57
    9.2.9     NICC SCADA                                                                                  58
    9.2.10    Power Supply                                                                                58
    9.2.11    Password Protection                                                                         58
    9.2.12    Alarms                                                                                      58
    9.2.13    Reports                                                                                     58

9.3       INSTRUMENTATION                                                                                 59
    9.3.1     General                                                                                     59

9.4       SYSTEM OPERATION                                                                                59
    9.4.1     Operating Philosophy                                                                        59
    9.4.2     Synchronising Arrangements                                                                  59
    9.4.3     Trips                                                                                       59

10.     PROTECTION AND REVENUE METERING...................................................................60

10.1      SCOPE                                                                                           60
----      -----

10.2      TECHNICAL REQUIREMENTS FOR RELAYS AND ANCILLARY EQUIPMENT                                       60
    10.2.1    General                                                                                     60
    10.2.2    Protective Relaying                                                                         61
    10.2.3    Circuit Breaker Fail Protection                                                             61
    10.2.4    Trip Circuit Supervision                                                                    61
    10.2.5    Undervoltage Protection                                                                     61
    10.2.6    Generator Protection System                                                                 62
    10.2.7    Generator Transformer Protection System                                                     62
    10.2.8    Auxiliary Transformer Protection System                                                     62
    10.2.9    Main protection systems on both sides of the grid interface at 220 kV                       63
    10.2.10   Protection of Medium Voltage Cable Lines                                                    63

10.3      SPECIAL OPERATIONAL REQUIREMENTS                                                                63

10.4      PROTECTION FUNCTIONAL REQUIREMENTS TO MEET OPERATIONAL REQUIREMENTS                             63

10.5      REVENUE METERING AND ANCILLARY EQUIPMENT                                                        64
    10.5.1    CTs and VTs                                                                                 64
    10.5.2    Metering                                                                                    64

11.     CIVIL AND STRUCTURAL WORKS........................................................................65

11.1      GENERAL CRITERIA                                                                                65

11.2      FACILITIES                                                                                      65
    11.2.1    Site Access                                                                                 65

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                                     Page viii
                                                         EPC Contract - Wairakei
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    11.2.2    Access Roads                                                                                65
    11.2.3    Pipe Route                                                                                  66
    11.2.4    Pipe Bridge                                                                                 66
    11.2.5    Local Control Building                                                                      66
    11.2.6    Equipment Plinths                                                                           67
    11.2.7    Energy Dissipation System                                                                   67
    11.2.8    Bunding of Working Fluid Storage                                                            67
    11.2.9    Underground Services                                                                        67
    11.2.10   Platforms and Walkways                                                                      67
    11.2.11   Cable Ducts                                                                                 67
    11.2.12   Site Reinstatement                                                                          68
    11.2.13   Security Fence and Security System                                                          68

11.3      DESIGN LOADS                                                                                    68
    11.3.1    Dead, Live and Wind Loads                                                                   68
    11.3.2    Plant Support Structures                                                                    69
    11.3.3    Geotechnical Data                                                                           69
    11.3.4    Foundation Design                                                                           69

11.4      SEISMIC DESIGN - GENERAL                                                                        69
    11.4.1    Statutory Requirements                                                                      69
    11.4.2    NZS 4203 Loadings Code Provisions                                                           69
    11.4.3    Material Standards                                                                          70
    11.4.4    Foundations                                                                                 70

11.5      SPECIFIC DESIGN AND CONSTRUCTION                                                                70
    11.5.1    Site Clearance                                                                              70
    11.5.2    Site Filling                                                                                71
    11.5.3    Drainage                                                                                    71
    11.5.4    Contaminated Water Handling                                                                 71
    11.5.5    Concrete                                                                                    72
    11.5.6    Concrete Masonry                                                                            72
    11.5.7    Structural Steel                                                                            72
    11.5.8    Timber                                                                                      72
    11.5.9    Building Details                                                                            72

12.     SERVICES..........................................................................................73

12.1      COMPRESSED AIR                                                                                  73
    12.1.1    General                                                                                     73
    12.1.2    General Design                                                                              73

12.2      FIRE PROTECTION                                                                                 74
    12.2.1    General                                                                                     74
    12.2.2    Scope of Work                                                                               74
    12.2.3    Design Parameter                                                                            75
    12.2.4    Regulations and Standards                                                                   75
    12.2.5    Fire Main                                                                                   75
    12.2.6    Working Fluid Storage Spray System                                                          75
    12.2.7    Fire Alarm Panel                                                                            76
    12.2.8    First Aid Fire Applications                                                                 76
    12.2.9    Acceptance Tests                                                                            77

12.3      POTABLE WATER SUPPLY                                                                            77

12.4      CONTROL ROOM AND AIR CONDITIONING                                                               77

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                                     Page ix
                                                         EPC Contract - Wairakei
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    12.4.1    Scope of Work                                                                               77
    12.4.2    Design Parameters                                                                           77
    12.4.3    Regulations and Standards                                                                   78
    12.4.4    Description of Service                                                                      78
    12.4.5    Building Producer Statement                                                                 78

12.5      STATION SERVICES - ELECTRICAL                                                                   78
    12.5.1    Scope of Work                                                                               78
    12.5.2    Lighting                                                                                    79
    12.5.3    Socket Outlets                                                                              79
    12.5.4    Phase Balancing                                                                             79

12.6      PHONES                                                                                          80

12.7      ALARM SIRENS                                                                                    81
    12.7.1    Operational Alarm Sounders                                                                  81
    12.7.2    Evacuation Alarm                                                                            81

EPC Schedule A                       (A-ix)                      09 October 2003

                                     Page 1
                                                         EPC Contract - Wairakei
--------------------------------------------------------------------------------

1.       GENERAL

1.1      PROJECT DESCRIPTION AND SITE CONDITIONS

1.1.1    Definitions

         Definitions and terms used within these Owner's Technical Requirements are the same as those in the Terms and Conditions. Wherever these
         Owner's Technical Requirements refer to the Contractor performing or providing services, equipment or Works, the Contractor will either perform or provide such services, equipment or Works or procure the same from the Supplier under the Supply Contract with the Contractor being responsible (as provided in the Terms and Conditions of the EPC
         Contract) for ensuring that Owner receives all services, equipment and
         Works to which it is entitled under the EPC Contract and the Supply
         Contract.

         Where Ormat drawings in Schedule J are referenced within these Owner's
         Technical Requirements the drawings shall be read as being indicative of the general scope agreed between the parties. The drawings are subject to changes (not being "Changes" for the purposes of the EPC
         Contract) resulting from the detailed design process, this design process being a component of the scope of work. Where there is a conflict between the Owner's Technical Requirements and any drawing in
         Schedule J, the Owner's Technical Requirements shall apply.

1.1.2    General

         The Owner owns and operates the 165 MW Wairakei Station including the associated steam field. The Owner also operates its 55 MW Poihipi and
         104 MW Ohaaki geothermal power plants remotely from Wairakei Station.

         Wairakei Station, including the steamfield environs, covers an area of approximately 15 square kilometres. The generating plant is located adjacent to the Waikato River, while the steamfield lies within a range of approximately 1.2km to 5km to the north-west. Geothermal fluid is separated into steam and water at nine Flash Plants located in the steamfield. Steam is conveyed to the power station at several pressures via a series of pipelines. Separated water is collected from three flash plants and conveyed to reinjection wells in a single pipeline called the "Reinjection Pipeline". The separated water from unconnected
         Flash Plants enters an open drainage network that eventually discharges to the Wairakei Stream which itself discharges to the Waikato River.

         Some of the separated water within the open drainage network is diverted into the Te Kiriohinekai stream adjacent to which a cultural tourism company ("NETCOR") operates. NETCOR uses some separated water from the Reinjection Pipeline for creation of silica terraces. A prawn farm adjacent to Wairakei Station also uses some separated water for heating.

         The Owner has identified the potential to increase the efficiency of
         Wairakei Station. Currently, approx. 1800 tonnes per hour of separated geothermal fluid at 127(degree)C is collected. Connection of further
         Flash Plants by the Owner will increase this to approximately 3000 tonnes per hour. The project covered by this contract will convert thermal energy in this geothermal fluid to electricity using a binary cycle. The geothermal fluid discharged from the Binary Plant will either pass to the adjacent prawn farm, be reinjected into the steamfield, or be discharged to the adjacent stream.

1.1.3    Site Location

         The Binary Plant project is located at Wairakei Station, approximately
         10 km North of Taupo along State Highway 1 & 5 in the central North
         Island of New Zealand, at an elevation of approximately 360 metres above sea level. The nearest domestic airports are located at Taupo and
         Rotorua.

1.1.4    Meteorology

EPC Schedule A                        (A-1)                      09 October 2003

                                     Page 2
                                                         EPC Contract - Wairakei
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         a)   Dry Bulb Temperature.

              The Binary Plant shall be designed to operate at ambient dry bulb temperatures in the range of -5(degree)C to 35(degree)C. The annual average temperature is 11(degree)C.

              For the purposes of plant sizing the ambient design temperature is
              25(degree)C.

         b)   Humidity and Wet Bulb Temperatures.

              The normal range of outdoor, open atmosphere relative humidity above grass is 30 - 100%. The full range of humidity can be expected in any month of the year.

         c)   Rainfall.

              Rainfall on the Site is fairly evenly distributed throughout the year and there are no distinctive dry and rainy seasons. Average annual rainfall is 816 mm.

         d)   Winds. Prevailing winds are from the westerly quarter, with an average annual speed of approximately 2.1 m/s. Calm periods are recorded on average for 50% of the time. Further information is provided in "Wind Summaries Relevant to the Wairakei Power
              Station", G.W. Fisher, N.W.A., 23/11/94 - Appendix '6'.

              The highest wind velocity to be used for design purposes is found in New Zealand Standard NZS 4203.

         e)   Atmospheric       Geothermal emissions result in corrosive
                                conditions in and around Wairakei Station.

              Corrosion         Further information on the environment and its
                                effects on equipment is included in Section 1.4.

         f)   Airborne          Gases                           Average Levels
              Gaseous                                                (ppm)
              Contaminants
                                Hydrogen sulphide (H2S)               5.0
                                Sulphur dioxide (SO2)                 2.0

         g)   Airborne          Less than 200 micrograms/m3 concentration of
              Particulates      'Atmospheric Dust' as defined by ASHRAE.

1.1.5    Geotechnical

         Two sites have consents for construction of the Binary Plant. These are referred to as "Site 3" and "Site 4", and are depicted in Site Drawing
         WRK 0262 (Exhibit A3). Site 4 has been chosen by the Contractor, and agreed to by the Owner having due regard to the practical size of the sites, minimising total project cost and to mitigation of adverse environmental effects.

         "Geotechnical Investigations", Worley Consultants Ltd July 1995
         (Exhibit B8) is based on a plant layout at Site 4 with equipment weights considered to be a "worst case". Site 4 is an alluvial terrace, previously levelled for the original Wairakei Station construction village. The site has experienced subsequent construction activities, however, the extent of these is unknown. Plant settlement is expected to be the key geotechnical design parameter.

         Some topography information for Site 4 and for an area potentially suitable for a geothermal pipeline crossing over the stream is provided in Exhibits A4 and A5. Information depicted in those exhibits is for information only. The Contractor shall undertake its own survey for the purposes of the works.

1.1.6    Electrical

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                                     Page 3
                                                         EPC Contract - Wairakei
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         The Binary Plant will interface with the Transpower system at the
         Transpower 220 kV Switchyard at Wairakei and shall comply with the technical requirements and commissioning processes as set out in the following documents:

               o    Transpower: Common Quality Obligations, April 2003 (Exhibit
                    D1)
               o    Transpower Standard: TP.OG 41.04, Issue 3 January 2001:
                    Commissioning/decommissioning equipment on the power system
                    (Exhibit D4)
               o    Transpower Standard: TP.PS 03.01, Issue 1 October 2000:
                    Disconnector and Earth Switches Purchase Specification
                    (Exhibit D10)
               o    Transpower Standard: TP.PS 22.01, Issue 2 November 2001:
                    Outdoor Current Transformer Purchase Specification (Exhibit
                    D11)
               o    Transpower Standard: TP.PS 13.01, Issue 1 August 2000:
                    Outdoor Circuit Breaker Purchase Specification (Exhibit D6)
               o    Transpower Connect and Dispatch Guide, Version 1 May 2003.
                    (Exhibit D12)

         The Government released a Policy Statement in December 2000 that directed a new governance structure for New Zealand's electricity market with the establishment of a single Electricity Governance Board
         (EGB).

         The EGB established in March 2003 a new set of rules in the form of a
         Rulebook (Exhibit D3), governing wholesale, retail, security, transmission and distribution companies through the Electricity
         Governance Establishment Project (EGEP).

         It is envisaged that Part C of the Rulebook will become operational in early 2004.

         The Contractor shall take into account the technical requirements set out in the Rulebook, by providing equipment that will meet the requirements of both the Common Quality Obligations and the new
         Rulebook.

         The characteristics of the existing 220 kV system are as follows:

              Highest system voltage                     245  kV
              Lightning impulse level                    950  kV
              Power frequency impulse level              395  kV
              Design Fault Level                         31.5  kA for 3 seconds

1.2      SUMMARY OF WORK

1.2.1    Scope of Work

         The Works to be provided under this Contract shall include but not necessarily be limited to the following items:

         a)   Mechanical Works

              Item    Description

              1.      A binary cycle power plant, supplied as two identical
                      units, designed to maximise conversion of geothermal
                      energy subject to downstream temperature and pressure
                      constraints, as described in Section 2.

              2.      Working fluid unloading, storage, and transfer facilities.

              3.      Geothermal Fluid piping for the Binary Plant including
                      supply and return, dump control station, bypass control
                      station, pipe support structures (including foundations),
                      thermal insulation, isolating valves and accessories.

EPC Schedule A                        (A-3)                      09 October 2003

                                     Page 4
                                                         EPC Contract - Wairakei
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              4.      Mechanical services including:

                      o   Compressed air
                      o   Fire protection and detection
                      o   HVAC
                      o   Potable water

              5.      Special tools and appliances needed for maintenance, major overhaul and recommissioning including disassembly and
                      reassembly, of the equipment supplied.

         b)   Electrical Works

              The Owner's existing electrical system, to which the binary plant is to be connected is shown in Exhibit A8, Drawing Xhn1262 Rev ZG.

              The proposed indicative electrical system is shown in accordance with section 1.1.1 of these Owner's Technical Requirements on
              Ormat drawing No. 0.002.95.689.0-Revision 2, General One Line
              Diagram in Schedule J,

              Item    Description

              1.      Generators and auxiliaries including excitation system,
                      cooling system, and lubricating oil system.

              2.      Step-up Generator Transformer and local service
                      transformers.

              3.      Switchgear including 220kV circuit breaker, 220kV
                      disconnector, 220kV current transformers, 11 kV Generator
                      Switchboard, 400 V switchboard, motor control centres.

              4.      230 V AC Uninterruptible Power Supply, 24 V DC power
                      supplies, 110 V Battery and associated DC distribution
                      system.

              5.      HV, LV and control cabling and connections. Complete
                      earthing and lightning protection system.

              6.      Complete earthing and lightning protection system
                      including 220kV surge arrestors.

              7.      Power cables and overhead connections to connect the
                      Binary Plant generators with the Transpower 220 kV grid,
                      via a new 11/220 kV generator transformer located at the
                      T2 position in the switchyard.

              8.      Revenue Metering, plant Protection and Grid connection
                      Protection systems.

         c)   Control and Instrumentation Works

              Item    Description

              1.      Emergency stop buttons hardwired to PLC, to be prominently located at each turbine-generator set and local emergency
                      stop button for each pump.

              2.      Panel-mounted equipment.

              3       Interfacing panels and cubicles.

              4.      Control System hardware (PLCs) and Software, program
                      source codes and logic diagrams.

              5       Plant Instrumentation.

EPC Schedule A                        (A-4)                      09 October 2003

                                     Page 5
                                                         EPC Contract - Wairakei
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              6.      Programming of Binary Plant control system.

              7.      Provide support to programme the Owner's existing iFix HMI system and support to commission the plant from the GGC.

              8.      Connection of signals to the Regional Control Centre North
                      (RCN) SCADA system.

              9.      Connection to existing site security system.

              10      Connection to existing fire detection and alarm system.

              11.     Connection to existing telephone system.

              12.     Connection to existing LAN.

              13.     Provision and connection of UHF/VHF radio base set.

              14      All control cabling, conduiting and fixings.

         d)   Civil and Structural Works

              Item    Description

              1.      Preliminary and general works, including installation of
                      construction power supply.

              2.      Site preparation including stripping, grading, compacting
                      and levelling, and establishment of facilities on Site.

              3.      Temporary and permanent road access, drainage, fencing and gates and security system (as required) for use during the construction period and subsequent maintenance and
                      operation.

              4.      Geotechnical design.

              5.      Surveying and setting out.

              6.      General excavation and back filling.

              7.      Drainage and underground services.

              8.      Foundation works, including embedded parts and grouting,
                      piping supports and road and stream crossings.

              9.      Structural works for pipe and equipment supports (as
                      required).

              10.     All platforms, ladders, handrails, chequer plating, and
                      grating necessary for safety and access to the equipment
                      supplied for routine inspections, operations, and major
                      maintenance. Permanent platforms will be provided for
                      valves that are located at high elevation and need
                      frequent adjustment by operators during regular plant
                      operation. This includes the isolation valves at the
                      Geothermal Fluid connection to the Reinjection Main.

              11.     A monorail suitable for, but excluding, a 2-ton hoist
                      required above each of the turbine-generator sets for the
                      maintenance and replacement of heavy components.

              12.     A weather shelter over each of the turbine-generator sets.
                      For the purposes of clarification a roof without walls is
                      intended

EPC Schedule A                        (A-5)                      09 October 2003

                                     Page 6
                                                         EPC Contract - Wairakei
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              13.     Reinstatement works.

         e)   Studies

              All engineering studies, calculations and analysis required to ensure good system design and full compliance with the Owner's
              Technical Requirements, for the purposes of satisfying information requests by the Owner and provision of submissions to other parties (e.g. Territorial Authorities) shall be included in the
              Works.

              Mechanical and Process

              1.      All documentation required to meet statutory requirements
                      for the pressure vessels, turbines, and piping systems.

              2.      All information and documentation required to satisfy the
                      Owner's Consents, including but not limited to the
                      assessment of noise levels and abatement measures required for all items of Plant.

              3.      Pipe stress analysis including existing piping where
                      affected by the Works.

              4.      Geothermal Fluid system pressure drop calculations under
                      steady state conditions and pressure surge and vacuum
                      analysis under conditions of unit and station trips and
                      delayed opening of bypass valves to remain within
                      downstream temperature and rate of change limitations.

              5.      Fire system pressure drop and flow calculations

              Electrical

              1.      Sizing calculations for all items of Plant.

              2.      Earthing system studies.

              3.      Fault level studies and calculations.

              4.      Assessment, calculations, verification dossier, and
                      certificates to meet the statutory requirements of AS/NZS
                      3000. This shall include tables and drawings for the area
                      classification according to NZS 6101.

              5.      Before commissioning any equipment to be connected to the
                      grid, planning studies in relation to the equipment must
                      be undertaken by the system operator (Transpower). As such the Contractor shall provide all information expressly
                      required by Transpower under the connection rules and any
                      other reasonable information it requires to assess
                      compliance with performance obligations and technical
                      codes, including modelling data for planning studies. As a minimum modelling data shall meet the requirements of IEEE standards and IEEE Task Force Reports on power system
                      modelling, current at the time of the planning studies.

              Civil   and Structural

              1.      Geotechnical and soils investigation for Site 4 (as
                      applicable).

              2.      Concrete mixture analysis.

              3.      Drainage design including oil interception.

              4.      Foundation design and analysis.

EPC Schedule A                        (A-6)                      09 October 2003

                                     Page 7
                                                         EPC Contract - Wairakei
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              5.      Structural and seismic design and analysis.

              6.      Requirements for bunding for containment of hazardous
                      materials.

              7.      Clean-up and disposal of any hazardous material
                      contamination that is introduced to the site by the
                      Contractor.

         f)   Balance of Works

              Item    Description

              1.      Operation and maintenance training for Owner's personnel.

              2.      Manufacturing and works inspections and testing.

              3.      Supply of all consumables and spares required for
                      erection, commissioning and testing including initial
                      operational charges of binary working fluid, lubricating
                      oils and greases, fuses, indicating lamps, filters etc.

              4.      Plant inspections and tests including Performance Tests
                      prior to taking over.

              5.      Preparation of operating and maintenance manuals for all
                      systems and equipment.

              6.      Reports, documents and as-built drawings on completion of
                      the Permanent Works for records purposes etc.

              7.      Updating of Owner's drawings/documents where the Works
                      requires modifications or revisions.

              8.      Cable termination schedules, piping schedules etc

              9.      Submissions to the Owner for approval of the Contractor's
                      Commissioning and Performance Testing Plan.

              10.     Obtaining required Consents other than the Owner's
                      Consents.

              11.     Provision of all technical data and assistance necessary
                      for the Owner to obtain any further permits or consents
                      required by it under the Resource Management Act in order
                      to construct and operate the Binary Plant.

              12.     All special tools required for operation, maintenance or
                      repair.

              13.     Supply of spare parts for routine and scheduled
                      maintenance when ordered by the Owner.

1.2.2    Work Not Included

         The following items of work are excluded from the contract scope:

         a.   Provision of operators to operate the Binary Plant during
              commissioning and Performance Tests.

         b.   Obtaining any permits or consents required under the New Zealand
              Hazardous Substances and New Organisms Act 1996 (HSNO).

         c.   Submission of documentation required by Owner's Consents.

         d.   Payment of development levies to Taupo District Council when applying for building consent.

EPC Schedule A                        (A-7)                      09 October 2003

                                     Page 8
                                                         EPC Contract - Wairakei
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         e.   Modification of Prawn Farm heat exchangers and control system.

         f.   Connection of Flash Plants to the Reinjection System.

         g.   Removal of existing hazardous materials discovered during the execution of the works, where those hazardous materials have not been introduced by the Contractor.

         h.   Upgrade of existing fire water pumps

         i.   Provide and perform the OEC HMI integration to the existing iFix
              HMI.

1.2.3    Terminal Points and Interfaces

         All interfacing, connection and termination works required to integrate the Binary Plant with Wairakei Station, except that specifically excluded in the Contract, shall be the responsibility of the
         Contractor. The Contractor shall liaise with the Owner to co-ordinate all termination and interfacing work and the completion of any tie-in or termination work which may only be carried out during a shut-down or isolation of services.

         Terminal Points at which interface and connection work is required of the Contractor under this Contract are described in Exhibit A2, and approximate locations identified on drawing WRK 0262 in Exhibit A3.

         The proposed indicative HMI interface system is shown in accordance with section 1.1.1 of these Owner's Technical Requirements on Ormat drawing No.0.002.95.413.0 Rev P2, Control and Communication
         Architecture in Schedule J and Exhibit E7

         The Contractor shall allow sufficient time for all negotiations with
         Transpower to resolve interface points for the grid connection, including telemetry, protection and metering.

1.3      Performance and Operating Requirements

1.3.1    Design Range

         a)   The design ranges for the plant and conditions for the conducting of the tests, the Geothermal Fluid Specifications and the ambient temperature must be within the Design Conditions as defined below.
              All conditions shall be measured at the measuring points specified in clause 1.5.5 of Schedule D to the EPC Contract.

--------------------------------------------------------------------------------
   Geothermal Fluid Specifications and      Design Point        Design Range
    Ambient Temperature for Brine OEC
--------------------------------------------------------------------------------
i      Ambient temperature                  11(Degree)C       -5 - 40 (Degree)C

ii     Brine flow                            2,800 T/Hr         25 - 114.3%

iii    Brine temperature (after             127(Degree)C     120 -135 (Degree)C
       separator)

iv     Geothermal Fluid operating             4.4 Barg          4.3 - 7.0 Barg
       pressure range at fluid supply
       terminal point (Barg)

v      Brine Return Temperature          87 +/- 2 (Degree)C   85 - 135 (Degree)C
--------------------------------------------------------------------------------

EPC Schedule A                        (A-8)                      09 October 2003

                                     Page 9
                                                         EPC Contract - Wairakei
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              iv      Indicative chemical analysis (may vary depending on
                      steamfield performance and configuration.)

              -----------------------------------------------------------------
                               GEOTHERMAL FLUID CONCENTRATION (mg/l)
              -----------------------------------------------------------------
                                      MINIMUM         TYPICAL          MAXIMUM
              -----------------------------------------------------------------
              Li                         8               10              11
              -----------------------------------------------------------------
              Na                        860             1000            1100
              -----------------------------------------------------------------
              K                         85              150              160
              -----------------------------------------------------------------
              Ca                        25               25              30
              -----------------------------------------------------------------
              Mg             (less than)0.1  (less than)0.1  (less than)0.1
              -----------------------------------------------------------------
              Rb                        1.1              2                2
              -----------------------------------------------------------------
              Cl                       1500             2000            2200
              -----------------------------------------------------------------
              SO4                       40               35              60
              -----------------------------------------------------------------
              Total HCO3      (less than)5     (less than)5    (less than)5
              -----------------------------------------------------------------
              Total Sulphide            0.1    (less than)1               5
              -----------------------------------------------------------------
              B                         21               25              25
              -----------------------------------------------------------------
              SIO2                      250             550              550
              -----------------------------------------------------------------

              -----------------------------------------------------------------
              pH                        8.3             8.7              8.9
              -----------------------------------------------------------------

              Fluid flow may vary and be interrupted from time to time due to steamfield operation and maintenance activities and the Binary
              Plant shall therefore have a turn down capability across the full range of flow. Further information on the Geothermal Fluid system and flows is provided in section 3.0.

1.3.2    Process Outputs

         a)   Electricity

              The Binary Plant shall supply electricity to the grid at a nominal
              220,000 volts, 50 Hz.

         b)   Geothermal Fluid

              The control system shall maximise electricity generation for all flow conditions of Geothermal Fluid.

              The design temperature of the Geothermal Fluid at the discharge terminal point shall be 87(degree)C +/- 2(degree)C and with a minimum brine return temperature of 85(degree)C.

              The Geothermal Fluid can be discharged at 4 locations depending on
              Binary Plant operating status:

              o       Existing reinjection header, with a capacity of up to 3000 tonnes/hr

              o       Existing prawn farm supply, of up to 1000 tonnes/hr.
                      Intermittent flow is possible.

              o       Emergency overflow to the Wairakei Stream, being the
                      balance of the Geothermal Fluid flow up to a maximum
                      permitted flow of 3,000 tonnes/hr.

              o       Existing spilling systems at 60 series wells and Flash
                      Plants.

         c)   Environmental Impact

              The Owner's Resource Consents are attached as Exhibit B1. In addition to these, the Owner has been granted outline plan approval by the Taupo District Council (TDC). (Copy of TDC letter is included in Exhibit B1) The outline plan approval requires that the Binary Plant be constructed generally in accordance with the
              Assessment of Environmental Effects (AEE) prepared by the Owner in gaining its Consents. (See Exhibit B2, and associated documents contained in Exhibits B3, B4, B5.) The Contractor's construction activities, as well as the operation of the Binary Plant, shall satisfy all requirements of all of the Owner's Consents.

EPC Schedule A                        (A-9)                      09 October 2003

                                     Page 10
                                                         EPC Contract - Wairakei
--------------------------------------------------------------------------------

              i)      Noise

              A detailed report covering the predicted sound levels from the
              Binary Plant and recommendations for mitigation measures, "Report on Impact of Sound from Proposed Binary Plant Machines Operating at Either of the Two Proposed Sites at ECNZ Geothermal Wairakei"
              A.D. Paterson, January 1996 is attached as Exhibit B5.

              New Zealand Standards NZS 6801:1991 "Measurement of Sound" and NZS
              6802:1991 "Assessment of Environmental Sound" shall be used for the measurement and assessment of noise levels during normal operation.

              Noise limits and the measurement and assessment of noise during construction shall be to NZS 6803P:1984 "The Measurement and
              Assessment of Noise from Construction, Maintenance and Demolition
              Work".

              Sound levels shall not exceed 45 dBA L95 at any point on the
              Owner's boundary nor shall the total sound emission level exceed
              115 dB A-weighted re 10-12 Watts, under normal operating
              conditions. The Transpower Wairakei Switchyard Boundary shall not be considered for the purposes of this clause.

              The Owner's boundary is indicatively shown on drawing titled
              "Wairakei Core DPS Plan" in Exhibit A12 and drawing WPS 572 in
              Exhibit A13.

              During start-up, shut-down or under fault conditions, the plant may emit high sound levels. These intermittent sound levels shall not exceed 75 dBA Lmax at either the prawn farm entrance gate or the Owner's administration offices.

              Each plant item shall not emit a sound pressure level in excess of
              85 dBA at 1 m from its surface. The generators (but not the turbines) may emit a sound pressure level no greater than 90dBA so are exempted from this requirement. This shall not affect
              compliance of the noise limits specified at the Owner's boundary.

              Under normal operating conditions the sound level inside the
              Owner's administration offices shall not exceed 55 dBAL95, with the windows open.

              The Contractor shall note the requirement to assess noise levels and mitigation measures in section 1.2.1(e) of these Technical
              Requirements.

              ii)     Effluent Interception and Bunding

              All sources of oil contamination of rain water run off and chemical contamination of soil and water shall be bunded and water discharged from such bunds to an oil/water separator system, in accordance with Owner's Consents.

              Chemical cleaning of silica deposits from equipment is foreseen.
              For in situ cleaning, all required connections and facilities for the safe and convenient handling of the chemicals shall be provided by the Contractor. For the purposes of clarification, it is assumed that portable skid-mounted cleaning equipment having it's own self-contained spill-containment facility will be employed.

              iii)    Binary Working Fluid Leakage Rates

              The Contractor shall design, manufacture and test all equipment that contains binary working fluid to achieve as close to zero leakage as is practical. The operating and maintenance procedures shall also reflect the need to minimise leakage to the atmosphere.
              Under no circumstances shall the total annual leakage exceed 7 1/2 per cent of the full plant charge (including maximum storage), or the maximum allowable quantity permitted by the Owner's Consents, whichever is the lesser.

EPC Schedule A                        (A-10)                     09 October 2003

                                     Page 11
                                                         EPC Contract - Wairakei
--------------------------------------------------------------------------------

              iv)     Discharge to Wairakei Stream

              Both the storm water and Geothermal Fluid discharges into the
              Wairakei stream shall be designed so as to minimise bank erosion and to allow stream access for removal of silica deposits.

              v)      East Taupo Arterial Impact

              The Taupo District Council has formally designated a corridor for the proposed East Taupo Arterial (ETA). The proposed road crosses the Owner's facilities adjacent to the Binary Plant sites but is not expected to be built prior to take over of the Binary Plant.
              The designation includes a condition No 59 requiring the
              designation be reduced in width so that it will not cover Site 3.
              A further condition No 55 requires the Designating Authority to consent to additional geothermal pipelines crossing the road designation subject to approval of the exact location, design and construction methods by the Designating Authority. This is expected to apply to the Geothermal Fluid inflow and return pipelines between the Terminal Points on the reinjection line and the boundary of Site 3. The siting of pipes/works on the
              designated area of the ETA will have adverse cost implications for the Owner as the pipes/works will need to be bridged or placed in a culvert when the proposed road is finally built. It is
              anticipated that the Designating Authority will make it a
              condition of any consent that the Owner agree to meet the costs of any such bridge or culvert.

              The Owner may manage or mitigate that cost risk by electing to require the Contractor to relocate pipe connections and valves outside of the ETA alignment and to require the proposed new
              Geothermal Fluid pipes that must cross the ETA alignment to be placed along side existing geothermal pipes.

              The Owner has an obligation to liaise with Taupo Distrct Council on any matter that may affect the ETA. The Contractor shall therefore provide the Owner with all design details necessary in a timely manner for the Owner to fulfil this obligation. This includes providing the Owner at the time of Tender with a
              provisional layout envisaged for the Geothermal Fluid pipelines that will cross the road designation in order to facilitate the approval identified above.

              Refer to Exhibit B9 which contains relevant extracts from the designation decision that affect the Owner's Wairakei facilities.
              (Whole document is available on request.)

1.3.3    Plant Operation

         a)   Time Between Planned Shut Downs

              The Binary Plant shall be designed for maximum continuous base load operation without requiring a planned major shutdown for maintenance or inspection of a frequency of less than once per every four years, except where otherwise required by statutory rules. It is acknowledged that the plant is designed for six monthly and annual minor shutdowns of less than one day each for planned routine maintenance purposes.

         b)   Operating Philosophy (Fail Safe)

              The Binary Plant shall be remotely monitored with control from the
              GGC. The GGC control centre is permanently manned 24 hours per day by one generation controller with an appropriate plant
              qualification.

              The Binary Plant shall have Fail Safe features that maintain a range of essential services to safeguard personal safety and asset integrity following operation of a Fail Safe feature. (refer Fail
              Safe Functional Statement - Wairakei Power Station - Exhibit C19
              and WRK Fail Safe Management - Exhibit C20).

EPC Schedule A                        (A-11)                     09 October 2003

                                     Page 12
                                                         EPC Contract - Wairakei
--------------------------------------------------------------------------------

              The Fail Safe philosophy of the Binary Plant, including alarm philosophy, shall be consistent with that of the Wairakei Station,

              In the event of a Fail Safe feature operating, the plant shall require manual intervention to restore the plant to normal operation.

              If the communications link between the Binary Plant and the GGC is lost then the plant shall remain in a steady state operational condition until either:

                    i    The communications link is restored; or
                    ii   Manual operation directed by the GGC Controller occurs;
                         or
                    iii  An unsafe plant condition arises in which case the
                         plant will fail safe.

         c)   Design Life

              The Permanent Works shall have a minimum design life of 25 years.

         d)   Availability and Performance

              The Contractor shall provide Performance Guarantees for f the
              Binary Plant as defined in the Terms and Conditions, its net electrical output, return temperature and pressure drop in
              Geothermal Fluid across the Binary Plant. The guarantees will be defined at Guarantee Conditions and the Contractor shall be liable for liquidated damages if it fails to meet its guarantees as specified in the Terms and Conditions of the Contract.

1.3.4    Guarantee Conditions

              The conditions under which the Contractor guarantees that the
              Binary Plant will meet its Performance Guarantees are known as the
              Guarantee Conditions and are as follow:

              i.       Geothermal Fluid flow                        2,800 tph
              ii.      Geothermal Fluid supply temperature          127(degree)C
              iii.     Geothermal Fluid supply pressure             4.4 barg
              iv.      Ambient temperature                          11(degree)C
              v.       Maximum Geothermal Fluid Pressure Drop       2.2 Barg
              vi.      Brine Return Temperature                     87(Degree)C

1.4      CORROSION

1.4.1    General

         Wairakei Station and surrounding areas are subject to hydrogen sulphide
         (H2S) gas pollution. H2S is heavier than air and collects in depressions and poorly ventilated spaces. H2S is highly corrosive to graphite, silver, copper and its alloys, and to a lesser extent, mild steel.

1.4.2    Corrosion Protection

         All materials shall be selected by the Contractor in the full knowledge of these conditions and the Owner's Technical Requirements, including design life and plant reliability and performance. All equipment shall be designed for outdoor installation except that which is to be located in the Local Control Room, GCC or air compressor buildings.

         Corrosion protection systems shall be suitable for "long term"
         classification (between 10 and 15 years to first maintenance).

EPC Schedule A                        (A-12)                     09 October 2003

                                     Page 13
                                                         EPC Contract - Wairakei
--------------------------------------------------------------------------------

         The Contractor shall use corrosion resistant materials, or isolate the materials and equipment from the contaminant, or both. Protective metallic coatings may be used to lessen the effects of H2S corrosion however cadmium plating and unprotected copper shall not be used.
         Wherever possible the Contractor shall locate electronic equipment in an H2S filtered environment.

         Exterior equipment surfaces and structural steelwork shall be protected with Ormat standard paint systems as listed below and appended to these
         Owner's Technical Requirements.

         a)   Ormat Technical Specification 24.3.4.25 for Galvanising. Exhibit
              E1.
         b)   Ormat Technical Specification 24.3.7.080 for Painting System for
              Uninsulated Piping and Equipment Operating at Temperatures Lower
              Than 120(degree)C. Exhibit E2.
         d)   Ormat Technical Specification 24.3.4.081 for Painting System for
              Insulated Heat Exchanger Piping and Equipment. Exhibit E3
         e)   Ormat Technical Specification 24.3.4.082 for Organic Turbine
              Painting System. Exhibit E4.
         d)   Ormat Technical Specification 24.3.4.086 for Heat Resistant
              Painting System for Non Insulated Pipework. Exhibit E5.
         e)   Ormat Technical Specification 24.3.7.095 for Powder Coating
              Painting System Over Galvanised Steel. Exhibit E6.
         f)   Ormat Technical Specifications for touching up the protective coating systems at site shall be provided to the Owner by the
              Contractor during the detailed design stage.

         The condenser plenum shall be galvanised and powder coated per Ormat
         Technical Specification 24.3.7.095.

1.5      DRAWINGS AND DATA

1.5.1    Drawings and Data to be Provided

         a)   General

              The Contractor shall prepare and provide to the Owner for review all drawings, schedules, calculations, documents, data and information as required by the Terms and Conditions and these
              Owner's Technical Requirements. The submittals shall be
              sufficiently comprehensive to demonstrate that all parts and procedures used in performing the Works comply with the Contract and to provide a detailed and comprehensive record of all aspects of the Works.

              Except where modified by the Terms and Conditions, the Owner's
              Technical Requirements, or the Contractor Submittal requirements and schedule in Exhibit A1, drawings shall also be prepared in accordance with the Owner's standard CSI 10_07_1000 titled
              "Contract Drawings Documentation" included in Exhibit C16.

              The Owner shall have the right to require the Contractor to submit such additional information as may reasonably be required.

              All drawings and documents prepared by the Contractor or its
              Subcontractors for this Contract shall be in the English language.

              Drawings and documents to be provided shall include all
              information necessary for the Owner to safely operate and maintain the Binary Plant.

              The Contractor shall not be expected to provide to the Owner, copies of detailed manufacturing drawings that are considered to contain trade secrets or otherwise be commercially sensitive in nature. Notwithstanding this, the Contractor shall use best endeavours to co-operate favourably with any request to make such drawings or information available to the Owner or third party inspectors for the purposes of inspection.

EPC Schedule A                        (A-13)                     09 October 2003

                                     Page 14
                                                         EPC Contract - Wairakei
--------------------------------------------------------------------------------

              Electrical schematic and wiring diagrams shall be arranged such that terminal blocks and terminal information are clearly shown and indicate incoming and outgoing cables and the location of the remote end of such cables. Circuit diagrams of all electrical equipment including printed circuit boards provided shall be sufficiently for fault finding.

         b)   Drawings and Data to be Submitted

              Refer Exhibit A1 for Contractor Submittal requirements and schedule.

1.5.2    Revision of Contractor's Drawings at Site

         During the erection and commissioning period the Contractor may find it may be necessary to make revisions to already approved construction drawings. In such case the Contractor shall provide to the Owner without delay two marked up prints detailing the intended revision.
         Formal revisions of these drawings shall then be made and issued to the
         Owner within a reasonable timeframe.

1.5.3    As-Built Drawings

         Following the installation of the equipment, the Contractor shall revise its drawings to show the "as-built" status and send to the Owner for approval.

1.5.4    Contract Drawings

         After approval of the "as-built" drawings the Contractor shall submit
         (as a single submission to the Owner), for final record purposes, sets of all approved drawings. These shall be provided in editable electronic format.

1.5.5    Erection Drawings

         It is the Contractor's responsibility to ensure that field erection personnel have in their possession the latest available erection drawings of the type and quantity needed to perform the Works.

1.5.6    Owner's Drawings

         The Contractor shall up date all existing Owner's drawings where these are affected by or interface to the Works.

1.6      CODES AND STANDARDS

1.6.1    General

         The codes, standards and specifications referenced herein shall include addenda, amendments and errata and shall govern in all cases where references thereto are made. In case of conflict between these codes
         (or standards or specifications) and the requirements specified in the
         Contract, the latter shall govern to the extent of such difference.

         The code, standard or specification applied in each case shall be the latest revision adopted and published at June 23, 2003. Any conflict between standards shall be referred to the Owner who will determine which standard shall govern.

         Deviations to the referenced standards or substitution by an equivalent one shall be subject to the Owner's approval.

1.6.2    Referenced Codes and Standards

         The full name of the codes and standards reference in this document are:

EPC Schedule A                        (A-14)                     09 October 2003

                                     Page 15
                                                         EPC Contract - Wairakei
--------------------------------------------------------------------------------

         AISI          American Iron and Steel Institute
         ANSI          American National Standards Institute, Inc.
         API           American Petroleum Institute
         AS            Australian Standard
         ASHRAE        American Society of Heating, Refrigerating and Air
                       Conditioning Engineers, Inc.
         ASME          American Society of Mechanical Engineers
         ASTM          American Society for Testing and Materials
         BS            British Standards
         IEC           International Electrotechnical Commission
         IEEE          Institute of Electrical and Electronics Engineers
         ISO           International Organisation for Standardisation
         NZS           New Zealand Standard
         NFPA          National Fire Protection Association
         TP            Transpower

1.6.3    Referenced Legislation and Regulations

         The Works shall comply with the requirements of all applicable New
         Zealand Acts, Regulations, bylaws including, but not limited to:

         o    Health and Safety in Employment Act 1992
         o    Health and Safety in Employment (Pressure Equipment, Cranes and
              Passenger Ropeways) Regulations 1999
         o    Approved Code of Practice for Pressure Equipment (Excluding
              Boilers)
         o    The Limitations of Harmonic Levels Notice 1981
         o    Radio Interference Notice 1988
         o    NZ Electrical Codes of Practice
         o    The Electricity Regulations 1993
         o    Forest Produce Import & Export Regulations of New Zealand 1966/122
              (Amendment No. 1 1967)
         o    Hazardous Substances and New Organisms Act 1996
         o    Resource Management Act 1991

1.6.4    Mechanical Plant

         In addition to the requirements mentioned above, the following standards shall apply to the design, manufacture and testing of the mechanical plant:

         Turbine                                 Ormat Standard
         Piping                                  ASME B31.1
         Heat Exchangers                         ASME Section VIII, Div 1
         Feed Pump                               General purpose with double
                                                 mechanical seal
         Pressure Vessels                        ASME Boiler and Pressure Vessel
                                                 Code Section VIII Division 1
         Lubrication & Shaft - Sealing Systems   Ormat Standard

1.6.5    Owner's Standards and Instructions

         The following Owner standards and instructions are applicable and are included in the Exhibits or available on request.

------------------------------------------------------------------------------------------------
                                                                                       EXHIBIT
TITLE                                                SOURCE        REF. NO.           REFERENCE)
------------------------------------------------------------------------------------------------

Permit System                                        Owner         05_01_1000             C1
------------------------------------------------------------------------------------------------
Event Management                                     Owner         07_01_1000             C2
------------------------------------------------------------------------------------------------

EPC Schedule A                        (A-15)                     09 October 2003

                                     Page 16
                                                         EPC Contract - Wairakei
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                                                       EXHIBIT
TITLE                                                SOURCE        REF. NO.           REFERENCE)
------------------------------------------------------------------------------------------------

Security                                             Owner         11_01_1000             C3
------------------------------------------------------------------------------------------------
Geothermal Security                                  Owner         11_01_2000_GEO         C4
------------------------------------------------------------------------------------------------
Emergency & Civil Defence                            Owner         12_02_1000             C5
------------------------------------------------------------------------------------------------
GEO Emergency Preparedness and Civil Defence         Owner         12_02_2000_GEO         C6
------------------------------------------------------------------------------------------------
GEO Plant Coding System                              Owner         03_03_3000_GEO         C7
------------------------------------------------------------------------------------------------
Storage, Handling & Supply                           Owner         09_03_1000             C8
------------------------------------------------------------------------------------------------
Workplace Health & Safety                            Owner         12_03_1000             C9
------------------------------------------------------------------------------------------------
GEO Confined Space/Gas Hazard Procedure              Owner         12_03_2001_GEO         C10
------------------------------------------------------------------------------------------------
Hazardous Substances                                 Owner         09_04_1000             C11
------------------------------------------------------------------------------------------------
GEO Hazardous Substances Use                         Owner         09_04_3002_GEO         C12
------------------------------------------------------------------------------------------------
Environmental Management                             Owner         03_06_1000             C13
------------------------------------------------------------------------------------------------
Geothermal Environmental Management                  Owner         03_06_2000_GEO         C14
------------------------------------------------------------------------------------------------
Pressure Equipment and Cranes Compliance             Owner         03_07_1000             C15
------------------------------------------------------------------------------------------------
Contract Drawings Documentation.                     Owner         10_07_1000             C16
------------------------------------------------------------------------------------------------
Hazard Management                                    Owner         03_08_1000             C17
------------------------------------------------------------------------------------------------
Building Act Compliance                              Owner         03_12_1000             C18
------------------------------------------------------------------------------------------------
Wairakei Fail Safe Functional Statement              Owner         03_01_2002_GEO         C19
------------------------------------------------------------------------------------------------
WRK Fail Safe Management                             Owner         03_01_2001_GEO         C20
------------------------------------------------------------------------------------------------
Hot Work Management                                  Owner         05_01_2000_GEO         C21
------------------------------------------------------------------------------------------------
Waikato Regional Council Earthworks and Tracking     WRC           none                   B7
Guidelines
------------------------------------------------------------------------------------------------
Selection of Surge Arrestors.                        Transpower    TP.PP 07.01            D5
------------------------------------------------------------------------------------------------
Purchase Specification for 220kV Outdoor Circuit     Transpower    TP.PS.13.01            D6
Breakers
------------------------------------------------------------------------------------------------
Commissioning/Decommissioning Equipment on the       Transpower    TP.OG 41.04            D4
Power System.
------------------------------------------------------------------------------------------------
Planning Guide for the Connection of Electricity     Transpower    TP.AG 48.02            D3
Generating Plant to the NZ National Grid
------------------------------------------------------------------------------------------------
Transpower Connection Policy                         Transpower    None                   D2
------------------------------------------------------------------------------------------------

         The Works shall comply with the seismic requirements of Section 11.4 and 11.5.

1.7      INSPECTION AND TESTING

1.7.1    General Requirements

         The Permanent Works shall undergo inspection and testing during manufacture, erection and on completion for verification that the components satisfy all the requirements as specified and defined and documented. All Permanent Works inspection and testing shall be conducted in accordance with the applicable codes, standards and particular requirements noted in these Owner's Technical Requirements.

EPC Schedule A                        (A-16)                     09 October 2003

                                     Page 17
                                                         EPC Contract - Wairakei
--------------------------------------------------------------------------------

         The Contractor shall advise the Owner of factory test and shipment dates for all major overseas fabricated equipment, with sufficient prior notice for the Owner if it so chooses to arrange inspection by the Owner or the Owner's Representative.

         The Contractor shall ensure that its inspectors, both local and overseas, have the appropriate qualifications and are recognised by the relevant New Zealand authorities.

1.7.2    Inspection and Testing During Manufacture

         Materials, workmanship and performance of all Plant items to be provided under this Contract shall be inspected at the places of manufacture to verify compliance with the requirements of these Owner's
         Technical Requirements and to meet the Contractor's quality plan.
         Inspection shall be carried out by the Contractor's own inspectors and by the Owner or the Owner's Representative if the Owner so chooses.

1.7.3    Functional Tests in Manufacturer's Works

         In addition to the Contractor's quality control and production tests, works testing shall be carried out in accordance with the applicable codes, standards and particular requirements noted in these Owner's
         Technical Requirements.

         Works testing shall include electrical, mechanical and hydraulic tests to ensure that the equipment supplied satisfies these Owner's Technical
         Requirements.

         The electric motors used for driving equipment during a test shall, where possible, be the service motor for that item. In all cases, performance certificates for the motors used shall be available for examination by the Owner or the Owner's Representative and shall be included in the certification produced for the item tested.

1.7.4    Erection Testing

         Erection testing shall be as required by the applicable local codes, standards and legislative requirements and undertaken by the Contractor to ensure that the requirements noted in these Owner's Technical
         Requirements are fully satisfied.

1.8      PLANT IDENTIFICATION

1.8.1    General

         All items of the Permanent Works shall be assigned equipment numbers by the Owner.

         The Contractor shall prepare for the Owner a comprehensive Plant
         Identification Schedule in an electronic Microsoft Excel spreadsheet format showing the name of each item of plant and its respective arrangement drawing number, and any additional items necessary to fully identify the plant. The Plant Identification Schedule shall match in all respects the Owner's systems.

         The Owner shall assign a number to each item on the Plant
         Identification Schedule, and return the schedule to the Contractor.

         Equipment numbers shall be depicted on all diagrams and drawings etc.

         All control systems programmed by the Contractor shall use the equipment item number as the Software identification.

1.8.2    Nameplates and Labels

EPC Schedule A                        (A-17)                     09 October 2003

                                     Page 18
                                                         EPC Contract - Wairakei
--------------------------------------------------------------------------------

         The Contractor shall supply all labels, nameplates, instruction and warning plates necessary for the clear identification and safe operation of the Plant.

1.9      MANUALS

1.9.1    General

         The Contractor shall provide a set of well structured and comprehensive manuals in both hard and soft copy to fully describe all aspects of design, operation and maintenance of all Plant supplied under the
         Contract including tools and testing equipment. The structure, content and format of the documents shall be agreed with the Owner before the
         Contractor proceeds to assemble the draft manuals.

         Until the expiry of the Defects Correction Period, the Contractor shall be responsible for supplying or replacing information to keep the manuals complete, accurate and up to date.

1.10     SPARE PARTS, TOOLS, TEST EQUIPMENT AND CONSUMABLES

1.10.1   Spare Parts and Consumables

         The Contractor shall provide as part of this EPC Contract a sufficient quantity of consumable parts and materials such as gaskets, seals, lubricants, hand-hole covers, computer paper, recorder charts, ink, binary working fluid, chemicals etc., and Binary Plant spares for its use during erection, testing and commissioning.

         The Contractor shall also recommend to the Owner an inventory of spare parts and consumables for the Binary Plant to enable the Owner to carry out routine maintenance as recommended by the manufacturer. The Owner may order all or any number of the spare parts recommended to it by the
         Contractor at its own discretion.

         All spares supplied shall be strictly interchangeable with the parts which they are intended to replace and shall be tested and packed for long storage under the climatic and atmospheric conditions prevailing at Site. Any spare having a limited shelf life or requiring a special storage condition shall be separately identified. Each spare shall be clearly marked with the description, purpose and Plant Identification code.

         If the Contractor's practice is to assign its part numbers to parts purchased from other manufacturer's, a part number list shall be furnished which provides a cross-reference between the Contractor's
         Plant Identification code and the part of the original supplier.

1.10.2   Tools and Test Equipment

         Any special tools and test equipment required to adjust, dismantle, test, operate or maintain any equipment shall be provided by the
         Contractor. This includes Software for configuration, interrogation, or fault finding of programmable items.

         Ownership of, and responsibility for, these special tools and test equipment shall pass to the Owner on issue of the Take Over
         Certificate.

1.11     PACKAGING AND STORAGE

         The Contractor shall package all equipment and materials in such a manner to ensure protection against damage and deterioration during shipment, transportation and storage including that at Site. If damage or deterioration is found the Contractor shall take immediate action to notify the Owner and rectify it in accordance with the terms of the
         Contract.

EPC Schedule A                        (A-18)                     09 October 2003

                                     Page 19
                                                         EPC Contract - Wairakei
--------------------------------------------------------------------------------

         The Contractor shall provide for all storage and maintenance of the
         Plant prior to the issue of the Take Over Certificate. All storage shall be suitable for the Plant and equipment being stored in a geothermal H2S environment.

         The Contractor shall provide and maintain at its expense all necessary equipment for handling, inspection and safe-guarding of stored Plant and the Contractor's Equipment.

1.12     TRAINING

         The Contractor shall run formal operating, engineering and maintenance staff training courses as necessary and appropriate to ensure that the
         Owner's Personnel are properly and thoroughly trained and equipped to operate and maintain the Binary Plant to the standards required for the plant to remain safe, efficient and reliable throughout its design life.

         The training courses shall be site based and completed prior to the commencement of commissioning. The courses shall be followed by examinations designed by the Contractor to verify the competency of the staff. The plant will be operated and maintained only by staff who have demonstrated a sufficient level of competency.

         The Contractor shall be responsible for the preparation of all training documentation which shall include well organised training manuals for the trainees.

         The Contractor shall submit the training documentation to the Owner before commencement of training in accordance with the terms of the
         Contract.

         The Contractor shall be responsible for the provision of simulation equipment and visual aids as necessary and appropriate for the effective training of staff. The Owner shall provide a room and furniture for on-site training. Any costs for off-site training shall be the responsibility of the Contractor.

         As Owner's staff operate the existing Wairakei Station on a 24 hr basis, the Contractor shall structure the timing of the training sessions, and if necessary repeat the training sessions, to ensure operating and maintenance staff from all shifts are given the opportunity to participate.

1.13     STATUTORY REGULATIONS AND APPROVALS FOR PRESSURE EQUIPMENT

         Pressure piping and pressure vessels shall comply with all applicable requirements of New Zealand law.

         The requirements for design approval, operation and inspection of such equipment in New Zealand are set out in the Health and Safety in
         Employment (Pressure Equipment Cranes and Passenger Ropeways)
         Regulations 1999. The Contractor shall be responsible for establishing the applicable requirements under these regulations for the equipment supplied.

         Pressure Vessels are to be designed to the requirements of the pressure vessel code ASME, Section VIII, Division 1 and require ASME stamping if not manufactured in New Zealand. All pressure vessels shall be supplied with ASME nameplates and to include the Owner's equipment numbers.

         The design, verification and certification of pressure parts for operation in New Zealand is covered in the Approved Code of Practice for Pressure Equipment (Excluding Boilers) (See Exhibit D7 of these
         Technical Requirements). The Code of Practice covers the requirements of Quality Assurance, design, design verification, manufacture, inspection testing, commissioning and operation. The Contractor shall provide the Owner with documentation to demonstration compliance with the Code of Practice.

         The Equipment Hazard level is as defined by code AS4343 Pressure
         Equipment Hazard Levels. This means as far as the requirements for the design and inspection go is that depending on designers quality control

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                                                         EPC Contract - Wairakei
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         system, design requires design verification in accordance with Appendix
         A of the Code of Practice for Pressure Equipment. If the Hazard level is B or higher then third party design verification is required regardless of whether the designers are ISO 9001 or not.

         SGS New Zealand Ltd, trading as SGS M&I, is currently the major New
         Zealand agency providing the necessary design verification and/or inspection services. However, it may be necessary to use an
         International Agency that must be recognised in New Zealand such as
         Lloyds to carry out design verification for major items of Plant in the country of manufacture. A list of acceptable inspection agencies can be found on the New Zealand website address
         http://www.osh.dol.govt.nz/touch/eng-safety/inspect.shtml.

         If the fabricators are ISO 9002 (or AS3902) certified (copy of certificate required) then no independent fabrication inspection body is required to be involved unless the equipment is rated Hazard A or if requirements of ASME VIII override this. The Owner can still apply hold points for inspection purposes if it deems necessary. If the fabricators are not ISO 9002 then third party inspection is required for Hazard level B & C. If independent fabrication verifying body is required the list of acceptable bodies can be found on the New Zealand website address
         http://www.osh.dol.govt.nz/touch/eng-safety/inspect.shtml

         These New Zealand OSH standards are also available on the Internet. It is expected that the vendors will download a copy. The vendors are expected to familiarise themselves with the documents and comply in all regards. The web address is
         http://www.osh.dol.govt.nz/touch/eng-safety/document.shtml and
         http://www.legislation.govt.nz/browse_vw.asp?content-set=pal_regs

         The vessels and pipework shall have documented design calculations, design verification, fabrication and inspection certificates according to the relevant design code as modified by the codes of practice above which must be provided to Owner as part of the requirements for taking over.

         Vessels and pipework shall have non destructive and hydro static testing completed to ASME code Section VIII, Division 1 and shall be performed prior to shipment. Whether or not the Owner exercises it rights to witness such testing, signed and fully verified test result paperwork is required.

         The Contractor shall be responsible for the following:

         a)   Ascertaining the approval, inspection, documentation and design standard requirements of applicable in New Zealand.

         b)   Obtaining the necessary design verification and certification from an approved agency that is recognised in New Zealand.

         c)   Co-ordinating and arranging for the required statutory inspections and testing from an approved agency.

         d)   Providing all the necessary documentation to meet the requirements of the applicable standards and regulations.

         The manufacture of any items requiring design verification shall not commence until the Contractor has received the necessary certification from the approving authority.

         The cost of all statutory approvals or services shall be included in the EPC Contract Price.

1.14     MARCO CRITERIA

         MARCO is an acronym representing the following concepts which shall be incorporated into the design of the equipment:

EPC Schedule A                        (A-20)                     09 October 2003

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                                                         EPC Contract - Wairakei
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                  Maintainability
                  Availability
                  Reliability
                  Constructability
                  Operability

         The plant design and construction requirements shall be optimized to ensure high MARCO.

         Redundancy shall be provided for at least the following equipment:

         o    All critical interlock, trip and protection functions, especially those related to startup including:

              -   Turbine over speed protection
              -   Vaporiser high-pressure protection
              -   Condenser high-pressure protection
              -   Generator winding high temperature
              -   Generator over voltage
              -   Generator time over voltage
              -   Air driven oil pump as backup for electricallly driven oil pump to bring the OEC to a safe stop.

         Ormat shall participate in value engineering studies during the process design phase, HAZOPS and design review meetings comprised of personnel from the Owner and Ormat. Ormat shall identify design features which have been included in the plant design to improve maintainability, availability, reliability, constructability, and operability. In addition, Ormat will be required to participate in evaluating plant equipment and systems versus reliability objectives over the life of the plant.

         The following additional MARCO requirements shall be applied to the equipment or plant provided by the Contractor.

1.14.1   Maintainability

         The primary maintainability objective shall be to minimise the complexity and time required for maintenance. The following general criteria shall be followed to achieve this objective:

         Plant equipment shall be of a low maintenance design and shall be easily maintainable.

         Plant equipment shall be designed to be maintained in place, if possible, with minimum disassembly of surrounding equipment and minimum usage of temporary scaffolding and handling equipment. All platforms, ladders, handrails, chequer plating, and grating necessary for safety and access to the equipment supplied for routine inspections, operations, and major maintenance. Permanent platforms will be provided for valves that are located at high elevation and need frequent adjustment by operators during regular plant operation. This includes the isolation valves at the Geothermal Fluid connection to the
         Reinjection Main.

         Equipment arrangements, pipe routings, and cable tray locations shall be designed for maximum equipment accessibility and to allow the following types of access:

         o    Space shall be allowed to enable maintenance on a binary module without the need for those maintenance activities being undertaken within hazardous zones created by an adjacent module.

         o    Space shall be provided to allow plant personnel easy access to all equipment which may require maintenance.

         o    Space shall be provided to allow unobstructed access for
              maintenance tools and equipment required for maintenance on permanently installed equipment.

         o    Space shall be provided to motor-operated equipment areas for work carts.

EPC Schedule A                        (A-21)                     09 October 2003

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                                                         EPC Contract - Wairakei
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         o    Ample space shall be provided to allow removal and laydown of any equipment that cannot be maintained in place or may require replacement.

         Lifting eyes shall be provided on equipment to facilitate installation and removal for maintenance.

         Techniques for minimizing corrosion of structures and equipment exposed to chemically or environmentally corrosive atmospheres shall be incorporated into the equipment design. Removable panels with lifting eyes on enclosures shall be provided where required.

         Special attention shall be given to providing appropriate enclosures, curbs, drip guards and collection systems for fugitive water, hose spray water, chemicals, and oils.

         Where feasible, similar equipment shall be provided by the same manufacturer to minimize spare parts inventories and also to minimize the number of different manufacturers' equipment that plant personnel must be capable of maintaining.

         Maintainability features shall be described in the Maintainability
         Features Description submitted for approval by the Owner during the design phase, which shall address, as a minimum, the following items:

         Details of features of the turbine generator units, heat exchangers and condensers, such as modular construction, that can reduce downtime and allow ease of maintenance, thus improving plant availability.

         The weight of individual major components, the lifting facilities required for removal, and whether the lifting facilities are permanently installed or if additional mobile lifting equipment is required. If mobile lifting equipment is required, the capacity and type of equipment required and the clearance around the equipment for unimpeded operation shall be stated.

         Details of the extent of dismantling of equipment required for equipment cleaning, maintenance and removal, and lay-down area requirements.

         The Contractor shall provide the times required to perform various maintenance operations both minor and major based on the installation design, by an experienced maintenance crew with the manufacturer's recommended number of tradesmen. The times shall be total elapsed time starting with a cold, fully assembled plant to the time the plant is fully reassembled and available for service.

1.14.2   Availability/Reliability

         The long-term aim is to achieve planned survey inspections frequencies of 6 years for turbine equipment and four years for heat exchangers with representative inspections occurring at 1 year, 2 years and 4 years.

         The design of equipment systems and selection of system components shall be based on the potential effect on equipment reliability and generation capability. Systems which can cause a unit outage if one of the system components fails shall be designed for high reliability and ease of maintainability.

         Reliability criteria which shall be applied to the design of the equipment systems and components are as follows:

         o    The design of each system shall be based on proven design concepts which have been applied successfully in the power generation industry.

         o    Purchased equipment shall be of a proven design. The equipment shall be of a design that has been in successful, reliable, continuous operation in the power generation industry for a minimum of 3 years, or specifically approved by the Owner.

1.14.3   Constructability

EPC Schedule A                        (A-22)                     09 October 2003

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                                                         EPC Contract - Wairakei
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         The primary constructability objective is to minimize the complexity of construction to realize maximum schedule benefits. Equipment shall be factory assembled to the maximum extent possible, so as to minimize the field erection required.

1.14.4   Operability

         The primary operability objective is to design Binary Plant systems that are easy to operate and that require minimum operator surveillance. The plant controls design shall allow routine plant operations. The following general criteria shall be followed to achieve these objectives:

         o    Equipment system design selections shall be based on minimizing the amount of operator attention.

         o    Equipment capacity selections (i.e. one full capacity versus two half-capacity) shall include consideration of the operator attention required when operating over the entire load range.

         o    Automatic operation of systems and processes from the GGC shall be provided.

         o    Operator control interfaces shall incorporate human engineering factors, including visual observation. Operator control interfaces for multiple systems shall be coordinated to prevent operator confusion.

         o    Process systems and equipment operation shall be adequately monitored to provide control room operators with all information required for efficient, safe, and easy operation of the plant.

         o    Systems and equipment shall be located for easy operational access and logical operational sequences.

         o    Special attention shall be given to adequate lighting,
              ventilation, and acoustic dampening of all operational spaces.

         Equipment and system components which may be operated locally shall be arranged with personnel access. Equipment, valves, dampers, instrument, and control devices shall be located to include, but not be limited to, the following considerations:

         o    Valves. Valve operators shall be located and oriented for manual operation within the normal reach of operating personnel without the need for portable ladders or reaching devices. Permanent extension operators of a conventional design may be used.

         o    Local Instrumentation. All local instrumentation indicating pressures, temperatures, levels, flows, etc., or indicating the position or status of equipment shall be readily visible to operating personnel without the use of temporary ladders or platforms.

         o    Testing Devices. Testing devices shall be located in a position accessible to the operating or testing personnel and oriented where the equipment and instrumentation critical to its testing can be observed.

         o    Visible Inspection and Tending. Portions of equipment requiring visual inspection, lubrication, and tending activities shall be safely accessible and adequately lighted to assure proper
              operation and servicing.

EPC Schedule A                        (A-23)                     09 October 2003

                                     Page 24
                                                         EPC Contract - Wairakei
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2. MECHANICAL PLANT

2.1      GENERAL

         The plant is required to convert thermal energy from the Geothermal
         Fluid to mechanical energy at the generator shafts. Selection of the working fluid and the use of preheaters or superheaters is subject of the Contractor's process optimisation. Working fluids are however required to comply with Owner's Consents. The plant may consist of a number of "standard", identical, units or one single unit. The scope of supply for each unit shall include but not be limited to:

         o    Turbine(s)
         o    Condenser
         o    Feed Pump(s)
         o    Heat Exchanger(s)
         o    Lube and seal oil systems
         o    Piping
         o    Safety and control devices

         In addition to the identical Binary units the scope of supply shall include a central binary working fluid storage facility, with road tanker loading station and transfer capabilities.

2.2      PLANT ARRANGEMENT

         The plant shall be installed outdoors on Site 4. The Contractor shall optimise the layout with respect to the operation and maintenance requirements of its proposed equipment, the Owner's Consents, the efficient use of the space available and to minimise total cost.

         Geothermal Fluid supply and return pipes across the area of the proposed road designation should be aligned if possible with existing pipes to minimise the number of additional culverts for the proposed road.

         Separation distances for a Class 2d Liquefied Petroleum Gas shall be used for Iso pentane when a liquid and at a higher temperature than the atmospheric pressure boiling temperature. Areas outside the Binary
         Plant fence shall be considered a Public Place.

         The Hazardous Area Classification shall be determined in accordance with NZS 6101 and AS/NZS 2430.3

         The proposed indicative layout is shown in accordance with section
         1.1.1 of these Owner's Technical Requirements on Ormat drawing
         7.011.00.409.0 Revision 0, General Arrangement Power Plant in Schedule
         J. The final layout shall be determined by the Contractor.

2.3      DESIGN AND OPERATING CONDITIONS

         Performance and operating requirements are noted in section 1.3 of these Owner's Technical Requirements. The plant should be capable of operating on station house load in islanded mode following 100% export load rejection until it can be reconnected to the grid.

         Seismic design - refer section 11.4 of these Owner's Technical
         Requirements.

2.4      TURBINE

2.4.1    General

EPC Schedule A                        (A-24)                     09 October 2003

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                                                         EPC Contract - Wairakei
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         Ormat standard turbines are to be provided. The turbine units proposed are not a prototype.

2.4.2    Governor and Control System

         The turbine(s), generator and associated equipment shall be equipped with control features designed to go to the safe position on loss of power or compressed air, (i.e. "Fail Safe").

         Routine control shall be from the GGC, however control shall also be possible from the Local Control Room.

         Each turbine shall be fitted with a vibration sensor.

         The emergency stop valves (ESVs) and Governor valves shall be separate items.

         There shall be two independent overspeed systems and a load limiter for protecting against an over-pressurised turbine inlet.

         Interlocks and disabling switches shall be supplied as necessary to by-pass or disable trips and alarms for the purpose of starting up the turbine-generator and for routine and statutory testing. The overspeed trip shall never be disabled.

         In general, interlocks shall be provided wherever incorrect operating sequences could result in damage or injury.

2.4.3    Lube Oil Systems

         The proposed indicative oil systems are shown in accordance with section 1.1.1 of these Owner's Technical Requirements on Ormat drawings in Schedule J as follows:

         o    Ormat drawing No. 0.011.00.419.0-Revision P0, Seal Oil System.

         o    Ormat drawing No. 0.011.00.418.0-Revision P0, Lubrication Oil
              System.

         The turbine-generator lube and seal oil systems shall be designed, manufactured and tested to current good industrial practices. Ormat standard oil system shall be provided.

         The oil reservoirs shall be equipped with heaters.

         Each oil system shall be equipped with a main oil pumping system and an independent emergency oil system designed to protect the machinery under fault conditions.

2.5      PUMPS

         Pumps shall be of general purpose type with double mechanical seals,
         (For motive fluid feed pumps only) designed, manufactured and tested to current industrial practices.

         No packed gland type seals shall be permitted.

2.6      HEAT EXCHANGERS - GEOTHERMAL FLUID/WORKING FLUID (VAPORISORS AND
         PRE-HEATERS)

2.6.1    General

         The heat exchangers shall be designed, manufactured and tested to current industrial practices. This Specification and the requirements given in ASME Section VIII Div 1, TEMA standards, class C shall be used to define the minimum requirements. In case of conflict between this
         Specification and the ASME/TEMA standards, the requirements of the
         Specification shall govern. Any deviation from this standard requires prior approval of the Owner.

EPC Schedule A                        (A-25)                     09 October 2003

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                                                         EPC Contract - Wairakei
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2.6.2    Basic Design

         The selection of the heat exchanger design and materials shall give consideration to thermal and chemical performance (including the effects of scaling), pressure loss, corrosion, leak tightness, flow induced vibration and ease of maintenance. Only new materials shall be used.

         The heat exchangers shall be shell and tube type, with Geothermal Fluid in the tubes. A U-tube bundle will not be accepted. The internal diameters of the tubes shall be of sufficient size to allow easy mechanical cleaning including cleaning by high pressure water blasting.

         The precipitation of silica has been found to be dependent on the rate of temperature change. Therefore, the Geothermal Fluid transition time shall be minimised within the constraints of normal design practices. A
         Geothermal Fluid transition time (from 127(degree)C to exit at design flow) of more than 67 seconds shall only be permitted with prior approval of the Owner.

         NPS 3 (75mm) chemical cleaning connections are required on each heat exchanger to facilitate cleaning of heat exchangers individually.

         The heat exchangers should be accessible for chemical cleaning in situ.
         It is expected that a mixture of hydrochloric and hydrofluoric acids with inhibitors will be used. The material selection shall give consideration to the requirements for chemical cleaning. Tubes a wall thickness of 2.1mm shall be provided.

         The Contractor shall included an internal fouling allowance, based on up to 1 mm/ year scaling and annual chemical cleaning, in the design.

2.7      CONDENSER

2.7.1    General

         This specification and the requirements given in ASME/TEMA shall be used to define the minimum requirements. Any deviation from this standard requires prior approval of the Owner.

2.7.2    Basic Design

         The selection of the condensers design and materials shall give consideration to the Site conditions described elsewhere in this
         Specification, particularly; seismic activities, noise levels, corrosion (H2S), leak tightness and ease of maintenance.

         Fan motor mountings shall be of sufficient rigidity to facilitate easy adjustment and prevent misalignment of the fan drive mechanism. Fans, fan motors and the drive mechanism shall not be subjected to or affected by ingress of rainwater or contaminants.

         The following is required:

         o    Noise data sheets are required.
         o    Fan performance curves are required.
         o    Welding procedures and qualifications are required.
         o    All heat exchangers shall undergo a sensitive leak test as described in the Boiler & Pressure Vessel Code Section V, Article
              10, or by another method demonstrated to have equal sensitivity.

2.8      PIPING

EPC Schedule A                        (A-26)                     09 October 2003

                                     Page 27
                                                         EPC Contract - Wairakei
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2.8.1    General

         The piping shall be designed, manufactured, installed and tested to
         ANSI/ASME 31.1, except as superseded by this section. Inlet and outlet valves adjacent to the working fluid feed pumps and the working fluid storage vessel that are in contact with the binary working fluid shall be fire proof (API 607) and shall meet the minimum requirements of the relevant API standard.

2.8.2    Basic Design

         All necessary precautionary considerations for the expected hazardous fluid(s) shall be included in the design. Factors to be considered include:

         o    Leakage
         o    Possibility to isolate various parts of the system in the event of a fire
         o    Venting to a safe area
         o    Access to valves and other equipment in the event of a fire
         o    Minimal binary working fluid loss during maintenance.
         o    Material selection
         o    Containment of spillage
         o    Cleaning and flushing

         A minimum corrosion allowance of 3 mm shall apply for all carbon steel piping unless otherwise specified.

         Piping systems shall be arranged, wherever possible, with a fall of 1 in 40 towards the mains where drainage points are positioned taking into account the effect of cold springing where necessary. Where this cannot be attained the fall shall be the maximum possible and in any event an adequate fall for drainage must be maintained under all conditions of service. Drainage falls shall preferably be in the direction of flow.

         Drain points, complete with isolating valve, shall be provided at the lowest positions on all piping systems to facilitate emptying. Such drain connections are to be piped to waste or to a suitable collection point.

         Air release connections complete with isolating valves shall be positioned at the highest points on all main lines to enable trapped air to be expelled. Such connections shall be piped to the nearest drain or collection system.

         Buried pipe is not permitted for flammable substances.

         All piping shall be routed to provide a neat layout having the shortest possible run and requiring the minimum number of fittings. Piping shall be arranged so that full access is provided for the maintenance of equipment, and that removal or replacement of equipment can be achieved with the minimum dismantling of piping.

2.8.3    Fittings

         Bends shall be generally of smooth construction. Lobster-back construction shall not be used.

         In any one system or pipe service all pipework and fittings are to be of the same material.

2.8.4    Thermal Insulation

         The Contractor shall supply and install all thermal insulation necessary for the thermal efficiency of the plant and safety of personnel and to meet the standards of good industrial practice.
         Thermal insulation shall be applied to all surfaces which will reach or exceed a temperature of 55oC (metallic) or 60oC (non metallic) under operating conditions.

         All insulation materials used shall be asbestos free.

EPC Schedule A                        (A-27)                     09 October 2003

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                                                         EPC Contract - Wairakei
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         Insulation applied to pipework, machinery, equipment, and ducting shall be clad with aluminium which should be protected internally by a factory-applied coating and provide complete weatherproofing where appropriate.

         The insulation system shall be designed and installed so that distortion or damage to the cladding does not occur. e.g. where it may be stepped on by personnel. This may be achieved by incorporating stepping platforms, barriers or using a combination of calcium silicate and soft insulation material such as fibreglass.

         Provision shall be made to prevent electrolytic action between the cladding and dissimilar metals.

         Removable cladding should be used for valves, flanges and inspection access points requiring intermittent inspection and maintenance.
         Strengthening ribs shall be used on large surfaces and drain holes shall be drilled in bottom of each box at the lowest point.

         All insulation outside of buildings shall be clad using methods that ensure the insulation system to be completely weatherproof. The
         Contractor's insulation and cladding shall be designed and applied with proper allowance for expansion and contraction.

2.8.5    Pipe Specifications

---------------------------------------------------------------------------------------------
DESCRIPTION                   SPECIFICATION                       MATERIAL
---------------------------------------------------------------------------------------------
Pipe - Geothermal Fluid       Seamless, SAW or ERW                ASTM A106B or API 5L-B
supply & return
---------------------------------------------------------------------------------------------
Fittings (Butt weld)          To ANSI B16.9.                      ASTM A234 WPB
---------------------------------------------------------------------------------------------
Fittings (Socket weld)        To ANSI B16.11 class 3000           ASTM A105
---------------------------------------------------------------------------------------------
Flanges(up to DN600)          To ANSI B16.5 class 150             ASTM A105 or ASTM A216 WCB
---------------------------------------------------------------------------------------------
Flanges(from DN600)           To MSS-SP44 or API 605              ASTM A105 or ASTM A216 WCB
---------------------------------------------------------------------------------------------
Studs (threaded rod)          ANSI B18.2.1                        ASTM A193 Gr.B7 Class 2
---------------------------------------------------------------------------------------------
Nuts                          ANSI B18.2.2                        ASTM A194 Gr.2H
---------------------------------------------------------------------------------------------
Gaskets                       To ANSI B16.21                      Non asbestos 'Klingersill'
                                                                  C4400 or approved equal
---------------------------------------------------------------------------------------------
Valves                        Materials- ASTM, or equivalent

                              Pressure Temp. Rating-ANSI
                              B16.34, or equivalent

                              Leak Class-ANSI/FCI 70-2, or
                              equivalent

                              Dimensions-API 609, or equivalent

                              Fire Safe Valves-API607, or
                              equivalent
---------------------------------------------------------------------------------------------

2.8.6    Valves and Accessories

         All Geothermal Fluid valves shall be accessible from grade or platforms provided by the Contractor or otherwise made operable without the use of temporary ladders. Platforms shall be provided for the valves on the
         Geothermal Fluid system.

EPC Schedule A                        (A-28)                     09 October 2003

                                     Page 29
                                                         EPC Contract - Wairakei
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         Vents and drains shall be provided at all local high and low areas respectively. To purge the Geothermal Fluid pipelines of solid deposits, drop pots shall be provided at regular intervals, to be located at the low point before a riser. Each drop pot shall be equipped with a DN100 mm valve to discharge debris to a local drain or seepage pit.

         All valves of similar size, duty, type and material shall be directly interchangeable, and preferably of the same brand.

         All critical isolation valves and valves exceeding 20mmNB shall be able to be locked open or closed for maintenance work.

         o    Manual valves shall be fitted with handles/handwheels that can be secured to both the open and closed position with a padlock

         o    The open or closed position on pneumatic valves shall be secured by physical isolation of the supply air lines

         Valves on critical services including, but not limited to, lubricating oil pump isolators shall also be lockable in the normal operating position to prevent incorrect operation.

         All actuator electrical equipment shall be protected against dust and water to Class IP 55 as a minimum.

2.9      WORKING FLUID STORAGE AND HANDLING

2.9.1    General

         The working fluid storage tank(s) shall be designed, manufactured, installed and tested to ASME Boiler and Pressure Vessel Code Section
         VIII Div.1. Working fluid piping shall be designed and installed to
         ANSI B31.1.

         The indicative working fluid storage tank and piping system is shown in accordance with section 1.1.1 of these Owner's Technical Requirements on Ormat drawing No. 7.011.00.414.0-Revision 1, P&ID Motive Fluid
         System in Schedule J,

2.9.2    Basic Design

         o    Standby Storage

              Sufficient storage capacity shall be provided to hold the charge of binary working fluid corresponding to the largest isolated equipment group. The Contractor shall establish the appropriate design requirements for the standby storage vessel(s).

         o    Binary Working Fluid Top-up Storage

              Sufficient storage capacity shall be provided to supply the charge of binary working fluid corresponding to the largest isolated equipment group. The Contractor shall establish the design requirements for the top up storage vessel(s).

         o    Handling

              The Contractor shall establish the design requirements for fluid transfer and handling in order to comply with conditions of the
              Owner's Consents and good operational and safety practice.

              A rigid piping system with fixed pump(s) and valves shall be provided to allow transfer of working fluid to and from the storage tank and the binary units.

EPC Schedule A                        (A-29)                     09 October 2003

                                     Page 30
                                                         EPC Contract - Wairakei
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2.10     LUBRICATION

         A schedule of the oils and other lubricants recommended for all components of the Permanent Works shall be provided to the Owner in the operating and maintenance manuals. The Owner's preference is to use fluids compatible with existing Wairakei Station wherever possible.

EPC Schedule A                        (A-30)                     09 October 2003

                                     Page 31
                                                         EPC Contract - Wairakei
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3. GEOTHERMAL FLUID SYSTEM

3.1      GENERAL

         The Geothermal Fluid piping shall be designed, manufactured, installed and tested to ASME 31.1.

         The Geothermal Fluid process flow scheme is shown on Meritec Drg
         2512004 - 401 RevC - Process Flow Diagram - Brine (Geothermal Fluid).
         (Exhibit A6)

         The Geothermal Fluid process is also shown on Ormat drawings in
         Schedule J, in accordance with section 1.1.1 of these Owner's Technical
         Requirements as follows:

         o    Ormat Drawing No. 7.011.00.410.0- Revision 1, Process Flow Diagram
              Geothermal Fluid.

         o    Ormat Drawing No. 7.011.00.411.0- Revision 1, Main Control
              Diagram.

         o    Ormat Drawing No. 7.011.00.412.0 Revision 1 , P&ID Brine OEC's
              Gathering System.

3.2      GEOTHERMAL FLUID SYSTEM OPERATION

3.2.1    System Pressurisation

         Geothermal Fluid is collected from various Flash Plants under pressure and flows to the reinjection wells assisted by gravity. The total available pressure and gravity head, between the lowest flash plant and the highest reinjection well, exceeds the reinjection pressure required at the well head by the reinjection wells. Thus the upper part of the fluid collection system operates partially flooded. At some position in the systems there is a liquid level, below which the pipeline is fully charged with fluid. In an uncontrolled system the position of the fluid level is determined by the height of the column of liquid necessary for the reinjection wells to receive the incoming flowrate, and to overcome fluid friction through the pipe system (including Binary Plant heat exchangers).

         In the event that the Geothermal Fluid level rises to an exceptionally high level, then it may be diverted to the spilling wells WK61 and
         WK62. Modification to the spilling well system is not part of this
         Contract.

         If the spilling well capacity is exceeded, then the fluid level will continue to rise until it is spilt directly to the Wairakei stream from the Flash Plants.

         The Binary Plant shall include a minimum 2m head allowance between terminal points for scaling and fouling.

         Normal system operating parameters for the Binary Plant are described in section 1.3.

3.2.2    Geothermal Fluid Discharge to the Wairakei Stream

         The Geothermal Fluid discharge to the Wairakei Stream is shown on the
         Brine Process Flow Diagram (Exhibit A6)

         The proposed indicative system for discharging Geothermal Fluid to the
         Wairakei Stream is shown in accordance with section 1.1.1 of these
         Owner's Technical Requirements on Ormat drawing No. 7.011.00.413.0
         Revision 0, P&ID Energy Dissipation System in Schedule J.

         Present reinjection well capacity is about 1,250 tph. Geothermal Fluid collection from the flash plants and flow through the Binary Plant will be up to 3,000 tph. 1,750 tph will therefore be discharged in the first instance to the Prawn Farm, with any surplus Geothermal Fluid being discharged to the Wairakei stream. The dump valves will be modulating under pressure control.

         In the longer term reinjection well capacity will be increased sufficiently to accept the full fluid flow. The dump valves will then normally be closed.

EPC Schedule A                        (A-31)                     09 October 2003

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                                                         EPC Contract - Wairakei
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         Binary Plant generation will turn down to the extent that the reinjection system partially or fully shuts down and fluid difference is unable to be discharged to the stream.

         A complete pressure control system shall be provided to control the
         Geothermal Fluid level at the required position for maximum flow to the
         Binary Plant and reinjection flow up to 1,900 tph. Pressure control shall be stable and incorporate PID control.

         The discharge control station shall have multiple valves to give sufficient turn-down and ensure stable operation under all flow conditions. Selection of the valves shall take account of possible cavitation, sticking due to deposits, noise etc. With the Geothermal
         Fluid bypass station fully open Geothermal Fluid of 130(degree)C may be encountered. The discharge to the Wairakei Stream shall incorporate an energy dissipation tank designed to flash the Geothermal Fluid to atmosphere within the noise constraints laid down in these Owner's
         Technical Requirements and introduce the Geothermal Fluid to the stream without erosion of the bank or compromising the existing maintenance access requirements.

3.2.3    Geothermal Fluid Supply to the Prawn Farm

         When the Binary Plant is commissioned the Owner will supply Geothermal
         Fluid, at the Binary Plant discharge temperature, to the Prawn Farm.
         The necessary piping and heat exchangers are already in place. The quantity of Geothermal Fluid required varies seasonally and is expected to reach a maximum in winter at 1,000 tph. In summer the flow is is likely to be less than 333 tph. The Prawn Farm Geothermal Fluid flow is interruptible e.g. for heat exchanger cleaning.

         The Prawn Farm discharges used Geothermal Fluid to the Wairakei stream.
         Prawn Farm heating requirements will determine the amount of Geothermal
         Fluid discharged to the stream by the Binary Plant dump valves and pressure control system provided under this Contract. For example, if the Prawn Farm flow is 1,000 tph (e.g. in winter) then very little
         Geothermal Fluid (approx. 100 tph) will need to be discharged to the stream through the dump valves, while in summer or when the Prawn Farm ceases usage of geothermal water, up to 1,100 tph will need to be discharged. The pressure control system shall operate satisfactorily for these conditions of varying flow to the Prawn Farm.

3.2.4    Binary Plant Bypass

         The Binary Plant bypass system shall allow uninterrupted operation of the Geothermal Fluid collection system at full flow with disposal to reinjection, the Wairakei Stream discharge system and the Prawn Farm when Binary Plant Geothermal Fluid demand is reduced for any reason.

         The system controlling the bypass valves shall be stable and incorporate PID control.

         The bypass control station shall be designed to bypass the full 3,000 tph (at 130(degree)c) within the constraint of the maximum allowable pressure drop for when the Binary Plant is operating. The bypass station shall have multiple valves to give sufficient turn-down and ensure stable operation under all flow conditions.

3.2.5    Pressure/Vacuum Surges

         The rate of change of flow shall be limited so that pressure surges remain within the pipeline design pressure, and sub-atmospheric pressure with associated flashing (e.g. in the downstream reinjection pipework following a binary unit or station trip) does not occur.

         The maximum rate of change of Geothermal Fluid flow through each unit is to be limited so that excessive pressure or vacuum surges can not occur.

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3.3      SYSTEM DESIGN REQUIREMENTS

         The Geothermal Fluid system should be designed for minimum cost, mindful of the general requirements set out in these Owner's Technical
         Requirements, including the performance and operating requirements described in section 1.3, and Geothermal Fluid system operation described above.

         The piping design shall consider the most severe conditions applicable, and particular attention shall be paid to the following:

         o    Drain lines shall be generously sized to enable cold water to be displaced in a reasonable time on start up. DN100 or larger are recommended.
         o    A thermal stress analysis of the complete piping system, including the effects on the existing reinjection system at the tee-in points shall be completed.
         o    Stress concentration at pipe supports shall be avoided.
         o    Dead legs shall be avoided.
         o    All instrument impulse lines shall have a class 800 isolation valve at the tee to the Geothermal Fluid line and shall be insulated.

         The Contractor shall determine pipe routing, taking into account
         Owner's access requirements to existing facilities, and the proposed route of the East Taupo Arterial road. Pipelines crossing the road designation should follow existing pipeline routes where possible.
         Field crossings may be overhead or underground. Vertical expansion loops shall be kept to a minimum. Compensator bellows having convolutions shall not be used.

         Transient and abnormal Binary lant operating conditions (eg plant outages, trips etc) are expected to cause changes to temperature and flow conditions within the Geothermal Fluid System. The Contractor and the Owner shall co-operatively work together to design the most appropriate control philosophy for the brine system. The design shall also be subject to a design review process. Each party shall provide to the other at no cost, any necessary control signals, hardware and
         Software facilities required to enable appropriate monitoring, alarming, operation and control of affected systems including bypass, stream discharge, spilling well, flashplant, reinjection well, and
         Prawn Farm heat exchange systems.

3.4      FLOW MEASUREMENT

         Geothermal Fluid flow measurement is required for the Binary Plant (and each unit if more than one provided), and on the dump flow to the
         Wairakei stream. Currently, the total flow is not measured by a single meter. Instead it is calculated by using a number of flow meters at various points in the Geothermal Fluid System and assumptions made for volumes flowing through two take-off points. A meter measuring total flow will therefore be required to be installed by the Contractor for input into the Binary Plant control system.

         The bypass flow shall be calculated by subtraction of the binary unit flows from the total Geothermal Fluid flow. The bypass flow shall be shown on the control screens and totalised in the reports (for assessment of lost generation potential).

         The flow to the reinjection system shall be calculated by subtraction of the Prawn Farm flow and dump flow from the total Geothermal Fluid flow.

         The effects of scale forming within the Geothermal Fluid path shall be taken into account when selectiing flow measuring instruments.

EPC Schedule A                        (A-33)                     09 October 2003

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4. GENERATOR

4.1      GENERAL

         Each generator shall be rated to absorb the normal maximum rated shaft power available from the turbine under all normal and abnormal (start up, shut down, trip) operating conditions.

         The generators shall meet the requirements of IEC publication 60034 unless otherwise specified herein. Generators shall be rated for continuous duty (Class S1 per IEC 34).

         Generators shall be capable of operating at rated load over the power factor range 0.80 lagging to 0.95 leading without loss of stability and control under all operating conditions defined in the Owner's Technical
         Requirements.

4.2      SCOPE OF SUPPLY

         The scope of supply for each generator, includes but is not limited to the following:

         i.   Cooling and lubricating systems;

         ii.  Excitation and control systems;

         iii. Main electrical output system including generator voltage and current transformers, surge protection and 11 kV cable to link the generator to the generator circuit breaker;

         iv.  Earthing transformer;

4.3      DESIGN CHARACTERISTICS

4.3.1    Design Parameters

         The following parameters apply to the design of the generators.

         Rated Generating Voltage        11,000 V phase to phase.

         Rated Frequency                 50 Hz

         Atmospheric Conditions          refer section 1.1 of these Owner's
                                         Technical Requirements

4.3.2    Insulation and Temperature Rise

         The generator, excitation systems including their windings, terminals, phase and neutral leads and all connections shall be insulated with
         Class F insulating materials or better. Asbestos is prohibited.
         Particular attention should be given to the reliable long term operation of this plant in the specified corrosive environmental conditions.

         The temperatures and temperature rise under full rated loading conditions shall not exceed those specified for Class B in IEC 60034.

4.3.3    Abnormal Operating Conditions

         The turbo-generator shall be capable of withstanding the following abnormal operating conditions without harmful deformation of the windings or shafts, and without significantly reducing the fatigue life of the generator:

EPC Schedule A                        (A-34)                     09 October 2003

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                                                         EPC Contract - Wairakei
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         i.   A sudden short-circuit when at rated load and 105% voltage, maintained for three seconds at the terminals of the generator.
         ii.  Faulty synchronisation to the extent that it may occur within the range normally recommended by the generator manufacturer,
              otherwise synchronisation protection methods may be relied upon.
         iii. High speed single and slow speed triple pole re-closing of the high voltage switchgear following system faults, with the
              generator connected to single or multiple outgoing circuits to the extent that it may occur within the range normally recommended by the equipment manufacturer.
         iv.  Sub-synchronous resonance.
         v.   Phase to earth fault at the terminals of the generator for the length of time required for the machine to come to rest.
         vi.  Adverse atmospheric conditions including the presence of H2S. The use of materials, including jointing materials, such as silver and cadmium that are affected by H2S shall not be used.

4.4      GENERATOR COOLING

         The VPI treated generator shall use air as a cooling medium arranged as
         WPII open circuit. When selecting the cooling arrangement, consideration shall be given to the atmospheric conditions including
         H2S, particulate matter, and the hazardous area classification.

4.5      GENERATOR STATOR

4.5.1    General

         The generator shall be enclosed to class IP55 of IEC 34-5. The casing, including end shields, all joints and pipe connections shall be air tight under all normal operating conditions. The stator end winding covers shall be of an approved non-magnetic material.

4.5.2    Terminals

         Terminal bushings shall be provided to terminate both ends of each phase winding outside the stator casing. The phase ends shall be appropriately marked in the order of their phase sequence and brought out to the exterior with all necessary supports, bushings, seals, ducting, and screening.

         The joint faces at the end of each bushing, and at the connections to the stator winding, shall be either platinum or tinned copper. The joints between the bushings and the cables shall be bolted.

         Cables shall be sufficiently flexible to absorb vibration and shall be adequately supported.

4.5.3    Anti-Condensation Heaters

         Anti-condensation heaters shall be fitted near the end windings of the stator to prevent condensation in the casing whilst the generator is shut down. The heaters shall be low temperature or strip type, thermostatically controlled by stator mounted Resistance Temperature
         Devices (RTD's), to maintain the stator winding temperature above
         20(degree)C. Controls shall be added to ensure that the heaters are disconnected when the generator is operating.

4.5.4    Temperature Indication

         Each stator shall be provided with appropriately designed winding temperature detectors of the resistance temperature type.

EPC Schedule A                        (A-35)                     09 October 2003

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                                                         EPC Contract - Wairakei
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4.6 GENERATOR ROTOR

4.6.1    Bearings

         Bearing pedestals shall be insulated from earth to prevent circulating currents.

4.7      EXCITATION SYSTEM

4.7.1    Scope

         A well-proven, brushless excitation system designed to IEC 60034 is required. It shall include but shall not be limited to a main exciter, rotating rectifier, field control equipment, and digital automatic voltage regulators and a permanent magnet pilot exciter.

4.7.2    General Requirements

         The excitation system must comply with the requirements for resistance to H2S corrosion.

         All rotating components must be capable of operating continuously at rated speed and have the ability to withstand overspeeds of up to 120%
         of nominal.

         The excitation system shall not be damaged nor lose significant control on any specified generator fault condition or when any accidental out of phase synchronising or pole slipping occurs.

         With rated AC supply voltage and frequency the excitation system shall be capable of delivering continuously, within rated temperature rise, any value of field current from zero to 110% of the field current required by the generator at its maximum continuous capability and rated power.

         The exciter shall be entirely suitable for use in conjunction with the voltage control device being supplied by the Contractor.

         All static equipment shall be cooled by natural circulation.

4.7.3    Excitation Power

         The Contractor may offer their preferred excitation power system to provide a power supply to brushless exciter field control equipment.

4.7.4    Main Exciter and Rotating Rectifier

         The exciter shall be cooled using air as the primary coolant medium.
         The air path may be an integral part of the generator cooling system.

         Monitoring systems shall be provided to detect rotating rectifier bridge arm failure and excitation failure.

4.7.5    General Control System Requirements

         Auxiliary power supplies for the excitation control system shall be derived from the pilot exciter.

4.7.6    Voltage Regulation

         A continuously acting fast response digital automatic voltage regulator of proven design shall be supplied to control the output of the main excitation system including under/over excitation limiting. The AVR shall provide for safe shutdown in the event of failure of a major component.

EPC Schedule A                        (A-36)                     09 October 2003

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                                                         EPC Contract - Wairakei
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4.8      GENERATOR CT, VT AND SURGE PROTECTION

         The generator protection CT's shall be located at the generator star point. AVR, metering, and 11kV protection CTs and VTs shall be located in the generator circuit breaker cubicle of the 11kV switchboard together with the generator surge protection equipment as described below.

         Current transformers and voltage transformers shall comply with IEC
         60185 and IEC 60186 respectively. The generator current transformer secondaries shall be wired to a terminal box on the side of the main terminal enclosure, or some other convenient position close by. The terminal numbering within this box shall clearly indicate the phase relationship and polarity of the connections.

         VT circuits shall be protected by low voltage MCB's. Low voltage MCB's shall be clearly identified and easily accessible.

         The surge diverter assembly shall comply with IEC 60099 and IEC 60071 and shall be suitable for protection of the generator windings. Each surge diverter shall be fitted with a surge counter. The surge diverter and capacitors may be moved to the generator switchgear cubicle to comply with hazardous zoning requirements.

4.9      GENERATOR NEUTRAL EARTHING TRANSFORMER

         Each generator shall be provided with an earthing cubicle constructed of heavy gauge sheet steel suitable for floor mounting. The cubicle shall contain a single-phase earthing transformer with its primary connected between generator neutral and earth and its secondary shunted by a resistor.

         Means of isolation of the equipment from the neutral conductor shall be provided and a suitable cable sealing box shall be provided for termination of the neutral conductor.

         The design of the earthing transformer and matching resistor shall be based on the following parameters:

         i.   Maximum earth fault current (transformer primary) at 100% voltage must not exceed 10 amps.

         ii.  Rated primary voltage shall be chosen to ensure that even on generator over-voltage under field forcing, the transformer core will be working at relatively low flux densities to avoid any possibilities of ferro-resonance. The flux density may be 50% -60%
              of knee point flux density.

         iii. Minute kVA rating - rated primary voltage times maximum earth fault current under overvoltage conditions.

         The magnitude of the earth fault current shall be measured by a time delay voltage sensing relay shunted across the transformer secondary resistor as specified in Section 11.

         The neutral earthing equipment shall be suitable for a 5 minute duty cycle.

4.10     CONTROL SYSTEM INTERFACING

         The Contractor shall provide sufficient alarms, indications, protection flags etc to:

         i    give the operators clear and comprehensive information on the conditional status of the generator, excitation systems, and all auxiliaries.

         ii   ensure that the Binary Plant is Fail Safe and suitable for unattended operation.

EPC Schedule A                        (A-37)                     09 October 2003

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                                                         EPC Contract - Wairakei
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5.  TRANSFORMERS

5.1      GENERAL

         This section of the specification states the requirements for the design, manufacture, and testing of:

         i.   The 220/11kV Generator Step-up Transformer

         ii.  The 11/0.4kV Local Service Transformers

         iii. The 220kV surge arrestors

         The transformers shall have the following general characteristics:

         Type:      Outdoor, oil-immersed, three phase, double wound type.

         Standard:  The transformer shall conform to the requirements of IEC
                    60076 and be suitable for operation under IEC 60354. If
                    there is a conflict between the Owner's Technical
                    Requirements and the above-mentioned standards, the Owner's
                    Technical Requirements shall prevail.

         Cooling:   ONAN

         Rating:    Transformers shall be sized in accordance with the relevant duty. The Generator Transformer rating shall allow at least
                    5% contingency on transmitted power over the range of
                    ambient conditions noted in section 1.1.

                    Local service transformers shall have at least 20%
                    contingency rating.

         Duty:      The transformer shall be suitable for continuous operation on the electrical systems and under the site conditions
                    described in this specification.

5.2      SERVICE

         The Owner's existing electrical system, to which the binary plant is to be connected is shown in Exhibit A8, Drawing Xhn1262 Rev ZG.

         The indicative electrical system is shown in accordance with section
         1.1.1 of these Owner's Technical Requirements on Ormat drawing No.
         0.002.95.689.0-Revision 2, General One Line Diagram in Schedule J,

         The Generator Transformer and surge arresters will be located inside the Transpower switchyard at Bay 2.

         The Generator Transformer will be used to step up from a generator voltage of 11 kV between phases to a transmission voltage of 220 kV between phases. Individual Binary Plant generators are to be connected to a new 11 kV bus via circuit breakers. A further circuit breaker is to be installed between the 11 kV bus and the LV terminals of the
         Generator Transformer.

         The Generator Transformer will be connected in delta on the LV side and in star on the HV side. HV connections shall be by outdoor bushings to overhead lines. LV connections shall be by cable using an air-insulated cable box. The star point will be brought out of the tank through the neutral bushing and will be solidly earthed. The LV winding will be ineffectively earthed through an earthing transformer, if such a transformer is required.

         Normal power flow will be from the LV to HV terminals. However the transformer shall be capable of operating with a power flow from the HV to the LV terminals to supply the 400V auxiliary power requirements when the generators are out of service.

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                                                         EPC Contract - Wairakei
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         A series of local service transformers, connected to the Binary Plant
         11 kV bus via a fused disconnector, are to be used to supply power to the 415V auxiliaries for start up and running of the units under normal operating conditions. The transformers shall be designed to cope with worst case static and motor starting loads imposed upon them.

         During a contingency event, that results in the total loss of supply from the Binary Plant 11 kV bus, the Binary Plant auxiliaries shall be supplied from the 11kV Local Distribution Board via a break-before-make changeover arrangement.

5.3      GENERATOR TRANSFORMER AND LOCAL SERVICES TRANSFORMER

5.3.1    General

         The transformers provided shall comply with the requirements of the latest edition of IEC 60076.

         In addition the following characteristics apply:

------------------------------------------------------------------------------------------
PARAMETER                   GENERATOR TRANSFORMER           LOCAL SERVICES TRANSFORMER(S)
------------------------------------------------------------------------------------------

Transformer Ratio           220 kV/11 kV                    11/0.4 kV
------------------------------------------------------------------------------------------
Winding Configuration       Ynd3                            Dy3
------------------------------------------------------------------------------------------
Highest System Voltage      245 kV                          12 kV
------------------------------------------------------------------------------------------
Rated lightning impulse     950 kV, Um = 245 kV             75 kV, Um = 12 kV
withstand voltage (peak)    75 kV, Um = 12 kV
------------------------------------------------------------------------------------------
Tappings                    Contractor to determine the     +5% down to -5% in 2.5% steps
                            appropriate range of Taps,
                            see Section 5.3.2
------------------------------------------------------------------------------------------
Earthing                    Solid Earthed, 220 kV           Solid Earthed, 0.4 kV
------------------------------------------------------------------------------------------

         The characteristics of the power systems internal to the generating plant will be determined by the Contractor in accordance with IEC standards.

         Where the external connections with the 220 kV and 11 kV systems is via cables the Contractor shall provide cable boxes for the termination of these cables to the high voltage windings of each transformer. The cable boxes shall be equipped with surge arresters connected to the cable terminations which shall selected in accordance with the appropriate parts of IEC 60099 and IEC 60071.

         Where external connections are overhead, outdoor surge arrestors shall be provided.

5.3.2    Voltage Response and Control

         The generator excitation system and voltage control system shall have a voltage set point that is adjustable over the voltage range required to meet the asset owner performance obligations set out in the Common
         Quality Obligations and Rulebook. It is preferable that the performance obligations with respect to voltage are met by the generator transformer being equipped with an appropriate range of taps together with an on-load tap changer.

5.3.3    Painting

         Materials used should be cleaned and prepared in accordance with good industrial practice.

         Transformer tanks and conservators shall be leak tested prior to painting.

EPC Schedule A                        (A-39)                     09 October 2003

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                                                         EPC Contract - Wairakei
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         All internal surfaces subject to contact with oil shall be coated with an oil resistant paint.

         Radiators and heat exchangers shall be externally zinc hot sprayed and painted. Internally they shall be coated with oil resistant paint.

         The pad mounted auxiliary transformers enclosures will be constructed of stainless steel.

5.3.4    Transformer Testing

         The transformers shall be factory-tested in accordance with ANSI
         C57/IEC60076 including for both Routine and Type tests. If the transformers are identical to previously manufactured transformers and a Type Test Certificate from an internationally recognised testing authority is provided to show compliance then the Owner may at its sole discretion waive the Type Tests.

5.3.5    Earthquake Withstand

         The transformers will be installed in areas subject to earthquakes and they shall be designed to withstand, in working order, a severe earthquake. Refer Section 11.4 of these Owner's Technical Specification for seismic design requirements.

5.4      HV SURGE ARRESTORS

         HV surge arrestors shall be provided for the protection of electrical apparatus against lightning and excessive switching over-voltages.
         Surge arrestors shall comply with the requirements of IEC 6099 and shall be selected in accordance with the application recommendations in
         Transpower standard TP.PP 07.01.

         Each discharge counter shall be sealed in a weatherproof case to IP 55 classification of IEC 529 and shall have a counter that records every impulse that causes the surge arrestor to operate.

5.5      EARTHING TRANSFORMER (IF REQUIRED)

         The 11kV windings of the Generator transformer shall be earthed through a three phase, 11kV/230V oil-filled, 5 limb, distribution type power transformer with ONAN cooling, suitable for operation in an outdoor geothermal environment. The primary (HV) windings shall be connected in star with the neutral point solidly earthed. The secondary (LV)
         windings shall be connected in open delta. A loading resistor shall be connected across the open delta terminals. The voltage developed across the resistor shall be used to detect earth faults.

         The transformer shall comply with IEC 60076 and will not saturate at
         1.3 times the system nominal voltage. Under pre-fault and balanced load conditions the transformers will be energised with reduced magnetising current only.

         The resistor shall be rated to withstand maximum projected fault current for 30 seconds. The resistance of the resistor shall not vary more than 30% from zero to full rated current over this period.

         Insulation level of the windings shall be 75kV.

         Testing shall be carried out in accordance with IEC 60076 and shall include the following special tests:

         i.   Measurement of the zero sequence impedance with the resistor connected;
         ii.  Precision measurement of the resistor resistance.

EPC Schedule A                        (A-40)                     09 October 2003

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                                                         EPC Contract - Wairakei
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6.  SWITCHGEAR

6.1      GENERAL

         This section of the specification covers the supply of Binary Plant
         11kV and 415V switchgear. All switchgear must meet the hazardous area safety requirements as applicable and be immune to H2S corrosion.
         Switchgear must be reliable, easily maintained, and supported within
         New Zealand.

6.2      SCOPE OF WORK

         The scope of work covered by this section shall include but not be limited to the following:

         i.   11kV Binary Plant Switchboard
         ii.  415V Switchboard(s)
         iii. Motor control centre(s)
         iv.  220 kV Circuit Breaker

6.3      SERVICE

         The Owner's existing electrical system, to which the binary plant is to be connected is shown in Exhibit A8, Drawing Xhn1262 Rev ZG. The station electrical interconnections are described in the Terminal Point
         Connections Schedule (Exhibit A2).

         The proposed indicative electrical system is shown in accordance with section 1.1.1 of these Owner's Technical Requirements on Ormat drawing
         No. 0.002.95.689.0-Revision 2, General One Line Diagram in Schedule J,

         Under normal operation generated power will be transmitted via generator circuit breakers to the 11kV Binary Plant bus, and will be used for synchronising each generator. The connection from the 11 kV
         Binary Plant bus to the 220/11 kV Generator Transformer shall be made by cable via an 11 kV circuit breaker.

         Auxiliary power will be provided via 11kV/415V local service transformer(s) fed from the Binary Plant 11kV Bus. In the event that power is not available from the 11 kV Binary Plant Switchboard, an emergency 11kV power supply will be supplied from the 11 kV Local
         Distribution Board.

         The 415V switchboard is to provide all of the Binary Plant auxiliary power requirements, including small power and lighting, building services, motor starters, and battery chargers.

         Motor starters on the 415V switchboard will be made up of contactor units.

         Satellite outdoor Fin Fan Motor Control Centres are not acceptable.

6.4      GENERAL DESIGN REQUIREMENTS

6.4.1    Switchboard Busbars

         Busbars shall be of either aluminium conductor or tinned copper, rigidly supported and fully insulated throughout their lengths. The busbars shall be completely enclosed in an earthed metal chamber. No small wiring or other equipment shall be mounted in the busbar chamber.

6.4.2    Switchboard Circuit Breakers

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         Circuit breakers of the same current rating shall be interchangeable.
         Closing mechanisms shall be of the trip free type with closing and tripping coils capable of satisfactory operation within the specified limits of auxiliary supply voltage.

         In the case of stored energy pattern mechanisms provision shall be made for electrical and manual release of the closing springs and a spring winding handle for emergency use shall be provided.

6.4.3    Switchboard Auxiliary Switches

         Auxiliary switches shall be rated in accordance with their duty.

6.4.4    Switchboard Circuit Breaker Isolation

         Circuit breakers, auxiliary switches and operating mechanisms shall be arranged to permit full accessibility for maintenance purposes and to isolate circuits.

         All interlock mechanisms shall be mechanical and when manually operated they shall be clearly labelled. Interlocks shall be provided to prevent the following operations :

         i.   The circuit breaker being withdrawn from or inserted into the isolating contacts when it is closed. Attempted isolation shall not trip a closed circuit breaker.

         ii.  The closing of the circuit breaker, unless correctly located in the service, earth or isolated positions.

         iii. The circuit breaker being closed in the service position without completing the auxiliary circuits between the fixed and moving portions.

6.4.5    Instrument Transformers

         Instrument transformers shall be housed or accommodated to suit their particular duties and shall be of sufficient output, metering or protective class, to cater for the connected burden.

         Class 'X' CTs shall be of the ring type, complying with BS 3938. All other CTs shall comply with IEC 60185.

6.4.6    Anti-Condensation Heaters

         Switchgear cubicles shall have a hygrostatically controlled heater unit fitted of adequate size to prevent condensation.

6.4.7    Starters and Contactors

         AC motor starters shall comply with IEC 60947.

         DC motor starters shall comply with IEC 60947.

         Contactors shall comply with IEC 60947 rated for uninterrupted duty making and breaking capacity category AC3.

         Motor starters shall include the following for each motor circuit :

         i.   A main incoming supply switch isolator, fuse switch or moulded case circuit breaker.

         ii.  Ammeter where specified.

         iii. Amber lamp to IEC 60947 to indicate "fault" condition and, where required, red and green lamps to indicate "closed" and "open"
              conditions respectively.

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         iv.  Clean auxiliary contacts as necessary for remote operation, indication, etc.

         v.   Stop-start controls integrally mounted.

         vi.  All internal wiring, terminal boards, fuses, locks, equipment for terminating cables etc.

         vii. Local Switchgear - Off - Remote selector switch integrally mounted.

         viii. Duty/standby selector switch integrally mounted as required.

6.5      11 kV SWITCHBOARD

6.5.1    Switchboard

         The switchboard shall be of the single busbar, floor mounted metal clad/enclosed, air tight, air insulated type with horizontal withdrawable SF6 or vacuum breakers or contactors as appropriate and operated by solenoid or motor charged spring means.

         The switchboard as a whole shall comply with IEC 60298 and shall be capable of sustaining without damage, the electrical and mechanical stresses produced by the maximum prospective fault conditions. The rated insulation level of the switchgear shall be 75 kV peak to earth and between phases and 85 kV peak across the isolating distance as defined in IEC 60694.

6.5.2    Busbars

         The three phase busbars shall be rated for a 1250A minimum continuous current.

6.5.3    Safety Shutter Devices

         A set of safety shutters shall be provided to cover each three phase group of stationary isolating contacts. Each set shall be capable of being individually operated and padlocked closed. The shutters shall open or close automatically by positive drive to provide an airtight seal. When padlocked the shutters shall prevent access to the stationary isolating contacts.

6.5.4    Circuit Breakers

         All circuit breakers shall be fully rated in accordance with IEC 60947.

         Circuit breakers shall have minimum breaking capacity 20 kA and minimum making capacity of 50 kA.

6.5.5    Earthing

         Approved means shall be provided for earthing incoming and out-going circuits and the busbars. Earthing devices shall be fully interlocked to prevent unsafe operation.

6.5.6    Cabling Compartment

         The control and instrumentation cabling terminations shall be arranged in such a manner that access can be obtained without permitting access to high voltage main connections. Adequate space shall be allowed for terminating multicore cables.

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6.5.7    Power Monitoring Unit

         The incomer shall be fitted with a proprietary power monitoring unit capable of monitoring the voltage and current on each phase and neutral, kW, kVA, power factor, kWHr, and kVAHr. The power unit shall be capable of communicating measured values over a serial communication network to the Binary Plant control system.

6.6      11kV LOCAL SUPPLY

         The Contractor shall connect to the existing CB2 on the 11 kV Station
         Distribution Board to include for the Binary Plant 11 kV distribution network to supply the auxiliary loads, as indicated on drawing XHN1262
         Rev ZG in Exhibit A8. Control for breaker CB2 presently exists in the A
         Station Control Room.

         The Owner will provide the necessary CB protection for CB2 on the 11 kV
         Station Distribution Board.

6.7      415 V SWITCHGEAR

6.7.1    Switchboards

         The 415V switchboards shall be of the multi-unit type comprising circuit breakers, isolating switches and motor starters. Fused switches may be offered as an alternative to MCCB's.

         The switchboard as a whole shall be capable of sustaining, without damage, the electrical and mechanical stresses imposed by fault conditions in accordance with IEC 60439. The switchboards, and the individual components thereof, shall be `type tested' by a recognised short circuit testing authority in accordance with the above rating and copies of test Certificates proving this rating shall be submitted to
         Owner.

6.7.2    Circuit Breakers

         Circuit breakers shall comply with IEC 60947.

6.7.3    Switched Fuses

         Each switchfuse unit shall comply with IEC 60129 and IEC 60269 and shall be a triple pole quick make break.

6.7.4    Contactor Isolation / No Fuse Circuit Breakers

         Each contactor cubicle shall incorporate and include an isolating device lockable in the isolated position from outside the cubicle.
         Under normal conditions it shall not be possible to open the cubicle door unless the isolator is open.

6.7.5    Cable Compartments

         Each motor starter, switchfuse or other distinct circuit shall form an individual compartment in which the main and control circuit cables are terminated. In the case of draw-out or other types of withdrawable units, terminations shall be on the fixed portion of the unit.

6.7.6    Local Indication

         Indicating lamps shall be provided to indicate the status of the bus, motor circuits and valve circuits.

         Circuits of more than 10 amps rating shall have ammeters fitted to one phase.

6.7.7 Spare Capacity

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         A minimum of one fully equipped spare motor starter and power feeder cell of each type or 10% of the total of each type shall be provided, whichever is the larger.

         In addition, space shall be made available for extending the 415V Main
         Switchboard to feed future processes. The load capacity of the switchboard shall be over-rated by at least 30%.

6.8      220kV OUTDOOR CIRCUIT BREAKERS

         The 220kV outdoor circuit breakers shall comply with the requirements of Transpower Specification TP.PS 13.01, Issue 1 August 2000: Outdoor
         Circuit Breaker Purchase Specification (Exhibit D6)

6.9      220kV DISCONNECTOR

         The 220kV outdoor disconnector shall comply with the requirements of
         Transpower Standard: TP.PS 03.01, Issue 1 October 2000: Disconnector
         and Earth Switches Purchase Specification (Exhibit D10).

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7.  DC SYSTEM AND UPS

7.1      SCOPE OF WORK

         The DC emergency and Uninterruptible Power Supply systems shall include but not be limited to:

         (i)    One 230V AC Uninterruptible power supply with static bypass;

         (ii)   One 230 V AC UPS distribution switchboard with maintenance bypass facility;

         (iii)  One 24V DC power supply;

         (iv)   One 24V DC distribution switchboard

         (v)    One 125 V DC power supply

         (vi)   One 125 V DC distribution switchboard;

         (vii)  All necessary sub-distribution boards and circuit protection;

         (viii) Mandatory spare parts and recommended spare parts when ordered by the Owner;

         (ix)  Maintenence and test accessories.

7.2      UNINTERRUPTIBLE POWER SUPPLY

         The UPS shall be used to operate control system components including,
         PC's, and operator interfaces. The UPS shall have sufficient capacity, including 20% reserve capacity, to supply the control system and all other connected loads under worst case operating conditions, and for up to one hour without an AC power source, or to safety shut down the plant, whichever is the longer.

         An external manual bypass shall be provided to enable the UPS to be removed for repair.

7.3      24V POWER SUPPLIES

         Exposed 24V conductors and contacts shall only be used in an environment protected from H2S.

         The 24V power supply shall be rated, including 20% spare capacity, to service all connected loads under worst case operating conditions.

7.4      125V POWER SUPPLIES

         A separate 125V DC power supply shall be provided for control and indication functions and a separate 125 V DC power supply for DC motors and emergency supplies to auxiliary equipment that must remain operational to safely shut down the plant. The 125 V DC power supply used for control and indication functions shall have sufficient capacity to supply the normal DC load for 10 hours with the battery charger disconnected, or if applicable, to supply the power requirements for projected emergency duty periods plus normal DC load for 5 hours with the battery charger disconnected. The 125 V DC power supply used for emergency supplies shall shall have sufficient capacity, including 20% reserve capacity, to supply connected loads under worst case operating conditions, to safety shut down the plant.

         Battery and charger shall be sized in accordance with IEEE 60485.

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7.5      BATTERIES

         All Batteries shall be of the VRLA type and shall be sized in accordance with IEEE 60485.

7.6      BATTERY CHARGER

         The Contractor shall supply a battery charger of the correct type for optimising the life of VRLA batteries in accordance with the battery manufacturer's recommendations.

         The charger shall also be suitable for maintaining a float charge in the battery and for supplying the DC loads together with additional capacity sufficient for recharging the battery at the end of a discharge period.

         The chargers shall be operated from the 415V 3 phase supply.

         The charger shall be capable of keeping the battery fully charged under worst case loading conditions.

         Each charger shall include appropriate instrumentation and indicating facilities to facilitate safe and reliable operation.

7.7      125 V DC SWITCHBOARD

         The 125 V DC switchboard shall be a multi-unit type comprising circuit breakers and motor starters as necessary.

         The switchboard as a whole shall comply with IEC 60439 and shall be capable of sustaining without damage the electrical and mechanical stresses imposed by fault conditions.

         The switchboard shall be equipped with one set of positive and negative main busbars.

         The busbars are to be of either aluminium or tinned copper conductor, rigidly supported and fully insulated throughout their lengths. The busbars are to be fully rated throughout.

         Circuit breakers are to comply with IEC 60947. All circuit breakers shall be identical in arrangement and those of the same current rating shall be interchangeable. All circuit breakers shall be two pole type.

         Closing mechanisms shall be of the trip free type with closing and tripping coils suitable for 125 V DC operation. Each battery circuit breaker shall have an overcurrent trip device of suitable rating to ensure satisfactory discrimination with the largest outgoing circuit breaker connected to the load busbar.

         DC motor starters shall comply with IEC 60947 and shall incorporate a multi-step starting resistance.

         Contactors shall comply with IEC 60947. The DC contactors and their associated apparatus shall be capable of normal operation with the supply voltage between -20% and +12%. The closing and tripping coils shall be wired in series with contactor auxiliary switches arranged so that the supply to these coils is automatically cut off on completion of a successful operation.

         Each motor starter unit shall have protective equipment of the thermal overcurrent type.

         Each motor starter, switchfuse or other district circuit shall form an individual compartment in which the main and control circuit cables are terminated. Access to these terminations shall be arranged so that it is independent of access to any other circuit compartment.

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8.  CABLING, EARTHING, and MOTORS

8.1      GENERAL

         Unarmoured cables shall be suitably protected against mechanical damage.

         Cable insulation shall be suitable for the maximum temperatures in the area of installation. High temperature cables shall comply with IEC
         60245. Temperature classification of insulation shall be in accordance with IEC 85.

8.1.1    Particulars of Low Voltage System

            ================================================================
            NO.   PARTICULAR
            ================================================================
            1.    Voltage                                         415/240 V
            ----------------------------------------------------------------
            2.    System Frequency                                  50 Hz
            ----------------------------------------------------------------
            3.    Phase Rotation (clockwise)                         RYB
            ----------------------------------------------------------------
            4.    Nominal System Voltage                          400/230 V
            ----------------------------------------------------------------
            5.    Type of System Grounding                           MEN
            ----------------------------------------------------------------
            6.    Power Frequency Short Duration Withstand         2,500 V
            ================================================================

8.1.2    Power Supplies

         The equipment provided under this Contract shall not be susceptible to damage at voltages down to 80% and up to 125% of the nominal voltage for short periods of time except where otherwise specified.

8.1.3    Environmental Considerations

         H2S concentrations above 0.3 ppm are unacceptable for exposed copper conductors, and concentrations down to 0.1 ppm have adverse effect on silver-plated connectors and conductors.

         Consequently:

         i.   Switchgear and electronic equipment (except where very exacting and Owner-approved alternative H2S protection measures have been taken), shall be located only within special rooms or enclosures supplied with air under positive pressure from which the H2S has been removed. Remote IO boxes that are installed in the field may be protected by an air purge arrangement, supplied from a H2S-free compressed air system.

         ii.  No equipment including bus-bars, links, terminals, fittings, relays, contacts and the like, is to be made in whole or in part of silver, nickel-silver, copper, phospor-bronze, brass or other copper or silver alloy, unless hermetically sealed or otherwise suitably plated.

         iii. Mechanical properties of copper conductors shall comply with BS
              4109 and they shall be tinned for their entire length in
              accordance with Section 14 of BS4109.

         iv.  Wire insulation shall only be removed using thermal strippers.

         Although some equipment may be located in air-conditioned areas, it shall be suitable for operation for sustained periods without the benefit of the air-conditioning. Maximum design temperature shall be based on the maximum ambient temperature plus all temperature rises that can occur as a result of heat gains, flows and dissipations that may affect the installation area.

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         IO control boxes installed outside of air conditioned spaces shall be fitted with constant purge systems supplied with air from the H2S-free compressed air system.

         Fasteners are not to be used where they provide a dissimilar metal to that already installed. For example brass fittings should not be used with mild steel. PVC saddles are not to be used outdoors (as they become brittle upon exposure to UV lighting).

8.1.4    Electrical Equipment In Hazardous Areas

         In addition to requirements for H2S corrosion protection, all electrical equipment located within the Hazardous Area shall comply with the requirements of the Electricity Regulations. Intrinsically safe equipment (Ex ia or Ex ib as appropriate) for Zone 0 and Zone 1 gas hazardous area shall be provided. For Zone 2 other applicable protection categories will be used, such as Ex. d, Ex m and Ex n. Or
         CSA Certified for use in Class 1 Division 2, and CE certified for use in Class 1 Zone 2, Group IIC.

         8.1.4.1 General

         There is a legal requirement under the Heath and Safety In Employment
         Act 1992 (HSE) and the Electricity Act 1993 to ensure that an installation must be constructed and installed to take into account any special dangers that they create to persons and property. These acts are administered by independent and separate authorities and compliance is required to both Acts. Occupational Safety and Health Service (OSH)
         administers the HSE and the Ministry of Economic Development administers the Electricity Regulations.

         The management of hazardous areas must be formally documented and agreed using appropriately qualified people in consultation with those who will occupy the areas in normal daily operations. It is therefore a requirement for auditable documentation, showing that hazardous areas have been appropriately classified and the installation complies with the appropriate certification documents, AS/NZ Standards, and any other requirements specific to the plant, be prepared. To achieve this, a verification dossier shall be prepared and kept on the premises. This dossier shall contain the information as specified in the appropriate parts of AS 2381 series for the types of protection being used.

         8.1.4.2 Scope

         It shall be the responsibility of the Contractor to ensure that the relevant information is produced and will generally include:

         o    Hazardous area classification drawings and justifications
         o    The protection techniques and Standards for all electrical fittings and appliances used in the hazardous area
         o    Certification documents for all electrical fittings and appliances used in the hazardous area
         o    Inspection, Testing and Maintenance procedures
         o    Periodic re-inspection procedures
         o    Repair and overhaul procedures
         o    Re-classification and authorized modifications

         8.1.4.3 Selection of Equipment

         Electrical equipment installed in explosive atmospheres shall comply with the requirements of the AS 2381 series. The main standard applying to hazardous area design is AS2381.1 which provides the general requirements to be considered in the selection and installation of electrical equipment for hazardous areas.

         8.1.4.4 Installation and Testing Requirements

         The inspection, testing and certification of installations in hazardous areas shall be in accordance with the requirements of the AS 2381 series and shall be carried out only by experienced personnel whose training has included instruction on the various types of protection and installation practices, relevant rules and regulations and on the general principles of area classification.

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         In no circumstances shall power be applied to the installation before all required tests have been completed.

8.1.5    Locks

         Locking facilities shall be provided on each item of high-voltage equipment as detailed below.

         Where a mechanism is to be locked in a specific position provision shall be made at that part of the mechanism where the operating power is applied and not to remote or ancillary linkages.

         The following locking facilities shall be provided:

         i.   Circuit breaker mechanisms in open position and any associated manual operating device in the neutral position.

         ii.  Disconnectors and earth switches in both open and closed positions.

         iii. Control position selector switches in all positions provided.

         iv.  Marshalling, operating and terminal kiosks or cubicle access doors and panels.

8.1.6    Anti-Condensation Heaters

         Any major items of electrical equipment which are liable to suffer from internal condensation due to atmospheric or load variations shall be fitted with heating devices suitable for electrical operation at 230 V ac/120 V ac, 50 Hz, single phase of sufficient capacity to prevent condensation.

         The electrical apparatus so protected shall be designed so that the maximum permitted rise in temperature is not exceeded if the heaters are energised while the apparatus is in operation. The supply to each heater shall have a fuse and an enclosed switch. The switch shall be arranged to switch the phase conductor. Thermostats shall be fitted.

8.1.7    Miniature Circuit Breakers

         Facilities shall be provided for protection and isolation of circuits associated with protection, control and instrumentation systems.
         Miniature Circuit Breakers (MCB's) complying with IEC 60947 are preferred to fuses.

8.1.8    Indicating Lamps

         Indicating lamps should comply with IEC 60073.

8.1.9    Control Switches, Push Buttons

         Control switches for electrically operated circuit-breakers shall be designed to prevent accidental operation and interlocked to prevent two successive operations in the "close" direction (i.e. they must be turned to the trip position before initiating a closing operation).

         "Emergency Stop" push buttons shall be of the rotate to reset type.
         They shall be adequately protected against accidental operation.

         All control switches shall provide clear indication as to the direction of each operation.

8.1.10   Cubicles

         All cubicles shall be designed for ease of operation and maintenance.

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         Outdoor cubicles shall be to IP55 classification in IEC 60529.

8.1.11   Small Wiring

         All panel wiring, secondary control wiring in circuit breakers, motor starters, control gear and other similar equipment shall be carried out in a neat and systematic manner with cables supported clear of the panels and other surfaces at all points to obtain free circulation of air.

         The wire used for panel wiring shall have aluminium or tinned copper conductors conforming to the requirements of IEC 60228. Wiring diagrams must indicate wire markings which shall comply with the requirements of
         IEC 60446.

         Adequate slack wire shall be provided to allow for one restripping and reconnection at the end of each wire.

8.1.12   Radio Interference

         All equipment supplied must comply with New Zealand Radio Interference
         Notice 1988.

8.1.13   Cabling Design Information

         The Contractor shall provide the Owner with cable schedules and termination schedules for all of the equipment installed. The schedules shall be provided both in hard and soft copy forms, the soft copy being compatible with Microsoft Excel and Access.

         Cable schedules will show for each cable:

         i.   Cable identification number;
         ii.  'From/To' information, showing the location of the two cable ends in separate columns by cubicle designation or device description with, where applicable, the device number as shown on the circuit diagrams;
         iii. Details of cable (type, conductor size, number of cores, appropriate route length in metres).

         Termination schedules may be combined with equipment wiring tables and will show the following details for each item of equipment to which the
         Contract cabling is to be connected:

         i.   The cubicle or equipment designation;
         ii.  All terminal strips or terminals in their relative location;
         iii. A wire number (or blank space in the case of a spare terminal)
              against each terminal;
         iv.  For each cable, the cable identification number and the destination of the cable;
         v.   The wire number of each core in each cable.

         Termination schedules will make reference to the associated circuit diagram and wiring table drawing numbers.

         For proprietary equipment, in place of identification of circuit wires, cable cores and terminals by wire numbers, a standardised system of connection which enables installation, operation and maintenance and later modification by the Owner, may be employed. Such alternative systems may employ preformed cables with plug and socket connection.

         The Contractor shall provide cabling from all separately mounted individual electrical devices to centrally located electrical enclosures for marshalling.

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8.2  POWER CABLES

8.2.1    Applications and Rating

         Cable Sizing

         All cables feeding loads other than instrument or lighting and receptacle loads shall be classified and applied as power cables and rated in accordance with IEC 60287.

         Fault Current Capability

         The short circuit rating of main cables shall be based on the expected fault level of the switchboards.

         Voltage Drop in Feeders

         The cable for both AC or DC circuits shall be sized to allow for a maximum of 15 percent (of nominal) voltage drop on motor starting or for 3 percent running drop whichever is greater.

8.2.2    11 kV Power Cables

         Single and three core 11 kV cables shall be manufactured in accordance with the IEC Publication 60502 and BS 5467 where applicable.

         Conductors comply with IEC 60228.

8.2.3    415 Volt Power Cables

         General

         Cables rated for 600/1000 V shall be used on the 415/240 V AC, 110 V AC or 110 V DC systems and shall utilize non-flame-propagating polyvinyl chloride (PVC) or cross linked polyethylene (XLPE) insulation in conjunction with a non flame propagating PVC sheath.

8.3      CONTROL CABLES

         Control Cables or Control Cabling shall mean any cables or cabling used for control or instrumentation purposes.

         Control Cables shall have tinned copper conductors with PVC insulation rated for 600 V and PVC overall jacket unless otherwise specified. The use of copper sheathed cables will not be permitted.

8.4      CABLE INSTALLATION

8.4.1    General

         A combination of buried cable routes, cable trenches, and cable ladder systems shall be provided in accordance with best trade practice to route the cabling, taking into account safety, cost, aesthetics, maintenance access to other equipment, and environmental
         considerations.

         In general cables run within the Binary Plant perimeter fence and cables run to the transformer area shall be run in concrete cable trenches or above-ground ladder systems. Cable run external to the boundaries shall be direct buried or on ladders attached to pipe supports. Where cables are run beneath roads or access

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         ways, they shall be run within ducts suitably rated for the mechanical loads. Cables shall not be direct buried where the temperature of the ground may exceed 30(degree)C.

8.5      CABLE TERMINATION

8.5.1    General

         The termination of each end of each cable shall be fixed, finished and identified as appropriate in accordance with best trade practice and to the standard of modern power station practice.

         Wire numbers, as allocated on the overall circuit diagrams and equipment wiring and termination tables, shall be used on all cable terminations.

8.6      EARTHING

8.6.1    General

         The Contractor shall design and install an earthing system in accordance with IEEE standard 80 to achieve a low resistance earth path for fault currents and to ensure safe touch and step voltages for the entire site.

         The station earthing system to be provided under this contract shall comprise a main earthing busbar strategically routed through the Site so as to provide the lowest resistance path from the earthed equipment to ground. The system shall be interconnected to all electrical plant both inside and outside the Binary Plant, and to steam and water piping passing into and out of the area. It shall be solidly bonded to the existing Wairakei Station earthing system to avoid the need for electrical isolation measures.

         Earth conductor shall be run along the pipe routes between the Wairakei
         Station and the Binary Plant, and the pipes or pipe stands shall be connected to the earth conductors at regular intervals. The copper conductor shall be connected to the Wairakei Station earth grid and to the new earthing grid to be installed at the Binary Plant.

         The primary (below ground) earthing system shall comprise bare stranded, annealed, copper wires of sufficient cross section to withstand worst case fault currents for at least 1 second, exothermically welded in a grid pattern. To protect bare earth cable exposed to the atmosphere, a CRC Urethane Seal Coat (Code 2044) is to be applied to the cable once it has been laid in its final position.

         Connections between copper and aluminium and between aluminium surfaces shall utilise approved welded connections or bimetallic crimp lugs, sleeves, and washers. Connections shall be suitably protected against humidity and dampness and shall be located in positions where they can be readily inspected.

         The Contractor shall supply and install earth bond connections from the main earth grid to all non-current-carrying metalwork in this Contract, including, but not limited to, the following:

         o    Generators, transformers and all ancillaries.
         o    All switchgear, motor control centres, control boards, cubicles, metal conduit, cable trays, armoured cables, switch-boxes, marshalling cubicles, all motors and other frames.
         o    All metal tanks, cladding, hand and guard rails, stairs, ladder, gratings and reinforcing steel connections brought out of
              concrete;
         o    Structural Steel.
         o    Fences and metal-work shown to be necessary as a result of the
              Contractors touch and step voltage calculations and to prevent or limit transferred potentials to safe levels.
         o    All steam and water pipes.

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8.6.2    Cable Ladder Earthing

         Cable ladders shall be bonded together to from a continuous electrical circuit and shall be provided with an electrical connection to the main station earthing busbar.

8.6.3    Equipment Earthing

         All electrical equipment shall be earthed.

         Busbars and grounding conductors shall be rated to carry current equal in magnitude and duration to that associated with the short circuit rating of the equipment.

         Motor frames shall be bonded to the main earth grid.

         All below ground connections shall be made using and exothermic welding process

         The Contractor shall ensure that all metal work encasing electrical items is bonded to earth.

         Separate earth conductors are to be run with the Building Service submain cables.These conductors are to be connected to the main earth bus bar at the switchboard end and to the earth bus bars of the respective sub-distribution switchboards or, in the case of welders, large motors, etc., directly to the framework of the item.

         All metal benches, sinks, taps, pipework and other metalwork, capable of being livened on failure of electrical insulation are to be effectively earthed to the main earthing system. Earthing connections to sinks, basins and the like are to be made directly onto the appliance and not the connection pipework. All connections to metal work are to be made as close to electrical apparatus enclosed or supported therein as possible.

         The earthing terminal on the frames of control cubicles and other such enclosures will be a M8 stud. The metal cases of all instruments, relays and the like mounted within such enclosures shall be connected to this earthing stud by conductors of not less than 6 sq mm. Earthing connections between this stud and the existing station earth grid shall be via an aluminium strap not less than 90 sq mm.

8.6.4    Earthing of Reinforcing Steel

         All reinforcing steel, concrete foundations, and piles shall wherever possible be used to form earthing electrodes for the earthing system.

8.7      LIGHTNING PROTECTION SYSTEM

         The Contractor shall provide lightning protection systems for all buildings, fin-fan units, and any other structures which could act as a path to ground for lightning.

         The lightning protection system shall be designed and installed in accordance with British Code of Practice BS6651 'The Protection of
         Structures against Lightning.

         The system shall include but not be limited to the following:

         o    Air Terminations
         o    Down Conductors and Fixings
         o    Test Joints
         o    Earth Electrodes independent of the station earthing grid

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8.8      ELECTRIC MOTORS

         All motors shall be in accordance with IEC 60034 and IEC 60072 and, unless otherwise specified, shall be of the totally enclosed fan cooled type, suitable for continuous operation and direct on-line starting.

         All 3-phase motors are to be rated at 400VAC

         Motors to be located out of doors shall be entirely suitable for operation under the climatic and atmospheric conditions of the site.

         Motors shall be capable of operating continuously at rated output at any frequency between 48 and 51 cycles per second and at any voltage within 6% of the nominal value. Motors shall be designed to operate for a period of not less than 5 minutes at a voltage of 10% below the nominal value and at normal frequency without injurious overheating.

         The starting current at full voltage is not to exceed six times the rated full load current for all motors rated above 21 kW.

         The ends of motor windings shall be brought out to terminal boxes and the arrangement shall be such as to permit ease of changing over any two phase leads without disturbing the sealing compound when this is used at cable terminations. All terminal boxes shall be fitted with an approved sealing chamber, conduit entry or adaptor plate, as required, together with the necessary fittings to suit the type of cable specified.

         Terminals shall be of the stud type of adequate size for the particular duty, marked in accordance with an approved standard and enclosed in a weatherproof box.

8.9      VARIABLE SPEED DRIVES

         Variable speed drives (VSD) shall be designed to meet the CE Mark requirements of European Safety and EMC Directives.

         Motors selection for use with VSD's shall be take into account the de-rating required due to reduced efficiency of motor cooling fans when operated below rated speed.

         It shall be the responsibility of the Contractor to design and select equipment to ensure EDM (Electric Discharge Machining) does not occur.

         The Contractor shall, if required, supply and install filters on the input and output of the VSD's. The requirement for filtering will depend on the VSD, cable length, cable type and motor installation. The
         Contractor shall consult the VSD manufacturer to determine the requirement for additional filtering to reduce stress on motor coil insulation, capacitive leakage currents and high frequency emissions from the motor supply cable and high frequency losses and bearing currents in the motor.

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9.  CONTROL AND INSTRUMENTATION

9.1      GENERAL

         A control system is required to control the Binary Plant and all other associated equipment. The control system for the Binary Plant shall be integrated into the existing site control system. Refer to Exhibits A9,
         A10 & A11 for a schematic of Owner's existing control system.

         The system shall be designed to minimise operator involvement in the control and operation of the plant. Features of the system shall include automatic startup and shutdown of the plant together with fail safe operation during any faults within the plant.

         The control system shall control and monitor the following areas of plant:

         o    Geothermal Fluid Piping System
         o    Binary Units
         o    Turbine
         o    Turbine governors
         o    Generator
         o    Excitation System
         o    Electrical Transformers
         o    Electrical Switchgear
         o    DC System and UPS
         o    Electrical Protection and Metering System
         o    Compressed Air System
         o    Fire protection system
         o    Local Control Room Air Conditioning System
         o    Binary Working Fluid Storage and Transfer System. (Tank level and fire detection monitoring only)

         The extent to which the control system controls and monitors the Binary
         Plant and associated equipment is to provide a clear unambiguous understanding of its conditional status under all stages of operation, consistent with the primary operability objectives set out in Section
         1.14.4

         The Local Control Room shall be designed to facilitate construction, commissioning, and trouble shooting during operation. Normal remote plant operation will however take place from the existing GGC facilities. The Local Control Room need only have one operator station, a suitable desk, and an alarm/status printer.

9.2      CONTROL SYSTEM

9.2.1    Existing Arrangement

         The existing system consists of a redundant fibre network using ethernet TCP/IP. There are dual redundant iFIX database servers communicating via OPC data protocol. The GCC Operator Stations run
         Intellution iFIX HMI communicating as OPC Clients.

9.2.2    Control System Architecture

         The control system architecture shall include dedicated controllers to carry out the process control, and aman/machine operator station (HMI)
         to provide command and monitoring.

         The backbone of the Binary Plant control system shall include dual redundant TCP/IP ethernet, with OPC Data Access (3) Server compliant
         Software, capable of full integration with the existing control and/or control networks. This may be achieved through either a self-contained
         (redundant) database, or extension of the existing iFIX data servers.

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         The system shall include full graphical representation, with an overview of the plant and detailed graphics of each equipment area. A minimum of one HMI shall be provided in the local control, and one common configuration / engineering station.

9.2.3    GGC Integration

         The Binary Plant shall normally be operated from the GGC. Additional alternative operator screens (PC's) are not acceptable in the GCC.

         The Owner will supply and configure all remote SCADA requirements on its existing system, including GGC HMI, historical recording and information delivery to other end users (not including Transpower
         SCADA). The Contractor shall provide access to its control system variables list, supporting functionality and provide sufficient information to allow the iFix HMI to have full functionality over the
         Binary Plant. Engineering assistance shall be provided as required by the Owner to interrogate the Contractor's variable list and control system. Ormat drawing number 0.002.95.413.0 Rev 2 (Exhibit E7) depicts the integration scheme.

         The Contractor shall provide physical fibre data link from binary to existing SCADA networks.

9.2.4    Control Programming

         Control strategies shall be described in functional descriptions. These functional descriptions (FD's) shall be developed to the IEC61131-3 standard using either statement or function block languages. The FD's shall be submitted to the Owner for information and comment during the development process (refer documentation submission schedule, Exhibit
         A1). An as-built set of FD's shall be included in the Operation and
         Maintenance Manuals.

9.2.5    Engineering Software

         Software shall be supplied for all devices that require interrogation or configuration. This shall include devices such as PLC's, PC's,
         VSD's, Smart Relays, Analysers, and Transmitters. The Software shall be supplied complete with manuals, cables, dongles, and other requirements such as passwords to enable the Owner to maintain and adjust the operation of the equipment.

9.2.6    Licenses

         All Proprietary Software shall be supplied with all necessary licenses for lifetime operation and maintenance of the system.

         All Application Software developed for the Binary Plant shall be supplied to, and become the property of, the Owner at taking over.

9.2.7    Upgrades

         The Contractor shall include provision for any version or service upgrades for all supplied Software for a minimum of one year following taking over. This provision shall include the supply and installation
         (manpower) of the Software in an operational plant.

9.2.8    Post Take Over Modification

         A procedure shall be provided to enable the Owner to carry out minor modifications to the control system during the Defects Correction
         Period. This procedure shall include provision for agreement and sign-off by the Contractor that the modification can be carried out without compromising any warrantees.

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9.2.9    NICC SCADA

         The Binary Plant is to be connected to the Transpower electrical transmission and distribution system and as such information will be required to be passed to Transpower's North Island Control Centre
         (NICC) SCADA system. The Contractor shall provide optically isolated outputs suitable for connection to by others. The outputs shall include but not be limited to the following input and output signals:

         The Contractor shall provide the indications and measurements as set out in the Common Quality Obligations and Rulebook to the system operator (Transpower). The system operator may require the asset owner to provide additional information where, in the reasonable opinion of the system operator, such information is required for the system operator to plan to achieve, and achieve its principal performance objectives.

9.2.10   Power Supply

         All instruments, PLCs and PCs shall be supplied from secure power supplies. All instruments and PLC's may be supplied from the 24VDC system. PC's and screens may be supplied by an uninteruptable power supply (UPS). Plugs and sockets from this power supply system shall be suitably labelled as such so other devices are not connected to the UPS system.

9.2.11   Password Protection

         All PC's shall be fitted with password protection to restrict access by unauthorised users. File manager programs and other utility based programs shall be restricted from general use.

9.2.12   Alarms

         All alarms shall be displayed on an alarm summary page as part of the
         Binary Power Plant SCADA Software. The priority and status of the alarm condition shall be reflected in the physical appearance of the alarm on the screen.

         All alarms and control actions shall be recorded into the iFIX database for future retrieval when required.

9.2.13   Reports

         The control system shall be capable of automatically producing a number of reports including the following:.

         (a)  Sequence of Events Log

              The Sequence of Events Log shall record all control actions and alarm conditions occurring within the Binary Plant. Events shall be recorded with sufficient resolution to facilitate easy trouble shooting.

         (b)  Binary Plant Weekly Report

              A weekly report shall contain for each unit (where applicable) and the Binary Plant as a whole.

              1.  Hourly value and accumulated hour totals of electricity generated and auxiliary plant energy consumption,
              2.  Hourly values of Geothermal Fluid flow rate, inlet and outlet temperature, acid dosing and corrosion inhibitor dosing,
                  bypass flow, dump flow and prawn farm flow
              3.  Operation data showing hours run and plant load factor.

         (c)  Trip Log

              A Trip Log should be available in a form to provide data for useful analysis of trip events.

         (d)  Statistics Log

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              A log shall be available to record user defined values.

         (e)  Plant Performance Report

              A Plant Performance Report should be available in a form to assist in maintenance planning of:

              1.  turbine
              2.  generator
              3.  condenser
              4.  preheater
              5.  vaporiser

9.3      INSTRUMENTATION

9.3.1    General

         Instruments shall be supplied sufficient for the safe and effective operation of the Binary Plant. This instrumentation shall include, but not be limited to:

         1.   Local indication of plant and process variables
         2.   Remote transmission of plant and process variables
         3.   Local and remote emergency stop push buttons
         4.   Remote control of the plant

9.4      SYSTEM OPERATION

9.4.1    Operating Philosophy

         Under normal operating conditions supervision and control of the plant will be from the existing operating screens and printers in the GGC.

         Both local and GGC operator control locations shall be provided with automatic shutdown facilities for individual, or all turbine -
         generator sets.

         Automatic startup facilities shall be provided and once running minimal operator involvement in the operation of the plant is expected.

9.4.2    Synchronising Arrangements

         The Contractor shall provideautomatic synchronising equipment for initiation of closing impulses to each individual 11 kV generator circuit breaker. A manual synchronisation system will be provided for the 11kv bus CBx.

9.4.3    Trips

         The plant shall automatically either shutdown or revert to a stabilised condition in the event of any fault developing.

         Hardwired emergency stop push buttons shall be provided at GCC and the
         Binary Plant control room for tripping of each individual unit or the whole binary cycle plant.

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10.  PROTECTION AND REVENUE METERING

10.1     SCOPE

         The scope of work includes:

         i.    Supply of protection relays and ancillary equipment.

         ii.   Supply of revenue metering and ancillary equipment.

         iii.  Supply of standalone panels or use of switchgear panels in accordance with specified requirements.

         iv.   Site installation and wiring into the standalone panels or switchgear panels. Panels may be pre-wired off-site, but
               relays/meters shall be installed on-site.

         v.    Functional checking and testing of all protection and revenue metering circuits.

         vi.   Protection relay and revenue metering acceptance testing and soak testing.

         vii.  Provision of Circuit Breaker interlock circuitry.

         viii. Provision of control systems I/O for protection and revenue metering equipment.

         ix.   Production of design reports including the Binary Plant earthing design, CT ratio and specification determination, VT
               specification determination, protection calculations and relay settings, and revenue metering configuration.

               Relay settings shall include revised settings for all existing protection overlapping the new protection.

10.2     TECHNICAL REQUIREMENTS FOR RELAYS AND ANCILLARY EQUIPMENT

10.2.1   General

         i.    Protection of the 220 kV connection shall comply with
               Transpower's "Common Quality Obligations, published in April
               2002, and the New Zealand Electricity Industry Rule Book

         ii.   The numbers of relays and ancillary equipment shall be determined by the Contractor.

         iii.  Protection devices shall be arranged to conform with current industry standards.

         iv.   Protection devices in a group shall share a common fused DC supply, and output into a common trip relay utilising the same DC supply.

         v.    The DC supplies shall conform to the specified requirements for the DC design.

         vi.   Intertrip relays shall interface the protection trips between the
               Binary Plant and the Transpower 220kV switchyard.

         vii.  Interfacing with local and remote circuits as appropriate, and in accordance with specified requirements shall be arranged for all controls, trips, alarms, protection, indication, instrumentation, metering, and interlocks.

         viii. The protection 11kV VTs shall have ratios
               11/(sq. rt.)3kV / 110/(sq. rt.)3V, class 3P, and rated output VA sufficient for the connected burden.

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10.2.2   Protective Relaying

         The protective relaying system shall be provided to protect all electrical systems and equipment supplied from them.

         The Contractor shall submit a complete short circuit and relay co-ordination study in conjunction with the detailed relay and control drawings and protective device settings for review by the Owner before implementation.

         The following general requirements apply to all protective relaying applications:

         o    The protective relay system shall be designed to remove or alarm abnormal operating occurrences occurring on equipment designed for electrical power generation, voltage transformation, energy conversion, and transmission and distribution of electrical power.
         o    The protection system shall provide discrimination with other protection systems.
         o    To limit damage to faulted equipment.
         o    Minimize possibility of fire or explosion.
         o    Minimize hazard to personnel.
         o    The protection equipment shall consist of proven, self-diagnosing, digital type relays with complementary functions and sufficient redundancy to ensure that faults are detected and cleared without disruption to unaffected supplies. The scheme shall incorporate overlapping zones of protection with principal plant items provided with back-up protection in addition to the primary protection.
         o    Relays may be offered as individual or combination devices incorporating more than one function. Protection devices providing mutual backup shall be placed in different groups.
         o    Relays shall have sufficient setting ranges to cater for all conceivable instrument transformer characteristics, discrimination requirements, and sensitivities to fault conditions.
         o    Each relay shall be clearly labelled with relay type and
              descriptive function. Relays shall be installed and wired in switchgear in accordance with Applicable Codes and Standards and industry practice.
         o    Relay and metering potential circuits shall be segregated and individually protected by fuses or MCCBs.
         o    Primary and secondary trip circuits (DC) shall be segregated.
              Primary trip circuits, high priority trip circuits and relay power supply circuits shall be segregated. Circuit protection devices shall not be included in relay trip circuits.
         o    Protective relays shall be equipped with high speed recording facilities for voltage and current. Fault information, disturbance and event records shall be available via simple system integration protocols to provide fast fault diagnosis via a PC or the DCS.

10.2.3   Circuit Breaker Fail Protection

         SF6 Circuit Breaker Fail Projection shall be provided to detect failure of a circuit breaker to interrupt the current that it is carrying and to backtrip all other circuit breakers connected to the same busbar.

10.2.4   Trip Circuit Supervision

         Trip circuit supervision shall be provided on all high voltage circuit breakers, medium voltage and 415V incoming circuit breakers. The trip circuits on high voltage and medium voltage circuit breakers shall be supervised with the circuit breaker open or closed

10.2.5   Undervoltage Protection

         Under-voltage protection shall be provided at all voltage levels for alarm and/or trip functions.

         The mains voltage shall be monitored to provide a trip signal to disconnect any device, and to initiate a controlled shut down if appropriate, under the following conditions:

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         1.   If unexpected restarting after a stoppage due to a drop in voltage or the complete failure of supply may result in injury to persons or damage to property.

         2.   If there is a risk, that equipment can be damaged from excessive heating if operated at reduced voltage for prolonged periods.

         Each item of equipment that so needs to be protected against under voltage or momentary loss of supply shall be fitted with its own separate under-voltage protection. In all cases, an alarm signal shall also be given.

         The requirement to provide under voltage protection to disconnect any device does not apply to equipment used in case of an emergency, where tripping of the device may create additional hazards. In these cases, only an alarm signal shall be provided.

10.2.6   Generator Protection System

         The proposed indicative generator protection system is shown in accordance with section 1.1.1 of these Owner's Technical Requirements on Ormat drawing No. 0.002.95.690.0-Revision 1, Generator Protections in Schedule J,

         The relay protection shall be provided against the following faults and disruption of normal operation of the generator and on its terminals:

         o    multiphase earth faults in the stator winding: (differential protection)
         o    single phase faults in the stator winding
         o    external short circuits
         o    symmetric overloading of the stator winding
         o    asymmetric overloading of the stator winding
         o    voltage rise
         o    generator reverse power
         o    100% stator earth fault protection
         o    generator/turbine mechanical faults (eg bearing over temperature.)

10.2.7   Generator Transformer Protection System

         Transformers shall be provided with relay protection devices against the following types of faults and abnormal duty conditions:

         o    multiphase faults in the windings and on their terminals.
         o    single-phase earth faults in the winding and on terminals
              connected to the network with the solidly earthed neutral.
         o    turn-to-turn faults in the winding.
         o    currents in the windings due to external short circuits.
         o    currents in the windings due to overload.
         o    oil level drop.
         o    single-phase earth faults in medium voltage networks.
         o    gas protection for transformers rated at 1 MVA and greater
         o    over temperature
         o    Fault on the main transformer
         o    Overfluxing protection of the generator transformer

10.2.8   Auxiliary Transformer Protection System

         The Auxiliary Transformer shall be equipped with protection devices mounted on the transformer structure. The protection signals such as oil temperature, oil level, oil pressure etc will be wired together to the PLC as an alarm signal.

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10.2.9   Main protection systems on both sides of the grid interface at 220 kV

         The Generator Transformer and 11kV cable connection to the Binary Plant
         Switchboard shall be provided with two different main protections that have a similar probability of detection. Circuit breaker duplication is not required. A circuit-breaker failure protection system shall also be provided for the 220 kV circuit breaker.

10.2.10  Protection of Medium Voltage Cable Lines
         (other than the cable connection described above)

         Overcurrent and Earth Fault protection against overloading, short circuits and multiphase and single phase earth faults shall be provided for cable lines.

10.3     SPECIAL OPERATIONAL REQUIREMENTS

         The special features of system operation which impact on protection requirements are listed as follows:

         i.   Each generator at the Binary Plant shall be synchronised at the
              11kV generator bus.

         ii.  The Binary Plant 11 kV distribution network will normally be supplied from the 11 kV Binary Plant generator bus.

         iii. During an emergency resulting in the loss of potential on the
              Binary Plant 11 kV generator bus an auto changeover arrangement shall transfer to the 11kV Local Distribution Board.

         iv.  The two circuit breakers shall be interlocked to prevent any possibility that both can be closed at the same time.

         v.   The auto changeover shall be break before make

         vi.  The changeover period shall be sufficiently short to ensure all
              Binary Plant auxiliaries remain operational.

10.4     PROTECTION FUNCTIONAL REQUIREMENTS TO MEET OPERATIONAL REQUIREMENTS

         i.   Generator tripping logic

              The tripping logic for electrical faults, mechanical faults, and emergency trips shall be configured into two separate groups, using separately fused DC supplies, CBs with two trip coils, each with trip circuit supervision, and two trip relays.

         ii.  Relay locations

              The protection is physically grouped at a number of locations described as follows:

              i.  Binary Plant.
              ii. Transpower 220kV Wairakei Switchyard.
              iv. Wairakei Power Station.
              v.  11kV Steamfield Distribution Board 6.

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10.5     REVENUE METERING AND ANCILLARY EQUIPMENT

10.5.1   CTs and VTs

         The Contractor shall determine the CT ratios and their specifications based on the Binary Plant's capacity and unit sizing.

         The metering CTs shall be class 0.2, and have rated secondary currents of 1A.

         The metering 11kV VTs shall have ratios 11/(sq. rt.)3kV /
         110/(sq. rt.)3V, class 0.2, and rated output VA sufficient for the connected burden. The VTs maybe dual rated for protection and metering.

10.5.2   Metering

10.5.2.1 General

         Revenue meters shall comply with the technical requirements of the Rule
         Book for metering installation Including a requirement for the installation to be formally certified by qualified Contractors.

         The revenue meters shall be located on the 11 kV side of the generator transformer.

         Provision shall be made for the connection of the revenue metering data logger to the existing Revenue Transfer PC.

         Statistical meters shall also be located on the 11 kV auxiliary supply to the Binary Plant 11 kV distribution network and at the terminals of each generator.

10.5.2.2 Technical Requirements of Revenue Meters

         Revenue meters shall satisfy the following minimum requirements:

         o    IEC 687 standard.
         o    Class 0.2.
         o    3 phase, 3 wire 110VAC voltage. 50Hz frequency.
         o    Solid state type.
         o    4 quadrants (+/-kWh, +/-kVARh) measuring for the generator transformer revenue metering.
         o    2 quadrants (+/-kWh) measuring for the generator check metering.
         o    RS232 communications.
         o    NEMA 3 or equivalent enclosure; with panel flush mounting.
         o    Features shall include:
              a)  On line testing and calibration.
              b)  Rolling demand measurement.
              c)  Block interval demand calculation.
              d)  Cumulative demand calculation.
              e)  Demand peaks measurement.
              f)  Non volatile memory for storage of data, firmware, and operating parameters.
              g)  kWh and kVARh impulse outputs for SCADA purposes.
              h)  Alarm outputs for meter fault and voltage signal failure.
              i)  Transmission of Revenue metering data to a PC.

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11.  CIVIL AND STRUCTURAL WORKS

11.1     GENERAL CRITERIA

         The design of all civil and structural works shall comply with the requirements of the New Zealand Building Code (NZBC).

         Approved documents referenced in the New Zealand Building Code Handbook shall be adopted as the means of compliance with the New Zealand
         Building Code.

         Other standards that are applicable include:

         NZS 4203: 1992        General Structural Design and Design Loads for
                               Buildings
         NZS 3101: 1995        Concrete Structures Standard
         NZS 3404: 1997        Steel Structures Standard
         NZS 3603: 1993        Timber Structures Standard
         NZS 4230: 1990        Design of Masonary Structures
         NZS 3604: 1999        Light Timber Frame Buildings
         NZS 3106: 1986        Concrete Structures for the Storage of Liquids
         NZS 4229: 1999        Concrete Masonry Buildings not Requiring Specific
                               Engineering Design
         NZS 4210: 2001        Masonry Construction: Materials and Workmanship
         NZS 3109: 1997        Concrete Construction
         NZS 4219: 1983        Seismic Resistance of Engineering Systems in
                               Buildings
         NZS 4671:2001         Steel Reinforcing Materials
         NZS 6703:1984         Code of Practice for Interior Lighting Design
         AS 1554 - All Parts   Structural Steel Welding
         AS 1657:1992          Fixed Platforms, Walkways, Stairways and Ladders.
                               Design, Construction and Installation
         TNZ                   Specification M/10 - Asphaltic Concrete

11.2     FACILITIES

11.2.1   Site Access

         Separate access shall be provided for Site 4

         The Contractor shall determine and submit to the Owner details of a route proposed for heavy load transport if required and the extent of any modifications required to existing access arrangements.

         The Contractor is required to provide any roading works required for access of heavy loads to the Site.

         The access road to the east of the Site (adjacent to the administration building) and south of the Site (under the steam mains to the steam field) is a main access road and any closures shall be coordinated with the Owner and minimised as far as possible.

11.2.2   Access Roads

         Access roads shall be provided for vehicular access all plant and buildings. A clear width of 5.0 m and clear height of 4.0 m shall be provided at all points.

         The Binary Plant site shall have a perimeter access road around the perimeter fence for emergency vehicle access.

         Roads shall be constructed to TNZ Specification P/9 and be able to withstand a laden weight of up to 25 tonnes with an axle load of 8.2 tonnes and shall allow a 20 m turning radius.

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11.2.3   Pipe Route

         Geothermal Fluid supply and return pipes across the area of the proposed road designation should be aligned if possible with existing pipes to minimise the number of additional culverts for the proposed road.

         All pipe routes must either pass under access roads, or pass over access roads. Allow a 5.0 m wide by 4.0 m high clearance, and a 20 m turning circle where the pipe route passes over a road.

         Culvert structures supporting access roads shall be designed to resist
         HN-HO-72 loading regime specified in Transit New Zealand "Bridge
         Manual".

11.2.4   Pipe Bridge

         The pipe bridge across the Wairakei Stream and steam lines (only required for a Binary Plant installed on Site 4) shall meet the following criteria:

         i)   Provide 5.0 m wide by 4.0 m high clearance, and a 20 m turning circle to existing access roads, including the existing unpaved vehicular tracks in use by Owner for removal of silica from the stream and pigging of silica from the culverts.

         ii)  Provide sufficient clearance to steam pipelines to enable future maintenance.

         iii) Have foundations situated to avoid surcharging existing structures.

         The Contractor should note the buried control cable alongside the steamline and the overhead 11 kV cable in this vicinity.

         The Contractor shall also note the possibility of soil contaminated with traces of asbestos insulation in the vicinity of the steam mains as described in section 11.5.1 of these Owner's Technical Requirements.

11.2.5   Local Control Building

         The Local Control Building shall be sized to accommodate the supplied electrical switchgear, control equipment, marshalling cabinets, operator desk with PC and local alarm/status printer and to facilitate ergonomic operation and convenient maintenance access.

         Separation distances required by the Hazardous Substances and New
         Organisms Act 1996 shall be taken into account when locating the building.

         Building layout shall be determined by operational requirements.
         Interior noise levels shall not exceed 55 dBA. The operator desk shall be located in a separate room from the switchgear and air compressor plant, and shall be provided with direct egress from the building. Air compressor plant shall be housed in an annex to the building or other separate enclosure, with separate access to the equipment.

         The building shall meet the requirements of NZ Building Code, particularly with regard to clause B2 'Durability'. Interior linings shall be resilient, suitable for the environment and be installed with a low maintenance finish.

         Natural light shall be used in preference to artificial light. However, artificial light where required shall be designed and provided in accordance with NZS 6703: 1984.

         No toilet or kitchen facilities are required.

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11.2.6   Equipment Plinths

         Equipment for mounting or externally on ground surfaces shall be installed on concrete pads to be constructed with the finished level up to 75 mm above floor or ground to cater for variations. Where excessive slope exists in ground services, the ground shall be benched approximately level before installation of foundations.

         Pads shall allow a maximum clear opening for the entry of cables.

         Surface mounting lightweight equipment can be fixed in position by approved masonry anchors of adequate strength and corrosion protection.

11.2.7   Energy Dissipation System

         The normal operating temperature of the Geothermal Fluid entering the energy dissipation system will be 87(degree)C, but may rise as high as
         130(degree)C in abnormal conditions and during commissioning. The corrosion protection system of the steel shall be able to resist the expected high temperatures.

         Due to the nature of Geothermal Fluid, regular cleaning down of silica build-up will be necessary. The design shall be such that this work is easily facilitated.

11.2.8   Bunding of Working Fluid Storage

         All storage facilities containing working fluids that are in liquid form at ambient temperature and atmospheric pressure must be bunded as described in Section 11.5.4.

11.2.9   Underground Services

         Underground services are known to exist within Site 4. Plans show general domestic drainage with no detail. Other services, including cables may exist. If any are encountered, they should be treated as live and the Owner asked for direction.

         The Contractor shall locate underground services and foundations before work is started. Any information provided by the Owner regarding the location of these services and foundations is given from available records but with no guarantee of accuracy as regards alignment or depth; furthermore no guarantee is given or implied that the information provided covers all existing services and foundations.

         Relocation of stormwater, sewer, domestic water and fire protection services may be required to accommodate the new plant. These services shall be re-routed as required around foundations.

         The Contractor shall remove completely any existing drains no longer required, disconnect them from the system at the junction with the live drain and seal the live drain.

11.2.10  Platforms and Walkways

         All fixed platforms including roof areas, walkways, stairways and ladders shall be designed to comply with the requirements of NZBC
         Approved Document D1 and AS 1657 : 1992.

11.2.11  Cable Ducts

         Cable ducts where required, shall be constructed in reinforced concrete with adequate space to install and maintain housed cables. All ducts shall be properly drained.

         Provision for additional future cable installation shall be allowed by installing PVC or reinforced concrete pipe ducts having a draw string under roads and other features for cable routes where it can be reasonably expected that a route may be used for modifications.

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         Provision shall be made to support and restrain cables.

11.2.12  Site Reinstatement

         The general area within the Binary Plant perimeter fence that is not otherwise required to be bunded for chemical or oil spill containment shall be reinstated with screened metal surfacing. Other areas shall be paved or have topsoil spread and grass established.

         Areas external to the perimeter fence used by the Contractor, e.g. for equipment laydown, car parking, and construction offices, shall have all construction debris removed, shall be graded to smooth contours, and shall have grass established.

         The Contractor is not required to undertake gardening or screen planting work.

         Tall vegetation (trees and scrub) shall be cleared to a radius of 30 m from any plant containing flammable working fluid.

         The Contractor shall remove from the Owner's facility, and dispose of, all surplus soil, cleared vegetation, and construction debris.

11.2.13  Security Fence and Security System

         The entire perimeter of the Site shall be enclosed by an appropriately designed security fence at least 2.2m in height and built according to best trade practice to a strength and security suitable for the facility protected. The fence shall enclose all Hazardous Areas.

         Note that a temporary fence is also required during construction to isolate the working area from the rest of the Owner's facility.

         Personnel access gates shall be provided at no less than three locations around the perimeter fence, each fitted with automatic entry control using Cardax card swipes and "breakglass" emergency opening.
         The Cardax system shall be connected to and fully integrated with the
         Wairakei Station Cardax system and shall automatically release in the event of a fire alarm in the Binary Plant area. One vehicle access gate shall also be automated. Other vehicle access gates may be manually operated and locked.

         The Contractor shall submit details of the permanent security fence design to the Owner for approval prior to construction.

11.3     DESIGN LOADS

11.3.1   Dead, Live and Wind Loads

         All civil and structural works shall be designed to safely resist the specified loads (except seismic loads) in NZS 4203: 1992. Seismic loads shall be derived from Section 11.4 and 11.5 below.

         Gravity loads shall include the weight of equipment of a permanent or semi-permanent nature, and the contents of pipes, tanks, bins, hoppers etc.

         Live load shall comply with NZS 4203: 1992, or if not clearly stated, rationally deduced from the provisions of the code.

         Wind loads shall be derived from NZS 4203: 1992. Basic non-directional wind speed may be taken as 46 m/s.

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         Design for snow and ice loads is not required.

         For the purposes of NZS 4203: 1992 all structures are a Category I building.

11.3.2   Plant Support Structures

         Support structures shall be designed to resist vertical and horizontal loads. The strength and stiffness of the support shall be compatible with the supported plant or pipework, its flexibility and degree of restraint, under all design conditions. Relative deformations due to thermal, seismic and other lateral load conditions shall be accommodated without over-stressing the support or associated plant.

11.3.3   Geotechnical Data

         Geotechnical investigations undertaken to date are described in the
         Geotechnical Investigation Report (Revision 1) in ExhibitB8. This data is provided in good faith but note that the report contains limitations.

         The Contractor shall undertake additional investigations as required to adequate establish soil design parameters necessary to complete all foundation designs.

11.3.4   Foundation Design

         The foundation system selected shall be adequate to support imposed loads without excessive differential settlement or imposing undue stress within the support plant. Due consideration shall be given to the foundation conditions when planning the plant layout. Foundation design shall be consistent with good engineering practice in geothermal areas.

         All foundation designs shall ensure that any adjacent live services are either outside the zone of influence of the foundations or it shall be demonstrated that there will be no detrimental effect on the service.

         Where piled foundations are adopted to support plant over fill material, the system shall be designed to accommodate any consequences of future settlement of the fill material. Appropriate flexibility shall be provided in services and pipework which traverses the interface between rigidly founded structures and surrounding fill that may be susceptible to settlement.

11.4     SEISMIC DESIGN - GENERAL

11.4.1   Statutory Requirements

         The seismic design of all plant and structures must comply with the requirements of the New Zealand Building Code. As a Verification Method
         to the Building Code, all seismic design shall meet the requirements of the NZS 4203: 1992 "General Structural Design and Design Loadings for
         Buildings" and related New Zealand material standards.

11.4.2   NZS 4203 Loadings Code Provisions

         This standard shall be a minimum requirement for the seismic design of all facilities for this project.

         The following shall apply when interpreting the provisions of NZS 4203:
         1992.

         a)   Structures which exhibit significant ductility shall not be designed for a structure ductility factor greater than 3, unless it can be shown that a larger ductility factor will not impair the
              Plant's ability to operate during the restoration period following a major earthquake.

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         b)   All items which are mounted on structures above ground shall be designed to resist forces derived from the total response of the item (i.e. ground motion added to the structural motion relative to the ground), as required by NZS 4203, Clause 4.12.1.3.

         c)   The facility shall be considered a power generation facility with a design life of 25 years and designed as Category 1 structures.

         d)   Plant shall be designed, constructed and installed to remain elastic during and after the design earthquake. Where practical, a ductile collapse mechanism shall be provided for all equipment for seismic events greater than the design earthquake, unless safety factors on all plant parts are greater than 1.5

         e)   No failure of any part of the Plant that could cause a Binary
              Plant malfunction shall occur as a result of the Design
              Earthquake. Such failures would include; oil or gas leakages from bushings, failure of internal components, failure of tripping relays, misalignment of disconnectors, broken compressed air piping or similar failures in ancillary plant.

11.4.3   Material Standards

         NZS 4203 has been written in limit state format, and in conjunction with New Zealand material standards which are also written in limit state format. The seismic design of components and systems shall comply with these material standards.

         For materials not covered by these standards and for which the relevant material standards have not been drafted in limit state format, the
         Contractor shall adopt a rational design approach to the assessment of component strength and system performance, to achieve the intent of the loadings code NZS 4203.

11.4.4   Foundations

         Foundations shall in general be designed to remain elastic wherever practicable under seismic loading.

         High voltage electrical equipment foundations shall be designed to resist loading resulting from the elastic response of the supported equipment.

11.5     SPECIFIC DESIGN AND CONSTRUCTION

11.5.1   Site Clearance

         Site 4 has been previously used as a construction workers housing estate. It is probable that significant debris and disused underground services will be present at both sites. These will need to be removed and the ground made good, as required.

         The Contractor shall also note that the steam pipelines along the steam mains corridor were once insulated with asbestos materials. Although the asbestos insulation has been replaced with non-asbestos materials, the soil in the immediate vicinity of the steam line mains may be contaminated with traces of asbestos. If excavation is required within
         2m of the steam pipeline mains, the soil must be tested for the presence of asbestos before excavation takes place. To the extent that asbestos is found and it is deemed to be a health hazard, the affected layer shall be removed and disposed of in accordance with OSH guidelines at the Owner's cost.

         The Contractor shall obtain Owner's approval prior to the removal of any established plantings.

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11.5.2   Site Filling

         Both sites are likely to require significant earthworks to achieve a suitably shaped building platform.

         Site layout design should be such that cut and filling are balanced as much as possible. Preference will be given to designs that provide minimum interference with the existing site features.

         Low points to the finished site contours shall be adequately drained into either the Wairakei Stream, or a suitably designed field catchpit connected to the stormwater system. Site contours must be designed to allow secondary overland flow to discharge into the Wairakei Stream without entering buildings, or affecting plant operations. Discharge of overland flow across the site boundaries will not be permitted.

11.5.3   Drainage

         The Contractor is responsible for the design and construction of stormwater drainage to the full extent of the Binary Plant Site within the perimeter fence and any drainage which occurs into this area.

         Stormwater pipe systems shall be designed to cater for a design storm having a 10% probability of occurring annually, combined with any operational flows from the plant. Secondary flow paths are to be provided to enable flows in excess of the design storm to be discharged into the Wairakei Stream without entering buildings, or affecting plant operation. Discharge of overland flow across the site boundaries will not be permitted.

         Stormwater design shall be in compliance with Verification Method
         E1/VM1 in New Zealand Building Code Handbook. For the purposes of this clause, the rainfall intensity of a storm with a 10% probability of occurring annually, and of a 10 minute duration, may be taken as 85 mm/hr. Other durations may be rationally deduced from the criteria in
         E1/VM1.

         Pipe class shall be determined from NZS/AS 3725 - "Loads on Buried
         Concrete Pipes", subject to the modifications in B1/VM1 of the New
         Zealand Building Code Handbook.

         Outfall structures must make provision for energy dissipation to ensure non-scouring velocities at the point of discharge.

11.5.4   Contaminated Water Handling

         All potential sources of contaminated rain water run off shall be bunded and effluent discharged from such bunds to an oil water separator system, in strict accordance with Owner's Consents.

         All bunds shall be designed to hold the capacities specified in the consents. The bunds shall not be capable of being emptied by gravity.
         Outlets from the bunds shall have a flow restriction to prevent inundation of the downstream oil interceptor in the event of high flows. Protection from blockage of outlet from the bund by debris shall be provided.

         The floor surface of all bunded areas shall have a slope and a small recess in the floor to accommodate a pump so that when the containment area is emptied, water is completely

         A single oil interceptor facility to treat all oily water flows is to be provided.

         Treated water from the oil interceptor shall be discharged into the
         Wairakei Stream. The separated oil/water mixture shall be run into a slops tank with provision for manual pump out. The tank shall be sealed from surrounding soil, and will have protection from rainwater and surface run-off.

         An Oil Interceptor Level switch to indicate interceptor full shall be provided and a digital input shall be connected to the control room
         SCADA system.

         The surfaces of the bund areas containing chemicals shall be impervious.

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11.5.5   Concrete

         All concrete design shall be in strict accordance with NZS 3101: 1995 -
         "Concrete Structures Standard".

         The Contractor should particularly note the Durability requirements of this code.

11.5.6   Concrete Masonry

         All masonry design shall be in accordance with NZS 4230: Part 1 1990 -
         "Code of Practice for the Design of Masonry Structures".

         Clay masonry units are not to be used for structural purposes in this contract.

         Concrete blocks used for exterior walls of buildings must be adequately sealed to prevent moisture ingress.

11.5.7   Structural Steel

         All structural steel design shall comply with NZS 3404: 1997 - "Steel
         Structures Standard".

         All cold formed steel design shall comply with AS/NZS 4600: 1998 -
         "Cold-Formed Steel Structures".

         The corrosion protection requirements of clause 1.4.2 must be met. Hot dip galvanising shall be adopted wherever practical instead of painting. Alternatively, the Contractor may specify other systems that meet, or better, the requirements of clause 1.4.2.

11.5.8   Timber

         All timber design shall comply with NZS 3603: 1993 - "Timber Structures
         Standard".

         Where applicable NZS 3604: 1999 - "Timber Framed Buildings", may be
         used.

         Timber construction shall be in accordance with best trade practice and the New Zealand Building Code.

11.5.9   Building Details

         These are generally covered in the New Zealand Building Code, which forms part of this specification.

         Note that NZS 3604 : 1990 - "Code of Practice for Light Timber Frame
         Buildings not Requiring Specific Design" is a suitable Verification
         Method to the Building Code.

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12.      SERVICES

12.1     COMPRESSED AIR

12.1.1   General

         The proposed indicative system for the compressed air system is shown in accordance with section 1.1.1 of these Owner's Technical
         Requirements on Ormat drawings in Schedule J as follows:

         o    Ormat Drawing No. 7.011.00.415.0 Revision 0, P&ID Air Compressor
              System.

         o    Ormat Drawing No. 7.011.00.416.0 Revision 0, P&ID Compressed Air
              Distribution System.

         Compressed air for the plant shall be supplied by two compressed air trains each sized for the total plant requirements (duty and stand-by).
         Each train shall comprise of an inlet filter, oil injected screw compressor with integrated oil and after coolers, prefilter, refrigerant or desiccant drier, and air receiver. The compressors shall be cooled by air. No cooling water is available.

         The compressors shall not be affected by higher than ambient air temperatures.

         The piping and controls shall enable interconnection of the standby equipment of each train to maximise redundancy.

         A minimum of two receivers shall supply, via a common header, a control air circuit and a service air network. The service air network shall include a priority valve, operating on loss of pressure, and isolating the service air system from the control air system.

         Compressed air system equipment, parts, and components supplied shall be items that are normally made or available within New Zealand and have well established vendor servicing facilities in New Zealand.

12.1.2   General Design

         a)   Pressure Requirements

              All components of the compressed air system shall be designed for a maximum working pressure of 7.6 bar gauge.

              All pressure vessels, including air receivers, shall be designed and constructed in accordance with the requirements of the Health and Safety in Employment (Pressure Equipment Cranes and Passenger
              Ropeways) Regulations 1999.

         b)   Compressor Requirements

              Each compressor shall be a screw type, capable of delivering the
              Binary Plant compressed air requirements for normal operation, start-up, shut-down and all other services. This shall be done without unloading/loading more than six times per hour. Each compressor shall have a duty cycle not exceeding 33%.

              The compressors shall be of the load/unload type where the motors run continuously. Compressors which require a motor shutdown during periods of zero or light load will not be accepted.

         c)   Air Receivers

              Receivers shall be designed to have a storage capacity sufficient to:

              i.   Provide a degree of regulation of air supply pressure that is acceptable for the correct function of all pneumatic
                   instruments and controls.

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              ii.  Provide for the peak air demands during a start-up or shut-down of the Binary Plant without the supplied air
                   pressure dropping below 5.0 bar gauge.

              iii. When the compressors are not functioning, provide for a shut-down of the receiver's associated air controlled
                   equipment, without the supplied air pressure falling to 5.0 bar gauge.

              iv.  Provide sufficient capacity to permit the compressor to have no more than 6 starts per hour, 33% duty cycle.

         d)   Materials

              Special precautions shall be taken throughout the compressed air system due to the presence of hydrogen sulphide (H2S) gas in the atmosphere.

         e)   Inlet Filters

              The inlet air filters shall remove H2S to below 0.1 PPM and particulate matter such that no damage can be incurred by the equipment. The filter shall operate at least 6 months between changes.

12.2     FIRE PROTECTION

12.2.1   General

         The proposed indicative fire water reticulation system is shown in accordance with section 1.1.1 of these Owner's Technical Requirements on Ormat drawing No. 7.011.00.417.0 Revision 0 , P&ID Fire Fighting
         Loop in Schedule J,

         The contractor shall design, supply, install, test and commission the
         Fire Protection systems required for the Binary Plant. Where practical buildings and modules should be constructed with non-combustible materials.

12.2.2   Scope of Work

         A site fire hydrant system complete with fire pumps already exists at the Owner's Wairakei Station. The system shall be extended and upgraded if necessary under this Contract to provide protection to the Binary
         Plant. The existing fire water system is shown schematically in Meritec drawing No. 2512004 - 415 titled "Schematics for Potable and Fire Water
         System" (Exhibit A7).

         The work shall include but not be limited to the following:

         a)   Extension of fire main from the common pump discharge line to the
              Binary Plant.

         b)   Installation of a diesel fire booster pump if required.

         c)   Provision of all fire hydrants and isolating sluice valves.

         d)   Working fluid storage tanks water spray systems.

         e)   Fire extinguishers.

         f)   Smoke, thermal, gas, flame and other detection.

         g)   Fire alarms and fire alarm panel.

         h)   Equipment water spray systems, including for turbines, pumps and, if appropriate, the Local Control Room

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12.2.3   Design Parameter

         The fire main shall be installed in accordance with the New Zealand
         Fire Service Code of Practice for Fire Fighting Water Supplies.

         Both existing fire pumps have the same duty, one pump being 100%
         standby. One pump is driven by a diesel engine, the other an electric motor. The pump specified duty is 82 l/s at a duty head of 74 meters.
         Contractor shall verify that the existing fire pumps are adequate to serve the Permanent Works being installed under this contract. Fire pumps shall be upgraded if necessary.

12.2.4   Regulations and Standards

         In addition to the NZFS Code of Practice for fire fighting water supplies and all mandatory standards, all plant and equipment supplied in this Contract shall comply with the following standards:

         a)   The requirements of the New Zealand Building Code.

         b)   The requirements of the Hazardous Substances and New organisms Act
              1996, Dangerous Goods Act and the requirements of the local
              Dangerous Goods Inspector.

         c)   The requirements of NZS 4219:1983 for a Class III building located in seismic Zone A.

         e)   Appropriate NFPA codes and standards including

              o    NZS 4541 for sprinklers, water spray systems and associated water supplies.

              o    NZS 4503 for first aid fire fighting equipment (fire
                   extinguishers and hose reels)

              o    NZS 4512 for automatic fire detection and alarm systems

         f)   IEEE Guide for Substation Fire Protection.

12.2.5   Fire Main

         a)   Pipework

              The contractor shall provide all pipework and fittings. All pipework and fittings shall be ductile iron cement lined pressure pipe or polyethylene pipe underground and screwed galvanised pipe above ground.

         b)   Isolating and Fire Hydrant Valves

              Isolation valves shall be provided at the tie in points to the existing fire system.

              Hydrant and valve box covers shall comply with BS 750.

              Hydrants shall be marked in accordance with NZS 4501:1972 Code of
              Practice for the Location and Marking of Fire Hydrants.

12.2.6   Working Fluid Storage Spray System

         The Contractor shall provide all of the pipework, valves, detectors, nozzles and projectors necessary to ensure efficient fire protection and water cooling of the working fluid storage tanks.

         Due consideration shall be given to the selection of the deluge valves in order to avoid hydraulic shock when deluge valves are actuated.

         The detection system shall be fail-safe.

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12.2.7   Fire Alarm Panel

         a)   General

              The Contractor shall supply and install a fire alarm system complete with smoke detectors, manual call points, hydraulic heat detectors and alerting devices. The operation of any detector or manual call point throughout the Binary Plant shall cause all sirens to sound, and the muting switch shall cause all sirens to cease while visual annunciation remains energised. A failure of supply, a cable break, or earth fault in the installation shall cause fault annunciation to energise. The circuits shall be provided as necessary. The detector modules used to determine if a fire sensor has operated or a fault has occurred on the detector circuits, shall be installed on the fire alarm panel, as an externally visible display.

              The fire alarm panel shall be located in the Binary Plant Local
              Control Room.

              All alarms, normal and fault indication shall be connected to the existing Geothermal Control Centre (GGC) system, through the
              Binary Plant control and monitoring system. Contractor shall undertake all work necessary to make this connection including programming. The GGC is staffed on a 24 hour basis. The Fire
              Service is called by the operator upon a fire alarm.

              Provide clean alarm contacts for security system and HVAC
              connections.

              The site "Sector Indicator Panel" at the main entrance to Wairakei
              A Station shall be modified to include the Binary Plant. The mimic panel shall be modified or replaced to include the Binary Plant, and a repeater fire alarm panel for the Binary Plant showing all zone alarms in similar format to the existing repeater panel provided.

              Manual Call Points

              Manual call points shall be provided in the local control room, at each egress point through the security fence, and at the working fluid storage tanks. Call points shall be break-glass type provided in accordance with the requirements of NZS4512.

         b)   Smoke and Heat Detectors

              Smoke detectors shall be installed in the control room, with heat detectors installed as necessary above false ceilings.

              Standard heat detectors shall be provided in the compressor room.

              Each detector shall have its terminals, circuit number and zone number permanently marked. This marking shall be visible when in position.

         c)   Alerting Devices

              Alerting devices shall be of the electronic siren type and shall produce a distinctive sound which is easily identifiable from other alarm devices used in the power station.

              Siren sound volume shall be suitable for the locations in which they are to be installed and shall be clearly audible above the ambient sound level.

12.2.8   First Aid Fire Applications

         First aid fire fighting equipment shall comply with NZS 4503.

         Provide in the control room, complete with identification signs, one wall mount 9 kg carbon dioxide fire extinguisher.

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12.2.9   Acceptance Tests

         The Contractor shall carry out Acceptance Tests as set out in Part 5 of
         NZS 4512 : 1994, and in accordance with NZFS COP for fire mains and
         NFPA standards for water spray systems in the presence of an approved
         Independent Qualified Person (IQP).

         When these tests are satisfactorily completed, a Certificate of
         Compliance shall be provided by the IQP, once they are satisfied that the system complies in all respects with the appropriate standards.

         These tests shall be complete before working fluid is brought on site.

12.3     POTABLE WATER SUPPLY

         A potable water supply to the Binary Plant is to be provided and reticulated as required. The connection point location for the potable water supply is described in Exhibit A2. The existing potable water system is shown schematically in Meritec drawing No. 2512004 - 415 titled "Schematics for Potable and Fire Water System" (Exhibit A7)

         All buried potable water pipework and fittings shall be high density polyethylene.

         All pipework shall be installed in accordance with the supplier's recommendations.

         The Contractor shall be responsible for all trenching, backfilling, roading and the civil work for reinforced concrete anchor blocks and valve chambers associated with the supply.

         Provide valve chambers (tobby boxes) with shut off valves as required.
         The water supply from the shut off valves to fixtures will be connected under this contract. Provide isolation valves at each fixture to allow for future maintenance work.

         Contractor shall provide potable water hose stations with 30m of hose each. These shall be distributed throughout the Site such that no item of equipment requiring water for routine or periodic maintenance or cleaning is further than 30 away from a hose station.

12.4     CONTROL ROOM AND AIR CONDITIONING

12.4.1   Scope of Work

         The proposed indicative layout of the control and electrical room is shown in accordance with section 1.1.1 of these Owner's Technical
         Requirements on Ormat drawing No. 0.002.95.691.0 Revision 0, Electrical
         Room Layout in Schedule J,

         The local control room shall be air-conditioned to meet all human comfort and electronic and control equipment requirements.

         The fresh air supply shall be filtered through H2S removal filters.

         A rate of corrosion monitor shall be provided in the control room.

12.4.2   Design Parameters

         The air conditioning equipment shall be capable of maintaining the following internal conditions with the specified external ambient conditions.

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              ZONE                   DRY BULB TEMPERATURE      RELATIVE HUMIDITY

             Local Control Room       22oC +/- 1oC                50%+/- 5

             System Noise Level:    NC 35 with Binary Plant off, i.e. generating
                                    no noise.

12.4.3   Regulations and Standards

         HVAC services shall comply at no extra cost with:

         a.   The requirements of the New Zealand Building Code.

         b.   The requirements of the Hazardous Substances and new Organisms Act
              1996, Dangerous Goods Act and the requirements of the local
              Dangerous Goods Inspector.

         c.   The requirements of NZS 4219:1983 for a Class lll building located in seismic zone A.

         d.   The requirements of the latest SMACNA low velocity duct
              manufacturing standard.

12.4.4   Description of Service

         Air conditioning shall recirculate room air through filters to remove dust and H2S. Air for ventilation and room pressurisation shall be introduced through a wall louvre directly into this unit.

         Approximately 80% of the volume of supply air shall be recirculated. At least an equivalent of 2 air changes per hour of outdoor air shall be required for ventilation and room pressurisation. A fresh air dust filter to European standard EU3 shall be provided and a EU4 dust filter provided after the H2S filter media. Inclined manometers are required across all filters with the clean and dirty resistances clearly identified.

         Two banks of filters with sufficient H2S filtering media to last for six months based on an average concentration of H2S in the outside air as listed above.

         The air conditioning and H2S removal system will operate continuously.
         An adjustable set point room temperature sensor shall be provided. Room humidity will not be controlled other than by natural dehumidification occurring during operation of the cooling coil in the air conditioning unit.

         Upon a fire alarm all HVAC plant shall stop.

12.4.5   Building Producer Statement

         Provide a contractors producer statement at the completion of the work to confirm that the systems have been installed in accordance with the contract documents.

12.5     STATION SERVICES - ELECTRICAL

12.5.1   Scope of Work

         The scope of work for electrical station services shall include:

         (a)  Power distribution systems.

         (b)  Lighting systems complete with all luminaries, switchboards, cabling and controls.

         (c)  Power outlets.

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         (d)  Power supplies for air conditioning plant.

         The Contractor shall provide all miscellaneous equipment such as cable supports, conduit, ducting, clips, bolts, screws, points, terminals, lugs, labels, fixings and cable ties necessary to provide safe, fully operational, reliable systems.

12.5.2   Lighting

         Lighting source types and minimum illumination level for various areas shall be as indicated in the following table. Design illumination levels shall follow recognised international standards for the type and function of the rooms or areas being lit :

         Area                           Source                 Intensity
                                        Type                   (lux)

         Local Control Room           Fluorescent                       500

         Roads/paths                  LPS                               10

         Plant areas                  LPS                               50

         Ancillary Buildings          Fluorescent                       300

         All lighting fittings shall comply with I.E.C. standard No. 598 on luminaries or as otherwise required by NZECP 24.

         All fittings shall be entirely suitable for satisfactory operation in their installed locations, and shall be supported in conformity with best trade practice. Fittings installed in Gas Hazard zones shall comply with the requirements of NZECP 24.

         Fittings for outdoor location shall be watertight, corrosion resistant, and comprise aluminium, stainless steel, or lightweight ultraviolet
         (uv) light stabilised reinforced polyester materials.

         The position of light fittings shall be confirmed with the Owner before finalising cabling.

12.5.3   Socket Outlets

         The Contractor shall install indoor and outdoor three phase and single phase sockets in positions appropriate to anticipated use. There shall be a minimum of 15 single phase, and 10 32A three phase, socket outlets in the main plant area. There shall be at least 1 single phase, and 1
         32A three phase socket outlet in the transformer area.

         Socket outlets shall be distributed such that no item of equipment within the Binary Plant perimeter fence is further than 20 m away from a single and three phase outlet unless hazardous zoning requirements dictate otherwise.

         Socket outlets shall be compatible with existing sockets used in
         Wairakei Station.

12.5.4   Phase Balancing

         The Contractor shall carefully adjust all electrical circuits so that equal electrical loading is obtained for each phase.

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12.6     PHONES

         The Contractor shall provide a telephone in the Local Control Room. The telephone is to be connected to the Owner's existing PABX system. The available connection point to the Owner's system is given in the
         Terminal Point Schedule in Exhibit A2.

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12.7     ALARM SIRENS

12.7.1   Operational Alarm Sounders

         Outdoor sounders and visual indication (eg a flashing light) shall be provided in appropriate locations around the Binary Plant complex to alert operating personnel of high priority alarm conditions. Locations of the alarm indicators shall be chosen to ensure that the alarm can be heard and seen from all areas of the Binary Plant complex.

12.7.2   Evacuation Alarm

         The Contractor shall install evacuation alarm sirens in locations where the Owner's existing siren is unable to be clearly heard when the
         Binary Plant is operating. (Eg Local Control Room, Adjacent to noisy equipment such as turbines.) The evacuation sirens shall be connected to the Owner's existing evacuation alarm system. Activation of the alarm from the Local Control Room is not required.

EPC Schedule A                        (A-81)                     09 October 2003

                                                                    Wairakei EPC
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                                   SCHEDULE B

CONTRACTORS TECHNICAL PROPOSAL - INDEX

Outline Technical Proposal

o   General Description

o   Outline Plans and Specification for Work

Owners MARCO Requirements

Interface arrangements during Construction Commissioning and Testing

List of Subcontractors

Document Submittal Qualification

Quality Assurance Plan Outline

Health and Safety Plan Outline

Recommended Spare Parts

Recommended Assembly Tools

Unit Rates for Site Works and Variations

Guarantees

OUTLINE TECHNICAL PROPOSAL

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1.  ORMAT ENERGY CONVERTER(R) (OEC) - GENERAL DESCRIPTION

The OEC Proposed for the Wairakei power plant is an Integrated Two Level Units
(ITLU) modular power plant comprised of all the equipment and controls required to convert the hot geothermal brine into useful electric power.

The major components of the ITLU consist of preheaters, vaporizers, turbines, generator, lubrication and sealing systems, air-cooled condenser, and motive fluid cycle pumps. The module also includes automatic and manual control valves, instrumentation (gauges, switches and transmitters), internal piping, and power and control boards.

Operation process of the ITLU is based on the Rankine cycle, in which an organic fluid absorbs heat from a heat source, causing the motive fluid to vaporize; it then expands in the turbine, producing rotational shaft power by transforming kinetic energy gained by the vapor's expansion process.

The geothermal brine flows through the level I vaporizer tubes and then enters the tube section of the level II vaporizer. After the exit from the vaporizers it flows in parallel to the level 1 and level 2 tube side of the preheaters, while organic fluid flows through the shell side. The organic motive fluid thermal cycle is a closed loop cycle. The motive fluid cycles of the two levels are totally independent. The ITLU enables to extract the heat from the geothermal fluid in a simple and high efficient way without the complication of using mixtures of working fluids or operating in super critical cycles.

A feed pump pumps the organic fluid from the condenser into the preheater tube section. The fluid is heated in the preheater to a temperature close to the boiling temperature and in the vaporizer the organic fluid reaches the boiling point and vaporizes. The organic vapor passes through the vapor inlet assembly, then enters the organic turbine and expands, thus dropping in pressure and temperature and producing rotational shaft power. The low-pressure vapor flows to an air-cooled condenser, condenses and then is pumped back into the preheater. The attached process flow diagram shows the thermodynamic parameters of the process.

The organic motive fluid used in the thermal cycle is Iso-Pentane, selected for optimal utilization of available heat source.

The OEC is comprised of the following components, as described below

1.1      VAPORIZER

         The vaporizer is a horizontal, shell and tube heat exchanger, manufactured of carbon steel with a tube bundle, sheet metal shell and fixed tube sheets. Heating fluid flows through the tube side and motive fluid through the shell side. A bellow type expansion joint is provided to compensate for any differential thermal expansion of the tubes and shell.

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         Separator is installed on the top of the vaporizer. The separator is designed to retain the droplets of liquid carried over the vapor, thus preventing impinging of droplets on turbine blades.

1.2      PREHEATER

         The preheater is a horizontal, shell and tube heat exchanger manufactured from carbon steel with a tube bundle, metal shell and fixed tube sheets. Heating fluid flows through the tube side and motive fluid through the shell side. A bellow type expansion joint is provided to compensate for any differential thermal expansion of the tubes and shell.

1.3      POWER SKID

         Each of the two OEC power skids consists of a dual shaft extension generator, two turbines and associated oil system.

         (A)      SYNCHRONOUS GENERATOR

                  The generator is a synchronous type, air-cooled, three phase machine, brushless and weather protected. It is built to NEMA wp type II enclosure specifications and rated at 9,500 kW, 0.8
                  PF, 11 kV and 50 Hz. The generator and the two turbines are directly coupled.

         (B)      TURBINE

                  Each of the two OEC turbines consist of a single casing,
                  multi-stage axial unit. The turbine is directly coupled to the end of the generator shaft. No speed-reducing gearbox is
                  required because the properties of the organic fluids produce favorable aerodynamic matching at relatively low blade and rotational speeds. A double, mechanical shaft seal is used to prevent leakage of the working fluid into the atmosphere or lube oil.

         (C)      TURBINE AND GENERATOR OIL SYSTEM. The oil system has two
                  functions:

                   o    To supply oil to each turbine bearing for lubrication,
                        sealing and cooling, and,

                   o    To supply oil to the generator bearings for lubrication.

                  The oil system is designed to supply each oil consumer with the proper pressure and flow, and the proper type of oil. Each system is equipped with an oil pump as well as oil filters, oil coolers (forced air-cooled type), solenoid operated
                  control valves and relief valves. The system is equipped with air operated emergency pumps and air accumulator to supply the lube oil in the event of an electric power failure.

1.4      AIR-COOLED CONDENSER

         The condenser is an induced draft, air-cooled heat exchanger. The tubes are arranged in a one-pass configuration where motive fluid vapor is fed from the inlet

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         box to the tubes. The motive fluid is cooled and condensed, inside the tubes, by forced air flowing outside of the finned tubes in a cross-flow pattern. The condensed motive fluid accumulates in the hot well collector from where it flows by gravity to the motive fluid filters and pumps. The condenser tubes are made of carbon steel tubes with aluminum fins.

1.5      FEED PUMPS

         The feed pumps pump the condensed motive fluid from the condenser hot well collector to the preheaters in each level

1.6      ORGANIC MOTIVE FLUID PIPING SYSTEM

         The organic motive fluid piping system consists of piping assemblies, in which the condensed motive fluid flow from the feed pumps through the preheater to the vaporizer, vapor motive fluid flow from the vaporizer to the turbine and from the turbine to the air cooled condenser and in which the condensed motive fluid return from the condenser hot well to the feed pumps. A motive fluid strainer is installed between the hot well collector and the pump inlet. An expansion joints are installed in the turbine inlet and outlet pipe assemblies to reduce the force and moments on the turbine nozzles.
         Automatic and manual control valves supplied as part of the piping system.

1.7      PURGE SYSTEM

         The purge system is installed on the upper side of the condenser outlet boxes. The system is designed to continuously purge the OEC condenser of non-condensable gases, predominantly air, that enter the OEC, mostly during start-up and when the unit is not operating, and to recover the working fluid.

1.8      GEOTHERMAL PIPING SYSTEM

         The brine piping system allows brine to flow from level I vaporizer through level II vaporizer to the preheaters.

1.9      OEC POWER SYSTEM

         The OEC power system contains of: (i) the generator high voltage breaker, PTs and CTs; (ii) 400 Volt auxiliaries supply board (MCC)

1.10     OEC CONTROL AND PROTECTION SYSTEM

         The control system is based on A-B SLC-500 or alike programmable logic controller (PLC) The OEC control incorporates a turbine control backup
         (TCBU), which disconnects the OEC from the bus and shut it down safely in event of a PLC malfunction. The PLC and I/O units with its accessories, is housed in a control board and fields junction boxes.

         The OEC control and protection system contains the following items:

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         (a)  PLC: central processing unit with analog and digital input and output modules, and communication control units.

         (b)  PROTECTION RELAYS to provide generator protection against under/over voltage, reverse power, loss of excitation, generator differential, phase over current, ground fault, phase balance, over speed, etc.

         (c)  SYNCHRONIZER, check synchronizer, voltage and VAR controller.

         (d)  OPERATION MODE SELECTOR switch and reset push buttons for local operation. Same switch and push buttons are duplicated by soft switch at the local HMI computer screen.

         The control system automatically accelerates the generator to synchronous speed and then synchronizes the generator to the bus. After being linked with the bus, the control system monitors and controls the operation of the OEC. Pressures, temperatures, voltages, speed, kilowatts, kilovars, currents, etc., are checked and monitored and compared with preset values in memory, to detect warning or failure conditions.

         In the event of a failure within the system, the unit is disconnected from the bus and shut down in a pre-programmed sequence. After a failure condition is rectified, the generating unit can be automatically started after a manual reset signal.

1.11     ELECTRO-PNEUMATIC CONTROL SYSTEM

         The electro-pneumatic control system operates the control valve actuators and provides air pressure to pneumatic components, either directly or through solenoid-operated valves installed on the pneumatic control panel. The pneumatic control panel is supplied by air at a nominal pressure of 90 psi, the pressure required to operate the pneumatic equipment. Pressure regulation and filtration is also provided

         Electronic control signals for the system are provided from the central unit control in the form of digital (ON, OFF) or analog (4 to 20 mA).
         The analog signals are converted by current to pressure (I/P)
         transducers to a proportional pneumatic output signal.

1.12     HUMAN-MACHINE INTERFACE (HMI)

         The system includes a personal computer with dedicated software to enable the operator to operate the power plant and monitor its functions. Citec operator station or alike is supplied.

         The HMI is located in the local control room.

1.13     INTERFACE WITH LOCAL / REMOTE STATION CONTROLS

         The control system provides access to all the analog and digital signals connected to the PLC through a communication link. Using the communication link, the customer can monitor parameters inside the PLC, send the OEC Stop Command from another PC with the proper software. The data inside the PLC is organized in blocks of accessible registers.
         Detailed requirements for the data transfer of

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         information are determined during detailed design. This includes both communication and hard-wired interface data.

1.14     INSTRUMENTATION

         All parameters that are measured to insure proper control and operation of the OEC, such as pressure, temperature, voltage, current, flow rate, power, etc., are measured by the appropriate instruments.

2.       DESIGN CONDITIONS AND PERFORMANCE SPECIFICATIONS

A.       SITE CONDITIONS

       --------------------------------------------------------------------------------------------------------

       Design max. temperature for electrical equipment in control 40(degree)C shelter
       --------------------------------------------------------------------------------------------------------

       Altitude                                                        360 m asl
       --------------------------------------------------------------------------------------------------------

       Wind                                                            Per NZS 4203
       --------------------------------------------------------------------------------------------------------

       Seismic zone                                                    UBC Zone 4 (assumed)
       --------------------------------------------------------------------------------------------------------

B.       PERFORMANCE SPECIFICATION

         AT DESIGN CONDITIONS:

       --------------------------------------------------------------- ----------------------------------------

       PARAMETER                                                       VALUE
       --------------------------------------------------------------- ----------------------------------------

       Generator rated power (each of 2)                               9,500 kW
       --------------------------------------------------------------- ----------------------------------------

       Generator Rating (each of 2)                                    11,875 kVA at power factor 0.8
       --------------------------------------------------------------- ----------------------------------------
                                                                       11(degree)C
       Design ambient temperature
       --------------------------------------------------------------- ----------------------------------------

       Net system output at design conditions,                         14,380 kW

       (After deducting for plant internal use, but before well field pump use.) Excluded from ORMAT's scope.
       --------------------------------------------------------------- ----------------------------------------

       Voltage                                                         11 kV
       --------------------------------------------------------------- ----------------------------------------

       Frequency                                                       50 Hz
       --------------------------------------------------------------- ----------------------------------------

       Geothermal Fluid Inlet Temperature.                             127(degree) C
       --------------------------------------------------------------- ----------------------------------------

       Geothermal fluid flow                                           2,800 t/h
       --------------------------------------------------------------- ----------------------------------------

C.       EQUIPMENT SUPPLY

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         1.   INTRODUCTION

              The design and equipment configuration, described herein, are preliminary and by definition not final. The details of the OEC system, including flow diagrams, drawings, specifications, data sheets and other technical documentation, and any other parameters relating to the guaranteed performance of the system, are subject to revision during the development of the detailed engineering.

         2.   EQUIPMENT SUPPLY

              ORMAT will supply  all the equipment required to construct a completely integrated and operational power plant as defined in the Tender documents and in this Tender submittal documents.

D.       CONSTRUCTION

         The Engineering, Procurement and Construction activities shall be conducted in accordance with an EPC agreement substantially in the form and exceptions as attached to this proposal, and summarized below:

         1.   GENERAL DESCRIPTION

         ORMAT will perform all of the earthwork and civil, electrical and mechanical work required in the construction of the System as defined by the detailed engineering drawings and specifications.

         2.   CIVIL

              (a)  Survey and stake out from the monuments provided by Customer.

              (b)  Excavation for concrete foundations, supports, slabs, and underground piping, electrical conduits, and electrical
                   cables.

              (c)  Final grading and graveling of the site surface as required completing the existing site grading and drainage, and
                   underground sleeves for pipe road crossings (for drainage
                   purposes), as required.

              (d)  Concrete work including foundations and slabs, and
                   installation of embedded plates, pipe supports, conduits and anchor bolts for all the mechanical, electrical and other
                   equipment.

              (e)  Supply and install all sleeves, anchor bolts and embedded plates in concrete foundations, and perform grouting work.

         3.   STRUCTURAL STEEL

              (a)  Install structural steel, pipe supports and secondary steel for pipe/ductwork

              (b)  Prime and finish paint of steel or galvanize including touch-up paint

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         4.   MECHANICAL WORK

              Perform all the mechanical work related to the OEC, other
              equipment installation, motive fluid and compressed air piping, and miscellaneous items, as follows:

         5.   OEC

              Erect, install, assemble, commission and test the OEC, and install, connect, finish, paint and test interconnecting pipes

         6.   MOTIVE FLUID, COMPRESSED AIR AND OTHER REMAINING MECHANICAL WORKS

              Supply and install, motive fluid storage tank, motive fluid pump and piping, compressed air

         7.   ELECTRICAL WORK

              Perform all electrical work including high and low voltage power distribution system, direct current ("DC") and instrumentation system, auxiliaries' step-down transformer, etc.

         8.   POWER AND CONTROL

              (a)  Install, wire, tag and terminate all motor control centers and other electrical equipment and junction boxes located at equipment and control cabinets.

              (b)  Install and terminate all internal control, measurement and protection devices and instrumentation including turbine
                   generator protections, heat exchangers, and wiring and
                   termination of control board.

              (c)  Supply, install, wire and terminate control cables between controls, instrumentation and the control junction boxes.

         9.   CONSTRUCTION AND SUPPORT ACTIVITIES

              (a)  Construction services including all required labor,
                   equipment, materials and consumables necessary for
                   construction activities as well as complete field technical construction administration and coordination.

              (b)  Provide site management team to be responsible for field construction supervision, field engineering, field
                   inspection, local procurement, planning and scheduling, cost control, safety and field administration.

              (c)  Provide all direct labor, supplementary labor, journeymen, foremen, supervisory, and local management personnel to carry out the Work. Provide work force adequate to properly
                   supervise and perform the Work.

              (d)  Establish field inspection facilities.

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              (e) Perform system start-up and acceptance tests.

              (f)  Install, and test miscellaneous sub-systems including lighting system, emergency lighting system, and grounding
                   system.

              (g)  Remove all construction debris from the Work Site and dispose of the same in an appropriate manner.

E.       OWNER FURNISHED ITEMS

         1.   Permitting.

         2.   Power and utilities for Construction and Start-up.

         3.   Interconnection facility for connection of OEC Generator to the
              Grid.

         4.   Provide access to site.

F.       TECHNICAL ASSISTANCE SERVICES

         1.   OPERATION AND MAINTENANCE PERSONNEL TRAINING

              ORMAT will conduct an operation and maintenance training course for Client's personnel. The course shall train the operators in normal operation of the equipment, normal operation of the sub-systems and operation as an integral system, during,
              stop/start and emergency situations. The course shall also include instruction on the scheduled maintenance of the equipment and the sub-systems.

         2.   O&M MANUALS

              ORMAT will provide three (3) copies of the O&M manuals, which shall describe the operation of the system and the individual plant components. A scheduled maintenance program (description and frequency), troubleshooting and recommended spare parts list will also be provided.

         3.   JOB BOOKS

              ORMAT will provide three (3) copies of Job Books, which include the manuals and technical descriptions.

         4.   AS BUILT CONSTRUCTION DRAWINGS

              Supply three (3) reproducible sets of "as built" construction drawings.

         5.   TESTS

              ORMAT shall be responsible for the preparation of the protocols for tests for final acceptance and for calculating and
              interpreting the test results.

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              ORMAT shall supply any special testing instrumentation, if required, in addition to instrumentation, which is required for normal operation. Customer shall provide and install the
              instrumentation for measuring the heat source flow rate and temperature.

G.       SPARE PARTS

         A kit of commissioning spares will be provided as part of the Scope of
         Supply. In addition a recommended spares list will be provided as part of the final documentation. During the warranty period spares drawn from the Client's stock to correct warranty repairs will be replaced at no charge to the Client.

BINARY MECHANICAL PLANT

2.1      GENERAL

         No. of Units                                 2
         Output at 11(degree)C (gross)                8,450 (for each Unit)

2.2      TURBINES

         No. of Turbines per ORC Unit                 2
         Manufacturer                                 Ormat
         Model No's                                   1,500

         General Arrangement Drawing                  No. 0.002.91.905.0
         Sectional Drawing                            No. 0.002.91.904.0

         Standards and Codes Applicable               ORMAT Standard
         Component Materials                          ASTM (see list Below)
         Governor manufacturer and type               Fisher - E disc*
                                                      Vanessa - Triple off set *
         Manufacturer's data sheets                   See appendix A *

         Stop valve manufacturer,   size and type     Fisher - E disc*
                                                      Vanessa - Triple off set *
         Manufacturer's data sheets                   See appendix A *

         Gear Box Manufacturer (if applicable)        Not Applicable
         type                                         Not Applicable
         general arrangement drawing                  Not Applicable
         sectional drawing                            Not Applicable
         manufacturers data sheets                    Not Applicable

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Bill of Materials (Turbine)

----------------------------------------------------------------------
No.      Component description         Component material
----------------------------------------------------------------------
1        Turbine shaft                 E4340 (Chrome - nickel)
----------------------------------------------------------------------
2        Turbine housing               SA - 516 Grade 70
----------------------------------------------------------------------
3        Turbine outlet assembly       SA - 516 Grade 70
----------------------------------------------------------------------
4        Nozzles' rings                SA - 266 Class 2
----------------------------------------------------------------------
5        Turbine wheels                SA - 266 Class 2
----------------------------------------------------------------------

*Or equivalent / similar

2.3      LUBRICATING, SEAL, AND HYDRAULIC OIL SYSTEMS

         OIL SYSTEM SKID

         The oil system consists of two subsystems:

         o    Generator and Turbine Bearing Oil System

         o    Turbine Seal Oil System

         GENERATOR AND TURBINE BEARING OIL SYSTEMS

         An electrical, motor-driven, positive displacement oil pump draws oil from the bearing oil tank through a suction strainer.

         The oil flows from the pump discharge port line filter and an air/oil cooler. Leaving the cooler, oil disperses to the two turbine bearings and to the generator bearings. Oil to the turbine bearings is supplied via a check valve to a central hydraulic block located on each turbine housing and supplies pressure to turbine bearings, which are regulated by pressure relief valve at the hydraulic block, while the pressure supplied to generator bearings is controlled by two orifices located at the bearing inlet port.

         Oil from the turbine and generator bearings returns directly to the oil tank. The oil pump is protected against excessive pressure by a built-in adjustable relief valve installed at the pump outlet. A pressure switch unit, located in the hydraulic block of each turbine, protects against low-pressure level.

         The system is equipped with a pneumatically operated pump as back up for the electrically driven pump. In the event that oil pressure in the supply lines is lower than normal, the emergency pump supplies oil for the system through a check valve. The pressure switch located near the electrically driven pump will send a warning signal to the operator.

         A system failure occurs when the pressure is low at one of the turbine inlets.

EPC SHEDULE B                                                  September 23 2003

                                                                    Wairakei EPC
--------------------------------------------------------------------------------

         A warning indication will appear when one of the following lubrication system malfunctions occur:

         o    The oil temperature at one of the turbine outlets is high.

         o    There is no "On" indication from the lub. oil pump.

         o    The pressure is low at the lub. oil pump outlet.

         Oil level, oil temperature and oil pressure can be read on locally mounted indicators.

         SYSTEM TECHNICAL DATA

         Oil tank capacity   :  32 gallon (120 liters)

         Oil pump type       :  1.  Gear pump, driven by electrical motor
                                    400v 50 Hz.

                             :  2.  Compressed air-powered diaphragm pump.

         Oil cooler type     :  Air radiator (induced draft)

         Filter Size

         Suction line        :  140 Micron

         Discharge line      :  25 Micron (installed in-line)

         Hydraulic block     :  40 Micron

         TURBINE SEAL OIL SYSTEM

         An electric motor-driven positive-displacement oil pump draws oil from the seal oil tank through a suction strainer. The oil flows from the pump discharge through an oil cooler, a check valve and two filters to the mechanical seal chamber inside the turbine.

         The system is protected against excessive pressure by a built-in adjustable relief valve installed at the pump outlet. Another pressure relief valve, adjusted to open at a preset pressure, is connected in front of the check valve.

         The return line from the turbine seal routes the oil through a normally closed solenoid-operated shut-off valve to the seal oil tank. Under failure condition the shut-off valve is closed and the accumulator, which is connected to the seal return line, maintains seal pressure.

         The system automatically shuts down when one of the following lubrication system failures occur:

         o    Low seal oil pressure

         o    High seal oil pressure

EPC SHEDULE B                                                  September 23 2003

                                                                    Wairakei EPC
--------------------------------------------------------------------------------

         A warning indication will appear when one of the following seal oil system malfunctions occur:

         o    High oil temperature at turbine exit.

         o    There is no "On" indication from the seal oil pump.

         o    Pressure is low at the seal oil pump outlet.

         Seal oil level and oil pressure can be read on locally mounted indicators. To avoid oil pressure drop following OEC shutdown, the oil pump operates intermittently while the shut-off valve is closed.

         The system is equipped with pneumatically operated pump as back-up for the electrically driven pump. In the event that oil pressure in the supply lines is lower than normal, the emergency pump supplies oil for the system through a check valve.

         SYSTEM TECHNICAL DATA:

         Oil tank capacity                  : 32 gallon (120 liters)

         Oil pump type                      : 1. Gear pump, driven by electrical
                                                 motor 400V 50Hz

                                            : 2. Compressed air powered
                                                 diaphragm pump.

         Oil cooler type                    : Air radiator (induced draft)

         Filters

             One suction strainer           : 140 micron

             Discharge line                 : 25 micron

             Hydraulic filter               : 40 micron

         Oil Accumulator

             Type                           : Diaphragm

             Nitrogen precharging pressure  : 38 psi (2.6 bar)

         P & ID drawing                        No. 0.011.00.418.0 and
                                                   0.011.00.419.0

         General arrangement drawing           No. 0.002.91.906

EPC SHEDULE B                                                  September 23 2003

                                                                    Wairakei EPC
--------------------------------------------------------------------------------

2.4      FEED PUMP

         No. of Working Fluid Feed Pumps per Unit   2

         Manufacturer                               Goulds, Flowserve, Floway *

         Model No.                                  Vertical turbine pump

         General Arrangement Drawing No.            See drawing of typical Feed
                                                    Pump

         Sectional Drawing No.                      See drawing of typical Feed
                                                    Pump

         Applicable Standards and Codes             General purpose with double
                                                    mechanical seal

         *Or equivalent / similar

2.5      HEAT EXCHANGERS - GEOTHERMAL FLUID / WORKING FLUID

         1.   VAPORIZER

         Manufacturer                       Ormat

         Model                              BKM

         General Arrangement                Drawing No. 0.002.55.706.0 and
                                            0.002.55.707.0

         Component Materials                List of Component Materials appears
                                            in drawings

         Applicable Standards and Codes     ASME sec VIII Div. I including U
                                            stamping

         Internal Tube Diameter             21.2 mm

         2.   PREHEATER

         Manufacturer                        Ormat

         Model                               BFM

         General Arrangement                 Drawing No. 0.002.57.704.0

         Component Materials                 List of Component Materials appears
                                             in drawings

         Applicable Standards and Codes      ASME sec VIII Div. I including U
                                             stamping

         Internal Tube Diameter              21.2 mm

EPC SHEDULE B                                                  September 23 2003

                                                                    Wairakei EPC
--------------------------------------------------------------------------------

         3.   RECUPERATOR

           Manufacturer                     Ormat

           Model                            Not Applicable

           General Arrangement              Drawing No. 0.002.59.701.0

           Component Materials              List of Component Materials appears
                                            in drawings

           Applicable Standards and Codes   ASME sec VIII Div. I including U
                                            stamping

           Internal Tube Diameter           18 mm

 2.6      CONDENSERS

         No. of Condensers per unit         Subject to detailed design

         Manufacturer                       Ormat

         Model                              Made specially by Ormat.
                                            No model No applied

         General Arrangement Drawing        No. 0.002.60.520.0

         Applicable Standards and Codes     ASME sec VIII Div. I including U
                                            stamp

         Fan Motor Description including    3 Pole vertical face mounted motor
                                            Usphiz, GE, US Motors, Brooks,
                                            Siemens, Baldor, Loher, ABB, WEG

         Manufacturer                       *

         Description of Drive Mechanism     Belt type speed reducer

         Internal Tube Diameter             21.5 mm

         *Or equivalent / similar

2.7      PIPING

         Design

                                PRESSURE (BAR G)         TEMPERATURE ((DEGREE)C)

         H.P                    To be defined (T.B.D)    To be defined (T.B.D)

         L.P. (IF APPLICABLE)   To be defined (T.B.D)    To be defined (T.B.D)

EPC SHEDULE B                                                  September 23 2003

                                                                    Wairakei EPC
--------------------------------------------------------------------------------

       Materials:

       Piping                              A 106 Gr.B / API5LB / A312 Gr TP 316L
       Flanges                             A 105 / A182 Gr F 316L

       Corrosion allowance:                3 mm

       Applicable Standards and Codes      ASME B 31.1

       Manufacturers data sheets           See appendix A *.

       *Or equivalent / similar

2.8      WORKING FLUID STORAGE AND HANDLING

       Storage tank total volume          25 m(3)

       Capacity of empty storage          Approximately 12.5 m(3)

       Capacity of "Top up"               Approximately 12.5 m(3)

       Design Pressure                    Max. 10 barg.
                                          Min.- 0.35 bara.

       Design Temp.                       Max. 140 (degree)C
                                          Min. 1 (degree)C

       Corrosion Allowance                3 mm

       Working Fluid Charge

       Total                              Approximately 25 m(3) per close
                                          Pentane loop (every OEC
                                          is 2 close loops)

       Section*, between maintenance      From Turbine inlet to Condenser
                                          outlet approximately 10 m(3)

       isolation valves.                  From Condenser outlet to Turbine inlet
                                          approximately 15 m(3) (including:
                                          Preheater, Vaporizer and Recuperator)

       Working Fluid Density              620 kg / m(3) (25 (degree)C)

       Manufacturers details of           See Appendix A
       the working fluid transfer
       system (pump/compressor etc).

       A Material Safety Data Sheet        See Appendix A
       (MSDS)

EPC SHEDULE B                                                  September 23 2003

                                                                    Wairakei EPC
--------------------------------------------------------------------------------

2.9      GEOTHERMAL FLUID PIPING

         Preliminary Piping Layout                            No. 0.011.00.408.0

         Preliminary P & ID - Brine OEC's Gathering System    No. 7.011.00.412.0

         Preliminary P & ID - Energy Dissipation System       No. 7.011.00.413.0

         For Typical Manufacturers data sheets for each type of valve See appendix A.

3.       N/A

4.       GENERATOR

         4.1      GENERAL

                  The Generator Capability and Exciter Performance Statement
                  details (Transpower Spreadsheet) & Curves (on A4 size
                  drawings) showing effects of excitation system control - To be define (T.B.D) with detailed design.

         Manufacturer                                  As per Vendor list*

         Country of Manufacture                        USA*

         Standards & Codes                             IEC 60034

         Temperature Rise:                             80 C

         4.2      STATOR

         Insulation Class                              F

         Jointing methods & materials                  TBD

         4.3      ROTOR

         Space required for removal                    3300mm

         Jointing methods & materials                  TBD

         4.4      TEMPERATURE SENSORS

                          Air Circuit                  Core Slots
         Number           ________--                   12

         Type             -_____________--             RTD

         Position         -__________________-          In Stator Winding

         *Or equivalent / similar

EPC SHEDULE B                                                  September 23 2003

                                                                    Wairakei EPC
--------------------------------------------------------------------------------

         4.5      EXCITATION SYSTEM

         Description                           Brush-less

         Exciter rated capacity (kW)           25

         Exciter speed (rpm)                   1500

         4.6      SURGE DIVERTERS

         Manufacturer                          Not applicable for the Generator.
                                               Equipment to be installed in the
                                               11kV Switchgear.
         Type

         Rated voltage

         Maximum working voltage

         Arrestor Classification

         Rated discharge capacity

5.       TRANSFORMERS

         5.1 VOLTAGE TRANSFORMERS

         -----------------------------------------------------------------------------------------------------
         ITEM                    11KV SWITCHGEAR VT       11KV GENERATOR NGT         220KV SWITCHYARD VT
         -----------------------------------------------------------------------------------------------------

         Function                Control and Protection   Neutral Grounding          Metering and Protection
         -----------------------------------------------------------------------------------------------------
         Manufacturer            As per vendors list *    ITI *                      As per vendor list *
         -----------------------------------------------------------------------------------------------------
         Type                    Phase to Phase           CPT5                       Capacitive, with 2
                                                                                     secondary windings
         -----------------------------------------------------------------------------------------------------
         Rated Voltage (kV)      15kV                     15kV                       245kV
         -----------------------------------------------------------------------------------------------------
         Ratio                   1:100                    1:55                       1:2000
         -----------------------------------------------------------------------------------------------------
         Output rating (VA)      500                      5000                       750
         -----------------------------------------------------------------------------------------------------
         Accuracy (%)            0.3                      0.3                        0.2 metering and 3P for
                                                                                     protections.
         -----------------------------------------------------------------------------------------------------
         Primary Knee-point (%)  TBD                      TBD                        TBD
         -----------------------------------------------------------------------------------------------------

         *Or equivalent / similar

EPC SHEDULE B                                                  September 23 2003

                                                                    Wairakei EPC
--------------------------------------------------------------------------------

         5.2  CURRENT TRANSFORMERS

         -----------------------------------------------------------------------------------------------------------
         ITEM                    11 KV                11 KV                11 KV              220 KV
                                 SWITCHGEAR           SWITCHYARD           GENERATOR          SWITCHYARD
                                 CT                   CT                   CT                  CT
         -----------------------------------------------------------------------------------------------------------

         Core                    TBD                  TBD                  Iron               TBD
         -----------------------------------------------------------------------------------------------------------
         Ratio                   600/5, 800/5,        1500/1               800/5              100/1
                                 1500/5
         -----------------------------------------------------------------------------------------------------------
         Function                Control and          Protection                              Metering and
                                 Protection                                                   Protection
         -----------------------------------------------------------------------------------------------------------
         Manufacturer            As per vendors       As per vendor list                      As per vendor list *
                                 list *               *
         -----------------------------------------------------------------------------------------------------------
         Type                    Window               Bushing mounted in   Primary Wound      Bushing mounted
                                                      transformer                             either in
                                                                                              transformer or in
                                                                                              the dead tank type
                                                                                              circuit breaker
         -----------------------------------------------------------------------------------------------------------
         Rated Voltage (kV)      600V, 10kV BIL       600V, 10kV BIL       15kV               600V, 10kV BIL
         -----------------------------------------------------------------------------------------------------------
         Burden capability (VA)  15VA                 15VA                 Differential       15VA
         -----------------------------------------------------------------------------------------------------------
         Short Time Current      TBD                  TBD                  Relay T200, 1.5    TBD
         (As)                                                              @ 30 C
         -----------------------------------------------------------------------------------------------------------
         Accuracy and            5P10, 5P20           5P20                 87,000             0.2, 5P20
         over-current
         factor (%)
         -----------------------------------------------------------------------------------------------------------

         *Or equivalent / similar

         5.3 STEP UP AND AUXILIARY TRANSFORMERS

         ----------------------------------- ------------------------- ----------------------- -----------------------
         ITEM                                STEP-UP TRANSFORMER       AUXILIARY TRANSFORMER   AUXILIARY TRANSFORMER
         ----------------------------------- ------------------------- ----------------------- -----------------------
         Manufacturer                        As per vendors list *     As per vendor list *    As per vendor list *
         ----------------------------------- ------------------------- ----------------------- -----------------------

         Country of manufacture              TBD                       TBD                     TBD
         ----------------------------------- ------------------------- ----------------------- -----------------------
         Standards & Codes                   IEC or ANSI               IEC or ANSI             IEC or ANSI
         ----------------------------------- ------------------------- ----------------------- -----------------------
         Cooling Type                        ONAN                      ONAN                    ONAN
         ----------------------------------- ------------------------- ----------------------- -----------------------
         Rated power (MVA)                   19                        1.6                     0.4
         ----------------------------------- ------------------------- ----------------------- -----------------------
         Nominal ratio of transformation     220/11                    11/0.4                  11/0.4
         (kV/kV)
         ----------------------------------- ------------------------- ----------------------- -----------------------

EPC SCHEDULE B                                                September 23 2003

                                                                    Wairakei EPC
--------------------------------------------------------------------------------

         ----------------------------------- ------------------------- ----------------------- -----------------------
         ITEM                                STEP-UP TRANSFORMER       AUXILIARY TRANSFORMER   AUXILIARY TRANSFORMER
         ----------------------------------- ------------------------- ----------------------- -----------------------

         Tapping range on HV                 +/-10%                    +/-5%                   +/-5%
         ----------------------------------- ------------------------- ----------------------- -----------------------
         Tapping steps                       1.25%                     2.5%                    2.5%
         ----------------------------------- ------------------------- ----------------------- -----------------------
         No load loss at rated voltage (kW)  18                        1.5                     0.5
         ----------------------------------- ------------------------- ----------------------- -----------------------
         Load loss at nominal ratio at       57                        13.5                    3.5
         rated power (kW)
         ----------------------------------- ------------------------- ----------------------- -----------------------
         Maximum loss at rated power (kW)    75                        15                      4
         ----------------------------------- ------------------------- ----------------------- -----------------------
         Maximum sound power (dBA)           TBD                       TBD                     TBD
         ----------------------------------- ------------------------- ----------------------- -----------------------
         Impedance voltage at rated power    0.1                       0.0575                  0.0575
         at nominal ratio (pu)
         ----------------------------------- ------------------------- ----------------------- -----------------------
         Impedance voltage at rated power    0.11 at +10%              0.06 at +5%             0.06 at +5%
         at highest ratio (pu)
         ----------------------------------- ------------------------- ----------------------- -----------------------
         Impedance voltage at rated power    0.09 at -10%              0.05 at -5%             0.05 at -5%
         at lowest ratio (pu)
         ----------------------------------- ------------------------- ----------------------- -----------------------
         Zero phase sequence impedance of    TBD                       TBD                     TBD
         HV with LV short circuited at
         nominal tap (Ohm)
         ----------------------------------- ------------------------- ----------------------- -----------------------
         Regulation at rated power at        0.75                      1                       1
         unity power factor (%)
         ----------------------------------- ------------------------- ----------------------- -----------------------
         Regulation at rated power at 0.90   4.5                       4.2                     4
         power factor lagging (%)
         ----------------------------------- ------------------------- ----------------------- -----------------------

         *Or equivalent / similar

EPC SCHEDULE B                                                September 23 2003

         ----------------------------------- ------------------------- ----------------------- -----------------------
         ITEM                                STEP-UP TRANSFORMER       AUXILIARY TRANSFORMER   AUXILIARY TRANSFORMER
         ----------------------------------- ------------------------- ----------------------- -----------------------

         3 second short circuit fault        TBD                       TBD                     TBD
         level on HV winding including any
         tapping winding (MVA)
         ----------------------------------- ------------------------- ----------------------- -----------------------
         3 second short circuit fault        TBD                       TBD                     TBD
         level on LV winding including any
         tapping winding (MVA)
         ----------------------------------- ------------------------- ----------------------- -----------------------
         Off-Load Tap-changer                N/A Since OLTC is         TBD                     TBD
                                             supplied
         ----------------------------------- ------------------------- ----------------------- -----------------------
         Dimensions Masses, Volumes          TBD                       TBD                     TBD
         ----------------------------------- ------------------------- ----------------------- -----------------------

6.      SWITCHBOARDS

         6.1 11 KV SWITCHBOARD

         ----------------------------------------------------- ---------------------------------------------------
         Switchboard Name                                        11kV Switchgear U1A
         ----------------------------------------------------- ---------------------------------------------------
         Manufacturer of Switchboard                             As per vendors list *
         ----------------------------------------------------- ---------------------------------------------------
         Manufacturer's Type Reference                           Metal Clad/enclosed
         ----------------------------------------------------- ---------------------------------------------------
         Length of time design has been in commercial            More than 3 years
         operation
         ----------------------------------------------------- ---------------------------------------------------
         Details of Type Test (Certificate No. Date of           Type  tests  available  as per  standard  as per
         Tests, Name and location of Testing Authority)          vendor.
         ----------------------------------------------------- ---------------------------------------------------
         Circuit Breakers and CB Panels                          Withdrawable
         ----------------------------------------------------- ---------------------------------------------------
         Circuit Breaker Duty                                    Stored energy type
         ----------------------------------------------------- ---------------------------------------------------
         Application (connected plant)                           Synchronizing type
         ----------------------------------------------------- ---------------------------------------------------
         Manufacturer                                            TBD
         ----------------------------------------------------- ---------------------------------------------------
         Current Rating (A)                                      2000, 1200
         ----------------------------------------------------- ---------------------------------------------------
         Manufacturer's Type Ref                                 TBD
         ----------------------------------------------------- ---------------------------------------------------
         CB breaking medium (Vacuum / SF6)                       Vacuum
         ----------------------------------------------------- ---------------------------------------------------

         6.2 400 V SWITCHBOARDS

         --------------------------------- ----------------------- ----------------------- -----------------------
         Switchboard Name                  U3A                     U3B                     U3C
         --------------------------------- ----------------------- ----------------------- -----------------------
         Manufacturer of Switchboard         As per vendors list     As per vendors list     As per vendors list
                                             *                       *                       *
         --------------------------------- ----------------------- ----------------------- -----------------------
         Manufacturer's Type Reference     MCC                     MCC                     MCC
         --------------------------------- ----------------------- ----------------------- -----------------------

         --------------------------------- ----------------------- ----------------------- -----------------------
         Switchboard Name                  U3A                     U3B                     U3C
         --------------------------------- ----------------------- ----------------------- -----------------------
         Length of time design has been    More than 3 years       More than 3 years       More than 3 years
         in commercial operation
         --------------------------------- ----------------------- ----------------------- -----------------------
         Details of Type Test              Type tests available    Type tests available    Type tests available
         (Certificate No. Date of Tests,   as per standard as      as per standard as      as per standard as
         Name and location of Testing      per vendor.             per vendor.             per vendor.
         Authority)
         --------------------------------- ----------------------- ----------------------- -----------------------

         *Or equivalent / similar

         7. BATTERY, CHARGERS AND SWITCHBOARDS

         ------------------------------------------ ------------------------------------ -----------------------------
         BATTERIES
         ------------------------------------------ ------------------------------------ -----------------------------
         Manufacturer                               Sonnenschein or GNB                  Sonnenschein or GNB
         ------------------------------------------ ------------------------------------ -----------------------------
         Manufacturer's Ref. No.                    TBD                                  TBD
         ------------------------------------------ ------------------------------------ -----------------------------
         Voltage (V)                                125                                  24
         ------------------------------------------ ------------------------------------ -----------------------------
         Number of Cells                            60                                   12
         ------------------------------------------ ------------------------------------ -----------------------------
         Nominal Voltage per Cell                   2.25                                 2.25
         ------------------------------------------ ------------------------------------ -----------------------------
         Capacity (Amp/hr)                          TBD                                  TBD
         ------------------------------------------ ------------------------------------ -----------------------------
         BATTERY CHARGERS
         ------------------------------------------ ------------------------------------ -----------------------------
         Manufacturer                               TBD                                  TBD
         ------------------------------------------ ------------------------------------ -----------------------------
         Manufacturer's Ref. No.                    TBD                                  TBD
         ------------------------------------------ ------------------------------------ -----------------------------
         Rating (kVA)                               TBD                                  TBD
         ------------------------------------------ ------------------------------------ -----------------------------
         Input voltage range (VAC to VAC)           230+/- 10%                             230+/- 10%
         ------------------------------------------ ------------------------------------ -----------------------------
         Output voltage range for Normal charge     20-30                                100-140
         (VDC to VDC)
         ------------------------------------------ ------------------------------------ -----------------------------
         Output voltage range for Boost charge      TBD                                  TBD
         (VAC to VAC)
         ------------------------------------------ ------------------------------------ -----------------------------
         State Yes/No do chargers comply with       YES                                  YES
         Earthquake Requirements
         ------------------------------------------ ------------------------------------ -----------------------------
         Instruments included                       2 Led indicators for voltage          2 Led indicators for voltage
                                                    and current control, DC               and current control, DC
                                                    ammeter and DC voltmeter, AC          ammeter and DC voltmeter, AC
                                                    and DC circuit breakers,              and DC circuit breakers,
                                                    Fault signals.                        Fault signals.
         ------------------------------------------ ------------------------------------ -----------------------------
         AC CIRCUIT BREAKERS
         ------------------------------------------ ------------------------------------ -----------------------------
         Manufacturer                               As per vendor list *                 As per vendor list *
         ------------------------------------------ ------------------------------------ -----------------------------
         Manufacturer's Ref. No.                    TBD                                  TBD
         ------------------------------------------ ------------------------------------ -----------------------------

         ------------------------------------------ ------------------------------------ -----------------------------
         Type                                       Mini-breakers                        Mini-breakers
         ------------------------------------------ ------------------------------------ -----------------------------
         Breaking medium                            AIR                                  AIR
         ------------------------------------------ ------------------------------------ -----------------------------
         DC CIRCUIT BREAKERS
         ------------------------------------------ ------------------------------------ -----------------------------
         Manufacturer                               As per vendor  list *                As per vendor list *
         ------------------------------------------ ------------------------------------ -----------------------------
         Manufacturer's Ref. No.                    TBD                                  TBD
         ------------------------------------------ ------------------------------------ -----------------------------
         Type                                       Mini-breakers                        Mini-breakers
         ------------------------------------------ ------------------------------------ -----------------------------
         Breaking medium                            AIR                                  AIR
         ------------------------------------------ ------------------------------------ -----------------------------

         *Or equivalent / similar

         ------------------------------------------ ----------------------------------------------------------------
         UPS
         ------------------------------------------ ----------------------------------------------------------------
         Manufacturer                               As per vendor list *
         ------------------------------------------ ----------------------------------------------------------------
         Manufacturer's Ref. No.                    TBD
         ------------------------------------------ ----------------------------------------------------------------
         Rated output (continuous) (kVA)            0.85
         ------------------------------------------ ----------------------------------------------------------------
         Rated voltage (V)                          230
         ------------------------------------------ ----------------------------------------------------------------
         230VAC UPS SWITCHBOARD
         ------------------------------------------ ----------------------------------------------------------------
         Manufacturer                               As per vendor list *
         ------------------------------------------ ----------------------------------------------------------------
         Manufacturer's Ref. No.                    TBD
         ------------------------------------------ ----------------------------------------------------------------

         *Or equivalent / similar

         8. MOTORS

         ----------------------------------- ----------------- ---------------- ----------------- ----------------
                      Service                 Air Condenser       Feed Pump         Oil Pump        Oil System
                                                   Fan                                              Cooling Fan
         ----------------------------------- ----------------- ---------------- ----------------- ----------------

         ----------------------------------- ----------------- ---------------- ----------------- ----------------
         Location designation                Air Cooled        Motive Fluid     Lubrication  and  Lubrication
                                             condensers                         sealing systems   and sealing
                                                                                                  systems
         ----------------------------------- ----------------- ---------------- ----------------- ----------------
         Number                              84                4                4                 4
         ----------------------------------- ----------------- ---------------- ----------------- ----------------
         Manufacturer                        As per vendors    As per vendors   As per vendors    As per vendors
                                             list *            list *           list *            list *
         ----------------------------------- ----------------- ---------------- ----------------- ----------------
         Type of Motor                       Vertical,         Vertical         Horizontal        Horizontal
                                             C-face type       P-base, High
                                                               Thrust type
         ----------------------------------- ----------------- ---------------- ----------------- ----------------
         Type of enclosure                   TEFC without arcing device suite for Zone 2, T3
         ----------------------------------- ---------------------------------------------------------------------
         Output (HP)                         20                300, 200         5                 0.5
         ----------------------------------- ----------------- ---------------- ----------------- ----------------
         Design ambient  temperature (C)     40
         ----------------------------------- ---------------------------------------------------------------------

         *Or equivalent / similar

         9.   METERING AND PROTECTION

              A.    METERING SYSTEM

                    The main Revenue metering system (Plant Net) shall be
                    connected on the 220 kV Switchyard fed from new 220 kV VT
                    and bushing CT's located either at the dead tank type
                    circuit breaker or at the HV Step-up transformer bushings.
                    The accuracy of each item and the accuracy of the revenue
                    meter shall comply with the requirements of the BID,
                    Transpower and MARIA. This point of measuring is designated as MTR1 on the main one line diagram drawing.

Each generator has its own gross power metering by means of the generator management relay.

                    The auxiliary loads are measured on the 11 kV Switchgear at two points. One point is designated as MTR2 on the said
                    drawings and is relevant when auxiliaries are connected to the generators main bus.

                    The second point is designated as MTR3 and is relevant in
                    case when auxiliaries are connected to the line coming from
                    Station "A". The said MTR2 and MTR3 are comprised of
                    Multimeter SATEC make, type 130E or equivalent

              B.    PROTECTION SYSTEM

                    The protection system shall comprised of the following
                    system:

                    1.    11 kV Bus Ground Fault Protection

                    2.    Generator protection

                    3.    Step-up transformer

                    4.    Auxiliary transformer

                    5.    220 kV Switchyard

                    Hereinafter a brief description of the said systems.

                    GROUND FAULT PROTECTION

                    The proposed 11 kV system is High Resistance Grounding and treated as floating one. A set of voltage transformers is
                    wired with a grounded Wye primary and a broken delta
                    secondary. A 59N relay is connected across the broken delta.
                    The grounded Wye/broken delta acts as zero sequence filters by summing the 3 phase voltages. Under normal conditions
                    this sum is zero. When a ground fault occurs the 59N ground fault over-voltage relay detects the presence of a secondary zero sequence voltage 3V0.

                    The generators are star connected and the neutral point is grounded via a Neutral Grounding Transformer, which its
                    secondary terminals are connected to a grounding resistor, connected to an adequate relay. The impedance reflected to the HV side of the NGT is high enough to eliminate the
                    ground fault current to 1A.

                    This design allows us to keep on working with full safety
                    also in case of ground fault signal until the operator shall decide to shut down the plant and look for the source of the fault.

                    GENERATOR PROTECTION

                    Each generator has its own CPB (Control and Protection
                    Board) in which all the control and protection devices are located. The main protection relay is GMR (Generator
                    Management Relay). All the protections required by the BID are covered by this relay (Multilin SR489 or equivalent).

                    The main protection is a differential current protection
                    based on current transformers located at the stator neutral generator box from one side and on current transformers
                    located at the 11 kV switchgear synchronizing breaker
                    compartments.

                    In addition a backup relay, fed from separate set of current transformers, is installed for some of the main protections usually installed for this size of generator. A principal
                    diagram of the said protections is shown on drawing No.
                    0.002.690.0.

                    Other protections such as windings temperature RTDs, Bearing temperature RTD's etc. are connected either to the GMR or
                    directly to the PLC located at the CPB.

                    STEP-UP TRANSFORMER

                    The step-up transformer T1A (T2 in Transpower drawings) has its own TPP (Transformer Protection Panel) in which all the control and protection devices are located. The main
                    protection relay is TMR (Transformer Management Relay). All the protections required by the BID are covered by this
                    relay (Multilin SR745 or equivalent).

                    As per the BID requirement, a backup relay shall be
                    installed as well for the main protections.

                    The main protection is a differential current protection
                    based on current transformers located at the 220 kV circuit breaker bushings from one side and on current transformers located at the 11 kV switchgear main breaker CBX
                    compartment.

                    Other protections such as windings temperature, Oil
                    temperature, Oil level, etc. are connected either to the TMR or directly to the PLC located at the CPB-CSC.

                    The TRIPPING protection accessories mounted on the
                    transformer are connected also directly to an 86T (Lockout relay) to ensure shut down even in case of faulty TMR.

                    The step-up transformer is equipped with an OLTC (On Load
                    Tap Changer) mounted on the 220 kV side to ensure always a stable 11 kV voltage on the main switchgear bus even in a
                    case of fluctuations of the 220 kV Grid voltage system. The
                    OLTC ensures the proper operation of the generators with
                    full kW and kVAR capability also in case of instable Grid
                    voltage.

                    The OLTC ensure also that the low voltage 415VAC auxiliary loads shall be fed from a proper voltage derived from the
                    stable 11kV system.

                    AUXILIARY TRANSFORMERS

                    The auxiliary transformers equipped with protection devices mounted on the transformer structure. The protections
                    signals such as: Oil temperature, Oil level, Oil Pressure
                    etc. are wired together to the PLC as an alarm signal.

                    220KV SWITCHYARD

                    The transformer TPP has the differential protection and
                    over-current on the 220 kV side. Coordination should be held with Transpower in order to verify the exact protections
                    required to be connected and integrated with the protections that are in Transpower responsibility.

                    Bushing CT's were allowed for connection to Transpower BDP
                    (Bus Differential Protection) system.

                    Lightning protection poles and surge arresters on
                    transformer bushings were allowed in the switchyard.

                    A grounding mesh as per IEE80 requirements will be supply to ensure safe step voltage in case of ground fault.

         10.  CONTROL & INSTRUMENTATION

              10.1  CONTROL SYSTEM ARCHITECTURE (PRELIMINARY VERSION FOR
                    PROPOSAL)

                    A.    GENERAL

                          The Control System is composed of a Programmable Logic
                          Controller (PLC), distributed IO system and HMI
                          software. The PLC will be an Allen Bradley SLC-500
                          system or similar and the HMI will be Citect Scada or
                          similar.

                    B.    PLC

                          The PLC will be Allen Bradley series SLC-500 or
                          similar.

                          The controller shall provide:

                          o    Start-up and Shutdown sequencing;
                          o    Control of normal operation;
                          o    Emergency Shutdowns;
                          o    Faults and alarms processing;
                          o    Monitoring and Annunciating;
                          o    System diagnostics;

                          PLC(s) with communication card for distributed I/O
                          drops rack-mounted in the control and protections
                          cabinet shall perform all the control tasks for the
                          generating units (OEC) and the balance of plant

                          (BOP.) Normally, the OEC'S and the BOP are controlled
                          by separate PLC'S, giving the plant enhanced
                          performance and flexibility.

                    C.    DISTRIBUTED I/O

                          The distributed I/O system will be Allen Bradley
                          series FlexIO or similar. Junction boxes with IO cards
                          will be placed near different areas of the OEC and the
                          BOP in order to minimize cable runs and simplify
                          wiring and maintenance.

                    D.    HMI

                          Operator workstation(s) based on Citect Scada software
                          or similar will be supplied; the Server workstation(s)
                          will be located at the binary plant control room and
                          will perform all the HMI system tasks: communications
                          with the PLC, data logging and storing, alarms
                          generation, operator interface etc. Client
                          workstation(s) may be located at GGC or, if not
                          desired by the owner, only data links will be provided
                          and the application will be integrated into the
                          existing iFix system.

                          The PC's configuration shall be of the latest proven
                          technology. Today's technology used is Pentium IV 2.4
                          GHz with Windows XP Professional operating system.

                          The HMI software shall provide:

                          o     Dynamic graphics;
                          o     Dynamic and historical trending;
                          o     Alarm management;
                          o     Operator control functions;
                          o     Historical data storage;
                          o     Report generation;
                          o     Multi-level password security;
                          o     OPC connectivity;
                          o     Web connectivity for long-distance remote
                                monitoring and control;

                    E.    COMMUNICATIONS

                          The communication link between the PLC and the local
                          HMI workstation(s) at the OEC control room will be
                          Ethernet. A dual redundant fiber optic link will be
                          used to connect this Ethernet local area network to
                          the HMI Client workstation(s) at GGC.

                    F.    REMOTE MONITORING

                          A dial up modem will be supplied with to enable remote
                          monitoring, nation and worldwide, from any PC. If the
                          HMI supplied is Citect, the only requirement from the
                          remote computer will be the installation of a small
                          program, which is available for download from Citect
                          web site and from the software installation disk. In
                          case of other HMI, a suitable method will be
                          available. The connection is secured by restricting
                          users with both user name and password.

                    G.    POWER SUPPLY

                          The PLC system is fed with 24VDC from a battery bank
                          source. The HMI workstations and Ethernet network
                          components are fed with AC supply from a UPS source
                          (some Ethernet components may be supplied with 24VDC.)

                    H.    PRINTER

                          A parallel / USB color ink jet printer will be
                          supplied and connected to one of the HMI workstations.
                          The printer will be available to every other computers
                          connected to the binary plant LAN.

                    I.    SECURITY

                          System access will be via a multi-level password
                          security system. Each level may have multiple
                          passwords assignable on an individual basis. The HMI
                          stamps operator's commands with its username.
                          Categorization of security levels shall be done during
                          application development and commissioning.

2 CONTROL SYSTEM CONFIGURATION

                               [GRAPHIC OMITTED]

================================================================================
             GGC Control Room

The diagram is not accurate and is intended
for illustration only.
Specifically:                                       Ethernet Switch      OEC HMI
o Only one PLC system is shown for clarity.                              CLIENT
o Actual number of I/O drops and modules is                   Ethernet
  not yet determined.                                              F/O
o Media types (fiber / copper) may change                     converte
================================================================================
================================================================================
  Main PLC                                          To serial communication

                                                                DS
                                                    Serial to
               IO                                   Ethernet
                                                    converte
                             Ethernet Switch

             Control & Protections               Motors Control Cabinet
--------------------------------------------------------------------------------
                            OEC HMI
                            SERVER
                                             Graphic
         Ethernet                            printer
              F/O
        Converter

                                         Telephone
                                           line

                            Binary Plant Control Room
================================================================================
================================================================================
Heat exchangers       Turbo Generator        =====  Distributed IO comm...cable
                                             -----  Copper Ethernet cable
                                             _____               FO cable
                                             xxxxx            Other cable
                                              ~~~~     Line terminator resistor
================================================================================

         10.2     INSTRUMENTATION

A.       General

                           All instruments at the OEC area are certified for
                           Class I Zone 2 Group IIA T3, Or by FM or CSA Class I
                           Div. 2 Group C & D.

                           Field instrumentation: switches, Transmitters and
                           valves are connected to the PLC I/O module located at
                           the Junction Boxes in each area.

                           There are no multi cables between the Junction Boxes
                           and the main control board (CPB) but only the
                           communication cable and some back up protections,
                           which are hard-wired to the CPB.

                               [GRAPHIC OMITTED]

================================================================================

OEC Instrumentation, Cables and
Junction Boxes Connection Diagram

                                                     OEC Electrical Room
           Generator
        Instrumentation

                                                                 Communication
                                                                    to HMI

               Left Turbine

                    JB

   Field
Instruments

              JB                                       Control &
                                                      Protection
                      Right Turbine                      Board

                           JB                            (CPB)

            Field

         Instruments

                      JB

                            Left
              Field      Vaporizer

           Instruments       JB

                                                             Motors Control
                                                                 Centre

                                                                 (MCC)
                            Right
                          Vaporizer
               Field

           Instruments       JB

================================================================================

========   Instrumentation (Signal) Cable
--------   Remote I/O Communication Cable
________   Ethernet Communication Cable

                    B.    Pressure Level and flow transmitters

                          Electronic Pressure Level and flow transmitters are
                          4-20 mA output; 24 VDC supply and have the Hart
                          communication protocol for easy checking and
                          maintenance. Transmitters are using advance sensor
                          technology and microprocessor-base electronics, which
                          insure high accuracy performances of 0.1% or better,
                          span accuracy.

                          Transmitters are wired to the Junction Boxes. From the
                          junction boxes the transmitter signal transfer to the
                          OEC controller via the PLC CPU to I/O communication
                          system. Transmitters engineering unit conversion is
                          done at the PLC CPU. Normally all transmitters
                          (Pressure, Level & Flow) are pressure or differential
                          pressure transmitters and the flow or level is
                          calculated at the PLC.

                    C.    Temperature.

                          Temperature elements are installed inside the motive
                          fluid pipes, the generator windings and bearings, and
                          inside the turbine oil lines.

                          Temperature elements are RTD PT-100 type with Alpha
                          curve = 0.00385 as per DIN 43 760.

                          The Transmitter installed inside the RTD head,
                          converting the RTD readings into 4 to 20 mA with the
                          appropriate range.

                    D.    Switches.

                          The OEC contains Level and Pressure Switches.

                          All switches located at the classified area, are
                          certified for Class I Zone2 T3.

                          All Pressure switches are field adjusted, and 2 Amp.
                          Minimum rating.

                          Level switches for the Motive fluid are Ultrasonic
                          Level Switch with 3-wires connection and HI/LO
                          selector switch.

                    E.    Control Valves

                          The most important criteria for choosing a control
                          valve at the OEC system is the pressure drop across
                          the valves.

                          In order to minimize the valve pressure drop most
                          valves are High Performance butterfly valves with
                          double or triple Eccentric construction.

                          On/Off valves equipped with piston actuator, 24 VDC
                          solenoid valve and some with quick exhaust device for
                          fast action in emergency for close or open.

                          Modulating control valves equipped with diaphragm or
                          piston actuator and Electro Pneumatic positioner. All
                          Positioner have 90(degree) opening with input signal.
                          Of 4-20 mA and are classified for Class I Zone 2 Group
                          IIA.

         11.  CIVIL AND STRUCTURAL

              1.    GENERAL LAYOUT

                    (a)   Two site options have been examined. Site 3 was the
                          first choice, however, this site is too small to
                          handle the Ormat binary units, whether they will be
                          arranged in one OEC string configuration on the
                          longitudinal side or in double up configuration (Air
                          Coolers located back to back in 2 rows). The size
                          limitations are the ETA boundary in the east side, the
                          Wairakei stream at the west side, and on the south
                          side it clashes with the existing Contact injection
                          pipeline.

                          The presence of the steam vents A & B adjacent to the
                          site finally concluded that Site 3 is the most un
                          preferable site out of the two choices available.

                          Site 4 is satisfactory in terms of the size of the
                          plan. The equipment can be arranged in one string
                          configuration, with relatively minimal earth works
                          required. It is assumed that most of it will be cut
                          and fill type of civil works rather then having large
                          requirements for borrowed material.

                          A general layout drawing of site 4 is attached;
                          access road to the new plant site is shown as well as
                          OEC equipment arrangement, control and machinery
                          buildings, motive fluid storage tank, energy
                          dissipation muffler, all to be surrounded by fence
                          and gates.

                    (b)   The access road to the plant will remain the existing
                          one with minor modifications to suit the new plant
                          size. A loop road (graveled, not paved) around the
                          plant will be constructed to allow access to all plant
                          area and equipment.

                    (c)   For environmental purposes, there will be bounded area
                          for the OEC oil skid and the motive fluid storage
                          tank. In addition the entire power plant will be
                          bounded around to contain motive fluid spillage (50 mm
                          in height that will b installed above the soil
                          surface, however will be covered by the site top
                          gravel finish which is to be approximately 150 mm.).

                    (d)   A construction lay-down area is shown on the east side
                          of the plant to handle most of the construction
                          requirements during the construction phase.

                          Site  Arrangement drawing is presented in drawing
                          7.011.00.409.0.

              2.    SITE-WORKS

                    (a)   We have examined the information provided in the
                          tender documents and concluded that there is no need
                          for cut/borrow material for earthworks. The plant area
                          at site 4 is mostly flattened and most of the
                          earthworks are cut and fill type of work.

                    (b)   There are no requirements for access roads upgrading.
                          There is an allowance to build new road around the
                          site connected to the existing road. The existing
                          internal road inside the plant will be demolished.

                          Source material for roads and metal surface will be
                          hauled from sites at the vicinity of the Plant Site.

              3.    PIPELINE

                    Two pipe lines, brine supply and brine return will run east in parallel from connection points (01, 02) on either side of the Otupu re-injection line branch. There will be a
                    crossing under the steam-field access road for both lines.
                    The lines then head north and cross over the steam mains. On the north side of the steam mains the lines turns east and run parallel to the steam mains for approximately 100m
                    before turning north and crossing the Wairakei Stream into the binary station site.

                    There would be manual gate valves or high performance
                    butterfly valves with electric actuators at the re-injection main connections points. By-pass and other control valves
                    will be located at the power plant. Access platforms will be provided where required.

                    Brine discharge silencer will be located adjacent to plant fence at the east side. Brine will be dumped into the
                    Wairakei stream using concrete culvert.

              4.    STEAM LINES AND STREAM CROSSING

                    The brine supply and return will cross over the steam mains on a structural support elevated approximately 2 meters
                    above ground.

                    The Wairakei stream crossing will be an over hanged
                    structure carrying the brine supply and return pipes, the
                    crossing will be elevated to allow access to the streambed.

              5.    CONTROL BUILDING

                    The control building (see attached drawing) contains power, control and commutation boards, MCC boards, operator console and battery room. Overall size of the building will be
                    approximately 180 square meters. In addition a smaller
                    utility building (either separate or combine together with the control building) will be constructed mainly for the air compressors

                    Pressurized air system, provided with active carbon filter system will be provided to maintain the control building and its equipment under positive pressure to avoid H2S
                    entrainment into the building

              6.    GEOTHERMAL FLUID DISCHARGE TO WAIRAKEI STREAM AND ENERGY
                    DISSIPATION SYSTEM

                    At present when the re-injection well capacity is limited
                    the brine collection from the binary plant will be directed into the injection well header, to the Prawn Farm and any
                    surplus brine will be discharged to the Wairakei stream
                    through energy dissipation system.

                    In the longer term, when re-injection capacity will increase the energy dissipation system will then be closed. The
                    geothermal fluid discharge system consists of 36" pipe with flow, pressure and temperature measurements of the brine
                    discharged from the plant. An isolation (on-off) manual
                    valve with electric actuator is provided to stop the brine flow from the power plant into the main injection line.

                    An energy dissipation system consists of brine muffler and control valves to control the brine flow through the muffler is provided, the system is located at the power plant east corner (see plant layout). The muffler is connected
                    downstream the OEC units to dump the brine into the Wairakei stream using dump valve with modulating controls. The
                    modulating control system controls the brine flow rate to
                    the stream and it varies seasonally from no flow condition at summer up to the maximum flow of 1000tph at winter.

              7.    STORM-WATER

                    The power plant site will be graded and sloped to collect
                    all storm water and direct it into the Wairakei stream.

                    In order to avoid contamination of spilled oil or pentane, collecting devices were allowed under the turbine oil skids and under the motive fluid storage tank. Each of them will be equipped with water/oil separator to separate the oil/
                    pentane from the storm water. The storm water will be dumped into the Wairakei stream while the spillage fluid will have to be removed out and dumped by the operators into
                    designated hazardous material area.

         12.  SERVICES

              A.    HVAC

                    Air conditioning and H2S filtering devise will be employed at the control building as further described in paragraph.
                    11.5 above.

              B.    Fire Protection

                    Type of Buried Pipe Proposed:
                    Pipes: PVC Blue brute pressure pipes AWWA C900 or
                    equivalent.

                    Pipe Accessories: PVC, Ductile Iron or equivalent.

              C.    Fire Alarms

                    (i) Make of Fire Alarm Panel    Tyco - Grinnell / Wormald *

                    (ii) Type of Fire Alarm Panel   Simplex Grinnell / Wormald *

                    *Or equivalent / similar

         13.  ENVIRONMENTAL

              A.    Noise

                    Sound Power emissions 1m from source of:

                    Turbine Generator                              90 dBA
                    Condenser Fans                                 80 dBA
                    Working Fluid Bypass Valve                     85 dBA
                    Working Fluid Feed Pump                        85 dBA
                    Lubrication Pumps                              85 dBA
                    Geothermal Fluid energy dissipation system     T.B.D

              B.    Discharges to Air

                    Working Fluid loss per annum                7,000 kg per
                                                                year (Total for
                                                                the Plant)

                    Working Fluid loss during construction and  500 kg
                    commissioning

                    Identify any other discharges to air:       Not Applicable

              C.    Other Discharges

                    During construction:

                    1.    Some exhaust gases from portable diesel engines
                          (welders, diesel generators etc.).

                    2.    Replaced soil (if any) will be hauled to an approved
                          dump pit.

                    3.    Construction debris will be hauled to an approved dump

                    Commissioning and normal operation:

                    1.    Some geothermal waters will be disposed to the
                          Wairakei stream as described in the process flow
                          diagrams and approved by the consents.

                    2.    Spills of oil or motive fluid, if occur will be
                          treated or removed as requested by the consent's
                          conditions.

         14.  CONSTRUCTION SERVICES

              Contractor will ask the Owner to supply electricity and water during the construction period.

              Electricity will be required for lighting, office equipment operation, heating and mainly for construction equipment like welders, compressors drills etc. The estimated power required will be up to 50 kW.

              Water will be required mainly for civil works such as watering and cooling concrete, wetting ground while earthwork activities etc.
              The estimated water flow rate required is up to 30 cum/hr.

              Other construction services like lifting equipment, tracking, cleaning, security etc. will be handled through local sub
              contractors and suppliers.

         15.  MAINTENANCE

              The following tables are part of ORMAT's standard operation and maintenance manual and can be used to evaluate the manpower, maintenance schedule, tools and materials requirements for the
              Wairakei binary project. Some of the figures may be modify as a result of Wairakei specific conditions and per the operator decision.

              Maintenance Manpower

              NOTE:
              This schedule is recommended based on experience gained in other project.

              As conditions of this project may vary from others, some of the estimated maintenance times may vary from the above indications.

------------------------------------------ ------------------- ------------------- -------------------
CATEGORY                                   FREQUENCY PER YEAR  LABOR HOURS PER     LABOR HOURS PER
                                                               EVENT               YEAR
------------------------------------------ ------------------- ------------------- -------------------

Visual & Audio Inspection                  52                  0.5                 26
------------------------------------------ ------------------- ------------------- -------------------
Vibration Analysis                         12                  2                   24
------------------------------------------ ------------------- ------------------- -------------------
Air filters - Water draining               52                  0.25                13
------------------------------------------ ------------------- ------------------- -------------------
Rupture disk serviceability inspection     52                  0.25                13
------------------------------------------ ------------------- ------------------- -------------------
Oil pressures & levels check               52                  0.25                13
------------------------------------------ ------------------- ------------------- -------------------
Repair leaks and general external
cleaning                                   12                  12                  24
------------------------------------------ ------------------- ------------------- -------------------
Instruments - Calibration                  1                   16                  16
------------------------------------------ ------------------- ------------------- -------------------
Generator - Exciter inspection             1                   2                   2
------------------------------------------ ------------------- ------------------- -------------------
Con. Fan system - lubrication & bolts      2                   8                   16
tightening
------------------------------------------ ------------------- ------------------- -------------------
General rust and painting repairs          1                   16                  16
------------------------------------------ ------------------- ------------------- -------------------
Generator- Air filter cleaning
connection box cleaning, electrical        2                   8                   16
connection tightening and integrity
checks
------------------------------------------ ------------------- ------------------- -------------------
Feed pump strainer cleaning                2                   2                   4
------------------------------------------ ------------------- ------------------- -------------------
Electrical boards
General maintenance                        1                   16                  16
------------------------------------------ ------------------- ------------------- -------------------
Coupling lubrication                       1                   1                   1
------------------------------------------ ------------------- ------------------- -------------------
Generator insulation test                  1                   8                   8
------------------------------------------ ------------------- ------------------- -------------------
Motors insulation test                     1                   16                  16
------------------------------------------ ------------------- ------------------- -------------------
Turbines & Generator - lub. oil
replacement                                1                   3                   3
------------------------------------------ ------------------- ------------------- -------------------
Seal oil replacement                       1                   3                   3
------------------------------------------ ------------------- ------------------- -------------------
Oil systems: Filter replacement            1                   1                   1
------------------------------------------ ------------------- ------------------- -------------------
Two Turbines - Meach. Seals & Bearings     0.25
replacement                                                    240                 60
------------------------------------------ ------------------- ------------------- -------------------
TOTAL LABOR HOURS PER YEAR    291     HOURS
----------------------------------------------------------------------------------

     Tools and Test Equipment

     The tools and test equipment listed in table 1 should be used for performing maintenance procedures presented in this section. The materials required for the various maintenance procedures are listed in table 2.

                          Table 1 - Tools and Equipment

=================================================== ================================================
TOOLS/EQUIP. DESCRIPTION                            USAGE
--------------------------------------------------- ------------------------------------------------

Gas monitor                                         Pentane leak detection
--------------------------------------------------- ------------------------------------------------
Crane                                               Lifting of turbine, generator and heat
                                                    exchanger "heads"
--------------------------------------------------- ------------------------------------------------
Filler gauge                                        Turbine-generator alignment and pick-up
                                                    adjustment
--------------------------------------------------- ------------------------------------------------
Alignment test kit                                  Turbine-generator alignment
--------------------------------------------------- ------------------------------------------------
Spirit level                                        Turbine-generator alignment
--------------------------------------------------- ------------------------------------------------
Strap wrench                                        Turbine-generator shaft rotation
--------------------------------------------------- ------------------------------------------------
Air operated positive displacement pump             Motive fluid draining
--------------------------------------------------- ------------------------------------------------
Nitrogen supply kit                                 System purging, seal test
--------------------------------------------------- ------------------------------------------------
Vacuum pump                                         System vacuum
--------------------------------------------------- ------------------------------------------------
Vacuum cleaner                                      Power and control cabinet internal cleaning
--------------------------------------------------- ------------------------------------------------
Multimeter, hand-held fluke                         Cabinet circuit check
--------------------------------------------------- ------------------------------------------------
Low pressure air source kit                         Power and control cabinet internal cleaning
--------------------------------------------------- ------------------------------------------------
Megger, 1000 VDC                                    Insulation resistance testing
--------------------------------------------------- ------------------------------------------------
Heat exchanger cleaning kit                         Heat exchanger cleaning
--------------------------------------------------- ------------------------------------------------
RTD systems simulator 100 Ohm                       Temperature transducer calibration
--------------------------------------------------- ------------------------------------------------
Hand-held field calibration 4-20 mA                 Temperature and pressure transducer calibration
--------------------------------------------------- ------------------------------------------------
Vibration analyser                                  Turbine and generator vibration test
--------------------------------------------------- ------------------------------------------------
Oil pressure calibration kit                        Oil pump relief valve pressure calibration
--------------------------------------------------- ------------------------------------------------
Grease gun                                          Bearing greasing
--------------------------------------------------- ------------------------------------------------
Safety tags                                         Circuit breaker safety
--------------------------------------------------- ------------------------------------------------
Penknife                                            Packing seal replacement
=================================================== ================================================

                                               Table 2 - Materials

=============================================== ============================== ==================================
MATERIAL DESCRIPTION                            USAGE                          QTY
----------------------------------------------- ------------------------------ ----------------------------------

Chevron turbine oil GST 68                      Turbine & generator bearing    - 120 liters;
                                                lubrication
----------------------------------------------- ------------------------------ ----------------------------------
Chevron turbine oil GST 32                      Turbine mechanical seal        Seal oil tank - 120 liters
                                                lubrication
----------------------------------------------- ------------------------------ ----------------------------------
Grease, EP-1 Falk LTG                           Turbine-generator coupling     1 kg
                                                lubrication
----------------------------------------------- ------------------------------ ----------------------------------
Grease, EP-2Chevron Polyurea EP                 Feed pump motor bearing        90g. /motor
                                                lubrication, other motors
=============================================== ============================== ==================================

                                 Table 3 - Periodic Preventive Maintenance Schedule

====================================== ================================================================ =================
Assembly                               Maintenance Intervals                                            Remarks
                                       ----------------------------------------------------------------
                                       Daily       Weeky        Monthly      Semi-annual  Annual
-------------------------------------- ----------- ------------ ------------ ------------ ------------- -----------------

General OEC system and piping          X           X            X            X
-------------------------------------- ----------- ------------ ------------ ------------ ------------- -----------------
Turbine                                X           X                                      X
-------------------------------------- ----------- ------------ ------------ ------------ ------------- -----------------
Generator                              X           X            X            X            X
-------------------------------------- ----------- ------------ ------------ ------------ ------------- -----------------
Feed pumps                             X           X
-------------------------------------- ----------- ------------ ------------ ------------ ------------- -----------------
Control valves                                     X                         X
-------------------------------------- ----------- ------------ ------------ ------------ ------------- -----------------
Feed pump drivers                      X           X            X                         X
-------------------------------------- ----------- ------------ ------------ ------------ ------------- -----------------
Feed pump strainers                                                          X
-------------------------------------- ----------- ------------ ------------ ------------ ------------- -----------------
Oil systems                            X                                                  X
-------------------------------------- ----------- ------------ ------------ ------------ ------------- -----------------
Rupture disc & relief valves                                    X
-------------------------------------- ----------- ------------ ------------ ------------ ------------- -----------------
Purge systems                                      X            X
-------------------------------------- ----------- ------------ ------------ ------------ ------------- -----------------
Instruments: Pressure transmitters,                                                       X
switches and gauges; level, and
temp. vibration & speed  transmitters
-------------------------------------- ----------- ------------ ------------ ------------ ------------- -----------------
Electric AL  cabinets                                                                     X
-------------------------------------- ----------- ------------ ------------ ------------ ------------- -----------------
Condenser fans                                                  X
====================================== =========== ============ ============ ============ ============= =================

                               Table 4 - Periodic Preventive Maintenance and Checkout Procedures

============================================ ========================================================= =================
Assembly                                     Inspection, Maintenance & Checkout                        Reference

============================================ ========================================================= =================

                            DAILY INSPECTION (VISUAL)
-------------------------------------------- --------------------------------------------------------- -----------------
OEC general system and piping                1.  Mechanical damage or deformity
                                             2.  Oil and motive fluid leaks
                                             3.  Vaporizer motive fluid level
                                             4.  Condenser pressure
                                             5.  Warning indications
-------------------------------------------- --------------------------------------------------------- -----------------
Turbine, generator, feed pump & condensate   Excessive noise/vibrations, leaks
pump (where applicable)
-------------------------------------------- --------------------------------------------------------- -----------------
Oil systems                                  Pressure level and temperature
-------------------------------------------- --------------------------------------------------------- -----------------
                                             WEEKLY INSPECTION
-------------------------------------------- --------------------------------------------------------- -----------------
Air system                                   Air filter water draining
-------------------------------------------- --------------------------------------------------------- -----------------
Generator                                    1.  External cleaning and air filter
                                             2.  Vibration analysis
-------------------------------------------- --------------------------------------------------------- -----------------
Control valves                               Leak check
-------------------------------------------- --------------------------------------------------------- -----------------

Purge system                                 Leak Check
-------------------------------------------- --------------------------------------------------------- -----------------
                                             MONTHLY MAINTENANCE & CHECKOUT
-------------------------------------------- --------------------------------------------------------- -----------------
OEC general system                           Rupture disk serviceability inspection
-------------------------------------------- --------------------------------------------------------- -----------------
Feed Pump motor                              Bearing lubrication check
-------------------------------------------- --------------------------------------------------------- -----------------
Turbine,  generator, feed pump               Vibration monitoring
-------------------------------------------- --------------------------------------------------------- -----------------
                                             SEMIANNUAL MAINTENANCE & CHECKOUT
-------------------------------------------- --------------------------------------------------------- -----------------
Generator                                    Air filter and connection box cleaning, check
                                             electrical connection for tightens  or damage
-------------------------------------------- --------------------------------------------------------- -----------------
Feed pumps strainer                          Strainer cleaning
-------------------------------------------- --------------------------------------------------------- -----------------
Electrical boards                            General maintenance
-------------------------------------------- --------------------------------------------------------- -----------------
Control valves                               Valve calibration
-------------------------------------------- --------------------------------------------------------- -----------------
Condenser fans                               Driving system
============================================ ========================================================= =================
Assembly                                     Inspection, Maintenance & Checkout
============================================ ========================================================= =================
                                             ANNUAL MAINTENANCE & CHECKOUT
Turbine & generator                          1.  Coupling lubrication
                                             2.  Alignment procedure

-------------------------------------------- --------------------------------------------------------- -----------------
Assembly                                     Inspection, Maintenance & Checkout                        Reference
-------------------------------------------- --------------------------------------------------------- -----------------
Generator                                    Insulation test
-------------------------------------------- --------------------------------------------------------- -----------------
All motors                                   Insulation test
-------------------------------------------- --------------------------------------------------------- -----------------
Oil systems                                  Oil and filter replacements

Tube and shell heat exchanger                Cleaning, integrity inspection

Electrical boards                            General maintenance

Instrumentation                              Calibration

Control valves                               Calibration
============================================ ========================================================= =================

=================================================== ====================================================================
Assembly                                            Inspection, Maintenance & Checkout
=================================================== ====================================================================
                                                    4 YEARS MAINTENANCE AND CHECKOUT
--------------------------------------------------- --------------------------------------------------------------------
 Turbine                                            Replace mechanical seal and bearing
Generator (40.000 hr)                               Complete disassembly, stator and rotor solvent cleaning, inspect and replace if needed bearings, liners and oil retainers
=================================================== ====================================================================

              1.    DESIGN AND MATERIAL SELECTION METHODOLOGY EMPLOYED

                    Materials selection is based upon:
                    o     Design inputs
                    o     Durability and availability considerations
                    o     Cost optimization
                    o     Critical Components special consideration
                    o     Field operation and maintenance constraints
                    o     Safety and environmental concerns

                    Geothermal power production involves a unique energy source which is the geothermal fluid (in our case the separated
                    brine) getting into close encounter with various metallic
                    (and to much less extent, non metallic) surfaces on its way through the gathering and heat recovery systems (between
                    production and disposal). This hot brine ("geofluid"),
                    depending on its chemistry (and temperature), might become corrosive or scale depositing (or both).

                    In the "binary" technology system (proposed in our case) the heat recovery unit is a typical critical component where
                    material selection must consider both geofluid (further
                    referred as "hot brine") and working fluid characteristics.
                    The core of this unit are the heat transfer tubes, here
                    corrosion might lead to an undesirable mixing of the two
                    fluids. However, the working fluid, when not contaminated
                    with water ingress, has no corrosive or scaling effect. Thus the hot brine characteristics dictate the material
                    selection. In our case, the main problem seems to be the
                    silica scaling and the yearly mixed acid cleaning. The hot brine being pressurized and at pH above 8 (with relatively low salinity), its mild corrosivity is not considered an
                    issue, while

                    the chemical cleaning acids are commonly inhibited against ferrous materials corrosion. The materials selection (and
                    wall thickness) in this case is aiming to obtain maximum
                    durability and availability at a reasonable material cost
                    but also at an acceptable field maintenance rate (especially for prevention of idle time corrosion).

                    The design input specifies the physical and chemical
                    conditions of the geofluid going into the plant (mostly
                    issued by the field operator or from other sources of
                    information). It also provides the optimal heat and mass
                    balances. Based upon the previous experience and/or R&D, the heat recovery surfaces and auxiliary components (in contact with the geofluid) materials are selected. In our case C.
                    Steel would be that material (which in addition presents an easier disposal after lifetime).

              2.    CODES AND STANDARDS

                    The design of the Project will be in accordance with the
                    following list of standards:

---------------------------------------------- ------------------------------------------------------------
Pipe-work                                      ANSI B 31.1 & 3; AWWA; MSS
---------------------------------------------- ------------------------------------------------------------
Pressure vessels & heat exchangers             ASME, TEMA R & C
---------------------------------------------- ------------------------------------------------------------
Design loads for buildings                     NZS 4203
---------------------------------------------- ------------------------------------------------------------
Steel structures                               NZS 3404
---------------------------------------------- ------------------------------------------------------------
Valves                                         API; ANSI; MSS
---------------------------------------------- ------------------------------------------------------------
Motive Fluid Pumps                             API 610
---------------------------------------------- ------------------------------------------------------------
Concrete construction                          NZS 3109
---------------------------------------------- ------------------------------------------------------------
Fire protection                                NZ Code
---------------------------------------------- ------------------------------------------------------------
Electrical                                     NZ. Electricity Regulation
                                               IEEE. NEMA, IEC
---------------------------------------------- ------------------------------------------------------------
Control and instrumentation                    NZECP 24 in Hazardous classified
                                               areas; IEC or other standard as
                                               used and accepted in similar
                                               classified areas in projects
                                               under NZ law
---------------------------------------------- ------------------------------------------------------------
Transpower requirements                        TP.CC 8.0 Issue 1, May 1995, TP.AG 48.02 Issue 1 Draft 1,
                                               July 1997, GOSP, June 1997
---------------------------------------------- ------------------------------------------------------------

              3.    USE AND REINSTATEMENT OF THE SITE (PROPOSAL)

                    The overall area within the Binary Plant perimeter shall be reinstated with screened metal surfacing. The overall plant size is approximately 15,000 square meters. The internal
                    road area has basically the same completion as the entire
                    Plant, but marked as designated road, in order to avoid (if possible), or at least to minimize any underground
                    installations at that specific area.

                    Areas external to the perimeter fence will be used by the
                    Contractor as temporary area (lay-down, car parking and
                    construction offices). This

                    temporary areas will located at the East and North parts of the Plant boundaries. The estimated size of it will be up to approximately 10,000 Square Meters, however it will be
                    developed in stages as per the site construction
                    requirements. Contractor shall have all construction debris removed to a properly designated area.

                    There will be no gardening or screen planting work, but in the temporary area. (As long as it will not be closer then the 30' fire limitation).

                    Tall vegetation (trees and scrub) shall be cleared to a
                    radius of 30 m from any plant containing flammable working fluid.

                    It is assumed that there will be a balance of cut and fill, therefore a minimal of surplus soil, which will probably be either removed to a designated area or be spread in the
                    Plant vicinity. In case of the later, then a native grass
                    will be planted at that area.

              4.    SITE ARRANGEMENT DRAWING (DRAFT)

                    Site Arrangement drawing and site location are presented in drawings 7.011.00.409.0 and 7.011.00.408.0

              OWNER'S MARCO REQUIREMENTS

              Ormat plant design and construction provides high level of
              Maintainability, reliability and ease of operation. ORMAT plants achieve availability rates of more than 95% and are operated by small operating team and in some cases are unattendant.

              Ormat together with some major equipment suppliers will carry value engineering studies during the process design phase, HAZOPS and design review meetings.

              The following are MARCO requirements and the ways ORMAT complies to it.

              MAINTAINABILITY
              Plant equipment will be of a low maintenance design and easily maintainable.

              Most of the OEC sub systems equipments are design to be maintained in place, with minimum disassembly of surrounding equipment and minimum usage of temporary scaffolding and handling equipment.
              Permanent maintenance platforms are provided where required to assure safety and efficiency

              Equipment arrangements, pipe routings, and cable tray locations will be designed for maximum equipment accessibility

              All structures will be painted per ORMAT standards for geothermal power plants for minimizing corrosion of equipment exposed to chemically or environmentally corrosive atmospheres.

              Special attention will be given to providing appropriate
              enclosures, curbs, drip guards and collection systems for fugitive water, hose spray water, chemicals, and oils.

              Similar equipment will be provided by the same manufacturer to minimize spare parts inventories

              AVAILABILITY/RELIABILITY
              The design of equipment systems and selection of system components is based on the long field experience of operating the same type of plants all over the world. The purchased equipment has been filtered during the years to select the optimum piece of equipment for the application.

              The design of each system is based on proven design concepts which have been applied successfully in the power generation industry.

              CONSTRUCTABILITY
              The primary constructability objective is to minimize the
              complexity of construction to realize maximum schedule benefits.
              Equipment is factory assembled to the maximum extent possible, so as to minimize the field erection required.

              OPERABILITY
              The Ormat Energy Converter(R) (OEC) is easy to operate and requires minimum operator surveillance. The plant controls design allows routine plant operations.

              Equipment system design selections are based on minimizing the amount of operator attention.

              Automatic monitoring of systems and operation some of the
              processes from the GGC is being provided.

              Operator control interfaces incorporates human engineering factors, including visual observation.

              Process systems and equipment operation is adequately monitored to provide control room operators with all information required for efficient, safe, and easy operation of the plant.

              Systems and equipment are located for easy operational access and logical operational sequences.

              Special attention will be given to adequate lighting, ventilation, and acoustic dampening of all operational spaces.

              Equipment and system components, which may be operated locally, will be arranged with personnel access. Equipment, valves, dampers, instrument, and control devices will be located to include, the following considerations:

              VALVES.
              Valve operators, that requires frequent checks and adjustments, will be located and oriented to the extent possible for manual operation within the normal reach of operating personnel without the need for portable ladders or reaching devices. Permanent extension operators of a conventional design may be used.

              LOCAL INSTRUMENTATION.
              All local instrumentation indicating pressures, temperatures, levels, flows, etc., or indicating the position or status of equipment will be readily visible to operating personnel without the use of temporary ladders or platforms.

              VISIBLE INSPECTION AND TENDING.
              Portions of equipment requiring frequent visual inspection, lubrication, and tending activities will be safely accessible and adequately lighted to assure proper operation and servicing.

              INTERFACE ARRANGEMENTS DURING CONSTRUCTION, COMMISSIONING AND
              TESTING

              CONSTRUCTION

              Ormat propose using site 4 and accessing this site during
              construction from point 26 as suggested in the tender documents. A temporary fence between site 4 and the Wairakei station will be erected during construction. Access for construction of the pipelines and electrical connections would via Contact's usual entry procedures.

              Temporary connections of electricity and water will be used for the construction period, which will be replaced later by the permanent connection of the binary plant as proposed.

              A short shut down of the main injection line will be required for the constructing the tee's and the block valve on the line which will be coordinated with the Owner. With the branch valves in place the reinjection main can be returned to service.

              Connection of the high voltage electrical lines will be done in coordination with the Owner and Transpower.

              COMMISSIONING AND TESTING

              During commissioning the manual by-pass valve could remain open.
              Flow for plant commissioning could be taken from the reinjection line used and then dumped to the Wairakei stream. During this time the reinjection wells may have some flow fluctuations but not temperature fluctuations. By commission the binary plant one unit at time the amount of water discharged would be limited.

              Export and import of electricity between the binary plant and the grid during commissioning will be coordinated with the Owner and with Transpower. The loading and interconnection plans will be submitted in advance.

LIST OF SUBCONTRACTORS

The Tenderer proposes to use the following subcontractors:

-------------------------------------------------------- ------------------------------------------------------
SUBCONTRACTOR                                            SCOPE OF WORK
-------------------------------------------------------- ------------------------------------------------------

DESIGN:
-------------------------------------------------------- ------------------------------------------------------
Babbage Consultants                                      Civil and Structural
-------------------------------------------------------- ------------------------------------------------------
Cheal Consultants                                        Civil and Structural
-------------------------------------------------------- ------------------------------------------------------
Connell Wagner                                           Civil and Structural
-------------------------------------------------------- ------------------------------------------------------
Meritec Ltd                                              Civil and Structural
-------------------------------------------------------- ------------------------------------------------------
Opus International                                       Civil and Structural
-------------------------------------------------------- ------------------------------------------------------
Peters & Cheung                                          Civil and Structural
-------------------------------------------------------- ------------------------------------------------------
Plant and Platform Consultants Ltd                       Civil, Mechanical and Piping
-------------------------------------------------------- ------------------------------------------------------
Tonkin & Taylor                                          Civil, Mechanical and Piping
-------------------------------------------------------- ------------------------------------------------------
Beca                                                     Civil, Mechanical, Piping and Electrical
-------------------------------------------------------- ------------------------------------------------------
P.B. Power                                               Civil, Mechanical, Piping and Electrical
-------------------------------------------------------- ------------------------------------------------------
Sinclair Knight Merz                                     Civil, Mechanical, Piping and Electrical
-------------------------------------------------------- ------------------------------------------------------
URS                                                      Civil, Mechanical, Piping and Electrical
-------------------------------------------------------- ------------------------------------------------------
Worley                                                   Civil, Mechanical, Piping and Electrical
-------------------------------------------------------- ------------------------------------------------------
Andrew & Andrew Electrical Ltd.                          Electrical
-------------------------------------------------------- ------------------------------------------------------
Tesla Consultants                                        Electrical and Transmission
-------------------------------------------------------- ------------------------------------------------------
United Network Ltd                                       Electrical and Transmission
-------------------------------------------------------- ------------------------------------------------------
Wormald                                                  Fire protection
-------------------------------------------------------- ------------------------------------------------------
Century Drilling                                         Mechanical and Piping
-------------------------------------------------------- ------------------------------------------------------
Line Link                                                Transmission Lines
-------------------------------------------------------- ------------------------------------------------------
CONSTRUCTION:
-------------------------------------------------------- ------------------------------------------------------
Benchmark Building Supplies Ltd                          Buildings
-------------------------------------------------------- ------------------------------------------------------
Holman Construction                                      Civil and Buildings
-------------------------------------------------------- ------------------------------------------------------
Doug Hood Ltd                                            Earth Works
-------------------------------------------------------- ------------------------------------------------------
Brain Perry Ltd                                          Earth Works and Civil
-------------------------------------------------------- ------------------------------------------------------
Fulton Hosan                                             Earth Works and Civil
-------------------------------------------------------- ------------------------------------------------------
Works Infrastructure                                     Earth Works and Civil
-------------------------------------------------------- ------------------------------------------------------
United Network                                           Electrical and Transmission
-------------------------------------------------------- ------------------------------------------------------
Electrix                                                 Electrical, Control and instrumentation
-------------------------------------------------------- ------------------------------------------------------
Wormald                                                  Fire protection
-------------------------------------------------------- ------------------------------------------------------
Chubb                                                    Fire protection & Security
-------------------------------------------------------- ------------------------------------------------------
Absolute Air                                             HVAC
-------------------------------------------------------- ------------------------------------------------------
Dankin                                                   HVAC
-------------------------------------------------------- ------------------------------------------------------
Improvair                                                HVAC
-------------------------------------------------------- ------------------------------------------------------
SUBCONTRACTOR                                            SCOPE OF WORK
-------------------------------------------------------- ------------------------------------------------------
Best Insulation Ltd.                                     Insulation
-------------------------------------------------------- ------------------------------------------------------
Forman Insulation Ltd.                                   Insulation
-------------------------------------------------------- ------------------------------------------------------
Century Drilling                                         Mechanical and Piping
-------------------------------------------------------- ------------------------------------------------------
Fitzroy Engineering Ltd                                  Mechanical and Piping
-------------------------------------------------------- ------------------------------------------------------
Robert Stone                                             Mechanical and Piping
-------------------------------------------------------- ------------------------------------------------------
Steiner and Mosses                                       Mechanical Installations
-------------------------------------------------------- ------------------------------------------------------

-------------------------------------------------------- ------------------------------------------------------

LIST OF ALL MAJOR PLANT ITEMS AND COUNTRY OF ORIGIN

------- --------------------------- --------------------------------------------------- ------------------------
        EQUIPMENT ITEM              NAME OF MANUFACTURER                                COUNTRY OF ORIGIN
------- --------------------------- --------------------------------------------------- ------------------------

1       Turbine                     Ormat Industries Ltd.                               Israel
------- --------------------------- --------------------------------------------------- ------------------------
2       Generator                   Ideal Electric Co., Kato Engineering, Hundai        USA, Korea
------- --------------------------- --------------------------------------------------- ------------------------
3       Feed Pump and Motors        Goulds Pumps, Floway Pumps, FlowServe, Johnston     USA
                                    Pump Company, Peerless Pump Company
------- --------------------------- --------------------------------------------------- ------------------------
4       Air Coolers *               Ormat Industries Ltd.                               Israel
------- --------------------------- --------------------------------------------------- ------------------------
5       Vaporizer * and Heat        Ormat Industries Ltd.                               Israel
        Exchangers T&S
------- --------------------------- --------------------------------------------------- ------------------------
6       Auxiliary Transformers      Haward, Virginia Transformer Corp., ABB, Cooper     USA
------- --------------------------- --------------------------------------------------- ------------------------
7       Air Compressors             Atlas Copco, Cooper (Joy) Turbo Division, AC        USA, United Kingdom
                                    Compressors, Quincy, Hamworthy Belliss & Morcom     (UK), Italy (IT)
                                    (UK), Said Macchine Impianti (IT)
------- --------------------------- --------------------------------------------------- ------------------------
8       Switchgear                  Powell, Powercon Corp., S&C Electric Canada Ltd,    USA, Canada (CN),
                                    Babco Electric & Engineering Ltd (CN), Blenkhorn    Israel (ISR)
                                    & Sawle (CN), Ardan (ISR), Schneider (ISR)
------- --------------------------- --------------------------------------------------- ------------------------
9       Central StationControl      Ormat Industries Ltd.                               Israel
------- --------------------------- --------------------------------------------------- ------------------------
10      Motor Control Center        Alan Braddy, GE, Moller Electric Inc. (CN), ADEX    USA, Canada (CN),
                                    (ISR), ILS (ISR), Schneider (FR)                    Israel (ISR), France
                                                                                        (FR)
------- --------------------------- --------------------------------------------------- ------------------------
11      Step-up Transformer         Waukesha Electric System, Virginia Transformer      USA, Israel (ISR),
                                    Corp., Elco (ISR), Fortune Electric Co. (TW), ABB   Taiwan (TW), Turkey,
                                                                                        India
------- --------------------------- --------------------------------------------------- ------------------------
12      Pumps                       Goulds Pumps, Floway Pumps, FlowServe, Bungartz     USA, Germany (GER)
                                    (GER)
------- --------------------------- --------------------------------------------------- ------------------------
13      Valves                      Neles Control Group, Jamesbury Inc., Fisher         USA, Israel (ISR),
                                    Controls Int'l LLC, De Zurick, Habonim Industrial   Italy (IT)
                                    Valves LTD (ISR), Hamlet (ISR), Masoneilan,
                                    Vanessa Valve Corporation (IT), Tyco
------- --------------------------- --------------------------------------------------- ------------------------

------- --------------------------- --------------------------------------------------- ------------------------
        EQUIPMENT ITEM              NAME OF MANUFACTURER                                COUNTRY OF ORIGIN
------- --------------------------- --------------------------------------------------- ------------------------

14      H.V. Circuit Breaker        Westinghouse, Cutler Hammer (CN), Powercon Corp.,   USA, Canada (CN),
                                    ABB (GER), Sace (IT), GE, Gec Alsthom (UK),         Italy (IT), United
                                    Siemens (GER), Schneider (France)                   Kingdom (UK), France
------- --------------------------- --------------------------------------------------- ------------------------
15      Electric Motors             Usphiz (ISR), GE, US Motors, Brooks (UK), Siemens   USA, Israel (ISR),
                                    (GER), Baldor (CN), Loher (GER), ABB (Finland),     United Kingdom (UK),
                                    WEG (BR)                                            Germany (GER), Canada
                                                                                        (CN), Brazil (BR),
                                                                                        Finland
------- --------------------------- --------------------------------------------------- ------------------------

         o    As being part of the OEC, which is a complete unit, Ormat may, at its discretion, assign the manufacturing of part or all of the
              OEC Heat Exchanger to outside manufacturer, with the adequate certifications as ORMAT has, under ORMAT design and supervision.

         DOCUMENT SUBMITTAL QUALIFICATION

         The following table is part of Exhibit A-1 to the tender documents and presents the document's submittal schedule requested by the Owner.

         ORMAT qualifications are at the right column.

         IN GENERAL ALL THE ITEMS THAT PRESENTED BY THE OWNER AS ... "DAYS (OR
         MONTHS) AFTER LETTER OF ACCEPTANCE" SHALL BE CHANGED TO "DAYS (OR
         MONTHS) FROM COMMENCEMENT DATE"

    ------------------------------------ ------------------------------------------- ----------------- ---------------------
                   ITEM                              SUBMITTAL SCHEDULE                  PURPOSE          ORMAT REVISED
                                                                                                          REQUIRED DATES
    ------------------------------------ ------------------------------------------- ----------------- ---------------------

    Method Statement                     No later than 10 days after Letter of       For Approval      3 months after CD
                                         Acceptance
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
    Commercial
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
    Performance Bond and Parent          No later than 10 days after Letter of       For Contract      15 days after CD
    Company Guarantee                    Acceptance                                  Compliance
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
    Confirmation of Insurance            No later than 10 days after Letter of       For Approval      15 days after CD
    Arrangements                         Acceptance
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
    Programmes and Schedules
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
          Detailed Works Programme       No later than 10 days after Letter of       For Approval      30 days after CD
                                         Acceptance
    ------------------------------------ ------------------------------------------- ----------------- ---------------------

    ------------------------------------ ------------------------------------------- ----------------- ---------------------
                   ITEM                              SUBMITTAL SCHEDULE                  PURPOSE          ORMAT REVISED
                                                                                                          REQUIRED DATES
    ------------------------------------ ------------------------------------------- ----------------- ---------------------

          Manufacturing, Construction,   No later than 3 months after Letter of      For Approval      3 months after CD
          and Performance Testing Plan   Acceptance.
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
    Project Design Manual                No later than 4 weeks after Commencement                      2 month after CD
                                         Date
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
    Project Quality Plan                 Outline plan with Tender, Detailed plan     For Approval      30 days after CD
                                         no later than 10 days after Letter of
                                         Acceptance
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
    Engineering Drawings and Lists
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
          Site Arrangement Drawings      Draft with Tender, Final no later than 8    For Approval      3 months after CD
                                         weeks after Commencement Date
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
          Plant Arrangement Drawings     Draft with Tender, Final no later than 8    For Approval      3 months after CD
                                         weeks after Commencement Date
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
          List of All Major Plant        Draft with Tender, Final no later than 3    For Approval      6 months after CD
          Items Including Name of        months after Commencement Date
          Manufacturer and Country of
          Origin
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
          Building Arrangement Drawings  No later than 8 weeks after Commencement    For Approval      16 weeks after CD
                                         Date
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
          Reinstatement Plans            Draft with Tender, Final no later than 8    For Approval      30 days prior to
                                         weeks after Commencement Date                                 Site mobilization
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
          Piping and Instrument          Draft with Tender, Final no later than 8    For Approval      16 weeks after CD
          Diagrams                       weeks after Commencement Date
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
          Electrical One-Line Diagrams   Draft with Tender, Final no later than 8    For Approval      16 weeks after CD
                                         weeks after Commencement Date
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
          Maintainability Features       Draft with Tender, Final no later than 8    For Approval      12 weeks after CD
          Description (Ref 1.14.2 of     weeks after Commencement Date
          Technical Requirements)
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
          Equipment Colour Scheme        No later than 8 weeks after Commencement    For Approval      16 weeks after CD
                                         Date
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
          Protective Coating Schedule    No later than 8 weeks after Commencement    For Approval      16 weeks after CD
                                         Date
    ------------------------------------ ------------------------------------------- ----------------- ---------------------

    ------------------------------------ ------------------------------------------- ----------------- ---------------------
                   ITEM                              SUBMITTAL SCHEDULE                  PURPOSE          ORMAT REVISED
                                                                                                          REQUIRED DATES
    ------------------------------------ ------------------------------------------- ----------------- ---------------------

          Electrical Schematic Diagrams  No later than 6 months after Commencement   For Approval      8 months after CD
                                         Date
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
          Control System Configuration   No later than 6 months after Commencement   For Information   8 months after CD
          Block Diagrams                 Date
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
          Logic Diagrams for Control,    No later than 6 months after Commencement   For Approval      8 months after CD
          Alarm and Sequence Interlock   Date
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
          Piping Layout Drawings and     No later than 6 months after Commencement   For Approval      8 months after CD
          Support Details                Date
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
          Fully Detailed List of All     No later than 6 months after Commencement   For Approval      8 months after CD
          Valves, with Control Valve     Date
          Data Sheets per ISA form
          S.20.50 including valve
          action on loss of electrical
          or air supply
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
          Fire Protections System        No later than 6 months after Commencement   For Approval      8 months after CD
          Drawings                       Date
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
          Compressed Air, Potable        No later than 6 months after Commencement   For Approval      8 months after CD
          water, and Waste water         Date
          Systems Drawings
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
    Engineering Studies
    ------------------------------------ ------------------------------------------- ----------------- ---------------------
          Documentation Required for     No later than 6 months after Commencement   For Approval      30 days prior to
          Statutory Approval of          Date                                                          equipment arrival
          Pressure Vessels and                                                                         to NZ
          Pressure Piping
    ------------------------------------ ------------------------------------------- ----------------- ---------------------

              NOTE:
              CD - Commissioning Date

QUALITY ASSURANCE PLAN OUTLINE

--------------------------------------------------------------------------------
WAIRAKEI Revision:                                                     PO
QA PROGRAM                                            Date: June 10, 2003
                                                             Page 1 of 12
--------------------------------------------------------------------------------

                                    O R M A T

                               ON SITE QA PROGRAM
                                     OUTLINE

--------------------------------------------------------------------------------
WAIRAKEI Revision:                                                     PO
QA PROGRAM                                            Date: June 10, 2003
                                                             Page 2 of 12
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                                TABLE OF CONTENTS
                                -----------------

SECTION 16 - WELDING PROCEDURE AND WELDERS PERFORMANCE QUALIFICATION FOR GAS TUNGSTEN ARC AND GAS
   METAL ARC WELDING OF ALUMINUM TUBULAR BUS.............................................................8
SECTION 17 - WELDING PROCEDURE AND WELDERS PERFORMANCE QUALIFICATIONS FOR GAS TUNGSTEN ARC OF
   STAINLESS STEEL ......................................................................................9
SECTION 18 - WELDING PROCEDURE AND WELDERS PERFORMANCE QUALFICATIONS FOR SHIELDED METAL ARC WELDING OF

                                                                    Wairakei EPC

         SECTION 0 - ORMAT'S QUALITY, ENVIRONMENTAL, HEALTH AND SAFETY POLICY

         ORMAT's core business is the design, manufacturing, supply, installation and operation of innovative power systems producing electricity from locally available heat sources such as geothermal energy, recovered heat, low grade fuels, biomass and solar energy.
         Such systems are environmentally benign and non-polluting. Ormat also designs and manufactures packaged power systems using conventional fuels for remote, maintenance-free applications such as SCADA and corrosion protection systems, to enhance the reliability and safe operation of pipelines and offshore platforms.

         Ormat's Quality, Environmental, Health and Safety (QEHS) Policy is an
         integral part of its corporate strategy and includes the following elements:

         o     Active communication to ensure understanding of customer
               requirements and expectations along with customer feedback to provide effective product support.

         o     Strict compliance with customer requirements, as well as with applicable environmental, health and safety laws and regulations, in all the countries and locales where Ormat manufactures, installs or operates its products.

         o     Continuous efforts to achieve clear QEHS objectives to: (a)
               improve product performance and reliability; (b) reduce the cost and time-to-market of Ormat products; (c) prevent pollution; (d)
               minimize risks to personnel and the public, and (e) save energy and materials.

         o     Development, acquisition, use and maintenance of advanced
               technologies, equipment and software, as well as appropriate, timely and effective training for personnel at all levels in all departments.

         o     Implementation and continuous improvement of an integrated management system certified to and complying with ISO 9001 and
               ISO 14001 International Standards (at the manufacturing
               facility).

         o     Management's oversight, and follow-up, on Ormat's QEHS
               performance and on the effectiveness and efficiency of the integrated management system.

         This Policy has been reviewed for continuing suitability, communicated and explained to all Ormat employees, and made available to the public.

         SECTION 1 - INTRODUCTION

         1.    This manual describes ORMAT's Quality Assurance Program used in its Geothermal power plant construction sites. The program covers quality assurance procedures in the areas of mechanical, civil and electrical construction work.

EPC Schedule B                                                    Sept. 20.2003

                                                                    Wairakei EPC

         The manual is intended to be used as a general guideline for quality assurance of activities taking place during construction of ORMAT'S
         Geothermal Power Stations. Therefore, some procedures or forms may have to be modified according to specific job requirements, contractual requirements or Project Manager's decision. In the case of modification, the Section titled "Procedure Modification" will be followed. More specific design construction and quality control requirements are provided in the detailed construction specifications.

         Also, forms used and filled out by ORMAT's, Ormat and/or
         subcontractors may be used instead of forms outlined in this manual, depending on the Project Manager's decision.

         ORMAT reserves the right to modify any procedure outlined in this manual.

         2.    Updates and revisions to this plan shall be considered normal and proper as plan specifies and personnel are expected to change during construction. Revisions to this section shall be submitted and approved by the Project Manager, and will be in effect immediately upon his approval.

         HEALTH AND SAFETY MANAGEMENT PROGRAMME

         MANUAL OUTLINE

         ORMAT POLICY STATEMENT

         It is the policy of Ormat to conduct its activities in such a way that the health and safety of employees and the public are safeguarded and that proper protection is afforded to the environment and:

         o     To promote safety consciousness in its employees and to render staff at all levels, responsible for preventing injury, loss or damage.

         o     To make every reasonable effort to ensure that its operations and activities do not cause injury or harm to the health of employees and others.

         o     To make every reasonable effort to protect the environment from the adverse effects which may arise from it operations and to minimize any nuisance which may arise from its operations.

         o     Health and Safety in the workplace is acknowledged as a joint responsibility between employer and employee.

EPC Schedule B                                                    Sept. 20.2003

                                                                    Wairakei EPC

         SECTION 1 - INTRODUCTION

         1.1   GENERAL

               This manual provides a framework for the Health and Safety Manual
               Management System of Ormat at the new Wairakei Project.

               The manual will not directly cover all possible situations or circumstances that may be encountered, nor is it intended to restrict users to minimum standards. It will identify minimum acceptable Safety and Loss Control standards; however, specific loss control efforts are dependent on the activities being performed and it is the responsibility of those personnel engaged in that activity to apply prudent safety practices.

         1.2   PURPOSE
               The Ormat Health and Safety Manual has been developed as a guideline for:

               a.   The uniform implementation of Health and Safety Management within the company;

               a.   The establishment of clear line of communication, authority, responsibility and accountability for the execution of the
                    Health and Safety Management System at all location;

               b.   The prevention or reduction of personal injury and i llness, property damage, production interruptions and other adverse incidents;

               c.   The establishment of industry leading Health and Safety
                    Control policies and procedures.

         1.3   SCOPE
               The standards, procedures, duties and responsibilities outlined in this manual are in effect within Wairakei Project.

               Subcontractors are required to develop their own health and safety standards for the project, using the contents of this manual as guide to comply with the minimum standards identified.

         1.4   ISSUE AND CONTROL
               Manuals are issued as "Controlled" documents. Controlled manual holders will be issued with approved changes. Only controlled manuals will be used with Ormat Wairakei Project.

               Control of the manual will be by an assigned number which is designated on the cover sheet. In addition the Health and Safety
               Manager will maintain records indicating the name of the manual holder, manual number and date issued.

               Revisions to the manual shall be by section and will be
               identifiable by the revision date.

EPC Schedule B                                                    Sept. 20.2003

                                                                    Wairakei EPC

               A master list of all revisions will be maintained by the Health and Safety Manager. Users are responsible to maintain current revisions, remove and destroy obsolete/revised pages, and return the manual when recalled.

         1.5   REVISION OF POLICIES AND PROCEDURES
               Policies and procedures contained in this manual are dynamic and will be reviewed objectively by users as a source of continuous improvement. Additional policies and procedures may be added from time to time and revisions made to existing ones.

               The Health and Safety Manager is responsible for the preparation, issuance and distribution of Health and Safety policies and procedures and revisions thereto that form part of this manual.
               Users who identify errors, omissions or improvements are required to notify the Health and Safety Manager so corrective measures can be taken.

         SECTION 2 - EMERGENCY PROCEDURES

         2.1   PURPOSE
               To provide Ormat with procedures to deal with any emergency that may arise while employees and others are at work.

               To have an effective general emergency plan to cope with all types of known emergencies likely to occur at any part of our organization's operation, and to comply with legislative
               requirements.

               When confronted with an emergency, it is too late to decide who needs to do what, what assistance is available and what emergency responses are desirable.

         2.2   PROCEDURE

         2.3   EVALUATION

         2.4   RESPONSIBILITIES

         2.5   EVACUATION PROCEDURE (INSTRUCTIONS AND FORM)

         SECTION 3 - HAZARD IDENTIFICATION PROCEDURES

         3.1   PURPOSE
               To provide a written record of a systematic and structured approach to:

               o    Identification of occupational hazards.
               o    The determination of significance of those hazards.
               o    Gathering critical information on the nature of the hazards and the consequences which can arise from exposure to risks associated with those hazards.
               o    Determine possible control options to eliminate, isolate or minimize such risk.

EPC Schedule B                                                    Sept. 20.2003

                                                                    Wairakei EPC

               3.2  DEFINITION

               3.3  PROCEDURE

               3.4  HAZARD IDENTIFICATION CHECK SHEET (LIST)

               3.5  HAZARD IDENTIFICATION PROGRAMME (FORM)

               3.6  HAZARD RISK CONTROL SHEET (FORM)

               3.7  HAZARD CONTROL (CHART)

               3.8  HAZARD PRIORITY RATING SHEET (FORM)

               SECTION 4 - SAFE WORK PRACTICES AND RULES

               4.1  HEALTHY, SAFETY AND ENVIRONMENT GOALS

               4.2  THE BASIC RULES

               4.3  PROCEDURES AND WORK PRACTICE

               SECTION 5 - ACCIDENT PROCEDURES

               5.1  PURPOSE
                    To provide documentation on reporting, recording and
                    investigation procedures for accidents and incidents, which occur during, work hours and thus achieving compliance with the current legislation.

               5.2  RESPONSIBILITIES

               5.3  INVESTIGATION

               5.4  DEFINITION

               5.5  CALCULATING FREQUENCY OR CLAIM RATES

               5.6  INVESTIGATION REPORT (FORM)

               5.7  NOTICE OF ACCIDENT / SERIOUS HARM (FORM)

               SECTION 6 - TRAINING PROCEDURES

               6.1  PURPOSE
                    To provide training procedures which complements the
                    provision of information, instruction and training by
                    ensuring that health and safety standards of Ormat is
                    effectively implemented and developed.

                    Training will help people to acquire the skills, knowledge and attitudes to make them competent in the health and
                    safety aspects of their work, whatever their position is
                    with Ormat.

               6.2  SCOPE

               6.3  PROCEDURE

               6.4  CO-OPERATION

EPC Schedule B                                                    Sept. 20.2003

                                                                    Wairakei EPC

               6.5  COMMUNICATION

               6.6  WRITTEN COMMUNICATION

               6.7  SUPERVISION

               6.8  WORKERS WITH SPECIAL NEEDS

               6.9  TECHNICAL TRAINING ANALYSIS SHEET (FORM)

               6.10 EMPLOYEE INDUCTION (FORM)

               6.11 TRAINING REGISTER (FORM)

               6.12 MEDICAL HISTORY (FORM)

               SECTION 7 - CONTRACTORS PROCEDURES

               7.1  PURPOSE
                    Contractors represent a high percentage of our work force.
                    Selection becomes critical to Ormat performance and how we are perceived in the market place as a safety performer.

                    To strengthen and upgrade Ormat performance the following
                    will be considered:

                    o    Contractors with good standing safety records.

                    o    Contractors that submit with their tender documents a
                         management plan for health and safety.

               7.2  PROCEDURE

               7.3  CONTRACT CONTENT (FORM)

               7.4  CONTRACT POLICY

                    7.4.1  Health, Safety and Environment Goals
                    7.4.2  ORMAT Philosophy
                    7.4.3  Core Values to Achieve Mission
                    7.4.4  Construction Safety Management
                    7.4.5  Subcontractors Responsibilities
                    7.4.6  Minimum Subcontractor's Health, Safety and
                           Environment Plan Requirements
                    7.4.7  Pre-project Review Meeting
                    7.4.8  Subcontractors Health, Safety and Environment
                           Planning
                    7.4.9  Accident / Incident Reporting and Investigation
                    7.4.10 Shutting Down Unsafe Work
                    7.4.11 Storage Area
                    7.4.12 Site Health and Safety Inductions
                    7.4.13 Site Health and Safety Standards
                    7.4.14 Contractors Safety Pre-qualification Form (form)

EPC Schedule B                                                    Sept. 20.2003

                                                                    Wairakei EPC

               SECTION 8 - MEETING PROCEDURES

               8.1  PURPOSE
                    To provide the opportunity for all participants to discuss the health and safety condition/s that exist within the
                    place of work and to address any concerns that the group may have regarding health and safety, therefore, establishing an agreement to implement (if desired) corrective action or
                    procedures.

                    To provide a written record of the concerns raised and
                    proposed programme to address those matters within the
                    predetermined timeframe and to identify the person
                    responsible.

               8.2  PROCEDURE

               8.3  SITE HEALTH AND SAFETY GROUP MEETING RECORD (FORM)

               8.4  MONTHLY REPORT (FORM)

               SECTION 9 - INSPECTION PROCEDURES

               9.1  PURPOSE
                    Inspections are one of the best tools available to find,
                    detect and correct problems and assess their risk before
                    accidents and other losses occur.

                    A well managed programme can greatly assist in eliminating problems and losses by:

                    o      Identifying potential problems.
                    o      Identifying equipment deficiencies.
                    o      Identifying improper employee actions.
                    o      Identifying poor housekeeping standards.

               9.2  DEFINITION

               9.3  RESPONSIBILITIES

               9.4  HEALTH AND SAFETY INSPECTION PROGRAMME (FORM)

               SECTION 10 - ENVIRONMENTAL PROCEDURES

               10.1 PURPOSE
                    The current legislation vested in local authorities the
                    responsibility for granting consents. The environmental
                    effects on most operations are principally regulated in
                    three main areas: land, air and water.

                    The hazards and/or operation identified by Ormat, which may have any actual or potential effect/s on the environment can be controlled and managed to reduce and/or eliminate the
                    hazard and/or operation.

               10.2 DEFINITION

EPC Schedule B                                                    Sept. 20.2003

                                                                    Wairakei EPC

               10.3 RESPONSIBILITIES

               SECTION 11- SAFETY MANUAL FOR START-UP AND TESTING ACTIVITIES

               11.1 PURPOSE
                    The objective of this document is to define the safety
                    measures, procedures and responsibilities during the period of the construction start-up, commissioning and testing
                    between: Ormat, Wairakei Project and all other entities
                    (painting, insulation contractors, etc) involved in
                    construction, commissioning and operation activities on the
                    Wairakei Project.

                    This document is intended for the management and senior
                    staff as well as the supervisors level of the above
                    mentioned Entities.

               11.2 ORGANIZATION

               11.3 GENERAL SAFETY PRACTICE

               11.4 GENERAL EMERGENCY PLANS

               11.5 EMERGENCY RESPONSE PLAN

               11.6 OPERATION INSIDE THE PLANT

               11.7 OPERATION OUTSIDE THE PLANT, AFFECTING LOCKOUT IN THE FIELD

               11.8 VEHICLES, RADIOS, CELL PHONES AND OTHER POSSIBLE IGNITION
                    SOURCES

               11.9 ATTACHMENTS

EPC Schedule B                                                    Sept. 20.2003

                                                                    Wairakei EPC

RECOMMENDED SPARE PARTS

The following inventory of spares is recommended.

-------------------------------------------------------------------------------------------------------------------
                                                                                                    EQUIVALENT
 PART NO                   DESCRIPTION                     QUANTITY    UNIT PRICE     PRICE (USD)      VALUE
                                                                          (USD)                         NZ$
-------------------------------------------------------------------------------------------------------------------

1         220KV CIRCUIT BREAKER
-------------------------------------------------------------------------------------------------------------------
1.1       110VDC trip coil                              1                   200.00    200.00       342.70
-------------------------------------------------------------------------------------------------------------------
1.2       110VDC Closing coil                           1                   200.00    200.00       342.70
-------------------------------------------------------------------------------------------------------------------
1.3       Spring charging motor                         1                 2,000.00    2,000.00     3,427.00
-------------------------------------------------------------------------------------------------------------------
1.4       Motor limit switch                            1                   500.00    500.00       856.75
-------------------------------------------------------------------------------------------------------------------
1.5       Operation counter                             1                   400.00    400.00       685.40
-------------------------------------------------------------------------------------------------------------------
1.6       SF6 Densimeter                                1                 2,400.00    2,400.00     4,112.41
-------------------------------------------------------------------------------------------------------------------
2         220KV GANTRY
-------------------------------------------------------------------------------------------------------------------
2.1       220kV strain insulator                        1                 1,000.00    1,000.00     1,713.50
-------------------------------------------------------------------------------------------------------------------
2.2       220kV post insulator                          1                 3,000.00    3,000.00     5,140.51
-------------------------------------------------------------------------------------------------------------------
3         220/11KV STEP-UP TRANSFORMER
-------------------------------------------------------------------------------------------------------------------
3.1       245kV bushing insulator                       1                24,000.00    24,000.00    41,124.06
-------------------------------------------------------------------------------------------------------------------
3.2       11kV side insulator                           1                 3,000.00    3,000.00     5,140.51
-------------------------------------------------------------------------------------------------------------------
3.3       Gasket set, including: for bushings,          1                 2,000.00    2,000.00     3,427.00
          manholes, valves and the one for the main
          cover of the tank
-------------------------------------------------------------------------------------------------------------------
3.4       Buchholz relay for expansion tank             1                 1,500.00    1,500.00     2,570.25
-------------------------------------------------------------------------------------------------------------------
3.5       Dial thermometer for measurement of the oil
          temperature                                   1                 1,500.00    1,500.00     2,570.25
-------------------------------------------------------------------------------------------------------------------
3.6       Oil level indicator in the expansion tank     1                 1,500.00    1,500.00     2,570.25
-------------------------------------------------------------------------------------------------------------------
3.7       Pressure relief valve                         1                 3,000.00    3,000.00     5,140.51
-------------------------------------------------------------------------------------------------------------------
3.8       Winding temperature indicator                 1                 7,000.00    7,000.00     11,994.52
-------------------------------------------------------------------------------------------------------------------
3.9       Lightning arrester for the 11 kV side         1                 2,000.00    2,000.00     3,427.00
-------------------------------------------------------------------------------------------------------------------
3.10      Lightning arrester for the 220 kV side        1                10,000.00    10,000.00    17,135.02
-------------------------------------------------------------------------------------------------------------------
4         13.8KV SWITCHGEAR
-------------------------------------------------------------------------------------------------------------------
4.1       125 VDC trip coil for 11 kV circuit breaker   1                   500.00    500.00       856.75
-------------------------------------------------------------------------------------------------------------------
4.2       125VDC closing coil for 11 kV circuit breaker 1                   500.00    500.00       856.75
-------------------------------------------------------------------------------------------------------------------
4.3       Control selector switch                       1                   300.00    300.00       514.05
-------------------------------------------------------------------------------------------------------------------

4.4       Signaling lamp for breaker status "On" (red)  1                    80.00    80.00        137.08

-------------------------------------------------------------------------------------------------------------------

4.5       Signaling lamp for breaker status "OFF"       1                    80.00    80.00        137.08
          (green)
-------------------------------------------------------------------------------------------------------------------

4.6       125 VDC complete control auxiliary relay      1                   200.00    200.00       342.70
-------------------------------------------------------------------------------------------------------------------

EPC Schedule B                                                    Sept. 20.2003

                                                                    Wairakei EPC

------------------------------------------------------------------------------------------------------------------
                                                                                                     EQUIVALENT
 PART NO                   DESCRIPTION                     QUANTITY    UNIT PRICE      PRICE (USD)   VALUE
                                                                          (USD)                      NZ$
------------------------------------------------------------------------------------------------------------------

4.7       120 VAC complete control auxiliary relay      1                   200.00      200.00       342.70
------------------------------------------------------------------------------------------------------------------
4.8       11 kV fuse for PT                             1                 1,000.00      1,000.00     1,713.50
------------------------------------------------------------------------------------------------------------------
4.9       125 VDC control fuse                          6                    50.00      300.00       514.05
------------------------------------------------------------------------------------------------------------------
4.10      120 VAC control fuse                          6                    50.00      300.00       514.05
------------------------------------------------------------------------------------------------------------------
4.11      120 VAC bulbs for signal lamps                10                   20.00      200.00       342.70
------------------------------------------------------------------------------------------------------------------
5         400 VAC MCC
------------------------------------------------------------------------------------------------------------------
5.1       400 V MCC contactor for motor up to 7.5HP     1                   200.00      200.00       342.70
------------------------------------------------------------------------------------------------------------------
5.2       400 V MCC contactor for motor up to 20 HP     1                   400.00      400.00       685.40
------------------------------------------------------------------------------------------------------------------
5.3       400 V MCC contactor for motor up to 40 HP     1                   600.00      600.00       1028.10
------------------------------------------------------------------------------------------------------------------
5.4       400 V MCC contactor coil for motor up to 7.5  1                    80.00      80.00        137.08
          HP
------------------------------------------------------------------------------------------------------------------
5.5       400V MCC contactor coil for motor up to 20 HP 1                   100.00      100.00       171.35
------------------------------------------------------------------------------------------------------------------
5.6       400 V MCC contactor coil for motor up to      1                   150.00      150.00       257.03
          40 HP
------------------------------------------------------------------------------------------------------------------
5.7       400V MCC contactor coil for motor up to 75 HP 1                   200.00      200.00       342.70
------------------------------------------------------------------------------------------------------------------
5.8       400V MCC contactor coil for motor up to       1                   700.00      700.00       1199.45
          150 HP
------------------------------------------------------------------------------------------------------------------
5.9       400 V MCC contactor coil for motor up to 300  1                 1,000.00      1,000.00     1,713.50
          HP
------------------------------------------------------------------------------------------------------------------
5.10      3 AMP PRIMARY FUSE                            10                   10.00      100.00       171.35
------------------------------------------------------------------------------------------------------------------
5.11      6 AMP PRIMARY FUSE                            5                    10.00      50.00        85.68
------------------------------------------------------------------------------------------------------------------
5.12      CONTROL TRANSFORMER 480/120, 50 VA            2                   100.00      200.00       342.70
------------------------------------------------------------------------------------------------------------------
5.13      CONTROL TRANSFORMER 480/120, 100 VA           1                   200.00      200.00       342.70
------------------------------------------------------------------------------------------------------------------
5.14      CONTROL TRANSFORMER 480/120, 150 VA           1                   300.00      300.00       514.05
------------------------------------------------------------------------------------------------------------------
5.15      Bulbs for Signaling lamps                     20                   10.00      200.00       342.70
------------------------------------------------------------------------------------------------------------------
5.16      RESET PUSHBUTTON                              1                    20.00      20.00        34.27
------------------------------------------------------------------------------------------------------------------
5.17      START PUSHBUTTON                              1                    40.00      40.00        68.54
------------------------------------------------------------------------------------------------------------------
5.18      STOP PUSHBUTTON                               1                    40.00      40.00        68.54
------------------------------------------------------------------------------------------------------------------
5.19      PRIMARY FUSE HOLDER                           2                    30.00      60.00        102.81
------------------------------------------------------------------------------------------------------------------
5.20      H-O-A SELRCTOR SWITCH                         2                    60.00      120.00       205.62
------------------------------------------------------------------------------------------------------------------
5.21      LED PILOT LIGHT ASSY.                         2                    60.00      120.00       205.62
------------------------------------------------------------------------------------------------------------------
5.22      400 VAC 3 phase Surge arrestor                1                   800.00      800.00       1,370.80
------------------------------------------------------------------------------------------------------------------
6         CPB - CONTROL AND PROTECTION BOARD
------------------------------------------------------------------------------------------------------------------
6.1       OVER SPEED RELAY MODOULE.                     1                   500.00      500.00       856.75
------------------------------------------------------------------------------------------------------------------

EPC Schedule B                                                    Sept. 20.2003

                                                                    Wairakei EPC

---------------------------------------------------------------------------------------------------------------
                                                                                                  EQUIVALENT
 PART NO                   DESCRIPTION                     QUANTITY    UNIT PRICE   PRICE (USD)     VALUE
                                                                          (USD)                      NZ$
---------------------------------------------------------------------------------------------------------------

6.2       RTD INPUT MODULE 8 POINTS                     1             1,200.00     1,200.00     2,056.20
-----------------------------------------------------------------------------------------------------------
6.3       SLOT CHASSIS                                  1             240.00       240.00       411.24
-----------------------------------------------------------------------------------------------------------
6.4       PLC + ETH.                                    1             3,600.00     3,600.00     6,168.61
-----------------------------------------------------------------------------------------------------------
6.5       POWER SUPPLY 24 VDC                           1             400.00       400.00       685.40
-----------------------------------------------------------------------------------------------------------
6.6       REM. I/O SCANNER                              1             1,100.00     1,100.00     1,884.85
-----------------------------------------------------------------------------------------------------------
6.7       REM. I/O ADAPTER                              1             600.00       600.00       1,028.10
-----------------------------------------------------------------------------------------------------------
6.8       TERMINAL BASE                                 2             200.00       400.00       685.40
-----------------------------------------------------------------------------------------------------------
6.9       ANALOG CARD                                   1             900.00       900.00       1,542.15
---------------------------------------------------------------------------------------------------------------
6.10      DIGITAL CARD                                  1             300.00       300.00       514.05
---------------------------------------------------------------------------------------------------------------
6.11      INPUT CARD                                    1             260.00       260.00       445.51
---------------------------------------------------------------------------------------------------------------
6.12      RELAY CARD                                    1             300.00       300.00       514.05
---------------------------------------------------------------------------------------------------------------
6.13      DIGITAL EXCIT. CONTROL SYS.                   1             8,000.00     8,000.00     13,708.02
---------------------------------------------------------------------------------------------------------------
6.14      WOODWARD CONTROLLER                           1             4,000.00     4,000.00     6,854.01
---------------------------------------------------------------------------------------------------------------
6.15      LOCKOUT RELAY                                 1             500.00       500.00       856.75
---------------------------------------------------------------------------------------------------------------
6.16      PHASE BALANCE RELAY                           1             400.00       400.00       685.4
---------------------------------------------------------------------------------------------------------------
6.17      AUTO. SYNCHRONZER                             1             2,000.00     2,000.00     3,427.00
---------------------------------------------------------------------------------------------------------------
6.18      GEN. BACKUP PROTECTION RELAY - GPR            1             4,000.00     4,000.00     6,854.01
---------------------------------------------------------------------------------------------------------------
6.19      CONTACT BLOCK N.C                             2             10.00        20.00        34.27
---------------------------------------------------------------------------------------------------------------
6.20      CONTACT BLOCK N.O                             2             10.00        20.00        34.27
---------------------------------------------------------------------------------------------------------------
6.21      SWITCH ILL PUSHBOTTON                         1             10.00        10.00        17.14
---------------------------------------------------------------------------------------------------------------
6.22      MINI CONTACTOR 24 VDC                         2             50.00        100.00       171.35
---------------------------------------------------------------------------------------------------------------
6.23      ILLUMINATED S.S. 2 POSITION                   1             80.00        80.00        137.08
---------------------------------------------------------------------------------------------------------------
6.24      VOLTAGE TRANSDUCER 150 VAC                    1             300.00       300.00       514.05
---------------------------------------------------------------------------------------------------------------
6.25      VOLTAGE TRASMITTER 30 VDC                     1             300.00       300.00       514.05
---------------------------------------------------------------------------------------------------------------
6.26      DUAL CUR. TO CUR. 4-20 MA                     1             500.00       500.00       856.75
---------------------------------------------------------------------------------------------------------------
6.27      BAYONET LAMP                                  10            2.00         20.00        34.27
---------------------------------------------------------------------------------------------------------------
6.28      FUSE 2 AMP 250 VAC                            20            1.00         20.00        34.27
---------------------------------------------------------------------------------------------------------------
6.29      FUSE 20 AMP                                   10            2.00         20.00        34.27
---------------------------------------------------------------------------------------------------------------
6.30      FUSE NORMAL BLO 10 AMP                        20            1.00         20.00        34.27
---------------------------------------------------------------------------------------------------------------
6.31      CERAMIC FUSE 1 AMP 250 V                      10            1.00         10.00        17.14
---------------------------------------------------------------------------------------------------------------
6.32      CERAMIC FUSE 6 AMP 250 V                      5             2.00         10.00        17.14
---------------------------------------------------------------------------------------------------------------
6.33      CIRCUIT BREAKER 25 AMP                        1             30.00        30.00        51.41
---------------------------------------------------------------------------------------------------------------
6.34      CIRCUIT BREAKER 16 AMP                        1             30.00        30.00        51.41
---------------------------------------------------------------------------------------------------------------
6.35      Serial to Ethernet Converter                  1             1,000.00     1,000.00     1,713.50
---------------------------------------------------------------------------------------------------------------
7         11KV GENERATOR
---------------------------------------------------------------------------------------------------------------
7.1       BEARING RTD                                   2             400.00       800.00       1,370.80
---------------------------------------------------------------------------------------------------------------
7.2       ROTATING DIODES - FORWARD                     3             400.00       1,200.00     2,056.20
---------------------------------------------------------------------------------------------------------------
7.3       ROTATING DIODES  - REVERSE                    3             400.00       1,200.00     2,056.20
---------------------------------------------------------------------------------------------------------------
7.4       ACTIVE SPEED PICK-UP                          1             1,100.00     1,100.00     1,884.85
---------------------------------------------------------------------------------------------------------------
7.5       DRIVE END BEARING LINER                       1             11,000.00    11,000.00    18,848.53
---------------------------------------------------------------------------------------------------------------
7.6       OPPOSITE DRIVE END BEARING LINER              1             11,000.00    11,000.00    18,848.53
---------------------------------------------------------------------------------------------------------------

EPC Schedule B                                                    Sept. 20.2003

                                                                    Wairakei EPC

---------------------------------------------------------------------------------------------------------------
                                                                                                  EQUIVALENT
 PART NO                   DESCRIPTION                     QUANTITY    UNIT PRICE   PRICE (USD)     VALUE
                                                                          (USD)                      NZ$
---------------------------------------------------------------------------------------------------------------

8         GEOTHERMAL FIELD SPARES
---------------------------------------------------------------------------------------------------------------
8.1       By Pass Control Valve Repair Kit              2             1,200        2,400        4,112.41
---------------------------------------------------------------------------------------------------------------
8.2       Heat Source Control Valve Repair Kit          2             1,200        2,400        4,112.41
---------------------------------------------------------------------------------------------------------------
8.3       Muffler Control Valve Repair Kit              1             800          800          1,370.80
---------------------------------------------------------------------------------------------------------------
8.4       Valve Positioner                              1             1,200        1,200        2,056.20
---------------------------------------------------------------------------------------------------------------
8.5       Temp. Transmitter                             1             320          320          548.32
---------------------------------------------------------------------------------------------------------------
8.6       Pressure Transmitter                          1             2,400        2,400        4,112.41
---------------------------------------------------------------------------------------------------------------
8.7       Pressure Gage                                 2             160          320          548.32
---------------------------------------------------------------------------------------------------------------
8.8       Temperature Gage                              2             120          240          411.24
---------------------------------------------------------------------------------------------------------------
9         TURBINES SPARE PARTS
---------------------------------------------------------------------------------------------------------------
9.1       RING 7mm (FOR TURBINE OUTLET POSITIONING)     10            4.36         43.60        74.71
---------------------------------------------------------------------------------------------------------------
9.2       HEX. NUT 3/4"NF (FOR TURBINE OUTLET           25            1.08         27.00        46.26
          POSITIONING)
---------------------------------------------------------------------------------------------------------------
9.3       INSERT 3/4" (FOR SHAFT ASSY. POSITIONING)     4             64.24        256.96       440.3
---------------------------------------------------------------------------------------------------------------
9.4       BOLT 3/4"*5" (FOR SHAFT ASSY. POSITIONING)    4             58.04        232.16       397.81
---------------------------------------------------------------------------------------------------------------
9.5       STUD 3/4"NF*268 mm (FOR TURBINE OUTLET        25            11.46        286.50       490.92
          POSITIONING)
---------------------------------------------------------------------------------------------------------------
9.6        GASKET (TURBINE BODY TO OUTLET SEALANT)      4             357.00       1,428.00     2,446.88
---------------------------------------------------------------------------------------------------------------
9.7        ANGULAR CONTACT BALL BEARING TIGHT RING      2             1,596.96     3,193.92     5,472.79
---------------------------------------------------------------------------------------------------------------
9.8        OIL COLLECTING LABYRINTH FOR SHAFT ASSY      1             837.76       837.76       1,435.50
---------------------------------------------------------------------------------------------------------------
9.9        STUD 3/4" UNF (FOR MECHASNICAL SEAL          4             102.62       410.48       703.36
           POSITIONING)
---------------------------------------------------------------------------------------------------------------
9.10       DRILLED NUT 3/4" (FOR MECHASNICAL SEAL       4             30.24        120.96       207.27
           POSITIONING)
---------------------------------------------------------------------------------------------------------------
9.11       SPACER RING (FOR ANGULAR CONTACT BALL        1             174.62       174.62       299.21
           BEARING POSITIONING)
---------------------------------------------------------------------------------------------------------------
9.12       CYLINDRICAL ROLLER BEARING TIGHTENING RING   2             764.48       1,528.96     2,619.88
---------------------------------------------------------------------------------------------------------------
9.13       SPACER RING SET FOR ANGULAR CONTACT BALL     1             2,760.36     2,760.36     4,729.88
           BEARING POSITIONING
---------------------------------------------------------------------------------------------------------------
9.14       CORD VITON O-RING 3.53mm (MULTIPURPOSE       4.5           9.18         41.31        70.78
           SEALANT)
---------------------------------------------------------------------------------------------------------------
9.15       MECHANICAL SEAL                              1             15,223.04    15,223.04    26,084.72
---------------------------------------------------------------------------------------------------------------
9.16       O-RINGI.D = 39.45 THK. 1.78 mm (LUB. & SEAL  4             2.54         10.16        17.41
           HYDRAULIC BLOCK)
---------------------------------------------------------------------------------------------------------------

EPC Schedule B                                                    Sept. 20.2003

                                                                    Wairakei EPC

---------------------------------------------------------------------------------------------------------------
                                                                                                  EQUIVALENT
 PART NO                   DESCRIPTION                     QUANTITY    UNIT PRICE   PRICE (USD)     VALUE
                                                                          (USD)                      NZ$
---------------------------------------------------------------------------------------------------------------

9.17       O-RING I.D. 20.5 mm THK. 2.62mm (MECH. SEAL  4             2.14         8.56         14.67
           OIL PORTS&LUB&SEAL HYDR. BLOCK)
---------------------------------------------------------------------------------------------------------------
9.18       SHRINK DISC (FOR WHEEL ASSEMBLY)             3             660.78       1,982.34     3,396.74
---------------------------------------------------------------------------------------------------------------
9.19       CYLINDRICAL ROLLER BEARING                   2             362.68       725.36       1,242.91
---------------------------------------------------------------------------------------------------------------
9.20       ANGULAR CONTACT BALL BEARING                 4             583.94       2,335.76     4,002.33
---------------------------------------------------------------------------------------------------------------
9.21       ANGULAR CONTACT BALL BEARING LOCKNUT         4             186.96       747.84       1,281.43
---------------------------------------------------------------------------------------------------------------
9.22       O-RING I.D.349.5*3.53 (SEAL SUPPORT          2             30.36        60.72        104.04
           HERMETIZER)
---------------------------------------------------------------------------------------------------------------
9.23       SHRINK DISC (FOR COUPLING ASSEMBLY)          1             786.28       786.28       1,347.29
---------------------------------------------------------------------------------------------------------------
9.24       MECHANICAL SEAL - SET SCREW                  16            7.00         112.00       191.91
---------------------------------------------------------------------------------------------------------------
9.25       CYLINDRICAL PIN DIA.5*10 FOR SPACER RING SET 2             0.44         0.88         1.51
---------------------------------------------------------------------------------------------------------------
10         CONSUMABLE ITEMS SPARES
---------------------------------------------------------------------------------------------------------------
10.1       VAPORIZER CHANNEL GASKET                     4             319.02       1,276.08     2,186.57
---------------------------------------------------------------------------------------------------------------
10.2       PREHEATER CHANNEL GASKET                     4             82.70        330.80       566.83
---------------------------------------------------------------------------------------------------------------
10.3       HYDRAULIC BLOCK FILTER CORE (FOR LUB. & SEAL 8             58.40        467.20       800.55
           OIL SYSTEMS)
---------------------------------------------------------------------------------------------------------------
10.4       FILTER ELEMENT-25 micron (FOR LUB. & SEAL    5             13.06        65.30        111.89
           OIL SYSTEMS)
---------------------------------------------------------------------------------------------------------------
10.5       LUB. / SEAL OIL PUMP.SUCTION STRAINER 140    4             62.80        251.20       430.43
           micron
---------------------------------------------------------------------------------------------------------------
10.6       MOTIVE FLUID 7000                            7500          2.40         18,000.00    30,843.04
---------------------------------------------------------------------------------------------------------------
10.7       SEAL OIL                                     100           3.88         388.00       664.84
---------------------------------------------------------------------------------------------------------------
10.8       LUB. OIL                                     100           4.14         414.00       709.39
---------------------------------------------------------------------------------------------------------------
11         AIR COOLER SPARE PARTS
---------------------------------------------------------------------------------------------------------------
11.1       FAN DRIVING ASSEMBLY MOTOR                   1             1,008.00     1,008.00     1,727.21
---------------------------------------------------------------------------------------------------------------
11.2       FAN SHAFT                                    1             567.68       567.68       972.72
---------------------------------------------------------------------------------------------------------------
11.3       FAN                                          1             1,397.22     1,397.22     2,394.14
---------------------------------------------------------------------------------------------------------------
11.4       MOTOR PULLEY BUSHING                         1             44.34        44.34        75.98
---------------------------------------------------------------------------------------------------------------
11.5       FAN PULLEY BUSHING                           1             16.72        16.72        28.65
---------------------------------------------------------------------------------------------------------------
11.6       FAN SHAFT BEARING                            2             146.00       292.00       500.34
---------------------------------------------------------------------------------------------------------------
11.7       DRIVING ASSEMBLY CHAIN BELT                  6             522.12       3,132.72     5,367.92
---------------------------------------------------------------------------------------------------------------

EPC Schedule B                                                    Sept. 20.2003

                                                                    Wairakei EPC

---------------------------------------------------------------------------------------------------------------
                                                                                                  EQUIVALENT
 PART NO                   DESCRIPTION                     QUANTITY    UNIT PRICE   PRICE (USD)     VALUE
                                                                          (USD)                      NZ$
---------------------------------------------------------------------------------------------------------------

11.8       FAN PULLEY                                   1             955.04       955.04       1,636.46
---------------------------------------------------------------------------------------------------------------
11.9       MOTOR PULLEY                                 1             193.08       193.08       330.84
---------------------------------------------------------------------------------------------------------------
12         OIL SYSTEM SPARE PARTS
---------------------------------------------------------------------------------------------------------------
12.1       GENERATOR DRIVE END LUB. OIL ORIFICE         2             38.70        77.40        132.63
---------------------------------------------------------------------------------------------------------------
12.2       GENERATOR OPOSITE DRIVE END LUB. OIL ORIFICE 2             38.70        77.40        132.63
---------------------------------------------------------------------------------------------------------------
12.3       SEAL OIL MANIFALED ORIFICE                   2             68.18        136.36       233.65
---------------------------------------------------------------------------------------------------------------
12.4       GEAR PUMP COUPLING                           2             341.12       682.24       1,169.02
---------------------------------------------------------------------------------------------------------------
12.5       LUB. OIL ELECTRICAL MOTOR                    1             1,059.52     1,059.52     1,815.49
---------------------------------------------------------------------------------------------------------------
12.6       SEAL OIL ELECTRICAL MOTOR                    1             1,008.00     1,008.00     1,727.21
---------------------------------------------------------------------------------------------------------------
12.7       LUB. OIL GEAR PUMP                           1             1,597.12     1,597.12     2,736.67
---------------------------------------------------------------------------------------------------------------
12.8       SEAL OIL GEAR PUMP                           1             1,594.88     1,594.88     2,732.83
---------------------------------------------------------------------------------------------------------------
12.9       AIR PUMP                                     1             1,321.60     1,321.60     2,264.56
---------------------------------------------------------------------------------------------------------------
12.10      HYDRAULIC ACCUMULATOR                        2             157.28       314.56       539.00
---------------------------------------------------------------------------------------------------------------
12.11      SOLENOID VALVE                               1             711.28       711.28       1,218.78
---------------------------------------------------------------------------------------------------------------
12.12      FILTER HEAD TYPE HH6946                      1             93.20        93.20        159.70
---------------------------------------------------------------------------------------------------------------
12.13      OIL COOLER                                   1             2,298.04     2,298.04     3,937.70
---------------------------------------------------------------------------------------------------------------
12.14      CHECK VALVE 1"NPT                            1             150.18       150.18       257.33
---------------------------------------------------------------------------------------------------------------
12.15      PRESSURE CONTROL VALVE                       2             103.82       207.64       355.79
---------------------------------------------------------------------------------------------------------------
12.16      CHECK VALVE 3/4"NPT                          1             93.32        93.32        159.90
---------------------------------------------------------------------------------------------------------------
12.17      PRESSURE SWITCH                              2             486.08       972.16       1,665.80
---------------------------------------------------------------------------------------------------------------
12.18      HYDRAUL. BLOCK CHECK VALVE                   1             70.76        70.76        121.25
---------------------------------------------------------------------------------------------------------------
12.19      FILTER REGULATOR 1/4"NPT                     1             226.00       226.00       387.25
---------------------------------------------------------------------------------------------------------------
12.20      FLUID LEVEL & TEMP.GAUGE                     1             94.80        94.80        162.44
---------------------------------------------------------------------------------------------------------------
12.21      PRESSURE GAUGE 0-16BAR                       2             93.84        187.68       321.59
---------------------------------------------------------------------------------------------------------------
12.22      PRESS. GAUGE 0-6BAR 2.5"                     2             88.20        176.40       302.26
---------------------------------------------------------------------------------------------------------------
12.23      PRESS.GAUGE 0-10 BAR 2.5"                    2             112.44       224.88       385.33
---------------------------------------------------------------------------------------------------------------
13         FEED PUMP SPARE PARTS
---------------------------------------------------------------------------------------------------------------
13.1       SET OF BEARINGS & O RING FOR FEED PUMP       1             7,000.00     7,000.00     11,994.52
---------------------------------------------------------------------------------------------------------------
13.2       COMPLETE STAGE                               2             1,982.40     3,964.80     6,793.69
---------------------------------------------------------------------------------------------------------------
13.3       FEED PUMP MECHANICAL SEAL                    1             4,704.00     4,704.00     8,060.32
---------------------------------------------------------------------------------------------------------------
14         PIPING SYSTEM SPARE PARTS
---------------------------------------------------------------------------------------------------------------
14.1       QUICK RELIEF VALVE 1/2"                      2             20.42        40.84        69.98
---------------------------------------------------------------------------------------------------------------
14.2       1/2" PNEUMATIC VALVE                         1             144.80       144.80       248.12
---------------------------------------------------------------------------------------------------------------
14.3       3/2 SOLENOID VALVE 1/4"                      1             631.00       631.00       1,081.22
---------------------------------------------------------------------------------------------------------------
14.4       VALVE AIR SUPPLY FILTER REGULATOR            1             217.28       217.28       372.31
---------------------------------------------------------------------------------------------------------------
14.5       INJECTION VALVE AIR BOOSTER                  1             481.60       481.60       825.22
---------------------------------------------------------------------------------------------------------------
14.6       MOTIVE FLUID LEVEL SWITCH                    1             873.60       873.60       1,496.92
---------------------------------------------------------------------------------------------------------------
14.7       PRESS.SWITCH,EX,20-200PSI                    1             518.00       518.00       887.59
---------------------------------------------------------------------------------------------------------------

EPC Schedule B                                                    Sept. 20.2003

                                                                    Wairakei EPC

---------------------------------------------------------------------------------------------------------------
                                                                                                  EQUIVALENT
 PART NO                   DESCRIPTION                     QUANTITY    UNIT PRICE   PRICE (USD)     VALUE
                                                                          (USD)                      NZ$
---------------------------------------------------------------------------------------------------------------

14.8       PRESS.SWITCH,EX,50-500PSI                    1             518.00       518.00       887.59
---------------------------------------------------------------------------------------------------------------
13.13      INSTRUMENT AIR PRESSURE REGULATOR            2             163.06       326.12       558.81
---------------------------------------------------------------------------------------------------------------
13.14      VAPORIZER RUPTURE DISC                       2             629.26       1,258.52     2,156.48
---------------------------------------------------------------------------------------------------------------
13.15      CONDENSER RUPTURE DISC                       2             1,102.30     2,204.60     3,777.59
---------------------------------------------------------------------------------------------------------------
13.16      RECUPERATOR RUPTURE DISC (SUBJECT TO DETAIL  1             426.84       426.84       731.39
           DESIGN)
---------------------------------------------------------------------------------------------------------------
13.17      INJECTION VALVE I/P                          1             739.20       739.20       1,266.62
---------------------------------------------------------------------------------------------------------------
13.18      PRESSURE GAUGE 0-10 BAR                      2             71.68        143.36       245.65
---------------------------------------------------------------------------------------------------------------
13.19      PRESSURE GAUGE 0-16BAR                       1             114.24       114.24       195.75
---------------------------------------------------------------------------------------------------------------
13.20      PRESSURE TRANSMITTER                         1             1,184.96     1,184.96     2,030.43
---------------------------------------------------------------------------------------------------------------
13.21      VAPORIZER LEVEL TRANSMITTER                  1             2,172.80     2,172.80     3,723.10
---------------------------------------------------------------------------------------------------------------
13.22      TEMPERATURE TRANSMITTER                      2             55.42        110.84       189.92
---------------------------------------------------------------------------------------------------------------
13.23      CONTROL VALVE SPARE PARTS SET (FOR EACH      Set           925.34       5,552.04     9,513.43
           VALVE TYPE)
---------------------------------------------------------------------------------------------------------------
13.24      CONTROL VALVE POSITIONER (FOR EACH VALVE     Set           163.06       326.12       558.81
           TYPE)
---------------------------------------------------------------------------------------------------------------

               NOTE:
               1.   Spare part list is preliminary. Changes may occur following the detailed design.

               2.   A 25 % discount on the purchase price will be granted in
                    case spares will be ordered within 60 days after submittal of the final spare part list.

               RECOMMENDED ASSEMBLY TOOLS

---------------------------------------------------------------------------------------------------------
  PART NO                      DESCRIPTION                       QUANTITY        UNIT       PRICE (USD)
---------------------------------------------------------------------------------------------------------

1          TURBINE ASSEMBLY TOOLS
---------------------------------------------------------------------------------------------------------
1.1        TURBINE SHAFT-TO-PISTON ADAPTOR                    1             EA             436
---------------------------------------------------------------------------------------------------------
1.2        SHAFT ASSEMBLY LIFTING TOOL                        1             EA             51
---------------------------------------------------------------------------------------------------------
1.3        AUXILIARY RODS FOR TURBINME DISASSEMBLING          1             EA             384
---------------------------------------------------------------------------------------------------------
1.4        HYDRAULIC PISTON W/PUMP                            1             EA             1,340
---------------------------------------------------------------------------------------------------------
1.5        HOLDER FOR NOZZLE STAGE-2                          1             EA             74
---------------------------------------------------------------------------------------------------------
1.6        SHAFT ASSEMBLY LIFTING JIG                         1             EA             1,364
---------------------------------------------------------------------------------------------------------
1.7        SET BAR M12x680mm                                  1             EA             220
---------------------------------------------------------------------------------------------------------
1.8        INDICATOR-ON-SHAFT HOLDER                          1             EA             1,254
---------------------------------------------------------------------------------------------------------
1.9        FLANGE FOR LEAK TEST                               1             EA             2,193
---------------------------------------------------------------------------------------------------------

EPC Schedule B                                                    Sept. 20.2003

                                                                    Wairakei EPC

---------------------------------------------------------------------------------------------------------
  PART NO                      DESCRIPTION                       QUANTITY        UNIT       PRICE (USD)
---------------------------------------------------------------------------------------------------------

1.10       WHEEL GUIDE                                        1             EA             481
---------------------------------------------------------------------------------------------------------
2          SHAFT ASSEMBLY TOOLS
---------------------------------------------------------------------------------------------------------
2.1        REAR BEARING TIGHTENING RING                       1             EA             573
---------------------------------------------------------------------------------------------------------
2.2        SPACER RING SET- FOR FRONT BEARING POSITIONING     1             EA             2,070
---------------------------------------------------------------------------------------------------------
2.3        SHAFT ROTATING HANDLE                              1             EA             369
---------------------------------------------------------------------------------------------------------
2.4        STAND FOR BEARING HOUSING                          1             EA             638
---------------------------------------------------------------------------------------------------------
2.5        SHAFT LIFTING BOLT                                 1             EA             222
---------------------------------------------------------------------------------------------------------
2.6        GUIDING BOLT M20x1.5                               1             EA             156
---------------------------------------------------------------------------------------------------------
2.7        ANGULAR BEARING PULLER                             1             EA             2,839
---------------------------------------------------------------------------------------------------------
2.8        M130 BEARING LOCKNUT TIGHTENING TOOL               1             EA             1,805
---------------------------------------------------------------------------------------------------------
2.9        FLANGE FOR BEARING HOLDING                         1             EA             427
---------------------------------------------------------------------------------------------------------
2.10       SHAFT PULLER                                       1             EA             1,086
---------------------------------------------------------------------------------------------------------
2.11       SHAFT ASSEMBLY STAND                               1             EA             1,440
---------------------------------------------------------------------------------------------------------
2.12       ANGULAR BEARING SPACER RING SET                    1             EA             310
---------------------------------------------------------------------------------------------------------
2.13       TURBINE SHAFT HOLDER                               1             EA             286
---------------------------------------------------------------------------------------------------------
2.14       ROLLERL BEARING ASSEMBLY TOOL                      1             EA             956
---------------------------------------------------------------------------------------------------------
2.15       SHAFT INSERTING GUIDE                              1             EA             1,084
---------------------------------------------------------------------------------------------------------
2.16       ROLLER BEARING DISASSEMBLING TOOL                  1             EA             785
---------------------------------------------------------------------------------------------------------
2.17       SPACER 80mm FOR ROLLER BEARING INSERTION           1             EA             249
---------------------------------------------------------------------------------------------------------
2.18       SPACER 160mm FOR ROLLER BEARING INSERTION          1             EA             434
---------------------------------------------------------------------------------------------------------
2.19       SPACER 315mm FOR ANGULAR BEARING INSERTION         1             EA             528
---------------------------------------------------------------------------------------------------------
2.20       SPACER CENTERING TOOL                              1             EA             729
---------------------------------------------------------------------------------------------------------
2.21       ANGULAR BEARING RING                               1             EA             265
---------------------------------------------------------------------------------------------------------
2.22       EYE-BOLT M20                                       1             EA             4
---------------------------------------------------------------------------------------------------------
2.23       CHAIN SHACKLE G-210    3.25 Ton                    1             EA             10
---------------------------------------------------------------------------------------------------------
2.24       HOOK SPANNER WRENCH                                1             EA             90
---------------------------------------------------------------------------------------------------------
3          BALANCING MACHINE
---------------------------------------------------------------------------------------------------------
3.1        PULLEY&BUSHING - SET FOR MOTOR                     1             EA             85
---------------------------------------------------------------------------------------------------------
3.2        PULLEY&BUSHING - SET FOR TUIRBINE                  1             EA             97
---------------------------------------------------------------------------------------------------------
3.3        SHAFT FOR PULLEY                                   1             EA             316
---------------------------------------------------------------------------------------------------------
3.4        PULLEY-TO-SHAFT ADAPTOR                            1             EA             850
---------------------------------------------------------------------------------------------------------
3.5        FRAME FOR ELECTRIC MOTOR 50Hz                      1             EA             431
---------------------------------------------------------------------------------------------------------
3.6        ELECTRIC BOARD - BALANCE INSTALLATION              1             EA             7,258
---------------------------------------------------------------------------------------------------------
3.7        ELECTRIC MOTOR - BALANCER INSTALLATION             1             EA             1,512
---------------------------------------------------------------------------------------------------------

EPC Schedule B                                                    Sept. 20.2003

                                                                    Wairakei EPC

               UNIT RATES FOR SITE WORKS AND VARIATIONS

               Tender commercial rates for project personnel and equipment are given below.

------------------- ------------------------------ -------------- --------------- -----------------
                           ROLE/TRADE ETC          PER TIME UNIT     FOREIGN      EQUIVALENT VALUE
                                                                  CURRENCY (US$)        NZ$
------------------- ------------------------------ -------------- --------------- -----------------

Manpower            Project manager                Hr             80              137.08
------------------- ------------------------------ -------------- --------------- -----------------
                    Project Engineer               Hr             60              102.81
------------------- ------------------------------ -------------- --------------- -----------------
                    Site manager                   Hr             60              102.81
------------------- ------------------------------ -------------- --------------- -----------------
                    Supervisor                     Hr             45              77.11
------------------- ------------------------------ -------------- --------------- -----------------
                    Mechanical Fitter              Hr             30              51.41
------------------- ------------------------------ -------------- --------------- -----------------
                    ASME Welder                    Hr             35              59.97
------------------- ------------------------------ -------------- --------------- -----------------
                    Insulator                      Hr             30              51.41
------------------- ------------------------------ -------------- --------------- -----------------
                    Electrician                    Hr             35              59.97
------------------- ------------------------------ -------------- --------------- -----------------
                    Instrument technician          Hr             35              59.97
------------------- ------------------------------ -------------- --------------- -----------------
                    Trade Assistant                Hr             25              42.84
------------------- ------------------------------ -------------- --------------- -----------------

                    Painter /Sandblaster           Hr             30              51.41
------------------- ------------------------------ -------------- --------------- -----------------

                    Helper                         Hr             22              37.70
------------------- ------------------------------ -------------- --------------- -----------------

                    Service Engineer               Day            1,100           1,884.85
------------------- ------------------------------ -------------- --------------- -----------------

------------------- ------------------------------ -------------- --------------- -----------------
Equipment           Welder (Electric)              Day            15              25.70
------------------- ------------------------------ -------------- --------------- -----------------
                    Welder (Diesel)                Hr             17              29.13
------------------- ------------------------------ -------------- --------------- -----------------
                    Mobile Crane 30 Ton            Hr             110             188.49
------------------- ------------------------------ -------------- --------------- -----------------
                    Mobile Crane 40 Ton            Hr             150             257.03
------------------- ------------------------------ -------------- --------------- -----------------
                    Mobile Crane 50 Ton            Hr             200             342.70
------------------- ------------------------------ -------------- --------------- -----------------
                    Compressor 300cfm c/w 12KVA    Day            170             291.30
                    generator
------------------- ------------------------------ -------------- --------------- -----------------
                    Sandblaster (inclusive of
                    compressor & sand)             Hr             110             188.49
------------------- ------------------------------ -------------- --------------- -----------------

------------------- ------------------------------ -------------- --------------- -----------------
                    Earthwork, cut to fill,        M3             7.5             12.85
                    compact, trim, strip topsoil
------------------- ------------------------------ -------------- --------------- -----------------
                    Excavation and back fill       M3             9.5             16.28
------------------- ------------------------------ -------------- --------------- -----------------
                    Formwork and concrete          M3             650             1,113.78
------------------- ------------------------------ -------------- --------------- -----------------
                    Structural Steel work          Kg             5.5             9.42
                    (material & installation)
------------------- ------------------------------ -------------- --------------- -----------------

               NOTES:

               1.   Rates are subject to change in accordance with market
                    changes once a year as of January 1, 2004.
               2.   Rates are applicable only for adders (Additional Scope).
               3.   Represent only partial list of equipment and personal.

EPC Schedule B                                                    Sept. 20.2003

                                                                    Wairakei EPC

GUARANTEES

----------------------------------------------------------  --------------------------------------------------
Guaranteed Net Power Output                                  14,380 kW
----------------------------------------------------------  --------------------------------------------------
Guaranteed Pressure Drop                                     2.2 bar
----------------------------------------------------------  --------------------------------------------------
Corrected Net Power Output at Ambient Air
Temperature = 8(degree)C: Output at 220kV Transformer HV     14,925 kW
terminals
----------------------------------------------------------  --------------------------------------------------
Corrected Net Power Output at Ambient Air
Temperature = 20(degree)C: Output at 220kV Transformer HV    11,390 kW
terminals
----------------------------------------------------------  --------------------------------------------------
Corrected Net Power Output at Geothermal Fluid flow
= 2,600 tph: Output at 220kV Transformer HV                  12,910 kW
terminals
---------------------------------------------------------- --------------------------------------------------
Corrected Net Power Output at Geothermal Fluid flow          14,545 kW
= 3,000 tph:Output at 220kV Transformer HV terminals
---------------------------------------------------------- --------------------------------------------------
Corrected Net Power Output at Geothermal Fluid
temperature = 124(degree)C: Output at 220kV Transformer HV   12,715 kW
terminals
---------------------------------------------------------- --------------------------------------------------
Corrected Net Power Output at Geothermal Fluid
temperature = 130(degree)C: Output at 220kV Transformer HV   15,190 kW
terminals
---------------------------------------------------------- --------------------------------------------------
Guaranteed Availability                                      Not Applicable
---------------------------------------------------------- --------------------------------------------------
Guaranteed Minimum Brine Return Temperature                  87(degree)C (+/- 2(degree)C)
---------------------------------------------------------- --------------------------------------------------
Guarantee Maximum working fluid Leakage per annum            7,000 kg PA
---------------------------------------------------------- --------------------------------------------------

EPC Schedule B                                                    Sept. 20.2003

                                                                  EPC - Wairakei

                                   SCHEDULE C
                           MILESTONE PAYMENT SCHEDULE

-----------------------------------------------------------------------------------------------
                                                                                   % of EPC
              Event                           Documentation for Payment          Contract Price
-----------------------------------------------------------------------------------------------

1.   Signing of EPC Contract          o    Contractor's invoice                         5%

                                      o    Submittal of Performance Bonds and
                                           Parent Company Guaranty
-----------------------------------------------------------------------------------------------

2.   Issuance of Purchase Order       o    Contractor's invoice                         5%
     for mechanical engineering and
     design (See note 1), but not     o    P.O. for mechanical engineering and
     earlier than 45 days after            design
     Commencement Date
-----------------------------------------------------------------------------------------------

3.   Issuance of Purchase Order       o    Contractor's invoice                         5%
     for civil engineering and
     design (See note 2), but not     o    P.O. for civil engineering and
     earlier than 45 days after            design
     Commencement Date
-----------------------------------------------------------------------------------------------

4.   Issuance of Purchase Order       o    Contractor's invoice                         5%
     for electrical engineering and
     design (See note 3), but not     o    P.O. for electrical engineering and
     earlier than 45 days after            design
     Commencement Date                o
-----------------------------------------------------------------------------------------------

5.   Issuance of Purchase Order       o    Contractor's invoice                         6%
     for mechanical subcontractor
     (See note 4), but not earlier    o    P.O. for mechanical works
     than 190 days after
     Commencement Date
-----------------------------------------------------------------------------------------------

EPC SCHEDULE C                                                September 26, 2003

                                                                  EPC - Wairakei

-----------------------------------------------------------------------------------------------
                                                                                   % of EPC
              Event                           Documentation for Payment          Contract Price
-----------------------------------------------------------------------------------------------

6.   Issuance of Purchase Order for   o    Contractor's invoice                         6%
     electrical subcontractor (See
     note 5), but not earlier than    o    P.O. for electrical works
     190 days after Commencement
     Date
-----------------------------------------------------------------------------------------------

7.   Issuance of Purchase Order for   o    Contractor's invoice                         6%
     civil works contractor (See
     note 6), but not earlier than    o    P.O. for civil works
     120 days after Commencement
     Date
-----------------------------------------------------------------------------------------------

8.   Mobilization of civil works      o    Contractor's invoice                         5%
     contractor
                                      o    C.S., countersigned by Owner's
                                           Representative, stating that earth
                                           moving work or piling work has
                                           started
-----------------------------------------------------------------------------------------------

9.   Mobilization of mechanical       o    Contractor's invoice                         4%
     works contractor
                                      o    C.S., countersigned by Owner's
                                           Representative stating that
                                           mechanical Subcontractor has
                                           mobilized to Site
-----------------------------------------------------------------------------------------------

10.  Concrete foundation for          o    Contractor's invoice                         2%
     substation completed
                                      o    Copy of C.S., countersigned by
                                           Owner's Representative stating that
                                           concrete foundation for 220 kV
                                           equipment being supplied as part of
                                           substation was completed
                                      o
-----------------------------------------------------------------------------------------------

EPC SCHEDULE C                                                September 26, 2003

                                                                  EPC - Wairakei

-----------------------------------------------------------------------------------------------
                                                                                   % of EPC
              Event                           Documentation for Payment          Contract Price
-----------------------------------------------------------------------------------------------

11.  Mobilization of electrical       o    Contractor's invoice                         4%
     subcontractor
                                      o    C.S., countersigned by Owner's
                                           Representative stating that the
                                           electrical Subcontractor has
                                           mobilized to the Site
-----------------------------------------------------------------------------------------------

12.  Concrete foundations for         o    Contractor's invoice                         3%
     turbine skids completed
                                      o    C.S., countersigned by Owner's
                                           Representative stating that
                                           concrete foundations for OEC
                                           turbine skids have been completed
-----------------------------------------------------------------------------------------------

13.  Arrival of OEC air cooler at     o    Contractor's invoice                         3%
     Project Site
                                      o    Copy of Delivery Acknowledgement
                                           Document countersigned by Owner's
                                           Representative
-----------------------------------------------------------------------------------------------

14.  Arrival of OEC generator at      o    Contractor's invoice                         3%
     Project Site
                                      o    Copy of Delivery Acknowledgement
                                           document countersigned by Owner's
                                           Representative
-----------------------------------------------------------------------------------------------

15.  Arrival of tube and shell heat   o    Contractor's invoice                         3%
     exchanger at Project Site
                                      o    Copy of Delivery Acknowledgement
                                           Document countersigned by Owner's
                                           Representative
-----------------------------------------------------------------------------------------------

16.  Arrival of OEC turbines at       o    Contractor's invoice                         3%
     Project Site
                                      o    Copy of Delivery Acknowledgement
                                           Document countersigned by Owner's
                                           Representative
-----------------------------------------------------------------------------------------------

17.  Arrival of OEC power cabinet     o    Contractor's invoice                         2%
     at Project Site
                                      o    Copy of Delivery Acknowledgement
                                           Document countersigned by Owner's
                                           Representative
-----------------------------------------------------------------------------------------------

EPC SCHEDULE C                                                September 26, 2003

                                                                  EPC - Wairakei

-----------------------------------------------------------------------------------------------
                                                                                    % of EPC
              Event                           Documentation for Payment          Contract Price
-----------------------------------------------------------------------------------------------

18.  Erection of first OEC unit       o    Contractor's invoice                        4%

                                      o    C.S., countersigned by Owner's
                                           Representative stating that
                                           turbines and generator of first OEC
                                           have been place on foundation
-----------------------------------------------------------------------------------------------

19.  Erection of second OEC unit      o    Contractor's invoice                        4%

                                      o    C.S., countersigned by Owner's
                                           Representative stating that that
                                           turbines and generator of first OEC
                                           have been place on foundation
-----------------------------------------------------------------------------------------------

20.  Completion of auxiliary          o    Contractor's invoice                        2%
     building erection
                                      o    C.S., countersigned by Owner's
                                           Representative stating that
                                           auxiliary building was erected
-----------------------------------------------------------------------------------------------

21.  Readiness of Commissioning       o    Contractor's invoice                        5%

                                      o    Notice per Section 7.1.1 of the EPC
                                           Contract
-----------------------------------------------------------------------------------------------

22.  Commencement of Reliability      o    Contractor's invoice                        5%
     Run
                                      o    C.S., countersigned by Owner's
                                           Representative stating Reliability
                                           Run has commenced
-----------------------------------------------------------------------------------------------

23.  Take Over                        o    Contractor's invoice                        7%

                                      o    Take Over Certificate
-----------------------------------------------------------------------------------------------

24.  Completion of Post-Take Over     o    Contractor's Invoice                       2.5%
     Works
                                      o    Contractor's statement
                                           countersigned by Owner's
                                           Representative stating completion
                                           of Post-Take Over Works
-----------------------------------------------------------------------------------------------

EPC SCHEDULE C                                                September 26, 2003

                                                                  EPC - Wairakei

-----------------------------------------------------------------------------------------------
                                                                                    % of EPC
              Event                           Documentation for Payment          Contract Price
-----------------------------------------------------------------------------------------------

25.  Delivery of Final                o    Contractor's invoice                  Balance of EPC
     Documentation (As-Builts and                                                Contract Price
     O&M Manuals)                     o    Contractor's statement
                                           countersigned by Owner's
                                           Representative stating delivery of
                                           Final Documentation
-----------------------------------------------------------------------------------------------

Notes:

1.   Mechanical Engineering and Design:

     Includes all mechanical and piping detailed design, layouts and arrangements for all equipments, including Geothermal Fluid gathering system.

2.   Civil Engineering and Design

     Includes all civil and earthwork design for the Binary Plant, including grading, roads, ways, drainage, and location of equipment. Also includes structural concrete foundations for the main equipment, main pipe rack and other equipment identified in Binary Plant layout drawings including buildings.

3.   Electrical Engineering and Design

     Includes all power, instrumentation, control and DC design for the Binary
     Plant, but excluding supplier and equipment manufacturer drawings and termination details.

4.   Mechanical Work

     Includes the work released to the mechanical Subcontractor covering the mechanical erection of the equipment, and the Geothermal Fluid gathering system.

5.   Electrical Work

     Includes the work released to the electrical subcontractor covering the electrical interconnection of major components, and terminals of the power and control cabinets.

EPC SCHEDULE C                                                September 26, 2003

                                                                  EPC - Wairakei

6.   Civil Works

     Includes the work released to the civil subcontractor, covering the civil and earthwork for the Binary Plant.

     P.O. means copy of signed, unpriced Purchase Order from Contractor to the
     Subcontractor(s) of the specified goods or services

     C.S. means Contractor's statement, signed by Contractor

     Delivery Acknowledgement Document means either the packing slip or delivery documentation from the carrier delivering such item(s) to the Site

EPC SCHEDULE C                                                September 26, 2003

                                                                    EPC Wairakei

                                   SCHEDULE D

                                PERFORMANCE TESTS

1.   COMMISSIONING AND TESTING

     1.1  GENERAL

     The Contractor shall perform and document all required commissioning and start-up activities including but not limited to those specified herein.

     1.2  COMMISSIONING AND TESTING PERSONNEL

     The Contractor shall provide a Commissioning Engineer who shall be experienced in the planning and supervision of power plant and substation commissioning and sufficient Technical Supervisors experienced in the areas of electrical, control system, protection, metering, power plant mechanical, fluid process systems, and performance monitoring as required.
     The Commissioning Engineer shall plan, coordinate and supervise all commissioning, testing and start-up activities as required by this EPC
     Contract.

     The Owner shall provide operating personnel trained by the Contractor in accordance with Terms and Conditions clause 4.1 (i) (General
     Responsibilities) and Schedule A (Owner's Technical Requirements) Section
     1.12 to attend the Binary Plant and to provide assistance to the
     Contractor in the conduct of commissioning under the supervision and control of the Contractor. The Contractor shall use and actively involve such Owner's Personnel in conducting commissioning and testing and, while they are under the Contractor's supervision and control, the Contractor shall manage them as if they were its own employees.

          1.2.1 Commissioning and Testing Documentation

          The Contractor shall provide to the Owner a detailed Commissioning and
          Performance Testing Plan no later than one month prior to
          commissioning as required by the Terms and Conditions. This plan may include the following:

          o    List of commissioning activities together with identification of any potential effects on the Owner's existing facilities.

          o    Commissioning activity procedures.

          o    List of pre-commissioning tests completed or to be completed by the Contractor

          o    List of Handling Trial tests.

          o    Earth system tests.

          o    List of environmental compliance tests.

          o    Procedures for Performance Tests.

          o    Sample test record sheets for electrical and mechanical systems tests.

          o    Work responsibility matrix for commissioning activities.

          o    Draft commissioning schedule for the Binary Plant indicating key activities, durations, and any shift work requirements.

EPC Schedule D                    Page 1 of 15                    9 October 2003

                                                                    EPC Wairakei

          1.2.2 Contractor's Commissioning and Testing Activities

          The Contractor shall be responsible for commissioning and testing the
          Binary Plant in accordance with the approved Commissioning and
          Performance Testing Plan and to meet the following minimum requirements:

          o    Preparation and management of a commissioning and testing program to ensure an orderly commissioning sequence.

          o    Provision, calibration and installation of all tools, test equipment, instruments, and consumables required during
               commissioning and testing.

          o    Co-ordination of the provision of all labour, services, and facilities required during commissioning and conduct of the
               Performance Tests, including equipment manufacturers,
               subcontractors, interconnecting utilities, consumable supplies, plant operators and Owner's representatives.

          o    Provision of information necessary to co-ordinate activities with
               Transpower and Owner.

          o    Holding, as required by the Owner daily and weekly, commissioning meetings to keep the Owner's Representative informed on
               commissioning progress and planning.

          o    Maintenance of all plant and equipment until taking over.

          o    Identification and completion of all appropriate functional testing of all equipment to ensure that all components function as designed and specified.

          o    Replacement or repair of all defective equipment and
               instrumentation.

     1.3  PRE-COMMISSIONING INSPECTION AND TESTING

          1.3.1 General

          The Contractor shall prepare comprehensive procedures and check lists for the inspection, calibration and testing of all equipment pre-commissioning. The following shall be included as a minimum:

          1.   Visual inspection of all plant, pipe work and equipment.

          2.   Earth system tests

          3.   Setting of protective relays. Setting, calibration and testing, and certificates for these will be provided by the relay
               manufacturers based on setting and testing performed at the manufacturer's facilities in accordance with its procedures and applicable codes.

          4.   Safety valve setting. Setting and testing of safety valves will be performed by the manufacturer at the manufacturer's facility according to its procedures and applicable standards. Based on those tests, the manufacturer will provide certificates and documentation. If required by statutory inspectors in New
               Zealand, lifting test for safety valves will be undertaken.

          5.   Calibration or checking of all instruments for which manufacturer calibration was already certified.

EPC Schedule D                     Page 2 of 15                   9 October 2003

                                                                    EPC Wairakei

          6.   Stroke all control and shutoff valves, adjust limit switches and operating speed.

          7.   Insulation, resistance and continuity checks of all power and control circuits.

          8.   Alignment, rotational checks and vibration measurements for all rotational equipment.

          9.   Functional checks of all safety equipment.

          10.  Final tightening of all fasteners, union, joints, terminations etc.

          11.  Bump tests of all electric motors.

          12.  Final fill of all lubricants, coolants etc.

          13.  Check major equipment manufacturer's installation and pre-commissioning instructions.

          14.  Hydrostatic pressure test of all pressure parts erected at the site as called up in ASME 31.1.

          15.  Completion of all other appropriate or necessary tests to comply with statutory legislation and local codes and standards and so as to comply with good power station practice.

     1.4  COMMISSIONING

          1.4.1 General

          All commissioning work shall be carried out in accordance with the
          Commissioning and Performance Testing Plan prepared by the Contractor and approved by the Owner according to the Terms and Conditions.

          1.4.2 Commissioning Procedures

          On completion of erection all specified and appropriate site tests, inspections, checks and necessary adjustments shall be carried out on all Permanent Works to demonstrate adequately that the equipment as erected on site complies with the Owner's Technical Requirements and is entirely ready for individual, subsystem and system tests.

          1.4.3 Individual and Subsystem Tests

          After erection and completion of the appropriate pre-operational checks and tests, equipment having moving parts, electrical apparatus and equipment subject to pressure, as specified by the Contractor, shall be given a trial operation. The trial operation shall be carried out in strict accordance with the equipment manufacturer's recommendations.

EPC Schedule D                     Page 3 of 15                   9 October 2003

                                                                    EPC Wairakei

          1.4.4 System Tests

          All appropriate systems shall be checked, operated, and tested after the respective individual item and subsystem has completed a trial operation.

          All functional and operational testing of protective interlocking, automatic controls, instrumentation, alarm systems, and all other field testing of the main systems, including earthing, shall be completed before the systems are started.

          1.4.5 Operation Tests

          Before the plant is synchronised and load testing may begin permission shall be obtained from the Owner and Transpower.

     1.5  PERFORMANCE TESTS

          1.5.1 General

          Performance testing of the Binary Plant shall follow commissioning and consist of Handling Trials, Performance Testing, and a Reliability
          Run.

          The primary objective of these tests is to determine:

          a)   the Binary Plant's net power output under the Guarantee
               Conditions as noted in section 1.3.4 of the Owner's Technical
               Requirements and other specific operating conditions as noted in section 1.5.9 herein;

          b)   the geothermal fluid return temperature and pressure drop across the Binary Plant under Guarantee Conditions and other specified operating conditions as noted in section 1.5.9 herein;

          c)   the Binary Plant's noise under all operating conditions;

          d)   the reliability of the Binary Plant over a generation period of
               21 days normal operation.

          During all performance testing, the Binary Plant shall be operated within normal operating design limits of the equipment and in a manner consistent with the manufacturers recommendations and good utility practices for continuous long-term operation. Startup and
          commissioning shall be performed from Contractor's HMI system.

          For the Handling Trials, Performance Test, and the Reliability Run,
          the Binary Plant shall be operated by Owner's Personnel from
          Contractor's HMI station located in the GGC.

          The testing shall be conducted after installation and commissioning of the Binary Plant All necessary systems shall be ready for normal and continuous operation. The use of temporary equipment other than temporary testing devices, will not be allowed unless approved by the
          Owner.

EPC Schedule D                     Page 4 of 15                   9 October 2003

                                                                    EPC Wairakei

          During testing, the Binary Plant will operate with normal staffing levels and the Owner's Personnel will conduct all operating functions.
          The Contractor's personnel shall provide direction, supervision and management only and will not perform hands-on operating functions. The
          Binary Plant will run in a normal manner with no equipment shutdown to reduce auxiliary load.

          The Contractor is responsible for conducting the testing and evaluating the results. The Contractor is responsible for providing all test equipment and specialist testing subcontractors.

          The Contractor shall conduct all testing within the operating limitations imposed on the Owner by the New Zealand Electricity Market and the grid operator's Grid Operation Security Policy.

          The Contractor shall include detailed procedures for the Handling
          Trials, Performance Tests, and the Reliability Run in its detailed
          Commissioning and Performance Testing Plan prepared for approval by the Owner under the Terms and Conditions.

          These procedures shall include planned generation profiles. The Owner will provide Geothermal Fluid according to the Design Range noted in section 1.3.1 of Schedule A (Owner's Technical Requirements) and
          enable dispatch to the Grid according to these generation profiles. If and to the extent the Owner does not supply Geothermal Fluid at the
          Guarantee Conditions during any Performance Test, the Binary Plant performance shall be corrected to the Guarantee Conditions using the
          Correction Curves. If the Contractor fails to undertake the tests in accordance with the agreed Commissioning and Performance Testing Plan, then any delay and cost of re-testing shall be to the account of the
          Contractor unless such failure was due to reasons not attributable to
          Contractor.

          The Geothermal Fluid should be within the Design Range during the
          Reliability Run Period. If the Geothermal Fluid is outside that Design
          Range, Contractor in its sole discretion reserves the right to continue the Reliability Run where in its opinion the test can be run without compromising the safety and reliability of the Power Plant

          Preliminary test results shall be submitted to the Owner no later than
          2 days after performing the relevant tests, with a final report due no later than 14 days after completion of the Reliability Run.

          1.5.2 Instrumentation

          Permanent Works instrumentation shall be utilized for measuring and data collecting. A list of key instruments to be used during the tests will be specified by the Contractor prior to the initiation of the test. The instruments will be calibrated in accordance with the standards of a recognized national organization such as American
          Society of Testing and Materials (ASTM), Instrument Society of America
          (ISA), etc.

EPC Schedule D                     Page 5 of 15                   9 October 2003

                                                                    EPC Wairakei

          1.5.3 Instrumentation Uncertainty

          As part of the Performance Test procedures to be submitted to Owner for review, Contractor shall prepare an uncertainty analysis to establish the expected level of uncertainty.

          The instrumentation installed in the Binary Plant and to be used for the Performance Tests will have after-calibration uncertainties no greater than:

          Kilowatt meters                 +/- 0.4% (of full scale)
          Kilowatt-hour meters            +/- 0.2% (of full scale)
          Brine flow rates                +/- 2.0% (of full scale)
          Brine and Ambient temperature   +/- 0.3% (of full scale)
          Brine Pressure                  +/- 0.5% (of full scale)

          1.5.4 Ambient Temperature, Geothermal Fluid Specifications and Design
               Range

          As a condition for the conduct of the tests, the Geothermal Fluid and the ambient temperature must be within the Design Range.

          1.5.5 Measurement of Ambient Air Temperature and Geothermal Fluid
               Conditions and Electrical Power

          All conditions shall be measured at the points as defined in the following table.

          ----------------------------------------------------------------------
          Measurement                   Location
          ----------------------------------------------------------------------
          Brine Flow Rate               Liquid common inlet line to the Binary
                                        Plant
          ----------------------------------------------------------------------
          Ambient Air Temperature       Average of 3 different temperature
                                        transmitters located along the centre
                                        line of the air cooled condenser located
                                        1.5 m above the ground level.
          ----------------------------------------------------------------------
          The Measured Net Power        To be measured at the revenue meter
          Output                        and take into account transformer losses
          ----------------------------------------------------------------------
          Brine Inlet Temperature and   Interface  point  TPO1 (downstream  of
          Pressure                      main insulation valve)
          ----------------------------------------------------------------------
          Brine Outlet Temperature      Interface  point  TPO2 (upstream  of
          and Pressure                  main insulation valve)
          ----------------------------------------------------------------------

          1.5.6 Data Recording

          During the Performance Tests the Geothermal Fluid conditions, the ambient temperature and the Binary Plant gross and net output will be measured and recorded in time intervals as follows:

EPC Schedule D                     Page 6 of 15                   9 October 2003

                                                                    EPC Wairakei

          ----------------------------------------------------
                                             Manually by Plant
                                HMI          Operator
          ----------------------------------------------------
          Handling Trial Test   15 minutes   30 minutes
          Performance Test      1 second     10 minutes
          Reliability Run       1 minutes    30 minutes
          ----------------------------------------------------

          The results of these Performance Tests shall be adjusted for variations in the Geothermal Fluid conditions and ambient temperature conditions using the Correction Curves.

          1.5.7 Handling Trials

          Handling Trials shall be carried out to demonstrate that the Binary
          Plant can perform under the steady state and transient operating conditions specified in the Owner's Technical Requirements.

          These handling trials shall demonstrate both the technical suitability of the plant and its control equipment, and the methods recommended by the Contractor for the handling and operation of the plant.

          The Handling Trials shall include tests to show that:

          a)   The Binary Plant can be started up and shut down, in an
               economical and well controlled manner, using the methods
               described in the Contractor's draft instruction manuals, without the use of any special or unusual skills on the part of the
               Owner's Personnel for which training has not been provided and without imposing any stress or loading on any plant item beyond that for which it is designed.

          b)   The Binary Plant systems are Fail Safe and can be shut down satisfactorily under emergency conditions using the methods described in the Contractor's draft instruction manuals.

          c)   The Binary Plant will demonstrate stable operation for a minimum of four hours without undue operator attention at any flow, pressure and temperature of Geothermal Fluid within the Design
               Range. Tests shall be performed at a minimum of four levels of
               Geothermal Fluid flow across the design range and at pressures and temperatures to be agreed with the Owner in the preparation of the detailed Commissioning and Performance Testing Plan.

          d)   The Binary Plant will run under automatic control under the conditions described in c) above and should be capable of
               handling abnormal load fluctuations if it occurs during the test period as per above paragraph (c), e.g. sudden change in
               transmission network frequency.

EPC Schedule D                     Page 7 of 15                   9 October 2003

                                                                    EPC Wairakei

          e)   The Binary Plant can reach normal net power output (as determined by the available Geothermal Fluid flow and temperature, and ambient conditions) within 90 minutes when restarting from hot plant conditions, and 120 minutes from cold with restarting meaning the operator initiation of the control sequence to have electricity generated from Geothermal Fluid (i.e., all valves with actuators are in the normal "off" position, pumps, fans and generators are idle and Geothermal Fluid is fully bypassing the
               Binary Plant (but valves at TP01 and TP02 may be open).

          f)   The Binary Plant battery and UPS systems function correctly.

          g)   That the installed overspeed safety protection for the generating equipment functions correctly.

          h)   That HVAC systems fully comply with the requirements of the
               Owner's Technical Requirements.

          i)   The ability of the Binary Plant to reject load by opening the generator breaker with the plant running at base load.

          j)   That the brine outlet temperature control functions correctly to maintain a temperature no less than 85 DEG. C (control setpoint
               87 +/- 2 DEG. C).

          k)   Thermographic imaging for electrical board of 400 V and higher

          l)   Demonstration of 1lkV changeover system

          1.5.8 Performance Tests Conditions

          As soon as practicable after completion of the Handling Trials,
          Performance Tests shall be carried out to determine the extent to which the Binary Plant will achieve the Performance Guarantees.

          Test procedures shall be developed by the Contractor and provided in its Commissioning and Performance Testing Plan. Performance Tests
          shall not proceed without the Owner having reviewed and agreed the appropriate test procedures according to the Terms and Conditions.

          All test instrumentation required for the Performance Tests but not forming part of the Permanent Works shall be supplied by the
          Contractor and shall be retained by him upon the satisfactory conclusion of all such tests at site. All costs associated with the supply, calibration, installation and removal of the test
          instrumentation as appropriate shall be borne by the Contractor.

          The Owner shall be entitled to inspect valid calibration certificates issued by an independent testing laboratory or the calibration documentation supplied by the vendor for all test instruments used in the conduct of the Performance Tests. The difference between the certification date and the actual Performance Test start date shall not be greater than three months. Where the installed plant instrumentation is used for the tests, calibration checks shall be conducted less than 60 days prior to the tests and the Contractor shall give the Owner at least three days prior notice of such checks so that the Owner may attend if the Owner so desires.

EPC Schedule D                   Page 8 of 15                     9 October 2003

                                                                    EPC Wairakei

          The Performance Tests shall be carried out in accordance with the following conditions:

          a)   Measurements, for the purpose of calculating performance, shall be taken at the relevant Terminal Points and other locations as specified in Table 1.5.5 above.

          b)   Control settings shall be established prior to the tests.

          c)   All parameters required for the purpose of the Performance Tests shall be recorded as specified in Paragraph 1.5.6 above

          d)   During the period of any test the conditions will be held as steady as possible, compatible with safe and effective operation, or as stated and agreed in the Commissioning and Performance
               Testing Plan.

          e)   If the Contractor considers it necessary to carry out maintenance procedures or cleaning prior to a Performance Test then it shall be so entitled providing: all parts and materials so used shall not be deducted from the contractual spare parts and materials provided under this Contract, and cleaning is to be undertaken to a commercially acceptable standard as recommended in the
               manufacturers manuals, i.e. no exceptional cleaning processes shall be used without approval by the Owner.

          f)   Correction Curves

               In case of deviation of actual conditions from Guarantee
               Conditions, the following Correction Curves (as attached to this
               Schedule D) will be used to determine the correction factors to be applied to the Measured Net Power Output and Measured Pressure
               Drop when calculating Corrected Net Power Output and Corrected
               Pressure Drop respectively.

               o    Ambient air inlet temperature vs net power output correction factor (Fl) as defined by Correction Curve WAIR -100-RO.

               o    Brine inlet temperature vs net power output correction
                    factor (F3) as defined by Correction Curve WAIR -102-R0.

               o    Brine flow vs net power output correction factor (F4) as
                    defined by Correction Curve WAIR-101-RO.

               o    Brine flow vs brine pressure drop correction factor (F7) as defined by Correction Curve WAIR-103-RO.

          g)   The Contractor shall have the burden of reasonably proving that any failure of the Binary Plant to meet the relevant Performance
               Guarantees is due to causes other than faulty design, materials or workmanship.

          1.5.9 Net Power Output and Pressure Drop Performance Tests

          Specific conditions under which the Performance Tests shall be performed shall be documented in the Commissioning and Performance
          Testing Plan prepared by the Contractor and agreed by the Owner according to the Terms and Conditions. Performance Tests shall unless otherwise agreed by the Owner include the following:

EPC Schedule D                   Page 9 of 15                     9 October 2003

                                                                    EPC Wairakei

          a)   A net power output test shall be performed over a period of one hour at a time of day reasonably specified by the Owner during which time the pressure and temperature of Geothermal Fluid at
               Terminal Point TP02 shall at all times during the test remain within the Design Range, unless otherwise agreed by the Owner.

          b)   A second net power output test will be performed as in a), but at a different time of day reasonably specified by the Owner, in order to test the performance of the plant at a different ambient temperature.

          c)   A third net power output test will be performed as in a), but using a flow of Geothermal Fluid within a range up to five percent greater than that used in a) and as agreed by the Owner in the Commissioning and Performance Testing Plan, in order to test the performance of the plant with a higher brine supply.

          d)   A fourth net power output test will be performed as in c), but at a different time of day reasonably specified by the Owner, in order to test the performance of the plant at a different ambient temperature.

          e)   A fifth net power output test will be performed as in a), but using a flow of Geothermal Fluid within a range up to five percent less than that used in a) and as agreed by the Owner in the Commissioning and Performance Testing Plan, in order to test the performance of the plant with a lower brine supply.

          f)   A sixth net power output test will be performed as in e), but at a different time of day reasonably specified by the Owner, in order to test the performance of the plant at a different ambient temperature.

          During the conduct of the net power output tests referred to in a),
          b), c), d), e) and f) above, the brine system pressure drop across the
          Binary Plant shall be measured for the purpose of testing whether the
          Binary Plant meets the Guaranteed Pressure Drop.

          Unless otherwise agreed upon by the parties, tests referred to in a),
          b). c), d), e),and f) above shall be carried out within a five day period.

          The Measured Net Power Output under each of the net power output tests referred to in a), b), c), d), e) and f) above shall be corrected for deviations during each test from the Guarantee Conditions using the
          Correction Curves to establish a Corrected Net Power Output for each test. These results will be used for the purpose of establishing whether the Binary Plant has passed the Net Power Output Performance
          Tests and the level of liquidated damages if any payable by the
          Contractor according to the Terms and Conditions.

          The Measured Pressure Drop under each of the tests referred to in a),
          b), c), d), e) and f) above shall be corrected for deviations during each test from the Guarantee Conditions using the Correction Curves to establish a Corrected Pressure Drop for each test. These results will be used for the purpose of establishing whether the Binary Plant has passed the Pressure Drop Performance Tests and the level of liquidated damages if any payable by the Contractor according to the Terms and
          Conditions.

EPC Schedule D                   Page 10 of 15                    9 October 2003

                                                                    EPC Wairakei

          1.5.10 Net Power Output Correction Factor (NPOCF)

          The Measured Net Power Output is to be adjusted by the various correction factors when calculating the Corrected Net Power Output per the following formula.

               CNPO = MNPO/NPOCF

               Where:

               CNPO - Corrected Net Power Output

               MNPO - Measured Net Power Output

               NPOCF - Net Power Output Correction Factor

               NPOCF = Fl * F3 * F4 * 1/(1 +/- overall measurement uncertainly)

               Where:

               Fl, F3, F4 - are as noted in 1.5.8 f)

               Measurement Uncertainly - calculation, to be agreed by Owner, based on actual instrument uncertainties, refer 1.5.3 above

               Note: The (-) sign in the application of the measurement
               uncertainty to the NPOCF calculation will be used when Corrected
               Net Power Output is greater than the Guarantee Net Power Output, while the (+) sign will be used when Corrected Net Power Output is less than the Guaranteed Net Power Output.

               If NPOCF (greater than)= 1.1 then NPOCF = 1.1

          1.5.11 Brine Pressure Drop Calculations

          The Corrected Pressure Drop (CPD) will be calculated as follows:

          CPD = MPD/F7 * po/pt * (1+/-uncertainty)

          Where:

          MPD - Measured pressure drop.
          F7 - Brine pressure drop correction factor.
          po - Brine density at reference temperature (127 DEG. C).
          pt - Brine density at measured temperature. Uncertainty - calculation, to be agreed by Owner, based on actual instrument uncertainties, refer
          1.5.3 above.

          Note: The (-) sign in the uncertainty calculation will be used when
          Corrected Pressure Drop is greater than the Guaranteed Pressure Drop, while the (+) sign will be used when Corrected Pressure Drop is less than the Guaranteed Pressure Drop.

EPC Schedule D                   Page 11 of 15                    9 October 2003

                                                                    EPC Wairakei

          1.5.12 Reliability Run

          After the Contractor has completed the Handling Trials, the
          Performance Tests described in paragraph 1.5.9 to demonstrate the
          Binary Plant's Net Power Output and the Pressure Drop across the
          Binary Plant, and has notified the Owner, the Binary Plant will be required to successfully complete a reliability test.

          The twenty-one (21) day Reliability Run will demonstrate the continuous and reliable operation of the Binary Plant at rated load.
          During this test, the Binary Plant will be available for dispatch, so actual generated output may vary, and the Binary Plant shall demonstrate that it is capable of stable operation throughout the test period as per test criteria described hereunder. The Binary Plant will run under automatic control mode.

          The criteria for passing the Reliability Run are:

               Not more than 2 Outages (as defined below)

               Not more than 8 aggregate Outage Hours (as defined below)

               No single Outage with duration greater than 6 Outage Hours

               Not more than 1 Plant Shutdown (as defined below)

               Not more than 4 aggregate Outage Hours due to Plant Shutdown

               No Plant Shutdown in the last 48 hours of the Reliability Run
               Test Period

          No second Outage which was caused by the repetition, after rectification, of a failed item of equipment which has caused a prior
          Outage.

          ----------------------------------------------------------------------
          Outage =                   One or more of the OECs is not available
                                     for dispatch as a result of equipment
                                     failure, work design or construction
                                     defects or an occurrence or circumstances
                                     within the reasonable control of Contractor
          ----------------------------------------------------------------------
          Outage Hour =              The period of time with respect to a
                                     particular Outage commencing upon the time
                                     that any or all of the OECs are not
                                     available for dispatch as a result of
                                     equipment failure, work design or
                                     construction defects or an occurrence or
                                     circumstance within the reasonable control
                                     of Contractor and ending upon the
                                     resumption of being available for dispatch.
          ----------------------------------------------------------------------
          Plant Shutdown =           An Outage in which none of the OECs is
                                     available for dispatch, but brine and
                                     ambient conditions are within the design
                                     conditions noted in section 1.3.1 of the
                                     Owner's Technical Requirements
          ----------------------------------------------------------------------
          Reliability Run Period =   21 days plus the aggregate Outage Hours
                                     during the Reliability Run (if any).
          ----------------------------------------------------------------------

EPC Schedule D                   Page 12 of 15                    9 October 2003

                                                                    EPC Wairakei

          The Reliability Run must be repeated in its entirety if a Reliability
          Run is unsuccessful or is terminated by Contractor before the end of the Reliability Run Period

          The Geothermal Fluid should be within the Design Range during the
          Reliability Run Period. If the Geothermal Fluid is outside that Design
          Range, Contractor in its sole discretion reserve the right to continue the Reliability Run where in its opinion the test can be run without compromising the safety and reliability of the Binary Plant.

          Minor defects, such as instrument faults or equipment faults requiring the operation of standby plant, shall not constitute a failure of the
          Reliability Run test, provided that the overall Binary Plant continues to operate satisfactorily and that the faults are rectified and are not persistent.

          The Operating Personnel will operate the Binary Plant during the
          Reliability Run under the direction, supervision and control of the
          Contractor. The Contractor may request permission to carry out any minor adjustments which may be necessary for reliable operation.

          1.5.13 Noise Tests

          During the Reliability Run, a measurement of the sounds level of the
          Binary Plant shall be conducted according to the New Zealand standards noted in Section 1.3.2 of the Owner's Technical Requirements, by a
          recognized and suitable experienced third party (at the Contractor's expense) and in a manner, each as mutually agreed upon by the Owner and the Contractor, to determine whether the Binary Plant complies with the requirements set forth in Section 1.3.2 of the Owner's
          Technical Requirements or other requirements mutually agreed upon by the Owner and the Contractor.

2.   TEST PROTOCOLS

The procedures for conducting the tests, including calibration data, instrumentation data, test records and frequency of measurement will be detailed in individual test protocols. The individual test protocol will be drafted by the Contractor and submitted at least sixty (60) days prior to the start of any individual test to the Owner for review and approval in accordance the Terms and
Conditions. All components of the test protocol, including revisions, will be approved at least fifteen (15) days prior to the commencement of the tests. The test protocols will be consistent with the terms of this Schedule.

The test protocols shall explicitly state the industry codes and standards that will be used, the instrumentation required, the form of the expected results, the anticipated time duration of the test, and the anticipated number of Owner's operating personnel required to assist the Contractor in the conduct of the test.

EPC Schedule D                   Page 13 of 15                    9 October 2003

                                                                    EPC Wairakei

3.   REPEATING AND SUSPENSION OF TEST

If the test criteria are not met, or problems or deficiencies arise during the conduct of the tests which require cessation thereof, or Contractor opts to retest to improve test results, Contractor will establish the actions to be taken to bring about a successful completion of the tests. Such actions shall be taken by Contractor and the tests shall be re-conducted.

Contractor may repeat any of the tests. Such tests shall be conducted in a condition materially the same as the initial test. However, should the
Contractor wish to repeat a test more than two (2) times, he shall inform the
Owner in writing of his intention, giving his reasons. In case one or more of the tests are repeated, the best of the test results will be utilized to establish the final results for the tests. Repeating one or more of the tests does not require repeating any of the other tests, unless it affects the results of tests already performed.

The tests may be suspended upon each occurrence or circumstance beyond the control of the Contractor which does not reflect equipment failure, design or construction defects (e.g. a problem with the Grid, supply of Geothermal Fluid not in accordance with the Design Range, Force Majeure, etc.) which make operation of the tests unfeasible. The test period may resume after the period(s) of suspension, with the test period including period(s) of Binary
Plant test operation both before and after the period(s) of suspension, if the
Contractor so desires. Alternatively, at the Contractor's discretion, the test may be repeated from the beginning following a suspension. Notwithstanding the foregoing, the repeating of any of the tests described in paragraph 1.5.9 of this Schedule that are so suspended shall be conducted from the beginning.

Adjustment to the Binary Plant during suspension shall not impact on the availability of the Binary Plant to resume the test when the causes for the suspension no longer exist unless the Contractor elects to repeat the test from the beginning.

4.   DEFECTS CORRECTION PERIOD

     4.1  GENERAL

     Following successful completion the Reliability Run and Take Over of the
     Binary Plant, the Owner will operate and maintain the Binary Plant according to the training and operating and maintenance manuals provided by the Contractor, for the period of the Defects Correction Period.

     4.2  MOTIVE FLUID LEAKAGE

     The total annual consumption of motive fluid shall be monitored and recorded by the Owner observing the loss of levels in the motive fluid storage tank from Take Over and throughout the Defects Correction Period.
     The Owner shall follow the operation and maintenance procedures proposed by the Contractor. Upon the request of the Contractor, the Owner will provide copies of such recorded

EPC Schedule D                     Page 14 of 15                  9 October 2003

                                                                    EPC Wairakei

     measurements to the Contractor. In the event that motive fluid leakage rates during the Defects Correction Period are beyond those guaranteed by the Contractor as set forth in the Guarantees section of Schedule B
     (Contractor's Technical Proposal) and provided that the Binary Plant was operated and maintained in accordance with the operation and maintenance instructions provided by the Contractor and good industry practices expected of a prudent operator, remedial work shall be undertaken by the
     Contractor to rectify the leakage problem in accordance with the Defects
     Correction Period provisions in the Terms and Conditions and, for the duration of the Defects Correction Period, the cost of motive fluid lost from the system (above that volume which was guaranteed by the Contractor as part of the Guarantees) shall be paid for by the Contractor.

EPC Schedule D                     Page 15 of 15                  9 October 2003

------------------------------------------------------------------------------------------------------------------------
                                         WAIRAKIE/CONTACT GEOTERMAL PLANT
------------------------------------------------------------------------------------------------------------------------
 ID   [ ]  TASK NAME                                                       DURATION           START           FINISH
------------------------------------------------------------------------------------------------------------------------

 1    [ ]  CONTACT - WAIRAKIE PLANT                                        460 days       Mon 1/5/04         Wed 10/5/05
------------------------------------------------------------------------------------------------------------------------
 2            GENERAL                                                      166 days       Mon 1/5/04         Wed 9/15/04
------------------------------------------------------------------------------------------------------------------------
 3    [ ]            Commencement Date                                       0 days       Mon 1/5/04          Mon 1/5/04
------------------------------------------------------------------------------------------------------------------------
 4    [ ]            Provision of Access & Site By Owner (MS "A")            0 days       Mon 1/5/04          Mon 1/5/04
------------------------------------------------------------------------------------------------------------------------
 5    [ ]            Submission of Manufacturing, Construction and Tests     0 days       Mon 4/5/04          Mon 4/5/04
------------------------------------------------------------------------------------------------------------------------
 6                   Secure Major permits                                   45 days      Mon 5/10/04          Fri 7/9/04
------------------------------------------------------------------------------------------------------------------------
 7                   Building permits                                       25 days      Thu 8/12/04         Wed 9/15/04
------------------------------------------------------------------------------------------------------------------------
 8            CONCEPTUAL DESIGN                                            113 days       Mon 1/5/04          Mon 6/7/04
------------------------------------------------------------------------------------------------------------------------
 9                   Design input                                           15 days       Mon 1/5/04         Thu 1/22/04
------------------------------------------------------------------------------------------------------------------------
 10                  Survey & Geotech study                                 45 days      Fri 1/23/04         Wed 3/24/04
------------------------------------------------------------------------------------------------------------------------
 11                  Initial OEC design                                     30 days      Fri 1/23/04          Wed 3/3/04
------------------------------------------------------------------------------------------------------------------------
 12                  Final OEC design                                       45 days       Thu 3/4/04          Tue 5/4/04
------------------------------------------------------------------------------------------------------------------------
 13                  PFDs                                                   15 days      Fri 1/23/04         Thu 2/12/04
------------------------------------------------------------------------------------------------------------------------
 14                  PIDs & SLDs                                            45 days      Fri 1/30/04         Wed 3/31/04
------------------------------------------------------------------------------------------------------------------------
 15   [ ]            Submission of PIDs and SLDs                             0 days      Wed 4/21/04         Wed 4/21/04
------------------------------------------------------------------------------------------------------------------------
 16                  Plant layout                                           20 days      Thu 2/19/04         Wed 3/17/04
------------------------------------------------------------------------------------------------------------------------
 17   [ ]            Site and Plan arrangement drawing                       0 days       Mon 4/5/04          Mon 4/5/04
------------------------------------------------------------------------------------------------------------------------
 18                  Control logics                                         30 days       Thu 3/4/04         Wed 4/14/04
------------------------------------------------------------------------------------------------------------------------
 19                  Main Mech/Elect. Equipment Specs.                      25 days      Thu 2/26/04         wed 3/31/04
------------------------------------------------------------------------------------------------------------------------
 20                  Review Concept (By Owner)                              18 days      Thu 4/15/04          Fri 5/7/04
------------------------------------------------------------------------------------------------------------------------
 21                  HAZOP Review                                            5 days       Mon 5/3/04          Fri 5/7/04
------------------------------------------------------------------------------------------------------------------------
 22   [ ]            Commence HAZOP review (MS "B")                          0 days       Wed 5/5/04          Wed 5/5/04
------------------------------------------------------------------------------------------------------------------------
 23   [ ]            Submission of Document For Hazop                        0 days       Wed 5/5/04          Wed 5/5/04
------------------------------------------------------------------------------------------------------------------------
 24   [ ]            Substantial Completion of Concept (MS "C")              0 days       Mon 6/7/04          Mon 6/7/04
------------------------------------------------------------------------------------------------------------------------
 25           DETAILED DESIGN                                              111 days       Mon 4/5/04          Mon 9/8/04
------------------------------------------------------------------------------------------------------------------------
 26                  Site prep. & Earth work design                         55 days       Mon 4/5/04         Thu 6/17/04
------------------------------------------------------------------------------------------------------------------------
 27                  Review civil/earth work design (by owner)              18 days      Fri 6/18/04         Tue 7/13/04
------------------------------------------------------------------------------------------------------------------------
 28                  Structural Foundation design                           45 days       Fri 5/7/04          Thu 7/8/04
------------------------------------------------------------------------------------------------------------------------

Project: CONTACT - WAIRAKEII Plant
By: R.S;   Approved by: Z.R
Date: June 25 2003, Rev 0
------------------------------------------------------------------------------------------------------------------------

                                                     1 of 4

------------------------------------------------------------------------------------------------------------------------
                                         WAIRAKIE/CONTACT GEOTERMAL PLANT
------------------------------------------------------------------------------------------------------------------------
 ID   [ ]  TASK NAME                                                       DURATION           START           FINISH
------------------------------------------------------------------------------------------------------------------------

 29                  Review structural design (by Owner)                    18 days       Fri 7/9/04          Tue 8/3/04
------------------------------------------------------------------------------------------------------------------------
 30                  Plant Mechanical & piping Design                       85 days      Tue 4/13/04          Fri 7/9/04
------------------------------------------------------------------------------------------------------------------------
 31                  Initial M.T.O Plant Mechanical                         30 days      Mon 5/10/04         Fri 6/18/04
------------------------------------------------------------------------------------------------------------------------
 32                  Piping Field Gathering connection                      40 days      Thu 4/15/04          Tue 6/8/04
------------------------------------------------------------------------------------------------------------------------
 33                  Review mechanical/piping design (by Owner)             18 days      Mon 7/12/04          Wed 8/4/04
------------------------------------------------------------------------------------------------------------------------
 34                  Initial M.T.O Plant Gathering                          15 days       Wed 6/9/04         Tue 6/29/04
------------------------------------------------------------------------------------------------------------------------
 35                  Plant Electrical Design                                50 days      Mon 5/10/04         Fri 7/16/04
------------------------------------------------------------------------------------------------------------------------
 36                  Initial M.T.O Plant Electrical                         15 days      Mon 6/28/04         Fri 7/16/04
------------------------------------------------------------------------------------------------------------------------
 37   [ ]            Submission of noise level study                         0 days       Mon 7/5/04          Mon 7/5/04
------------------------------------------------------------------------------------------------------------------------
 38                  Review Electrical Design (By Owner)                    18 days      Mon 7/19/04         Wed 8/11/04
------------------------------------------------------------------------------------------------------------------------
 39                  Control design                                         60 days      Mon 5/10/04         Fri 7/30/04
------------------------------------------------------------------------------------------------------------------------
 40                  Switchyard & Transpower connection                     40 days       Thu 4/8/04          Tue 8/1/04
------------------------------------------------------------------------------------------------------------------------
 41   [ ]            Submission of detailed piping design                    0 days       Mon 9/6/04          Mon 9/6/04
------------------------------------------------------------------------------------------------------------------------
 42                  TransPower review and approval                         18 days       Wed 6/2/04         Fri 6/25/04
------------------------------------------------------------------------------------------------------------------------
 43   [ ]            Substantial Completion of Detailed Design (MS "F")      0 days       Mon 9/6/04          Mon 9/6/04
------------------------------------------------------------------------------------------------------------------------
 44           PROCUREMENT & MANUFACTURING                                  248 days       Thu 3/4/04         Fri 2/11/05
------------------------------------------------------------------------------------------------------------------------
 45   [ ]            Commence procurement OEC (MS "D")                       0 days       Mon 4/5/04          Mon 4/5/04
------------------------------------------------------------------------------------------------------------------------
 46                  Procurement - OEC Initial materials                    75 days      Thu 3/4/04         Tue 6/15/04
------------------------------------------------------------------------------------------------------------------------
 47                  Procurement - OEC main & other equipment              130 days      Thu 3/25/04         Tue 9/21/04
------------------------------------------------------------------------------------------------------------------------
 48                  OEC manufacturing                                     125 days      Wed 5/12/04         Tue 11/2/04
------------------------------------------------------------------------------------------------------------------------
 49   [ ]            Commence manufacturing of OEC (MS "E")                 0 days       Mon 6/7/04          Mon 8/7/04
------------------------------------------------------------------------------------------------------------------------
 50                  Procure Switchyard equipment                          150 days      Mon 6/28/04         Fri 1/21/05
------------------------------------------------------------------------------------------------------------------------
 51                  Main TX procurement                                   160 days      Mon 5/31/04          Fri 1/7/05
------------------------------------------------------------------------------------------------------------------------
 52                  Procurement auxillary Transformers                    120 days      Thu 8/12/04         Wed 1/26/05
------------------------------------------------------------------------------------------------------------------------
 53                  Purchase Other Equipment                              150 days      Mon 7/19/04         Fri 2/11/05
------------------------------------------------------------------------------------------------------------------------
 54                  Procurement Bulk piping Materials                      90 days      Wed 6/30/04         Tue 11/2/04
------------------------------------------------------------------------------------------------------------------------
 55                  Procurement Bulk electrical cables                     90 days      Mon 7/19/04        Fri 11/19/04
------------------------------------------------------------------------------------------------------------------------
 56   [ ]     TRANSPORTATION                                                70 days      Wed 9/29/04          Wed 1/5/05
------------------------------------------------------------------------------------------------------------------------

Project: CONTACT - WAIRAKEII Plant
By: R.S;   Approved by: Z.R
Date: June 25 2003, Rev 0
------------------------------------------------------------------------------------------------------------------------

                                     2 of 4

-----------------------------------------------------------------------------------------------------------------------------------
                                                WAIRAKIE/CONTACT GEOTERMAL PLANT
-----------------------------------------------------------------------------------------------------------------------------------
 ID      [ ]       TASK NAME                                                       DURATION        START             FINISH
-----------------------------------------------------------------------------------------------------------------------------------

 57                        1st Shipment of OEC Components                           45 days        Wed 9/29/04       Tue 11/30/04
-----------------------------------------------------------------------------------------------------------------------------------
 58                        2nd Shipment of OEC components                           40 days        Wed 11/3/04       Tue 12/28/04
-----------------------------------------------------------------------------------------------------------------------------------
 59      [ ]               Major OEC Components at site (MS "H")                     0 days         Wed 1/5/05         Wed 1/5/05
-----------------------------------------------------------------------------------------------------------------------------------
 60                  CONSTRUCTION                                                  241 days        Fri 6/18/04        Fri 5/20/05
-----------------------------------------------------------------------------------------------------------------------------------
 61                        CIVIL CONSTRUCTION                                      226 days        Fri 6/18/04       Fri 4/29/05
-----------------------------------------------------------------------------------------------------------------------------------
 62                             Civil Contract Bid Process                          30 days        Fri 6/18/04       Thu 7/29/04
-----------------------------------------------------------------------------------------------------------------------------------
 63                             Civil Site Mobilization                              7 days        Thu 9/15/04       Fri 9/24/04
-----------------------------------------------------------------------------------------------------------------------------------
 64                             EARTH WORKS                                        165 days        Mon 9/27/04       Fri 4/29/05
-----------------------------------------------------------------------------------------------------------------------------------
 65      [ ]                       Commerce Site earth work (MS "G")                 0 days        Tue 10/5/04       Tue 10/5/04
-----------------------------------------------------------------------------------------------------------------------------------
 66                                Site grading and leveling                        25 days        Mon 9/27/04       Fri 10/29/04
-----------------------------------------------------------------------------------------------------------------------------------
 67                                Temporary facilities                             20 days       Mon 10/18/04       Fri 11/12/04
-----------------------------------------------------------------------------------------------------------------------------------
 68                                Final Gravel                                     15 days        Mon 4/11/05        Fri 4/29/05
-----------------------------------------------------------------------------------------------------------------------------------
 69                             FOUNDATION & STRUCTURAL                            100 days        Mon 11/1/04        Fri 3/18/05
-----------------------------------------------------------------------------------------------------------------------------------
 70                                OEC #1 foundations                               35 days        Mon 11/1/04       Fri 12/17/04
-----------------------------------------------------------------------------------------------------------------------------------
 71                                OEC #2 foundations                               30 days       Mon 11/29/04         Fri 1/7/05
-----------------------------------------------------------------------------------------------------------------------------------
 72                                Main Plant Pipe rack                             25 days       Mon 12/20/04        Fri 1/21/05
-----------------------------------------------------------------------------------------------------------------------------------
 73                                Gathering-Pipe supports                          20 days        Mon 1/10/05         Fri 2/4/05
-----------------------------------------------------------------------------------------------------------------------------------
 74                                Gathering-Stream crossing                        20 days        Mon 1/24/05        Fri 2/18/05
-----------------------------------------------------------------------------------------------------------------------------------
 75                                Sub Station                                      15 days         Mon 2/7/05        Fri 2/25/05
-----------------------------------------------------------------------------------------------------------------------------------
 76                                Building foundations                             10 days        Mon 1/31/05        Fri 3/11/05
-----------------------------------------------------------------------------------------------------------------------------------
 77                                Building erection                                25 days        Mon 2/14/05        Fri 3/18/05
-----------------------------------------------------------------------------------------------------------------------------------
 78                        MECHANICAL & ELECTRICAL                                 200 days        Mon 8/16/04        Fri 5/20/05
-----------------------------------------------------------------------------------------------------------------------------------
 79                             Mechanical & Electrical Contract Bid Process        45 days        Mon 8/16/04       Fri 10/15/04
-----------------------------------------------------------------------------------------------------------------------------------
 80                             Mechanical & Electrical Site Mobilization            7 days        Mon 11/1/04        Tue 11/9/04
-----------------------------------------------------------------------------------------------------------------------------------
 81                             OEC Installation                                    50 days       Mon 12/20/04        Fri 2/25/05
-----------------------------------------------------------------------------------------------------------------------------------
 82      [ ]                       Commerce main equipment erection (MS "I")         0 days         Wed 1/5/05         Wed 1/5/05
-----------------------------------------------------------------------------------------------------------------------------------
 83                                OEC #1 (mechanical & Piping)                     40 days       Mon 12/20/04        Fri 2/11/05
-----------------------------------------------------------------------------------------------------------------------------------
 84                                OEC #2 (mechanical & Piping)                     35 days        Mon 1/10/05        Fri 2/25/05
-----------------------------------------------------------------------------------------------------------------------------------

Project: CONTACT - WAIRAKEII Plant
By: R.S;   Approved by: Z.R
Date: June 25 2003, Rev 0
-----------------------------------------------------------------------------------------------------------------------------------

                                     3 of 4

-----------------------------------------------------------------------------------------------------------------------------------
                                                WAIRAKIE/CONTACT GEOTERMAL PLANT
-----------------------------------------------------------------------------------------------------------------------------------
 ID      [ ]       TASK NAME                                                       DURATION        START             FINISH
-----------------------------------------------------------------------------------------------------------------------------------

 85                             PIPING WORK                                         85 days        Mon 1/24/05       Fri 5/20/05
-----------------------------------------------------------------------------------------------------------------------------------
 86                                Plant Geothermal Pipes Installation              60 days        Mon 1/24/05       Fri 4/15/05
-----------------------------------------------------------------------------------------------------------------------------------
 87                                Underground Fire Loop                            15 days        Mon 1/24/05       Fri 2/11/05
-----------------------------------------------------------------------------------------------------------------------------------
 88                                Gathering Brine Piping Installation              35 days         Mon 2/7/05       Fri 3/25/05
-----------------------------------------------------------------------------------------------------------------------------------
 89                                Plant Other piping                               30 days        Mon 3/21/05       Fri 4/29/05
-----------------------------------------------------------------------------------------------------------------------------------
 90                                Plant Insulation Work                            35 days         Mon 4/4/05       Fri 5/20/05
-----------------------------------------------------------------------------------------------------------------------------------
 91                                Gathering Brine Insulation work                  20 days        Mon 3/28/05       Fri 4/22/05
-----------------------------------------------------------------------------------------------------------------------------------
 92                             ELECTRICAL SYSTEM INSTALLATION                      80 days        Mon 1/24/05       Fri 5/13/05
-----------------------------------------------------------------------------------------------------------------------------------
 93                                Switchyard erection                              35 days        Mon 1/24/05       Fri 3/11/05
-----------------------------------------------------------------------------------------------------------------------------------
 94                                Electrical Grounding work                        15 days        Mon 2/14/05        Fri 3/4/05
-----------------------------------------------------------------------------------------------------------------------------------
 95                                Cable trays layout                               20 days        Mon 2/21/05       Fri 3/18/05
-----------------------------------------------------------------------------------------------------------------------------------
 96                                Power & Instrumentation OEC #1 & #2              25 days         Mon 3/7/05        Fri 4/8/05
-----------------------------------------------------------------------------------------------------------------------------------
 97                                Cables (electrical + control) laying             30 days        Mon 2/28/05        Fri 4/8/05
-----------------------------------------------------------------------------------------------------------------------------------
 98                                Electrical final termination                     25 days        Mon 3/14/05       Fri 4/15/05
-----------------------------------------------------------------------------------------------------------------------------------
 99                                Control & Instrumentation termination            25 days        Mon 4/11/05       Fri 5/13/05
-----------------------------------------------------------------------------------------------------------------------------------
100                                TransPower Interconnection                        5 days        Mon 4/11/05       Fri 4/15/05
-----------------------------------------------------------------------------------------------------------------------------------
101                  START UP AND COMMISSIONING                                    157 days        Mon 2/28/05       Wed 10/5/05
-----------------------------------------------------------------------------------------------------------------------------------
102      [ ]               Grid availability (MS "J")                                0 days         Mon 3/7/05        Mon 3/7/05
-----------------------------------------------------------------------------------------------------------------------------------
103      [ ]               Geothermal fluid available (MS "K")                       0 days         Mon 3/7/05        Mon 3/7/05
-----------------------------------------------------------------------------------------------------------------------------------
104                        Operator's training                                      14 days        Mon 2/28/05       Thu 3/17/05
-----------------------------------------------------------------------------------------------------------------------------------
105      [ ]               Commence Start up (MS "L")                                0 days         Thu 5/5/05        Thu 5/5/05
-----------------------------------------------------------------------------------------------------------------------------------
106                        Start up Checks & Calibration                            25 days         Mon 5/2/05        Fri 6/3/05
-----------------------------------------------------------------------------------------------------------------------------------
107                        Commissioning                                            15 days         Mon 8/8/05       Fri 6/24/05
-----------------------------------------------------------------------------------------------------------------------------------
108      [ ]               Commence testing (MS "M")                                 0 days         Tue 7/5/05        Tue 7/5/05
-----------------------------------------------------------------------------------------------------------------------------------
109                        Performance Testing                                      30 days        Mon 8/27/05        Fri 8/5/05
-----------------------------------------------------------------------------------------------------------------------------------
110      [ ]               Due Date for Taking Over (MS "N")                         0 days        Wed 10/5/05       Wed 10/5/05
-----------------------------------------------------------------------------------------------------------------------------------

Project: CONTACT - WAIRAKEII Plant
By: R.S;   Approved by: Z.R
Date: June 25 2003, Rev 0
-----------------------------------------------------------------------------------------------------------------------------------

                                     4 of 4

                                            EPC Contract - Wairakei, New Zealand

                                   SCHEDULE F

                               WARRANTY PROCEDURES

     The following procedures shall be observed in with regard to Owner warranty claims to Contractor. Except for paragraph (a) below which shall apply with regard to all claims by Owner for Contractor to remedy a defect in the Works arising from a breach of a warranty, this Schedule applies to those warranty claims by Owner for payment by Contractor where, rather than require Contractor to remedy a defect in the Works, Owner will remedy or has remedied a defect in the Works

     (a) Owner shall notify Contractor of any defect in the Works arising from a breach of warranty promptly after Owner learns of the same. In addition, a failure report, which shall contain the technical and logistic information reasonably available to or known by Owner to Contractor assessing the damage to the Works and providing background regarding the corrective action (and reasonable appropriateness thereof) shall be provided to Contractor by Owner within 15 days after the occurrence of any event giving rise to a warranty claim.

     (b) Warranty claims shall be submitted in accordance with paragraph (d)
below, and shall include, as a required minimum, the following documents:

          (i) Applicable failure report;

          (ii) List of equipment and materials purchased or used in
accomplishing the repair, schedule of operations and subcontractors hours applicable to each claim, and a copy of any internal work orders or purchase orders prepared in connection with each such claim;

          (iii) a copy of Owner's maintenance and repair records with respect to the equipment for which the claim is being made;

EPC Contract                          (F-l)                      October 8, 2003

                                            EPC Contract - Wairakei, New Zealand

Owner shall include with such maintenance and repair records the manufacturer/vendor part number and serial number and the identification by part number and serial number of the next major assembly (such as, but not limited to, turbine, generator, electrical cabinet); and

          (iv) copies of invoices received or prepared for costs and expenses claimed.

The documentation to be provided pursuant to paragraphs (b)(ii) and (b)(iii)
above, shall be as specified in the O&M Manual.

     (c) Notwithstanding (a) and (b) above, all warranty claims pertaining to failure of the equipment for which Owner has independently undertaken corrective action during any calendar month shall be submitted to Contractor on or before the last day of the following calendar month. Any remedial work performed by
Owner under a warranty claim shall be billed on a time and material basis as further defined below:

     (d) "Time and Material" in connection with a warranty claim is defined as follows:

          (i) With respect to "Time", the product of one hundred thirty percent
(130%) of the normal hourly wage (including fringe benefits, insurance and taxes) Owner pays with respect to its particular employee (not including overhead) multiplied by the number of hours each employee performed the particular Work.

          (ii) With respect to "Material", one hundred twenty percent (120%) of the actual purchase price paid by Owner or an affiliate to a third party for the materials incorporated or consumed in connection with the Work; and

EPC Contract                          (F-2)                      October 8, 2003

                                            EPC Contract - Wairakei, New Zealand

          (iii) With respect to Work performed by a subcontractor, one hundred thirty percent (130%) of the actual amount paid by Owner to the subcontractor for such Work.

     (e) Accounting settlement between Owner and Contractor due to warranty claims shall occur on a quarterly basis.

     (f) Owner shall maintain adequate records to support all warranty claims and allow a Contractor to audit warranty claims upon no less than ten (10) days period notice, within the Defects Correction Period.

     (g) All claims by Owner shall be plus GST.

EPC Contract                         (F-3)                       October 8, 2003

                                            EPC Contract - Wairakei, New Zealand

                                   SCHEDULE G

                         ORMAT INDUSTRIES LTD. GUARANTY

Ormat Industries Ltd. ("Ormat Industries"), in consideration of Contact Energy
Limited ("Owner") entering into the Engineering, Procurement and Construction
Contract dated ____________, 2003 (the "EPC Contract") with Ormat Pacific Inc.
("Contractor") at the request of Ormat Industries, hereby irrevocably and unconditionally guarantees to Owner, the due and punctual performance and observance of all the obligations of Contractor contained or implied in the EPC
Contract and further covenants as follows:

1.1  Covenant to Perform

Whenever default has been made by Contractor in the performance of its obligations Ormat Industries will forthwith perform such obligations notwithstanding that demand to perform such obligations may not have been made by Owner or steps taken against Contractor to enforce such obligations.

1.2  No Abrogation

     The liability of Ormat Industries hereunder shall remain in full force and effect and shall not be abrogated, prejudiced, affected or discharged by any of the following:

     (a) the granting of time, indulgence or any concession to Contractor or any other person or any failure by Owner to present demand or give notice or any compromise, release abandonment, waiver, relinquishment, variation (including without limitation, any variation or amendment of the EPC Contract);

     (b) the liability of any other guarantor of Contractor ceasing from any cause whatsoever;

     (c) the liquidation or insolvency of Contractor or Ormat Industries or any other guarantor of Contractor or any other person;

     (d)  any variation to this guaranty; or

     (e)  any assignment by Contractor to an affiliate under the EPC Contract.

     (f)  any provision of the EPC Contract becoming illegal, invalid, void, voidable or unenforceable;

Guaranty                             (G-l)                       October 8, 2003

                                            EPC Contract - Wairakei, New Zealand

     (g)  the termination of the EPC Contract or of the employment of the
          Contractor, if Contractor still has obligations to the Owner relating to the EPC Contract notwithstanding the termination;

     (h)  the rescinding of any payment to the Contractor;

     (i)  the release or waiver of any bond, undertaking, security or other guaranty held by the Owner for any of the obligations of the
          Contractor under the EPC Contract; or

     (j)  any other thing that, but for this provision, might abrogate, prejudice or affect this guaranty;

it being the intention of Ormat Industries and Owner that this guaranty and the obligations of Ormat Industries shall be absolute and unconditional in any and all respects.

1.3  Continuing Guaranty

1.3.1 This guaranty is to be a continuing guaranty and accordingly shall be irrevocable and remain in full force and effect until all the obligations of
Contractor under the EPC Contract have been performed, paid, satisfied or discharged.

1.3.2 This guaranty shall remain in full force and effect whether or not Ormat
Industries remains the legal or beneficial owner of the Contractor.

1.4  Principal Obligor

     Although as between Contractor and Ormat Industries the liability of Ormat
Industries to Contractor may be that of a surety only, nevertheless as between
Ormat Industries and Owner the liability of Ormat Industries shall be deemed to be the liability of a principal obligor and such liability shall not be affected by any of the matters hereinbefore mentioned or by any other act, indulgence or omission that, but for this present provision, would have operated to release
Ormat Industries wholly or partly from Ormat Industries' liabilities hereunder to Owner.

1.5  Limitation of Guaranty

     Notwithstanding any other provision to this guarantee, Ormat Industries'
liability on all claims of any kind hereunder shall in no case be greater than the maximum liability of Contractor under the EPC Contract.

1.6  Notices

Guaranty                             (G-2)                       October 8, 2003

                                            EPC Contract - Wairakei, New Zealand

                                  SCHEDULE H-1

                            FORM OF PERFORMANCE BOND

TO: CONTACT ENERGY LIMITED
    NEW ZEALAND

FROM:
      -----------------

DATE:
      -----------------

At the request and for the account of ORMAT Pacific Inc. ("OPI"} we hereby issue our irrevocable standby Letter of Credit No. [ ________ ] (this "Letter of
Credit") in favor of Contact Energy Limited (hereinafter the "Beneficiary") for the initial amount of Three Hundred and Seventy Six Thousand One Hundred and
Twenty Three New Zealand Dollars (NZ$376,123) subject to the increment and reduction as herein provided.

This Letter of Credit is available with us by payment fifteen (15) days after presentation to the [confirming bank] situated at [ address ] of the following document:

1.1 A certificate addressed to us purportedly signed by an authorized officer of the Beneficiary certifying as follows:

(a)  The amount of payment drawn under this irrevocable standby Letter of
     Credit,

(b)  That OPI has failed to meet all or part of its obligations stipulated in the Engineering, Procurement and Construction Contract dated as of [ ],
     2003 between OPI and the Beneficiary, as amended from time to time (the
     "EPC Contract") within the time required under the EPC Contract, including extensions, if any, and after due notice in accordance with the EPC
     Contract, OPI has failed to remedy the aforesaid event in accordance with the EPC Contract,

(c)  That the payment thus drawn (i) does not exceed that portion of the
     Milestone Payment(s) in New Zealand Dollars previously made by the
     Beneficiary to OPI pursuant to the Milestone Payment Schedule of the EPC
     Contract and (ii) has not been deducted from any payment or money due to
     ORMAT and/or OPI

     and

                                        1                        October 1, 2003

                                            EPC Contract - Wairakei, New Zealand

(d)  That ORMAT's and/or OPI's failure did not occur due to the Beneficiary's failure to fulfill its obligations under the Supply Contract dated as of
     [________], 2003 between Beneficiary and ORMAT Industries Ltd. ("ORMAT") as amended from time to time (the "Supply Contract") or the EPC Contract or any event of Force Majeure, as defined in the Supply Contract and/or the
     EPC Contract.

SPECIAL CONDITIONS

1.   This Letter of Credit shall enter into force and become effective for the initial amount of Three Hundred and Seventy Six Thousand One Hundred and
     Twenty Three New Zealand Dollars (NZ$376,123) immediately and automatically, upon the remittance by the Beneficiary through us of the amount Three Hundred and Seventy Six Thousand One Hundred and Twenty Three
     New Zealand Dollars (NZ$376,123) for the final credit of OPI's account No
     _____________ with Bank _____________ as the first Milestone Payment in connection with the EPC Contract.

2.   The amount of this Letter of Credit will be increased from time to time by an amount equal to additional payments in New Zealand Dollars which will be made by the Beneficiary and remitted through us for the final credit of
     OPI's account No. _____________ with Bank _____________ up to the maximum amount not exceeding altogether Seven Hundred Fifty-Two Thousand Two
     Hundred Forty-Five New Zealand Dollars (NZ$752,245) as Milestone Payments
     in connection with Milestones #1-2 of the EPC Contract. Milestone payment schedule is attached for information only as an annex to this Letter of
     Credit.

3.   it is a condition that any transfer of funds made in conformity with
     Special Conditions Nos. 1 and 2 above, has to be remitted through us to the final credit of OPI's account No. _____________ with Bank _____________ via authenticated Swift advice to us specifying our Ref. no. for this Letter of
     Credit and the particulars of the remittance as follows: "This payment of
     NZ$ _____________ for the account of OPI (Account No. ______________)
     represents Milestone Payment No(s). _____________ pursuant to the EPC
     Contract."

4.   Drawings made under this Letter of Credit are to be made and received by the [confirming bank] no earlier than the opening of business at the office of the [confirming bank], [ Address ] on the date of remittance under
     Special Condition No. 1 above and no later than the expiry date of this
     Letter of Credit as stated under Special Condition No. 8,

5.   The amount available for drawing under this Letter of Credit shall be reduced to nil immediately and automatically upon presentation to us by OPI of a copy of a certificate purportedly signed by an authorized officer of the Beneficiary stating that:

                                        2                        October 1, 2003

                                            EPC Contract - Wairakei, New Zealand

     (i)  Take Over under the EPC Contract has occurred or is deemed to have occurred; and

     (ii) a replacement performance bond, in accordance with Section 7.7 of the
          EPC Contract has been issued in favor of Beneficiary.

6.   Partial drawings under this Letter of Credit are permitted.

7.   This Letter of Credit is not transferable in whole or in part.

8.   This Letter of Credit shall expire upon the earliest of: (i) August 15,
     2005; (ii) when the amount of this Letter of Credit has been reduced to nil in accordance with its Terms and Conditions; or (iii) presentment to us of a copy of an OPI certificate purportedly countersigned by an authorized officer of the Beneficiary certifying the termination of the EPC Contract.

Except as otherwise expressly stated herein, this Letter of Credit shall be governed by the provisions of the Uniform Customs and Practices for Documentary
Credits (1993 Revision) International Chamber of Commerce, Publication No. 500.

This Letter of Credit sets forth in full our undertaking and our undertaking hereunder shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein except for the certificates referred to herein, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

All drawing documents pertaining to this Letter of Credit are to be presented exclusiveiy through the {name of confirming bank} and to be forwarded to us by courier at [ address ]

Instructions for confirming bank: Please advise Beneficiary and add your confirmation.

Regards

------------------------

                                        3                        October 1, 2003

                                            EPC Contract - Wairakei, New Zealand

                                  SCHEDULE H-2

                            FORM OF PERFORMANCE BOND

TO: CONTACT ENERGY LIMITED
    NEW ZEALAND

FROM:
      ---------------------

DATE:
      ---------------------

At the request and for the account of ORMAT Pacific Inc. ("OPI") we hereby issue our irrevocable standby Letter of Credit No [____________] (this "Letter of
Credit") in favor of Contact Energy Limited (hereinafter the "Beneficiary") for the initial amount of Eight Hundred Twenty-Three Thousand Two Hundred and Forty
Five United States Dollars (US$823,245) subject to the increment and reduction as herein provided.

This Letter of Credit is available with us by payment fifteen (15) days after presentation to the {name of confirming bank} situated at [ address ] of the following documents:

1.1 A certificate addressed to us purportedly signed by an authorized officer of the Beneficiary certifying as follows:

(a)  The amount of payment drawn under this irrevocable standby Letter of
     Credit,

(b)  (i) That ORMAT Industries Ltd. ("ORMAT") has failed to meet all or part of its obligations stipulated in the Supply Contract dated as of [_________],
     2003 between ORMAT and the Beneficiary, as amended from time to time (the
     "Supply Contract") within the time required under the Supply Contract, including extension, if any, and after due notice in accordance with the
     Supply Contract, ORMAT has failed to remedy the aforesaid event in accordance with the Supply Contract

     and/or

     (ii) That OPI has failed to meet all or part of its obligations stipulated in the Engineering, Procurement and Construction Contract dated as of
     [_________], 2003 between OPI and the Beneficiary, as amended from time to time ("the EPC Contract") within the time required under the EPC Contract, including extensions, if any, and after due notice in accordance with the
     EPC Contract, OPI has failed to remedy the aforesaid event in accordance with the EPC Contract

                                        1                        October 1, 2003

                                            EPC Contract - Wairakei, New Zealand

(c)  That the payment thus drawn (i) does not exceed the sum of the payment(s)
     in U.S. Dollars previously made by the Beneficiary to ORMAT and/or OPI pursuant to the Milestone Payment Schedule of the Supply Contract and/or
     the EPC Contract and (ii) has not been deducted from any payment or money due to ORMAT or OPI

     and

(d)  That ORMAT's and/or OPI's failure did not occur due to the Beneficiary's failure to fulfill its obligations in the Supply Contract or the EPC
     Contract or any event of Force Majeure, as defined in the Supply Contract and/or the EPC Contract.

SPECIAL CONDITIONS

1.   This Letter of Credit shall enter into force and become effective for the initial amount of Eight Hundred Twenty-Three Thousand Two Hundred and Forty
     Five United States Dollars (US$823,245) immediately and automatically, upon the remittance by the Beneficiary through us of the amount of Eight Hundred
     Twenty-Three Thousand Two Hundred and Forty Five United States Dollars
     (US$823,245) for the final credit of ORMAT's account No ___________________
     with Bank _______________ as the first Milestone Payment in connection with the Supply Contract as stated under Special Condition No. 5.

2.   The amount of this Letter of Credit will be increased from time to time by an amount(s) equal to additional payments in United States Dollars made by the Beneficiary and remitted through us for the final credit of ORMAT's account No _______ with Bank _____________ and/or OPI's account No
     _______________ with Bank __________________ up to the maximum amount not exceeding altogether Thirteen Million Two Hundred Fifty-Four Thousand Nine
     Hundred Twenty United States Dollars (US$13,254,920) as Milestone Payments
     in connection with Milestones #2-18 of the Supply Contract and/or in connection with Milestones #1-2 of the EPC Contract. Milestone Payment
     Schedules are attached for information only as an annex to this Letter of
     Credit.

3.   The amount available for drawing under this standby Letter of Credit will be reduced from time to time immediately and automatically as follows:

     (a)  By an amount equal to 20% of Supply Contract Price US$3,292,980 stated
          in a reduction request to be presented to us by ORMAT in writing together with a delivery acknowledgement document stating OEC air coolers arrived at the project site, purportedly countersigned by a designated representative of Beneficiary under the Supply Contract or his designee or countersigned by SGS New Zealand Limited or by [insert name of independent third party acceptable to ORMAT and Beneficiary].

                                        2                        October 1, 2003

                                            EPC Contract - Wairakei, New Zealand

     (b)  By an amount equal to 11% of Supply Contract Price US$1,811,139 stated
          in a reduction request to be presented to us by ORMAT in writing together with a delivery acknowledgement document stating OEC
          Generator arrived at the project site, purportedly countersigned by a designated representative of Beneficiary under the Supply Contract or his designee or, countersigned by SGS New Zealand Limited or by
          [insert name of independent third party acceptable to ORMAT and
          Beneficiary].

     (c)  By an amount equal to 18% of Supply Contract Price US$2,963,682 stated in a reduction request to be presented to us by ORMAT in writing together with a delivery acknowledgement document stating OEC
          Tube and Shell heat exchanger arrived at the project site, purportedly countersigned by a designated representative of Beneficiary under the
          Supply Contract or his designee or countersigned by SGS New Zealand
          Limited or by [insert name of independent third party acceptable to
          ORMAT and Beneficiary].

     (d)  By an amount equal to 9% of Supply Contract Price US$1,481,841 stated
          in a reduction request to be presented to us by ORMAT in writing together with a delivery acknowledgement document stating OEC Turbines arrived at the project site, purportedly countersigned by a designated representative of Beneficiary under the Supply Contract or his designee or, countersigned by SGS New Zealand Limited or by [insert name of independent third party acceptable to ORMAT and Beneficiary].

     (e)  By an amount equal to 12% of Supply Contract Price US$1,975,788 stated in a reduction request to be presented to us by ORMAT in writing together with a delivery acknowledgement document stating OEC
          Power Cabinet arrived at the project site, purportedly countersigned by a designated representative of Beneficiary under the Supply
          Contract or his designee or, countersigned by SGS Limited or by
          [insert name of independent third party acceptable to ORMAT and
          Beneficiary]

     (f)  To nil immediately and automatically upon presentation to us by OPI of a copy of a certificate purportedly signed by an authorized officer of the Beneficiary stating that:

          (i)  Take Over has occurred or is deemed to have occurred; and

          (ii) a replacement performance bond, in accordance with Section 7.7 of the EPC Contract has been issued in favor of Beneficiary.

     Any reduction as aforesaid will be simultaneously advised to you under tested telex/authenticated Swift for transmission by you to the
     Beneficiary.

                                        3                        October 1, 2003

                                            EPC Contract - Wairakei, New Zealand

4.   It is a condition that any reduction as stated in Special Condition No.
     3(a) to 3(e) above will not be effected if the amount available for drawing under this Letter of Credit after any such reduction is less than the amount of One Million Seven Hundred Twenty-Nine Thousand Four Hundred
     Ninety United States Dollars (US$1,729,490).

5.   It is a condition that any transfer of funds made in conformity with
     Special Conditions Nos. 1 and 2 above, has to be remitted through us for the final credit of ORMAT's account No. ___________ with Bank
     _________________________ and/or OPI's account No. ______________ with Bank
     ________________ via authenticated Swift advice to us specifying our Ref.
     no. for this Letter of Credit and the particulars of the remittance as follows:

     "This payment of ______ United States Dollars (US$_________) for the
     account of ORMAT/OPI (Account No. _____________) represents Milestone
     Payment No. ___________ pursuant of the Supply Contract and/or the EPC
     Contract."

6.   Drawings under this Letter of Credit are to be made and received by us no earlier than the opening of business at our office [address] on the date of remittance under Special Condition No. 1 above and no later that the expiry date of this Letter of Credit as stated under Special Condition No. 9.

7.   Partial drawings under this Letter of Credit are permitted.

8.   This Letter of Credit is not transferable in whole or in part.

9.   This Letter of Credit shall expire upon the earliest of: (i) August 15,
     2005; (ii) when the amount of this Letter of Credit has been reduced to nil in accordance with its Terms and Conditions; or (iii) presentment to us of a copy of an OPI certificate purportedly countersigned by an authorized officer of the Beneficiary certifying the termination of the EPC Contract.

Except as otherwise expressly stated herein, this Letter of Credit shall be governed by the provisions of the Uniform Customs and Practices for Documentary
Credits (1993 Revision) International Chamber of Commerce, Publication No. 500.

This Letter of Credit sets forth in full our undertaking and our undertaking hereunder shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein except for the certificates referred to herein, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

                                        4                        October 1, 2003

                                            EPC Contract - Wairakei, New Zealand

All drawing documents pertaining to this Letter of Credit are to be presented exclusively through the {name of confirming bank} and to be forwarded to us by courier at [address].

Instructions for confirming bank: Please advise Beneficiary and add your confirmation.

Best regards

-----------------

                                        5                        October 1, 2003

                                                                    EPC Wairakei

                                   SCHEDULE I

                                CANCELLATION FEE

--------------------------------------------------------------------------------
ITEM NO.    DATE OF RECEIPT OF NOTICE OF TERMINATION        CANCELLATION FEE
--------------------------------------------------------------------------------
    1      From the Commencement Date until the 120th   5% of the unpaid
           day following the Commencement Date          Milestone Payments of
                                                        the EPC Contract

--------------------------------------------------------------------------------
    2      From the 121st day from the Commencement     10% of the unpaid
           Date until Milestone Payment #19 as per      Milestone Payments of
           Schedule C of the EPC Contract               the EPC Contract

--------------------------------------------------------------------------------
    3      After Milestone Payment #19 as per           The balance of the
           Schedule C of the EPC Contract               unpaid EPC Contract
                                                        Price

--------------------------------------------------------------------------------

EPC SCHEDULE I                                                September 26, 2003

                                                                    EPC Wairakei

         DRAWINGS

               List Of Drawings
               ----------------

                       DRAWING NO.            REV     DESCRIPTION

               1       7.011.00.410.0          1      Process Flow Diagram - Geothermal Fluid
               2       7.011.00.411.0          1      Main Control Diagram
               3       0.002.95.413.0          P2     Control and Comms architecture
               4       0.002.95.384.0          P0     OEC Heat & Mass Balance Diagram
               5       0.002.95.689.0          2      General One line Diagram
               6       0.002.91.906.0          0      Typical oil skid assembly
               7       0.002.91.905.0          0      Typical turbine skid assembly
               8       0.002.91.904.0          0      Typical turbine  assembly
               9       0.002.95.690.0          1      Generator Protection
               10      0.002.55.706.0          P0     Vaporizer BKM L.I general arrangement typical
               11      0.002.55.707.0          P0     Vaporizer BKM L.II general arrangement typical
               12      0.002.57.704.0          P0     Preheater BFM L I  and II general arrangement typical
               13      0.002.59.701.0          P0     Recuperator  L I  and II general arrangement typical
               14      0.002.60.520.0          P0     Air cooled  condenser tube bundle arrangement typical
               15      7.011.00.412.0          1      Piping & Instrumentation Diagram OEC gathering system
               16      7.011.00.413.0          0       PIPING & INSTRUMENTATION DIAGRAM ENERGY DISSIPATION SYSTEM
               17      0.011.00.418.0          P0     Piping & Instrumentation Diagram - lubrication oil
                                                      system typical
               18      7.011.00.417.0          0      Piping & Instrumentation Diagram - Fire Fighting Loop
               19      7.011.00.419.0          P0     Piping & Instrumentation Diagram -seal oil system typical
               20      7.011.00.414.0          1      Piping & Instrumentation Diagram - Motive Fluid  system
               21      7.011.00.415.0          0      Piping & Instrumentation Diagram - Air Compressor system
               22      7.011.00.416.0          0      Piping & Instrumentation Diagram Compressed air
                                                      distribution system
               23      7.011.00.408.0          0      Site Location
               24      7.011.00.409.0          0      General Arrangement Power Plant
               25      0.002.95.691.0          0      Electrical room  Layout
                                                      Feed pump general arrangement typical
                                                      Feed pump sectional view typical

   EPC Schedule J                              September 24 2003